     The attached Prospectus Supplement dated April 12, 2004 (the "Prospectus Supplement") relating to the US$1,100,000,000 Class A-1 Mortgage Backed Floating Rate Notes (the "Securities") issued by Series 2001-1G Medallion Trust (the "Issuer") was originally filed on April 12, 2001 by Securitisation Advisory Services Pty Limited (the "Registrant"), pursuant to Rule 424(b)(4) under the Securities Act of 1933. It is being re-filed for the sole purpose of including an optional "serial tag" in the header of the electronic submission to indicate that a reporting entity separate from the Registrant issued the Securities. No modifications or updates to the Prospectus have been made for purposes of this filing. The Prospectus speaks only as of the date it was originally filed.

                                                     RULE NO. 424(b)(4)
                                                     REGISTRATION NO. 333-58094

         US$1,100,000,000 Class A-1 Mortgage Backed Floating Rate Notes
                         Series 2001-1G Medallion Trust
                           [LOGO OF MEDALLION TRUST]

       Securitisation Advisory Services Pty Limited (ABN 88 064 133 946)
                                    Manager

              Commonwealth Bank of Australia (ABN 48 123 123 124)
                          As a Seller and the Servicer

 Colonial State Bank (registered as State Bank of New South Wales) (ABN 32 003
                                    963 228)
                                  As a Seller

             Perpetual Trustee Company Limited (ABN 42 000 001 007)
        in its capacity as trustee of the Series 2001-1G Medallion Trust
                                 Issuer Trustee

                                ---------------

     The Class A-1 notes will be collateralized by a pool of housing loans secured by properties located in Australia. The Series 2001-1G Medallion Trust will be governed by the laws of New South Wales, Australia.

     The Class A-1 notes are not deposits and neither the notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The Class A-1 notes represent obligations of the issuer trustee in its capacity as trustee of the Series 2001-1G Medallion Trust only and do not represent obligations of or interests in, and are not guaranteed by, Securitisation Advisory Services Pty Limited, Commonwealth Bank of Australia, Colonial State Bank, Perpetual Trustee Company Limited or the underwriters.

     An application has been made to the Financial Services Authority in its capacity as competent authority under the Financial Services Act 1986 (the "FSA") (the "UK Listing Authority" or "UKLA") for the Class A-1 notes to be admitted to the official list of the UKLA (the "Official List") and to the London Stock Exchange plc ("The London Stock Exchange") for the Class A-1 notes to be admitted to trading on the London Stock Exchange's market for listed securities. Admission to the Official List together with admission to the London Stock Exchange's market for listed securities constitute official listing on the London Stock Exchange. The Class A-1 notes are the only notes that will be admitted onto the Official List and to trading on The London Stock Exchange pursuant to this prospectus. A copy of this prospectus which, including Appendix I, comprises listing particulars (the "Listing Particulars") with regard to the issuer trustee and the Class A-1 notes in accordance with the listing rules made under Part IV of the FSA, has been delivered to the Registrar of Companies in England and Wales for registration in accordance with
Section 149 of the FSA.

     Investing in the Class A-1 notes involves risks. See "Risk Factors" on page 28.

                                                         Price  Underwriting
                         Initial Principal    Initial      to   Discounts and     Proceeds
                              Balance      Interest Rate Public  Commission   to Issuer Trustee
                         ----------------- ------------- ------ ------------- -----------------
Class A-1 Notes.........  $1,100,000,000   LIBOR +0.185%  100%   $1,540,000    $1,098,460,000

     Commonwealth Bank of Australia will only underwrite the Class A-1 notes offered in the United Kingdom.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Class A-1 notes or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                              Salomon Smith Barney
Commonwealth Bank of Australia
                 Credit Suisse First Boston
                                            Deutsche Banc Alex. Brown
                                                                        JPMorgan

                 The date of this prospectus is April 12, 2001

                               Table of Contents

                                                                           Page
                                                                           ----
Disclaimers with Respect to Sales to Non-U.S. Investors...................   5

Australian Disclaimers....................................................   8

Summary...................................................................   9

Structural Diagram........................................................  11

Summary of the Notes......................................................  12
 Structural Overview......................................................  13
 Credit Enhancements......................................................  13
 Subordination and Allocation of Losses...................................  14
 Class A-2 Tranches.......................................................  14
 Mortgage Insurance Policies..............................................  15
 Seller Deposit...........................................................  15
 Excess Interest Collections..............................................  15
 Liquidity Enhancement....................................................  15
 Redraws and Further Advances.............................................  16
 Hedging Arrangements.....................................................  16
 Optional Redemption......................................................  16

The Housing Loan Pool.....................................................  18
 Selected Housing Loan Pool Data as of the Close of Business on April 5,
  2001....................................................................  18
 Withholding Tax..........................................................  19
 U.S. Tax Status..........................................................  20
 Legal Investment.........................................................  20
 ERISA Considerations.....................................................  20
 Book-Entry Registration..................................................  20
 Collections..............................................................  20
 Interest on the Notes and Redraw Bonds...................................  21
 Principal on the Notes and Redraw Bonds..................................  21
 Allocation of Cash Flows.................................................  22
 Determination of Available Income Amount prior to each Monthly
  Distribution Date.......................................................  23
 Distribution of Available Income Amount on a Monthly Distribution Date
  (which is not also a Quarterly Distribution Date).......................  24
 Distribution of Available Income Amount on a Quarterly Distribution Date
  (also being a Monthly Distribution Date)................................  25
 Determination of Available Principal Amount prior to each Monthly or
  Quarterly Distribution Date.............................................  26
 Distribution of Available Principal Amount on a Monthly or Quarterly
  Distribution Date.......................................................  27

Risk Factors..............................................................  28

                                                                          Page
                                                                          ----
Capitalized Terms........................................................  40

U.S. Dollar Presentation.................................................  40

The Issuer Trustee, Commonwealth Bank, Colonial State Bank and the
 Manager.................................................................  40
 The Issuer Trustee......................................................  40
 Commonwealth Bank.......................................................  41
 Colonial State Bank.....................................................  41
 The Manager.............................................................  42

Description of the Trust.................................................  42
 Commonwealth Bank Securitisation Trust Programme........................  42
 Series 2001-1G Medallion Trust..........................................  42
 Other Trusts............................................................  43

Description of the Assets of the Trust...................................  43
 Assets of the Trust.....................................................  43
 The Housing Loans.......................................................  44
 Transfer and Assignment of the Housing Loans............................  44
 Representations, Warranties and Eligibility Criteria....................  45
 Breach of Representations and Warranties................................  47
 Substitution of Housing Loan Securities.................................  48
 Other Features of the Housing Loans.....................................  48
 Details of the Housing Loan Pool........................................  49
 Housing Loan Information................................................  50

Commonwealth Bank and Colonial State Bank Residential Loan Program.......  58
 Origination Process.....................................................  58
 Approval and Underwriting Process.......................................  58
Commonwealth Bank's and Colonial State Bank's Product Types..............  61
 Special Features of the Housing Loans...................................  62
 Additional Features.....................................................  64

The Mortgage Insurance Policies..........................................  65
 General.................................................................  65
 The High LTV Mortgage Insurance Policies................................  65
 Policies................................................................  65
 The Master Mortgage Insurance Policy....................................  71
 Description of the Mortgage Insurers....................................  74

Description of the Class A-1 Notes.......................................  76
 General.................................................................  76
 Form of the Class A-1 Notes.............................................  76
 Distributions on the Notes..............................................  82
 Key Dates and Periods...................................................  82
 Calculation of Available Income Amount..................................  84

                                                                           Page
                                                                           ----
 Liquidity Facility Advance...............................................  85
 Distribution of the Available Income Amount on a Monthly Distribution
  Date (which is not also a Quarterly Distribution Date)..................  86
 Distribution of the Available Income Amount on a Quarterly Distribution
  Date (also being a Monthly Distribution Date)...........................  87
 Interest on the Notes....................................................  89
 Determination of the Available Principal Amount..........................  90
 Distribution of the Available Principal Amount...........................  92
 Allocation of Principal to Class A Notes and Class B Notes...............  92
 Redraws and Further Advances.............................................  94
 Principal Charge-offs....................................................  95
 The Interest Rate Swaps..................................................  96
 The Currency Swaps....................................................... 101
 Withholding or Tax Deductions............................................ 111
 Redemption of the Notes for Taxation or Other Reasons.................... 111
 Redemption of the Notes upon an Event of Default......................... 112
 Optional Redemption of the Notes......................................... 112
 Final Maturity Date...................................................... 113
 Redemption upon Final Payment............................................ 113
 No Payments of Principal in Excess of Stated Amount...................... 113
 Termination of the Trust................................................. 113
 Prescription............................................................. 115
 Directions by Class A-1 Noteholders...................................... 115
 Amendments to Class A-1 Notes and Class A-1 Note Trust Deed.............. 116
 Reports to Noteholders................................................... 117
Description of the Transaction Documents.................................. 119
 Collections Account and Authorized Short-Term Investments................ 119
 Modifications of the Master Trust Deed and Series Supplement............. 120
 The Issuer Trustee....................................................... 121
 The Manager.............................................................. 125
 Limits on Rights of Noteholders and Redraw Bondholders................... 127
 The Class A-1 Note Trustee............................................... 128
 The Security Trust Deed.................................................. 130
 The Liquidity Facility................................................... 140
 The Standby Redraw Facility.............................................. 142
 Servicing of the Housing Loans........................................... 145
 Seller Deposit........................................................... 150
 Custody of the Housing Loan Documents.................................... 151

                                                                           Page
                                                                           ----
The Servicer.............................................................. 153
 Commonwealth Bank and Colonial State Bank--Collection and Enforcement
  Procedures.............................................................. 153
 Commonwealth Bank and Colonial State Bank--Collection and Enforcement
  Process................................................................. 155
 Each Seller's Delinquency Experience..................................... 157

Prepayment and Yield Considerations....................................... 159
 General.................................................................. 159
 Prepayments.............................................................. 159
 Weighted Average Lives................................................... 160

Use of Proceeds........................................................... 164

Legal Aspects of the Housing Loans........................................ 164
 General.................................................................. 164
 Nature of Housing Loans as Security...................................... 164
 Enforcement of Registered Mortgages...................................... 167
 Penalties and Prohibited Fees............................................ 168
 Bankruptcy and Insolvency................................................ 168
 Environmental............................................................ 169
 Insolvency Considerations................................................ 169
 Tax Treatment of Interest on Australian Housing Loans.................... 170
 Consumer Credit Code..................................................... 170

United States Federal Income Tax Matters.................................. 171
 General.................................................................. 172
 Interest Income on the Class A-1 Notes................................... 172
 Sale of Notes............................................................ 173
 Market Discount.......................................................... 173
 Premium.................................................................. 174
 Backup Withholding....................................................... 174

Australian Tax Matters.................................................... 175
 Payments of Principal, Premiums and Interest............................. 175
 Profit on Sale........................................................... 177
 Goods and Services Tax................................................... 177
 Tax Reform Proposals..................................................... 179
 Other Taxes.............................................................. 181
Enforcement of Foreign Judgments in Australia............................. 181

Exchange Controls and Limitations......................................... 182

ERISA Considerations...................................................... 183

Legal Investment Considerations........................................... 184

Available Information..................................................... 184

Ratings of the Notes...................................................... 185

Plan of Distribution...................................................... 185
 Underwriting............................................................. 185
 Offering Restrictions.................................................... 187

                                                                            Page
                                                                            ----
Listing and General Information............................................ 188
 Listing................................................................... 188
 Authorization............................................................. 189
 Legal..................................................................... 189
 Euroclear and Clearstream, Luxembourg..................................... 190
 Transaction Documents Available for Inspection............................ 190
 Consents to Opinions...................................................... 191

                                                                            Page
                                                                            ----
Announcement............................................................... 191

Legal Matters.............................................................. 191

Glossary................................................................... 192

Appendix I................................................................. I-1

Terms and Conditions of the Class A-1 Notes................................ I-1

            Disclaimers with Respect to Sales to Non-U.S. Investors

      This section applies only to the offering of the Class A-1 notes in countries other than the United States of America. In the section of this prospectus entitled "Disclaimers with Respect to Sales to Non-U.S. Investors," references to Perpetual Trustee Company Limited are to that company in its capacity as trustee of the Series 2001-1G Medallion Trust, and not its personal capacity. Securitisation Advisory Services Pty Limited is responsible and liable for this prospectus in the United States of America.

      Other than in the United States of America, and except for obtaining the approval of the prospectus by the UK Listing Authority in accordance with Part IV of the FSA, no person has taken or will take any action that would permit a public offer of the Class A-1 notes in any country or jurisdiction. The Class A-1 notes may be offered non-publicly in other jurisdictions. The Class A-1 notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Class A-1 notes or possesses or distributes this prospectus or any other offering material. The distribution of this prospectus and the offer or sale of the Class A-1 notes may be restricted in some jurisdictions. In particular, there are restrictions on the distribution of this prospectus and the offer and sale of the Class A-1 notes in the United Kingdom, Australia and in the United States of America. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the Class A-1 notes, see "Plan of Distribution."

      This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the Class A-1 notes by or on behalf of Perpetual Trustee Company Limited or Securitisation Advisory Services Pty Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

      Perpetual Trustee Company Limited accepts responsibility for the information contained in this prospectus. To the best of the knowledge and belief of Perpetual Trustee Company Limited, which has taken all reasonable care to ensure that such is the case, the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of that information.

      Commonwealth Bank of Australia, for itself as seller, servicer and currency swap provider and on behalf of Colonial State Bank as seller, accepts responsibility for the information contained in "Summary--The Housing Loan Pool" and "--Selected Housing Loan Pool Data," "The Issuer Trustee, Commonwealth Bank, Colonial State Bank, and the Manager " and "--The Manager," "Description of the Assets of the Trust--The Housing Loans," "--Other Features of the Housing Loans," "--Details of the Housing Loan Pool" and "--Housing Loan Information," "Commonwealth Bank and Colonial State Bank

Residential Loan Program," "Description of the Class A-1 Notes--The Currency Swaps--Commonwealth Bank" and "--The Servicer." To the best of the knowledge and belief of Commonwealth Bank of Australia, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

      The Bank of New York accepts responsibility for the information contained in "Description of the Transaction Documents--The Class A-1 Note Trustee-- Appointment of Class A-1 Note Trustee" on page 128. To the best of the knowledge and belief of The Bank of New York, which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.

      Citibank N.A. accepts responsibility for the information contained in "Description of the Class A-1 notes--The Currency Swaps--Citibank N.A." on pages 106 through 108. To the best of the knowledge and belief of Citibank N.A., which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.

      Except with respect to the information for which it accepts responsibility in the preceding four paragraphs, none of Commonwealth Bank of Australia, in its individual capacity and as seller, servicer, fixed rate swap provider, basis swap provider, currency swap provider, liquidity facility provider and standby redraw facility provider, Colonial State Bank in its individual capacity and as a seller, P.T. Limited, as security trustee, The Bank of New York, as Class A-1 note trustee, Class A-1 note registrar, principal paying agent, agent bank and paying agent or Citibank N.A., as currency swap provider, accepts any responsibility for any information contained in this prospectus and has not separately verified the information contained in this prospectus and makes no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the Class A-1 notes.

      Except as described in the preceding five paragraphs, Commonwealth Bank of Australia, in its individual capacity and as seller, servicer, fixed rate swap provider, basis swap provider, currency swap provider, liquidity facility provider and standby redraw facility provider, Colonial State Bank in its individual capacity and as a seller, Perpetual Trustee Company Limited, in its personal capacity and as trustee, Securitisation Advisory Services Pty Limited, as manager, P.T. Limited, in its personal capacity and as security trustee, The Bank of New York, as Class A-1 note trustee, Class A-1 note registrar, principal paying agent, agent bank and paying agent, Citibank N.A., as currency swap provider, and the underwriters do not recommend that any person should purchase any of the Class A-1 notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the Class A-1 notes.

      Each person receiving this prospectus:

    . acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions;

    . acknowledges that this prospectus and any other information supplied in connection with the Class A-1 notes is not intended to provide the basis of any credit or other evaluation;

    . acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in the prospectus during the life of the Class A-1 notes;

    . should make their own independent investigation of the trust and the Class A-1 notes; and

    . should seek their own tax, accounting and legal advice as to the consequences of investing in any of the Class A-1 notes.

      No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the Class A-1 notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustee Company Limited, Securitisation Advisory Services Pty Limited or any of the underwriters.

      Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

    . there has been no material change in the affairs of the trust or any party named in this prospectus since the date of this prospectus; or

    . any other information supplied in connection with the Class A-1 notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

      Perpetual Trustee Company Limited's liability to make payments of interest and principal on the Class A-1 notes is limited to the assets of the trust available to be applied towards those payments in accordance with the transaction documents. All claims against Perpetual Trustee Company Limited in relation to the Class A-1 notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

                             Australian Disclaimers

 .     The Class A-1 notes do not represent deposits or other liabilities of
      Commonwealth Bank of Australia or Colonial State Bank or the respective associates of Commonwealth Bank of Australia or Colonial State Bank.

 .     The holding of the Class A-1 notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

 .     None of Commonwealth Bank of Australia, any associate of Commonwealth
      Bank of Australia, Colonial State Bank, any associate of Colonial State Bank, Perpetual Trustee Company Limited, P.T. Limited, The Bank of New York, as Class A-1 note trustee, Class A-1 note registrar, principal paying agent, agent bank and paying agent, Citibank N.A., as currency swap provider, nor any underwriter in any way stands behind the capital value or the performance of the Class A-1 notes or the assets of the trust except to the limited extent provided in the transaction documents for the trust.

 .     None of Commonwealth Bank of Australia, in its individual capacity and as a seller, servicer, basis swap provider, fixed rate swap provider, currency swap provider, liquidity facility provider and standby redraw facility provider, Colonial State Bank in its individual capacity and as a seller, Perpetual Trustee Company Limited, Securitisation Advisory Services Pty Limited, as manager, P.T. Limited, as security trustee, The Bank of New York, as Class A-1 note trustee, Class A-1 note registrar, principal paying agent, agent bank and paying agent, Citibank N.A., as currency swap provider, or any of the underwriters guarantees the payment of interest or the repayment of principal due on the Class A-1 notes.

 .     None of the obligations of Perpetual Trustee Company Limited, in its capacity as trustee of the trust, or Securitisation Advisory Services Pty Limited, as manager, is guaranteed in any way by Commonwealth Bank of Australia or any associate of Commonwealth Bank of Australia or by Colonial State Bank or any associate of Colonial State Bank or by Perpetual Trustee Company Limited or any associate of Perpetual Trustee Company Limited.

                                    Summary

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision, which information is contained elsewhere in the Listing Particulars. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus.

                           Parties to the Transaction

Trust: .....................  Series 2001-1G Medallion Trust

Issuer Trustee: ............  Perpetual Trustee Company Limited
                              (ABN 42 000 001 007), in its capacity as trustee of the trust

Manager: ...................  Securitisation Advisory Services Pty Limited
                              (ABN 88 064 133 946), Level 8, 48 Martin Place, Sydney, NSW 2000

Class A-1 Note Trustee: ....  The Bank of New York, New York Branch

Security Trustee: ..........  P.T. Limited (ABN 67 004 454 666)

Sellers: ...................  Commonwealth Bank of Australia
                              (ABN 48 123 123 124)
                              Colonial State Bank (registered as State Bank of New South Wales) (ABN 32 003 963 228)

Servicer: ..................  Commonwealth Bank of Australia

Principal Paying Agent: ....  The Bank of New York, New York Branch

Paying Agent: ..............  The Bank of New York, London Branch

Agent Bank: ................  The Bank of New York, New York Branch

Class A-1 Note
Registrar: .................  The Bank of New York, New York Branch

Residual Unitholder: .......  Commonwealth Bank of Australia

Underwriters: ..............  Salomon Smith Barney Inc.
                              Chase Securities Inc.
                              Commonwealth Bank of Australia
                              Credit Suisse First Boston Corporation
                              Deutsche Banc Alex. Brown Inc.

Listing Agent:..............  Salomon Brothers International Limited

Liquidity Facility
Provider:...................  Commonwealth Bank of Australia

Standby Redraw Facility
Provider:...................  Commonwealth Bank of Australia

Mortgage Insurers:..........  GE Mortgage Insurance Pty Ltd
                              (ABN 61 071 466 334), (incorporating Housing
                              Loans Insurance Corporation (ACN 065 095 721)), PMI Mortgage Insurance Ltd (ABN 70 000 511 071), GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd (ABN 52 081 488 440)

Fixed Rate Swap Provider:...  Commonwealth Bank of Australia

Basis Swap Provider:........  Commonwealth Bank of Australia

Currency Swap Providers:....  Citibank N.A.,
                              Commonwealth Bank of Australia

Rating Agencies:............  Fitch, Inc.
                              Moody's Investors Service, Inc.
                              Standard & Poor's Ratings Group

                              Structural Diagram

                 -------------------       -----------------
                        SELLER                  SELLER
                 Colonial State Bank         Commonwealth
                                           Bank of Australia ------------------
                 -------------------       -----------------
                                                              SECURITY TRUSTEE
                                                                P.T. Limited

                                                             ------------------

                         Payments from   Equitable
                           the housing   assignment of
                                 loans   housing loans
                                                 Floating charge
                                                 over the assets
                                                  of the trust
-----------------
    MANAGER
 Securitisation              -----------------              -------------------
    Advisory                   ISSUER TRUSTEE                     MORTGAGE
    Services                 Perpetual Trustee                    INSURERS
  Pty Limited                 Company Limited                   GE Mortgage
-----------------                                              Insurance Pty
                                                               Ltd, Housing
-----------------                                             Loans Insurance
    SERVICER                  ---------------   Payments     Corporation, PMI
Commonwealth Bank             Series 2001-1G      from      Mortgage Insurance
  of Australia                Medallion Trust   mortgage    Limited, GE Capital
-----------------             ---------------   insurance   Mortgage Insurance
                                                policies        Corporation
                             -----------------                  (Australia)
                                                                  Pty Ltd
                                               Payments     -------------------
-----------------                               on the
 STANDBY REDRAW                                Class B      -------------------
FACILITY PROVIDER                               notes            RESIDUAL
Commonwealth Bank                                               UNITHOLDER
  of Australia                                 Payments      Commonwealth Bank
-----------------                     A$        on the         of Australia
                                   payments   Class A-2     -------------------
                                    on the      notes
------------------                 Class A-1                -------------------
LIQUIDITY FACILITY                   notes
    PROVIDER                                                      Class B
Commonwealth Bank                   -----------------           noteholders
  of Australia
------------------                    CURRENCY SWAP         -------------------
                                        PROVIDERS
                                      Citibank N.A.
  ------------------  ------------  Commonwealth Bank       -------------------
   FIXED RATE SWAP     BASIS SWAP     of Australia
      PROVIDER          PROVIDER                                 Class A-2
  Commonwealth Bank   Commonwealth  -----------------           noteholders
    of Australia        Bank of
                       Australia                            -------------------
  ------------------  ------------
                                     ----------------
                                     PRINCIPAL PAYING
                                          AGENT
                                       The Bank of
                                        New York,
                                        New York
                                         Branch
                                     ----------------
                                     ----------------      -----------------
                                      THE DEPOSITORY
                                       TRUST COMPANY        Class A-1 notes
                                      CLEARING SYSTEM
                                     ----------------      -----------------
                                    -------------------   -------------------
                                                            CLASS A-1 NOTE
                                    Class A-1 investors      TRUSTEE AND
                                                              REGISTRAR
                                    -------------------      The Bank of
                                                              New York,
                                                              New York
                                                               Branch
                                                          -------------------

                              Summary of the Notes

     In addition to the Class A-1 notes, the issuer trustee will also issue Class A-2 notes and Class B notes collateralized by the same pool of housing loans. The Class A-2 notes may be issued in up to two separate tranches. Each such Class A-2 tranche is respectively referred to in this prospectus as the "Class A-2 Tranche 1" or "Class A-2 Tranche 2" (as appropriate). The Class A-2 notes, the Class B notes and the redraw bonds have not been, and will not be, registered in the United States or admitted to the Official List or to trading on the London Stock Exchange, and are not being offered by this prospectus. Unless otherwise specified, the term "notes" will mean the Class A-1 notes, the Class A-2 notes (including any Class A-2 Tranches) and the Class B notes when used in this prospectus. The term "Class A notes" will mean together, the Class A-1 notes and the Class A-2 notes when used in this prospectus. The issuer trustee may in certain circumstances also issue redraw bonds collateralized by the same pool of housing loans.

                                        Class A-1                   Class A-2                                  Class B
--------------------------------------------------------------------------------------------------------------------------------
                                                                 Tranche 1            Tranche 2
--------------------------------------------------------------------------------------------------------------------------------
 Initial Principal Balance... US$1,100,000,000              A$330,000,000        A$255,000,000        A$39,000,000
--------------------------------------------------------------------------------------------------------------------------------
 % of Total.................. 78.42%                        11.41%               8.82%                1.35%
--------------------------------------------------------------------------------------------------------------------------------
 Anticipated Ratings:
 Fitch Inc................... AAA                           AAA                  AAA                  AA
 Moody's Investors Service
  Inc........................ Aaa                           Aaa                  Aaa                  Not rated
 Standard & Poor's Ratings
  Group...................... AAA                           AAA                  AAA                  AA-
--------------------------------------------------------------------------------------------------------------------------------
 Interest rate up to but
  excluding the quarterly and
  monthly distribution date
  in August 2008 (the
  interest rate for the first
  quarterly and monthly                                     one-month Australian one-month Australian three-month Australian
  accrual periods will be an  three-month LIBOR +           Bank Bill Rate plus: Bank Bill Rate plus: Bank Bill Rate plus:
  interpolated rate)......... 0.185%                        0.24%                0.35%                0.50%
--------------------------------------------------------------------------------------------------------------------------------
 Interest rate after and
  including the quarterly and
  monthly distribution date
  in August, 2008 unless on
  or after that quarterly
  distribution date the
  issuer trustee proposes to
  redeem the notes and redraw
  bonds on a given quarterly
  distribution date at their
  Stated Amounts, instead of
  their Invested Amounts, and
  is unable to do so because
  of a failure to obtain the
  approval of an
  Extraordinary Resolution of
  noteholders and redraw
  bondholders, in which case
  the interest rate from and
  including that given
  quarterly distribution date                               one-month Australian one-month Australian three-month Australian
  will be the rate specified  three-month LIBOR +           Bank Bill Rate plus: Bank Bill Rate plus: Bank Bill Rate plus:
  in the line above. ........ 0.37%                         0.48%                0.70%                0.50%
--------------------------------------------------------------------------------------------------------------------------------
 Interest Accrual Method..... actual/360                    actual/365           actual/365           actual/365
--------------------------------------------------------------------------------------------------------------------------------
 Monthly/Quarterly            Quarterly distribution dates: Monthly distribution dates: the 18th day  Quarterly distribution
  Distribution Dates......... 18th day or, if the 18th day  of each calendar month or, if the 18th    dates: 18th day or, if the
                              is not a Business Day, then   day is                                    18th day is not a Business
                              the next Business Day, of     not a Business Day, then the next         Day, then the next
                              each August, November,        Business Day, beginning on June 18, 2001. Business Day, of each
                              February and May,                                                       August, November,
                              beginning on                                                            February and May,
                              August 18, 2001.                                                        beginning on August 18,
                                                                                                      2001.
--------------------------------------------------------------------------------------------------------------------------------
 Clearance/Settlement........ DTC/Euroclear/
                              Clearstream, Luxembourg                            Offered in Australia only
--------------------------------------------------------------------------------------------------------------------------------
 Cut-Off Date................                                  Close of business, April 5, 2001
--------------------------------------------------------------------------------------------------------------------------------
 Closing Date................                                     On or about April 20, 2001
--------------------------------------------------------------------------------------------------------------------------------
 Final Maturity Date.........                       The quarterly distribution date falling in August 2032

                              Structural Overview

      Commonwealth Bank established the Medallion Programme pursuant to a master trust deed dated 8 October 1997 between Securitisation Advisory Services Pty. Limited as manager and Perpetual Trustee Company Limited as issuer trustee, as amended from time to time. The master trust deed provides the general terms and structure for securitization under the program. A series supplement between the issuer trustee, the manager, Commonwealth Bank as the servicer and a seller, and Colonial State Bank as a seller, sets out the specific details of the Series 2001-1G Medallion Trust, which may vary from the terms set forth in the master trust deed. Each securitization under the program is a separate transaction with a separate trust. The assets of the Series 2001-1G Medallion Trust will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of the Series 2001-1G Medallion Trust. See "Description of the Trust."

      The Series 2001-1G Medallion Trust involves the securitization of housing loans originated by Commonwealth Bank and Colonial State Bank and secured by mortgages on residential property located in Australia. Each of Commonwealth Bank and Colonial State Bank will equitably assign the housing loans to the trust, which will in turn issue the floating rate Class A-1 notes, along with the Class A-2 notes and Class B notes, to fund the acquisition of the housing loans.

      The issuer trustee will grant a floating charge over all of the assets of the trust under the security trust deed in favor of P.T. Limited, as security trustee, to secure the trust's payment obligations to the noteholders and its other creditors. The floating charge is a first ranking charge over the assets of the trust subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the trust. A floating charge is a security interest on a class of assets, but does not attach to specific assets unless or until it crystallizes, which means it becomes a fixed charge. The charge will crystallize if an event of default occurs under the security trust deed (but in some cases will crystallize only over the assets affected by the event of default). While the charge is a floating charge, the issuer trustee may deal with the assets of the trust in accordance with the transaction documents and, if it acts contrary to its duties, may be able to deal with the assets of the trust in such a way as to prejudice the security trustee's interest in the assets in breach of the transaction documents. Once the floating charge crystallizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust except in accordance with the transaction documents. For a description of floating charges and crystallization see "The Security Trust Deed--Nature of the Charge".

      Payments of interest and principal on the notes will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.

Credit Enhancements
      Payments of interest and principal on the Class A-1 and Class A-2 notes will be supported by the following forms of credit enhancement:

Subordination and Allocation of Losses
      The Class B notes will always be subordinated to the Class A-1 and A-2 notes in their right to receive interest payments. Prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, the Class B notes will be subordinated to the Class A-1 and A-2 notes in their right to receive principal payments only in the circumstances and to the extent described in "Description of the Class A-1 Notes--Allocation of Principal to Class A Notes and Class B Notes." Following the occurrence of an event of default and enforcement of the charge under the security trust deed, the Class B notes will be fully subordinated to the Class A-1 and A-2 notes in their right to receive principal payments.

      The Class B notes will bear all losses on the housing loans before the Class A-1 and A-2 notes. Any losses allocated to the Class A notes will be allocated rateably between the Class A-1 and A-2 notes as described in "Description of the Class A-1 Notes--Principal Charge-Offs." The support provided by the Class B notes is intended to enhance the likelihood that the Class A-1 notes will receive expected quarterly payments of interest and the Class A-2 notes will receive expected monthly payments of interest and in both cases, expected payments of principal. The following chart describes the initial support provided by the Class B notes:

                                                                       Initial
                                                           Credit      Support
Classes                                                    Support    Percentage
-------                                                 ------------- ----------
A-1 and A-2............................................ Class B notes    1.35%

      The initial support percentage in the preceding table is the initial balance of the Class B notes, as a percentage of the aggregate invested amount of the notes to be issued on the closing date.

      In certain circumstances, the issuer trustee may issue redraw bonds as described in "Description of the Class A-1 Notes--Redraws and Further Advances--Issue of Redraw Bonds." If issued, redraw bonds will, prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, rank equally with the Class A-1 and A-2 notes in their right to receive interest payments and will rank in priority to the Class A-1 and A-2 notes in their right to receive principal payments. Any losses allocated to the Class A notes and redraw bonds will be allocated rateably between the Class A-1 and A-2 notes and the redraw bonds. Following the occurrence of an event of default and enforcement of the charge under the security trust deed, redraw bonds will rank equally with the Class A-1 and A-2 notes in their right to receive both interest and principal payments.

Class A-2 Tranches
      Class A-2 notes may be issued in up to two separate tranches. Prior to the occurrence of an event of default and enforcement of the charge under the Security Trust Deed:

(a) the prior-ranking Class A-2 Tranche 1 will be entitled to receive payments of principal before the subsequent-ranking Class A-2 Tranche 2, until their respective Stated Amounts are repaid in full; and

(b) the Class A-2 Tranches will, as between themselves rank equally and rateably as regards payments of interest.

After the occurrence of an event of default and enforcement of the charge under the Security Trust Deed, the Class A-2 Tranches rank equally and rateably as between themselves as regards payment of both principal and interest.

Mortgage Insurance Policies
      Individual mortgage insurance policies issued by Housing Loans Insurance Corporation, GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd will provide coverage for all principal due on certain of the housing loans which are generally those which had a loan to value ratio greater than 80% at the time of origination. To the extent that any of those policies provide less than full coverage, those policies will be cancelled and a master insurance policy issued by GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd will provide coverage for all principal due on those housing loans.

      A master mortgage insurance policy issued by PMI will provide full coverage for all principal due on the balance of the housing loans relating to both the Commonwealth Bank and Colonial State Bank housing loans.

Seller Deposit
      If Commonwealth Bank or Colonial State Bank is assigned a short-term deposit credit rating by Moody's of less than P1 or is assigned a long term deposit credit rating by Standard & Poor's or Fitch of less than BBB, or in each case, a lesser rating as agreed between the manager, the issuer trustee, Commonwealth Bank, Colonial State Bank and the relevant rating agency, Commonwealth Bank must deposit an amount in an account, which may be the collections account, on account of set-off risk determined with reference to, and which may be less than, the balances of certain deposit accounts held by borrowers with Commonwealth Bank or Colonial State Bank where the borrowers' housing loans do not have a waiver of set-off. Where the borrowers have waived set-off and counterclaim rights (as permitted by applicable law) no seller deposit will be made in relation to those housing loans. The amount of the seller deposit may be adjusted on the following monthly distribution date and will be reduced to zero if Commonwealth Bank or Colonial State Bank (as appropriate) regains the required credit ratings. The issuer trustee may use the seller deposit to meet liabilities of Commonwealth Bank or Colonial State Bank in relation to amounts set-off against the amount due on a housing loan which have not been met within 20 Business Days of notice from the issuer trustee or the manager.

      As an alternative to making the seller deposit, Commonwealth Bank may implement other arrangements agreed with the rating agencies so that credit ratings of the notes by those rating agencies will not be adversely affected.

Excess Interest Collections
      Any interest collections on the housing loans remaining after payments of interest on the notes and the redraw bonds and the trust's expenses will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.

Liquidity Enhancement
      To cover possible liquidity shortfalls in the payments of interest on the notes and redraw bonds, the issuer trustee will, in certain circumstances, be able to borrow funds under a liquidity facility to be provided by Commonwealth Bank.

Redraws and Further Advances
      Under the terms of each variable rate housing loan, a borrower may, subject to certain conditions, redraw previously prepaid principal. A borrower may redraw an amount equal to the difference between the scheduled principal balance, being its principal balance if no amount had been prepaid, of his or her loan and the current principal balance of the loan. Commonwealth Bank or Colonial State Bank may also agree to make further advances to a borrower in excess of the scheduled principal balance of his or her loan. Commonwealth Bank or Colonial State Bank, as appropriate, will be reimbursed for any redraws, and for any further advances which exceed the scheduled principal balance of a housing loan by no more than one scheduled monthly instalment on the housing loan, that it advances to borrowers from principal collections on the housing loans. Thus, the trust will have less funds available to pay principal to the notes on the next monthly or quarterly distribution date (as appropriate), but will have a corresponding greater amount of assets with which to make future payments. See "Commonwealth Bank and Colonial State Bank Residential Loan Program," "Description of The Class A-1 Notes--Redraws and Further Advances" and "Description of the Transaction Documents--The Standby Redraw Facility."

Hedging Arrangements
      To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

 .   two basis swaps to hedge the basis risk between the interest rate on the housing loans which accrue interest at a discretionary variable rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps;

 .   two fixed rate swaps to hedge the basis risk between the interest rate on the housing loans which accrue interest at a fixed rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps; and

 .   two currency swaps to hedge the currency risk and the basis risk between the collections on the housing loans and the amounts received by the issuer trustee under the basis swap and the fixed rate swap, which are denominated in Australian dollars and, in the case of the basis swaps and fixed rate swaps, calculated by reference to the relevant Australian bank bill rate, and the obligation of the trust to pay interest and principal on the Class A-1 notes, which are denominated in U.S. dollars and, in the case of interest, calculated by reference to quarterly LIBOR.

Optional Redemption
      The issuer trustee will, if the manager directs it to do so, redeem all of the notes and redraw bonds on any quarterly distribution date falling on or after the earlier of the quarterly distribution date falling in August 2008 or the date when the current total outstanding principal balance of the housing loans is less than 10% of the total outstanding principal balance of the housing loans on April 5, 2001. If the issuer trustee redeems the Class A-1 notes, the Class A-1 noteholders will receive a payment equal to the outstanding principal balance of the Class A-1 notes plus accrued interest on the outstanding principal balance of the Class A-1 notes, unless noteholders and redraw bondholders owning 75% of the aggregate outstanding principal balance of the notes and redraw bonds consent to receiving the outstanding principal balance of the notes and redraw bonds, as reduced by losses allocated against the notes and redraw bonds, plus accrued interest on the outstanding principal balance of the notes and redraw bonds. If the issuer trustee, at the direction of the manager, proposes to exercise its option to redeem the notes and redraw bonds on a quarterly distribution date during or after August 2008 at the lesser amount as described above but is unable to do so because noteholders and redraw bondholders owning 75% of the aggregate outstanding principal balance of the notes and redraw bonds have not approved the redemption, then the margin on the Class A-1 notes as from that quarterly distribution date will remain at, or revert to, the margin as at the closing date.

                             The Housing Loan Pool

      The housing loan pool will consist of fixed rate and variable rate residential housing loans secured by mortgages on owner occupied and non-owner occupied one-to-four family residential properties. The housing loans will have terms to stated maturity as of the cut-off date of no more than 30 years. Commonwealth Bank expects the pool of housing loans to have characteristics similar to the following:

                     Selected Housing Loan Pool Data as of
                     the Close of Business on April 5, 2001

Number of Housing Loans.........................................          23,424
Housing Loan Pool Size.......................................... A$2,887,699,195
Average Housing Loan Balance....................................       A$123,280
Maximum Housing Loan Balance....................................       A$731,203
Minimum Housing Loan Balance....................................        A$10,072
Total Valuation of the Properties............................... A$5,263,222,120
Maximum Remaining Term to Maturity in months....................             358
Weighted Average Remaining Term to Maturity in months...........             299
Weighted Average Seasoning in months............................              13
Weighted Average Original Loan-to-Value Ratio...................          65.65%
Weighted Average Current Loan-to-Value Ratio....................          62.32%
Weighted Average Interest Rate..................................           7.08%
Maximum Current Loan-to-Value Ratio.............................          95.00%

      The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the valuation of the property that is currently securing the housing loan at the time the housing loan was originated unless the property has been revalued in the limited circumstances described below. There has been no revaluation of the properties specifically for the purposes of the issue of the Class A-1 notes. Revaluations are only conducted in circumstances where a borrower under a housing loan seeks additional funding, or seeks to partially discharge an existing security, or where a borrower is in default and Commonwealth Bank or Colonial State Bank is considering enforcement action. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has reduced in value, the original loan-to-value ratio at the cut-off date may not reflect the loan-to-value ratio at the origination of that housing loan.

      Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. This addition or removal of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. Neither Commonwealth Bank nor Colonial State Bank will add or remove any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the above table, unless a revised prospectus is delivered to prospective investors.

      Each seller has selected housing loans from its pool of eligible loans based on its selection criteria.

Withholding Tax
      Payments of principal and interest on the Class A-1 notes will be reduced by any applicable withholding taxes. The issuer trustee is not obligated to pay any additional amounts to the Class A-1 noteholders to cover any withholding taxes. Under present Australian law, the Class A-1 notes will not be subject to Australian withholding tax if they are issued in accordance with certain prescribed conditions and they are not held by associates of the issuer trustee, Commonwealth Bank or Colonial State Bank. The issuer trustee will seek to issue the Class A-1 notes in a manner which will satisfy the conditions for an exemption from Australian withholding tax. One of these conditions is that the issuer trustee must not know or have reasonable grounds to suspect that a Class A-1 note, or an interest in a Class A-1 note, was being, or would later be, acquired directly or indirectly by associates of the issuer trustee, Commonwealth Bank or Colonial State Bank. Accordingly, persons who are associates of the issuer trustee, Commonwealth Bank, or Colonial State Bank, for the purposes of the Australian Income Tax Assessment Act 1936, should not acquire Class A-1 notes. See "Australian Tax Matters."

      If, by virtue of a change in law:

    . the issuer trustee will be required to withhold or deduct amounts from payment of principal or interest to any class of noteholders or redraw bondholders due to taxes, duties, assessments or governmental charges; or

    . if the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans due to taxes, duties, assessments or other governmental charges, the manager may, at its sole option, direct the issuer trustee to redeem all of the notes and redraw bonds. If the issuer trustee redeems the Class A-1 notes, the Class A-1 noteholders will receive a payment equal to the outstanding principal balance of the Class A-1 notes plus accrued interest on the outstanding principal balance of the Class A-1 notes, unless noteholders and redraw bondholders owning 75% of the aggregate outstanding principal balance of the notes and redraw bonds consent to receiving the outstanding principal balance of the notes and redraw bonds, as reduced by losses allocated against the notes and redraw bonds, plus accrued interest on the outstanding principal balance of the notes and redraw bonds. However, if the withholding or deduction relates only to the Class A-1 notes, Class A-1 noteholders owning 75% of the aggregate outstanding principal balance of the Class A-1 notes may direct the issuer trustee not to redeem the notes and redraw bonds. See "Description of the Class A-1 Notes--Redemption of the Notes for Taxation or Other Reasons."

      If a Class A-1 noteholder is an Australian resident withholding tax of

48.5% must be deducted, unless the Class A-1 noteholder supplies the issuer trustee with their Australian Business Number or Tax File Number.

U.S. Tax Status
      In the opinion of Mayer, Brown & Platt, special tax counsel for the manager, the Class A-1 notes will be characterized as debt for U.S. federal income tax purposes. Each Class A-1 noteholder, by acceptance of a Class A-1 note, agrees to treat the notes as indebtedness. See "United States Federal Income Tax Matters."

Legal Investment
      The Class A-1 notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 under United States federal law. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult your own legal advisors concerning the status of the Class A-1 notes as legal investments for you. See "Legal Investment Considerations".

ERISA Considerations
      In general, subject to the restrictions described in "ERISA Considerations" below, the Class A-1 notes will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their counsel with respect to the consequences under ERISA and the Code of the plan's acquisition and ownership of the Class A-1 notes.

Book-Entry Registration
      The Class A-1 notes will be initially issued in book-entry form only. Persons acquiring beneficial ownership of interests in the Class A-1 notes will hold their interests through the Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within the Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.

Collections
      The issuer trustee will receive for each collection period amounts, which are known as collections, which include:

    . payments of interest, principal, fees and other amounts under the housing loans, excluding any insurance premiums and related charges payable to Commonwealth Bank or Colonial State Bank;

    . proceeds from the enforcement of the housing loans and mortgages and other securities relating to those housing loans;

    .  amounts received under mortgage insurance policies;

    . amounts received from Commonwealth Bank, either as seller or servicer, or Colonial

       State Bank, for breaches of representations or undertakings; and

    . interest on amounts in the collections account, other than certain excluded amounts, and income received on authorized short-term investments of the trust.

      Collections will be allocated between income and principal. Collections attributable to interest, plus some other amounts, are known as the available income amount. The collections attributable to principal, plus some other amounts, are known as the available principal amount.

      The available income amount is used to pay certain fees and expenses of the trust and interest on the notes and redraw bonds and to provide for interest on the notes and certain fees and expenses which are payable quarterly. The available principal amount is used to pay, among other things, principal on the notes and redraw bonds. If there is an excess of available income amount after the quarterly payment of such fees, expenses and interest on the notes and redraw bonds, the excess income will be used to reimburse any principal charge-offs on the notes, the redraw bonds and the standby redraw facility. Any remaining excess will be distributed to the residual unitholder on a quarterly distribution date.

Interest on the Notes and Redraw Bonds
      Interest on the Class A-1 and Class B notes is payable quarterly in arrears on each quarterly distribution date. Interest on the Class A-2 notes and redraw bonds is payable monthly in arrears on each monthly distribution date. On each quarterly distribution date, the amount available to pay interest on the Class A notes and redraw bonds will be allocated rateably between: the Class A-1 notes, the Class A-2 notes and the redraw bonds. On any monthly distribution date which is not also a quarterly distribution date, interest will be paid on the Class A-2 notes and redraw bonds only if the aggregate of the available income amount and unutilised amounts available under the liquidity facility would also be sufficient to cover the accrued interest entitlement of Class A-1 notes.

      On each quarterly distribution date the Class A-1 interest amount will be payable to the currency swap providers which in turn will pay interest on the Class A-1 notes.

      Interest will be paid on the Class B notes only after the payments of interest on the Class A-1 and Class A-2 notes and the redraw bonds are made. Interest on each class of notes and the redraw bonds is calculated for each accrual period as follows:

    .  at the note's or redraw bond's interest rate;

    . on the outstanding principal balance of that note or redraw bond at the beginning of that accrual period; and

    . on the basis of the actual number of days in the relevant monthly or quarterly accrual period and a year of 360 days for the Class A-1 notes or a year of 365 days for the Class A-2 notes, the Class B notes and the redraw bonds.

Principal on the Notes and Redraw Bonds
      Principal on the Class A-1 and Class B notes will be payable on each quarterly distribution date (with a monthly allocation being provided for on each monthly distribution date which is not also a quarterly distribution date) and principal will be payable on each monthly distribution date in relation to the Class A-2 notes and redraw bonds. The amount available to be paid in respect of principal on the notes and redraw bonds will be paid first to redraw bondholders with priority given to redraw bonds with earlier issue dates until the outstanding principal balance of the redraw bonds, as reduced by losses allocated against the redraw bonds, is reduced to zero. After payments in respect of the redraw bonds, the available principal up to a specified maximum amount will be allocated rateably to the Class A-1 notes and to the Class A-2 notes until the outstanding principal balance of the Class A-1 notes and Class A-2 notes respectively, as reduced by losses allocated against the Class A-1 and A-2 notes, is reduced to zero.

      Amounts representing principal allocated to the Class A-1 notes will be retained in the collections account or invested in authorized short-term investments on each monthly distribution date which is not also a quarterly distribution date. On each quarterly distribution date the principal amount available and so allocated to the Class A-1 notes will be paid to the currency swap providers which in turn will pay principal on the Class A-1 notes.

      The specified maximum amount will vary in accordance with the stepdown conditions, with the result that, in some circumstances, and to a limited extent, the Class B notes will receive principal rateably with the Class A notes.

      The balance of the available amount of principal will be paid on a quarterly distribution date to Class B noteholders in respect of principal on the Class B notes until the outstanding principal balance of the Class B notes, as reduced by losses allocated against the Class B notes, is reduced to zero. On each monthly distribution date which is not also a quarterly distribution date, the balance of the available amount of principal will be retained in the collections account or invested in authorized short-term investments, for distribution on the next quarterly distribution date.

      On each monthly or quarterly distribution date (as appropriate), the outstanding principal balance of each note and redraw bond will be reduced by the amount of the principal payment made on that date on that note or redraw bond. The outstanding principal balance of each note and redraw bond will also be reduced by the amount of principal losses on the housing loans allocated to that note or redraw bond. If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed rateably among all of the Class A notes and redraw bonds and prior to any distributions to the Class B notes.

Allocation of Cash Flows
      On each monthly or quarterly distribution date (as appropriate), the issuer trustee will allocate interest and principal to each noteholder and redraw bondholder to the extent of the available income amount and available principal amount on that monthly or quarterly distribution date available to be applied for these purposes. The charts on the succeeding pages summarize the flow of payments.

  Determination of Available Income Amount prior to each Monthly Distribution
                                      Date

                           Finance Charge Collections

      Amounts received by the issuer trustee during the preceding collection period under the housing loans in respect of interest, fees and certain other charges.

                                       +

                       Mortgage Insurance Income Proceeds

      Amounts received pursuant to a mortgage insurance policy which the manager determines should be accounted for on the preceding determination date in respect of a finance charge loss.

                                       +

                                  Other Income

      Certain other amounts received by the issuer trustee during the preceding collection period and certain other receipts in the nature of income (as determined by the manager) received by the preceding determination date.

                                       +

                            Income Carryover Amounts

      Certain income amounts retained during the preceding collection period to provide for payments due on the next quarterly distribution date.

                                       +

                           Liquidity Facility Advance

      Any advance to be made under the liquidity facility on that monthly distribution date.

                                       +

                     Other Amounts under Support Facilities

      Other amounts received from a support facility provider which the manager determines should be included in the available income amount.

                                       =

                            Available Income Amount

 Distribution of Available Income Amount on a Monthly Distribution Date (which is not also a Quarterly Distribution Date)

     On the first monthly distribution date, pay the Accrued
     Interest Adjustment to Commonwealth Bank and Colonial State
     Bank.

                                 (down arrow)

     Pay or make provision for taxes of the trust, if any.

                                 (down arrow)

     Pay to the issuer trustee its monthly fee.

                                 (down arrow)

     Pay to the security trustee its monthly fee (if any).

                                 (down arrow)

     Pay to the manager its monthly management fee.

                                 (down arrow)

     Pay to the servicer its monthly fee.

                                 (down arrow)

     Pay to the liquidity facility provider the monthly commitment fee in relation to the liquidity facility.

                                 (down arrow)

     Pay rateably to the support facility providers amounts due under Support Facilities except those described above or below. These may include interest due on the liquidity facility and payments due under the basis swaps and fixed rate swaps.

                                 (down arrow)

     Pay or make provision for all expenses of the trust except those described above or below.

                                 (down arrow)

     Pay to the standby redraw facility provider the monthly commitment fee in relation to the standby redraw facility.

                                 (down arrow)

     Repay to the liquidity facility provider outstanding advances under the liquidity facility made on prior monthly distribution dates.

                                 (down arrow)

     Pay rateably to:

     . the Class A-2 noteholders interest due on the Class A-2 notes for that monthly accrual period together with any unpaid interest in relation to the Class A-2 Notes;

     . the redraw bondholders interest due on the redraw bonds for that monthly accrual period together with any unpaid interest in relation to the redraw bonds; and

     . the standby redraw facility provider interest due on the standby redraw facility together with any unpaid interest in relation to the standby redraw facility.

                                 (down arrow)

     Retain in the collections account or invest in Authorized
     Short-Term Investments any remaining Available Income Amount and this amount will be included in the Income Carryover
     Amount in the following collection period.

 Distribution of Available Income Amount on a Quarterly Distribution Date (also being a Monthly Distribution Date)

     Pay or make provision for taxes of the trust, if any.

                                 (down arrow)

     Pay to the issuer trustee its monthly fee.

                                 (down arrow)
     Pay to the security trustee its monthly fee.

                                 (down arrow)
     Pay to the manager its monthly management fee.

                                 (down arrow)

     Pay to the servicer its monthly fee.

                                 (down arrow)
     Pay to the liquidity facility provider the monthly commitment fee in relation to the liquidity facility.

                                 (down arrow)
     Pay rateably to the support facility providers amounts due under Support Facilities except those described above or below. These may include interest due on the liquidity facility and payments due under the basis swaps and fixed rate swaps.

                                 (down arrow)
     Pay or make provision for all expenses of the trust except those described above or below.

                                 (down arrow)
     Pay to the standby redraw facility provider the monthly commitment fee in relation to the standby redraw facility.

                                 (down arrow)
     Repay to the liquidity facility provider outstanding advances under the liquidity facility made on prior monthly distribution dates.

                                 (down arrow)
     Pay, rateably to:

     . the currency swap providers payments under the currency swaps relating to interest due on the Class A-1 notes together with any unpaid interest in relation to the Class A-1 notes from prior quarterly distribution dates;
     . the Class A-2 noteholders interest due on the Class A-2 notes for that monthly accrual period together with any unpaid interest in relation to the Class A-2 Notes;
     . the redraw bondholders interest due on the redraw bonds for that monthly accrual period together with any unpaid interest in relation to the redraw bonds; and
     . the standby redraw facility provider interest due on the standby redraw facility together with any unpaid interest in relation to the standby redraw facility.

                                 (down arrow)
     Pay, to Class B noteholders interest due on the Class B notes.

                                 (down arrow)
     Allocate the amount of any unreimbursed principal charge-offs to the Available Principal Amount for distribution.

                                 (down arrow)
     Pay to the manager its quarterly arranging fee.

                                 (down arrow)
     Distribute any remaining amounts to the residual unitholder.

                  Determination of Available Principal Amount
              prior to each Monthly or Quarterly Distribution Date


                             Principal Collections

     Amounts received by the issuer trustee during the preceding collection period under the housing loans in respect of principal other than as described below.


                                       +


                     Mortgage Insurance Principal Proceeds

     Amounts received pursuant to a mortgage insurance policy which the manager determines should be accounted for on the preceding determination date in respect of a principal loss.


                                       +


                            Other Principal Amounts

     Prepayments of principal on the housing loans, amounts rounded down from the relevant preceding monthly or quarterly distribution date, certain other amounts received by the issuer trustee during the preceding collection period, certain other receipts in the nature of principal, as determined by the manager, received by the preceding determination date and, for the first monthly distribution date, the amount, if any, by which the proceeds of issue of the notes exceeds the consideration for the housing loans acquired by the trust.


                                       +


                       Principal Charge-off Reimbursement

     The amount allocated from the Available Income Amount on a quarterly distribution date towards unreimbursed principal charge-offs.


                                       +


                               Redraw Bond Amount

     The proceeds of issue of any redraw bonds during the period ending on and including the preceding determination date and commencing on but excluding the determination date before that determination date.


                                       +


                        Standby Redraw Facility Advance

     Any advance to be made under the standby redraw facility on the immediately following monthly distribution date.

                                       =


                           Available Principal Amount

      Distribution of Available Principal Amount on a Monthly or Quarterly
                               Distribution Date



                          Redraws and Further Advances

     Repay to a seller any redraws and further advances under the housing loans, other than further advances which cause the related housing loan to be removed from the trust, made by Commonwealth Bank or Colonial State Bank during or prior to the preceding collection period.

                                 (down arrow)


                       Standby Redraw Facility Principal

     Repay to the standby redraw facility provider the principal outstanding under the standby redraw facility as reduced by principal charge-offs or increased by reimbursement of principal charge-offs.

                                 (down arrow)


                                  Redraw Bonds

     Repay to the redraw bondholders the Stated Amount of the redraw bonds.

                                 (down arrow)


                              Class A Noteholders

     Pay or allocate an amount equal to or greater than the Class
     A notes proportional share of the remaining Available
     Principal Amount on the relevant monthly distribution date rateably as follows:

     . on a monthly distribution date which is also a quarterly distribution date, together with the Class A-1 Principal Carryover Amount, to the currency swap providers in relation to a repayment to the Class A-1 noteholders of the Stated Amount of the Class A-1 notes (or if on a monthly distribution date which is not also a quarterly distribution date, retain such amount in the collections account or invest such amount in Authorized Short-Term Investments as part of the Class A-1 Principal Carryover Amount); and
     . on a monthly distribution date, to the Class A-2 noteholders as a repayment of the Stated Amount of the Class A-2 notes.

                                 (down arrow)


                              Class B Noteholders

     On a monthly distribution date which is also a quarterly distribution date, together with the Class B Principal Carryover Amount, pay to the Class B noteholders the Stated Amount of the Class B notes (or if on a monthly distribution date which is not a quarterly distribution date, retain such amount into the collections account or invest such amount in Authorized Short-Term Investments to form part of the Class B Principal Carryover Amount).

                                 (down arrow)


                              Residual Unitholder

     On a quarterly distribution date, distribute any remaining amounts to the residual unitholder.

                                  Risk Factors

      The Class A-1 notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the Class A-1 notes. There may be other unforeseen reasons why you might not receive principal or interest on your Class A-1 notes. You should also read the detailed information set out elsewhere in the prospectus.

 The Class A-1 notes will be paid     .  The Class A-1 notes are debt
 only from the assets of the trust       obligations of the issuer trustee only
                                         in its capacity as trustee of the
                                         trust. The Class A-1 notes do not
                                         represent an interest in or obligation
                                         of any of the other parties to the
                                         transaction. The assets of the trust
                                         will be the sole source of payments on
                                         the Class A-1 notes. The issuer
                                         trustee's other assets will only be
                                         available to make payments on the
                                         Class A-1 notes if the issuer trustee
                                         is negligent, commits fraud or in some
                                         circumstances where the issuer trustee
                                         fails to comply with or breaches an
                                         obligation imposed upon it under the
                                         transaction documents. Therefore, if
                                         the assets of the trust are
                                         insufficient to pay the interest and
                                         principal on your Class A-1 notes when
                                         due, there will be no other source
                                         from which to receive these payments
                                         and you may not get back your entire
                                         investment or the yield you expected
                                         to receive.

 You face an additional possibility   .  Although Commonwealth Bank and
 of loss because the issuer trustee      Colonial State Bank could have legally
 does not hold legal title to the        assigned the title to the housing
 housing loans                           loans to the issuer trustee, initially
                                         they will assign only equitable title
                                         to the housing loans to the issuer
                                         trustee. The borrowers will not be
                                         notified of the equitable assignment.
                                         The housing loans will be legally
                                         assigned to the issuer trustee only
                                         upon the occurrence of a perfection of
                                         title event, as described in
                                         "Description of the Assets of the
                                         Trust--Transfer and Assignment of the
                                         Housing Loans." Because the issuer
                                         trustee does not hold legal title to
                                         the housing loans, you will be subject
                                         to the following risks, which may lead
                                         to a failure to receive collections on
                                         the housing loans, delays in receiving
                                         the collections or losses to you:

                                          .   The issuer trustee's interest in
                                              a housing loan and its related
                                              securities may be impaired by
                                              the subsequent creation of
                                              another interest over the
                                              related housing loan or its
                                              related securities by a seller
                                              prior to the issuer trustee
                                              acquiring a legal interest in
                                              the housing loans.

                                          .   Until a borrower has notice of
                                              the assignment, that borrower is
                                              not bound to make payments under
                                              its housing loan to anyone other
                                              than Commonwealth Bank or
                                              Colonial State Bank, as
                                              appropriate. Until a borrower
                                              receives notice of the
                                              assignment, any payments the
                                              borrower makes under his or her
                                              housing loan to Commonwealth
                                              Bank or Colonial State Bank will
                                              validly discharge the borrower's
                                              obligations under the borrower's
                                              housing loan even if the issuer
                                              trustee does not receive the
                                              payments from Commonwealth Bank
                                              or Colonial State Bank, as
                                              appropriate. Therefore, if
                                              Commonwealth Bank or Colonial
                                              State Bank does not deliver
                                              collections to the issuer
                                              trustee, for whatever reason,
                                              neither the issuer trustee nor
                                              you will have any recourse
                                              against the related borrowers
                                              for such collections.

                                          .   The issuer trustee may not be
                                              able to initiate any legal
                                              proceedings against a borrower
                                              to enforce a housing loan
                                              without the involvement of
                                              Commonwealth Bank or Colonial
                                              State Bank, as appropriate.

 A borrower's ability to offset may   .  It is possible that in the event of
 affect the return on your Class         the insolvency of Commonwealth Bank or
 A-1 notes                               Colonial State Bank, borrowers may be
                                         able to offset their deposits with
                                         Commonwealth Bank or Colonial State
                                         Bank, as appropriate, against their
                                         liability under their housing loans.
                                         If this occurred, the assets of the
                                         trust might be insufficient to pay you
                                         principal and interest in full.

 A seller and the servicer may        .  Before a seller or the servicer remits
 commingle collections on the            collections to the collections
 housing loans with their assets         account, the collections may be
                                         commingled with the assets of that
                                         seller or the

                                         servicer. If a seller or the servicer
                                         becomes insolvent, the issuer trustee
                                         may only be able to claim those
                                         collections as an unsecured creditor
                                         of the insolvent company. This could
                                         lead to a failure to receive the
                                         collections on the housing loans,
                                         delays in receiving the collections,
                                         or losses to you.

 There is no way to predict the       .  The rate of principal and interest
 actual rate and timing of payments      payments on pools of housing loans
 on the housing loans                    varies among pools, and is influenced
                                         by a variety of economic, demographic,
                                         social, tax, legal and other factors,
                                         including prevailing market interest
                                         rates for housing loans and the
                                         particular terms of the housing loans.
                                         Australian housing loans have features
                                         and options that are different from
                                         housing loans in the United States and
                                         Europe, and thus will have different
                                         rates and timing of payments from
                                         housing loans in the United States and
                                         Europe. There is no guarantee as to
                                         the actual rate of prepayment on the
                                         housing loans, or that the actual rate
                                         of prepayments will conform to any
                                         model described in this prospectus.
                                         The rate and timing of principal and
                                         interest payments and the ability to
                                         redraw principal on the housing loans
                                         will affect the rate and timing of
                                         payments of principal and interest on
                                         your Class A-1 notes. Unexpected
                                         prepayment rates could have the
                                         following negative effects:

                                      .  If you bought your Class A-1 notes for
                                         more than their face amount, the yield
                                         on your Class A-1 notes will drop if
                                         principal payments occur at a faster
                                         rate than you expect.

                                      .  If you bought your Class A-1 notes for
                                         less than their face amount, the yield
                                         on your Class A-1 notes will drop if
                                         principal payments occur at a slower
                                         rate than you expect.

 Losses and delinquent payments on    .  If borrowers fail to make payments of
 the housing loans may affect the        interest and principal under the
 return on your Class A-1 notes          housing loans when due and the credit
                                         enhancement described in this
                                         prospectus is not enough to protect
                                         your

                                         Class A-1 notes from the borrowers'
                                         failure to pay, then the issuer
                                         trustee may not have enough funds to
                                         make full payments of interest and
                                         principal due on your Class A-1
                                         notes. Consequently, the yield on
                                         your Class A-1 notes could be lower
                                         than you expect and you could suffer
                                         losses.

 Enforcement of the housing loans may .  Substantial delays could be
 cause delays in payment and losses      encountered in connection with the
                                         liquidation of a housing loan, which
                                         may lead to shortfalls in payments to
                                         you to the extent those shortfalls
                                         are not covered by a mortgage
                                         insurance policy.

                                      .  If the proceeds of the sale of a
                                         mortgaged property, net of
                                         preservation and liquidation
                                         expenses, are less than the amount
                                         due under the related housing loan,
                                         the issuer trustee may not have
                                         enough funds to make full payments of
                                         interest and principal due to you,
                                         unless the difference is covered
                                         under a mortgage insurance policy.

 Principal on the redraw bonds will   .  If redraw bonds are issued they will
 be paid before principal on your        rank ahead of your Class A-1 notes
 Class A-1 notes                         with respect to payment of principal
                                         prior to enforcement of the charge
                                         under the security trust deed, and
                                         you may not receive full repayment of
                                         principal on your Class A-1 notes.

 The Class B notes provide only       .  The amount of credit enhancement
 limited protection against losses.      provided through the subordination of
                                         the Class B notes to the Class A
                                         notes and redraw bonds is limited and
                                         could be depleted prior to the
                                         payment in full of the Class A notes
                                         and redraw bonds. If the principal
                                         amount of the Class B notes is
                                         reduced to zero, you may suffer
                                         losses on your Class A-1 notes.

 The mortgage insurance policies may  .  The mortgage insurance policies are
 not be available to cover losses on     subject to some exclusions from
 the housing loans                       coverage and rights of refusal or
                                         reduction of claims, some of which
                                         are described in "The Mortgage
                                         Insurance Policies". Therefore, a
                                         borrower's payments that are

                                         expected to be covered by the mortgage
                                         insurance policies may not be covered
                                         because of these exclusions, refusals
                                         or reductions and the issuer trustee
                                         may not have enough money to make full
                                         payments of principal and interest on
                                         your Class A-1 notes.

 You may not be able to resell your   .  The underwriters are not required to
 Class A-1 notes                         assist you in reselling your Class A-1
                                         notes. A secondary market for your
                                         Class A-1 notes may not develop.

                                         If a secondary market does develop, it
                                         might not continue or might not be
                                         sufficiently liquid to allow you to
                                         resell any of your Class A-1 notes
                                         readily or at the price you desire.
                                         The market value of your Class A-1
                                         notes is likely to fluctuate, which
                                         could result in significant losses to
                                         you.

 The termination of any of the swaps  .  The issuer trustee will exchange the
 may subject you to losses from          interest payments from the fixed rate
 interest rate or currency               housing loans for variable rate
 fluctuations                            payments based upon the one or three-
                                         month Australian bank bill rate
                                         depending upon which note interest
                                         payments are being swapped. If a fixed
                                         rate swap is terminated or a fixed
                                         rate swap provider fails to perform
                                         its obligations, you will be exposed
                                         to the risk that the floating rate of
                                         interest payable on the Class A-1
                                         notes will be greater than the
                                         discretionary fixed rate set by the
                                         servicer on the fixed rate housing
                                         loans, which may lead to losses to
                                         you.

                                      .  The issuer trustee will exchange the
                                         interest payments from the variable
                                         rate housing loans for variable rate
                                         payments based upon the one or three-
                                         month Australian bank bill rate
                                         depending upon which note interest
                                         payments are being swapped. If a basis
                                         swap is terminated, the manager will
                                         direct the servicer to, subject to
                                         applicable laws, set the rates at
                                         which interest set-off benefits are
                                         calculated under the mortgage interest
                                         saver accounts at a rate low enough to
                                         cover the payments owed by the trust
                                         or to zero,

                                         and if that does not produce
                                         sufficient income, to set the interest
                                         rate on the variable rate housing
                                         loans at a rate high enough to cover
                                         the payments owed by the trust. If the
                                         rates on the variable rate housing
                                         loans are set above the market
                                         interest rate for similar variable
                                         rate housing loans, the affected
                                         borrowers will have an incentive to
                                         refinance their loans with another
                                         institution, which may lead to higher
                                         rates of principal prepayment than you
                                         initially expected, which will affect
                                         the yield on your Class A-1 notes.

                                      .  The issuer trustee will receive
                                         payments from the borrowers and the
                                         fixed rate and basis swap providers on
                                         the housing loans in Australian
                                         dollars calculated, in the case of the
                                         swap providers, by reference to the
                                         Australian bank bill rate, and make
                                         payments to you in U.S. dollars
                                         calculated, in the case of interest,
                                         by reference to LIBOR. Under the
                                         currency swaps, the currency swap
                                         providers will exchange Australian
                                         dollar obligations for U.S. dollars,
                                         and in the case of interest, amounts
                                         calculated by reference to the
                                         Australian bank bill rate for amounts
                                         calculated by reference to LIBOR. If a
                                         currency swap provider fails to
                                         perform its obligations or if a
                                         currency swap is terminated, the
                                         issuer trustee might have to exchange
                                         its Australian dollars for U.S.
                                         dollars and its Australian bank bill
                                         rate obligations for LIBOR obligations
                                         at a rate that does not provide
                                         sufficient U.S. dollars to make
                                         payments to you in full.

 Prepayments during a collection      .  If a prepayment is received on a
 period may result in you not            housing loan during a collection
 receiving your full interest            period, interest on the housing loan
 payments                                will cease to accrue on that portion
                                         of the housing loan that has been
                                         prepaid, starting on the date of
                                         prepayment. The amount prepaid will be
                                         invested in investments, or will be
                                         the subject of interest payable by the
                                         servicer commencing 5 Business Days
                                         after receipt by the servicer, that
                                         may earn a rate of interest lower than
                                         that paid on the housing loan. If it
                                         is less, and either the basis swaps or
                                         the fixed rate swaps have been
                                         terminated, the issuer trustee may not
                                         have sufficient funds to pay you the
                                         full amount of

                                         interest on the Class A-1 notes on the
                                         next quarterly distribution date.

 Payment holidays may result in you   .  If a borrower prepays principal on his
 not receiving your full interest        or her housing loan, the borrower is
 payments                                not required to make any payments,
                                         including interest payments, until the
                                         outstanding principal balance of the
                                         housing loan plus unpaid interest
                                         equals the scheduled principal
                                         balance. If a significant number of
                                         borrowers take advantage of this
                                         feature at the same time and the
                                         liquidity facility does not provide
                                         enough funds to cover the interest
                                         payments on the housing loans that are
                                         not received, the issuer trustee may
                                         not have sufficient funds to pay you
                                         the full amount of interest on the
                                         Class A-1 notes on the next quarterly
                                         distribution date.

 The integration of Colonial State    .  If Colonial State Bank housing loans
 Bank's loans to Commonwealth Bank's     are integrated onto Commonwealth
 housing loan administration system      Bank's housing loan administration
 could affect the timing and amount      system, this will lead to a change in
 of payments to you                      the product features and the terms and
                                         conditions of those housing loans.
                                         Borrowers might elect to refinance
                                         their loan with another lender as a
                                         result of these changes. The
                                         refinancing of housing loans could
                                         cause you to experience higher rates
                                         of principal repayments than you
                                         expected, which could affect the yield
                                         on your Class A-1 notes.

 The proceeds from the enforcement of .  If the security trustee enforces the
 the security trust deed may be          security interest on the assets of the
 insufficient to pay amounts due to      trust after an event of default under
 you                                     the security trust deed, there is no
                                         assurance that the market value of the
                                         assets of the trust will be equal to
                                         or greater than the outstanding
                                         principal and interest due on the
                                         Class A-1 notes and the other secured
                                         obligations that rank ahead of or
                                         equally with the Class A-1 notes, or
                                         that the security trustee will be able
                                         to realise the full value of the
                                         assets of the trust. The issuer
                                         trustee, the security trustee, the
                                         Class A-1 note trustee, the principal
                                         paying agent and any receiver, to the
                                         extent they are owed any fees, the
                                         liquidity facility provider to the
                                         extent of any outstanding cash advance
                                         deposit and the sellers

                                         to the extent of any unpaid accrued
                                         interest adjustment will generally be
                                         entitled to receive the proceeds of
                                         any sale of the assets of the trust
                                         before you. Consequently, the proceeds
                                         from the sale of the assets of the
                                         trust after an event of default under
                                         the security trust deed may be
                                         insufficient to pay you principal and
                                         interest in full.

 If the manager directs the issuer    .  If the manager directs the issuer
 trustee to redeem the Class A-1         trustee to redeem the notes and redraw
 notes early, you could suffer losses    bonds early as described in
 and the yield on your Class A-1         "Description of the Class A-1 Notes--
 notes could be lower than expected      Optional Redemption of the Notes" and
                                         principal charge-offs have occurred,
                                         noteholders and redraw bondholders
                                         owning at least 75% of the aggregate
                                         outstanding amount of the notes and
                                         redraw bonds may consent to receiving
                                         an amount equal to the outstanding
                                         principal amount of the notes and
                                         redraw bonds, less unreimbursed
                                         principal charge-offs, plus accrued
                                         interest. As a result, you may not
                                         fully recover your investment. In
                                         addition, the early retirement of your
                                         Class A-1 notes will shorten their
                                         average lives and potentially lower
                                         the yield on your Class A-1 notes.

 Termination payments relating to a   .  If the issuer trustee is required to
 currency swaps and the fixed rate       make a termination payment to a
 swaps may reduce payments to you        currency swap provider or the fixed
                                         rate swap provider upon the
                                         termination of a currency swap or the
                                         fixed rate swap, respectively, the
                                         issuer trustee will make the
                                         termination payment from the assets of
                                         the trust and, prior to enforcement of
                                         the security trust deed, in priority
                                         to payments on the Class
                                         A-1 notes. Thus, if the issuer trustee
                                         makes a termination payment, there may
                                         not be sufficient funds remaining to
                                         pay interest on your Class A-1 notes
                                         on the next quarterly distribution
                                         date, and the principal on your Class
                                         A-1 notes may not be repaid in full.

 The imposition of a withholding tax  .  If a withholding tax is imposed on
 will reduce payments to you and may     payments of interest on your Class A-1
 lead to an early redemption of the      notes, you will not be entitled to
 Class A-1 notes                         receive grossed-up amounts to
                                         compensate for such withholding tax.
                                         Thus, you will receive less interest
                                         than is scheduled to be paid on your
                                         Class A-1 notes.

                                      .  If the option to redeem the notes and
                                         redraw bonds early, as a result of the
                                         imposition of a withholding or other
                                         tax on any notes or redraw bonds or in
                                         respect of the housing loans, is
                                         exercised and principal charge-offs
                                         have occurred, noteholders and redraw
                                         bondholders owning at least 75% of the
                                         aggregate outstanding amount of the
                                         notes and redraw bonds may consent to
                                         receiving an amount equal to the
                                         outstanding principal amount of the
                                         notes and redraw bonds, less
                                         unreimbursed principal charge-offs,
                                         plus accrued interest. As a result,
                                         you may not fully
                                         recover your investment. In addition,
                                         the early retirement of your Class A-1
                                         notes will shorten their average lives
                                         and potentially lower the yield on
                                         your Class A-1 notes.

 Each seller's ability to set the     .  The interest rates on the variable
 interest rate on variable rate          rate housing loans are not tied to an
 housing loans may lead to increased     objective interest rate index, but are
 delinquencies or prepayments            set at the sole discretion of
                                         Commonwealth Bank or Colonial State
                                         Bank, as appropriate. If either bank
                                         increases the interest rates on the
                                         variable rate housing loans, borrowers
                                         may be unable to make their required
                                         payments under the housing loans, and
                                         accordingly, may become delinquent or
                                         may default on their payments. In
                                         addition, if the interest rates are
                                         raised above market interest rates,
                                         borrowers may refinance their loans
                                         with another lender to obtain a lower
                                         interest rate. This could cause higher
                                         rates of principal prepayment than you
                                         expected and affect the yield on your
                                         Class A-1 notes.

 The features of the housing loans    .  The features of the housing loans,
 may change, which could affect the      including their interest rates, may be
 timing and amount of payments to you    changed by Commonwealth Bank or
                                         Colonial State Bank, either on their
                                         own initiative or at a borrower's
                                         request. Some of these changes may
                                         include the addition of newly

                                         developed features which are not
                                         described in this prospectus. As a
                                         result of these changes and borrower's
                                         payments of principal, the
                                         concentration of housing loans with
                                         specific characteristics is likely to
                                         change over time, which may affect the
                                         timing and amount of payments you
                                         receive.

                                      .  If either Commonwealth Bank or
                                         Colonial State Bank changes the
                                         features of the housing loans or fails
                                         to offer desirable features offered by
                                         their competitors, borrowers might
                                         elect to refinance their loan with
                                         another lender to obtain more
                                         favorable features. In addition, the
                                         housing loans included in the trust
                                         are not permitted to have some
                                         features. If a borrower opts to add
                                         one of these features to his or her
                                         housing loan, in effect the housing
                                         loan will be repaid and a new housing
                                         loan will be written which will not
                                         form part of
                                         the assets of the trust. The
                                         refinancing or removal of housing
                                         loans could cause you to experience
                                         higher rates of principal prepayment
                                         than you expected, which could affect
                                         the yield on your Class A-1 notes.

 There are limits on the amount of    .  If the interest collections during a
 available liquidity to ensure           collection period are insufficient to
 payments of interest to you             cover fees and expenses of the trust
                                         and the interest payments due on the
                                         Class A-1 notes on the next quarterly
                                         distribution date, the issuer trustee
                                         will request an advance under the
                                         liquidity facility. In the event that
                                         there is not enough money available
                                         under the liquidity facility, you may
                                         not receive a full payment of interest
                                         on that quarterly distribution date,
                                         which will reduce the yield on your
                                         Class A-1 notes.

 A decline in Australian economic     .  The Australian economy is experiencing
 conditions may lead to losses on        a downturn following a prolonged
 your Class A-1 notes                    period of expansion with relatively
                                         low interest rates. If the Australian
                                         economy were to experience a further
                                         downturn, an increase in interest
                                         rates, a fall in property values or
                                         any combination of these factors,
                                         delinquencies or losses on the housing
                                         loans might increase, which might
                                         cause losses on your Class A-1 notes.

 Consumer protection laws may affect  .  Some of the borrowers may attempt to
 the timing or amount of interest or     make a claim to a court requesting
 principal payments to you               changes in the terms and conditions
                                         of their housing loans or
                                         compensation or penalties from
                                         Commonwealth Bank or Colonial State
                                         Bank for breaches of any legislation
                                         relating to consumer credit. Any
                                         changes which allow the borrower to
                                         pay less principal or interest under
                                         his or her housing loan may delay or
                                         decrease the amount of payments to
                                         you.

                                      .  In addition, if the issuer trustee
                                         obtains legal title to the housing
                                         loans, the issuer trustee will be
                                         subject to the penalties and
                                         compensation provisions of the
                                         applicable consumer protection laws
                                         instead of Commonwealth Bank and
                                         Colonial State Bank. To the extent
                                         that the issuer trustee is unable to
                                         recover any such liabilities under
                                         the consumer protection laws from
                                         Commonwealth Bank or Colonial State
                                         Bank, as appropriate, the assets of
                                         the trust will be used to indemnify
                                         the issuer trustee prior to payments
                                         to you. This may delay or decrease
                                         the amount of collections available
                                         to make payments to you.

 The concentration of housing loans   .  To the extent that the trust contains
 in specific geographic areas may        a high concentration of housing loans
 increase the possibility of loss on     secured by properties located within
 your Class A-1 notes                    a single state or region within
                                         Australia, any deterioration in the
                                         real estate values or the economy of
                                         any of those states or regions could
                                         result in higher rates of
                                         delinquencies, foreclosures and
                                         losses than expected on the housing
                                         loans. In addition, these states or
                                         regions may experience natural
                                         disasters, which may not be fully
                                         insured against and which may result
                                         in property damage and losses on the
                                         housing loans. These events may in
                                         turn have a disproportionate impact
                                         on funds available to the trust,
                                         which could cause you to suffer
                                         losses.

 You will not receive physical notes  .  You will not receive physical notes,
 representing your Class A-1 notes,      except in limited circumstances. This
 which can cause delays in receiving     could:
 distributions and hamper your
 ability to pledge or resell your
 Class A-1 notes

                                           .  cause you to experience delays in
                                              receiving payments on the Class A-
                                              1 notes because the principal
                                              paying agent will be sending
                                              distributions on the Class A-1
                                              notes to DTC instead of directly
                                              to you;

                                          .  limit or prevent you from using
                                             your Class A-1 notes as
                                             collateral; and

                                          .  hinder your ability to resell the
                                             Class A-1 notes or reduce the
                                             price that you receive for them.

 Australian tax reform proposals      .  The Australian federal government
 could affect the tax treatment of       proposes to reform business taxation
 the trust                               as part of its current tax reform
                                         programme. There are several
                                         proposed measures, including the
                                         taxation of consolidated groups,
                                         thin capitalisation for entities
                                         investing in and out of Australia
                                         and redefining debt/equity
                                         instruments, that, if enacted could
                                         impact upon the tax treatment of the
                                         trust. For more details you should
                                         read the section titled "Australian
                                         Tax Matters--Tax Reform Proposals"
                                         below.

                               Capitalized Terms

      The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page 192.

                            U.S. Dollar Presentation

      In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$0.4990 = A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on March 26, 2001. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.

      The following table sets out the history of the Australian dollar/US dollar exchange rates for the five most recent years based on the noon buying rate for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York.

                                                      Year ended 30 June
                                              ----------------------------------
                                               2000   1999   1998   1997   1996
                                              ------ ------ ------ ------ ------
                                                 (expressed in US dollars per
                                                           A$1.00)
At Period End................................ 0.5971 0.6611 0.6208 0.7550 0.7856
Average Rate................................. 0.6284 0.6273 0.6809 0.7814 0.7628
High......................................... 0.6703 0.6712 0.7537 0.8180 0.8026
Low.......................................... 0.5685 0.5550 0.5867 0.7455 0.7100

   The Issuer Trustee, Commonwealth Bank, Colonial State Bank and the Manager

The Issuer Trustee

      The issuer trustee was incorporated on September 28, 1886 as Perpetual Trustee Company (Limited) under the Companies Statute of New South Wales as a public company. The name of the issuer trustee was changed to Perpetual Trustee Company Limited on December 14, 1971 and the issuer trustee now operates as a limited liability public company under the Corporations Law of Australia. The issuer trustee is registered in New South Wales and its registered office is at Level 7, 39 Hunter Street, Sydney.

      The issuer trustee has 4,000,000 ordinary shares issued with a paid amount of A$1.00 per share. The shares are held by Perpetual Trustees Australia Limited, a public company. The issuer trustee has not agreed to issue any additional shares. As a result of changes to the Australian Corporations Law, the issuer trustee no longer has authorised share capital.

      The principal activities of the issuer trustee are the provision of trustee and other commercial services. The issuer trustee is an authorised trustee corporation, and holds a securities dealers licence, under the Corporations Law. Perpetual Trustees Australia Limited and its subsidiaries provide a range of services including custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. Perpetual Trustees Australia Limited and its subsidiaries are leading trustee companies in Australia with in excess of A$100 billion under administration.

      The directors of the issuer trustee are as follows:

                                                                     Principal
     Name                                 Business Address           Activities
     ------------------------------------ -------------------------- ----------
     Phillip Andrew Vernon............... Level 7, 39 Hunter Street,  Director
                                          Sydney NSW 2000

     Michael Jorvan Stefanovski.......... Level 7, 39 Hunter Street,  Director
                                          Sydney NSW 2000

     Gai Marie McGrath................... Level 7, 39 Hunter Street,  Director
                                          Sydney NSW 2000

     Andrew John McKee................... Level 7, 39 Hunter Street,  Director
                                          Sydney NSW 2000

Commonwealth Bank
      Commonwealth Bank is described below in "The Currency Swap--Commonwealth Bank."

Colonial State Bank
      Colonial State Bank (registered as State Bank of New South Wales Limited) traces its origins back to one of Australia's first savings banks which was established in 1819 and later became the Government Savings Bank of New South Wales. The name "State Bank of New South Wales Limited" was assumed in 1981 as a result of the proclamation of the State Bank Act 1981. Colonial State Bank was acquired by The Colonial Mutual Life Assurance Society Limited on December, 31 1994 and following demutualisation of the life company, is now a wholly owned subsidiary of Colonial Limited. In line with the closer integration of Colonial State Bank into Colonial Group, the trading name "Colonial State Bank" was adopted on September 23, 1996 (and registered as a business name in all states and territories of Australia).

      Colonial State Bank provides a wide range of banking, financial and related services and forms an integral part of the Colonial group's "allfinanz" strategy which links Colonial State Bank with insurance, funds management and stockbrokerage operations under a single holding company, Colonial Limited.

      On March 10, 2000 Commonwealth Bank and Colonial Limited announced their intention to merge, with 7 Commonwealth Bank shares being offered for each 20 Colonial Limited shares. The merger received final approval from the Supreme Court of Victoria on May 31, 2000 and the merger was completed on June 13, 2000. As a consequence of the merger Colonial Limited is now a wholly owned subsidiary of the Commonwealth Bank. Its registered office is at Level 6, 48 Martin Place, Sydney New South Wales, Australia.

      Colonial State Bank has long term credit rating of AA from Fitch, Aa3 from Moody's and AA- from Standard & Poor's and a short term credit rating of A1+ from Standard & Poor's, F1+ from Fitch and P-1 from Moody's.

The Manager
      The manager, Securitisation Advisory Services Pty. Limited, is a wholly owned subsidiary of Commonwealth Bank. Its principal business activity is the management of securitization trusts established under Commonwealth Bank's Medallion Programme and the management of other securitization programs established by Commonwealth Bank or its customers. The manager's registered office is Level 8, 48 Martin Place, Sydney, New South Wales, Australia.

                            Description of the Trust

Commonwealth Bank Securitisation Trust Programme
      Commonwealth Bank established its Medallion Trust Programme pursuant to a master trust deed for the purpose of enabling Perpetual Trustee Company Limited, as trustee of each trust established pursuant to the Medallion Trust Programme, to invest in pools of assets originated by or purchased from time to time from Commonwealth Bank and/or its subsidiaries. The master trust deed provides for the creation of an unlimited number of trusts and may be varied or amended by a series supplement in respect of that series trust. The master trust deed establishes the general framework under which trusts may be established from time to time. The Series 2001-1G Medallion Trust is established by the master trust deed and the series supplement dated April 5, 2001. The Series 2001-1G Medallion Trust is separate and distinct from any other trust established under the master trust deed. The assets of the Series 2001-1G Medallion Trust are not available to meet the liabilities of any other trust and the assets of any other trust are not available to meet the liabilities of the Series 2001-1G Medallion Trust.

Series 2001-1G Medallion Trust
      The detailed terms of the trust are set out in the master trust deed and the series supplement.

      The series supplement, which supplements the general framework under the master trust deed with respect to the trust, does the following:

    . specifies the details of the notes, other than for the Class A-1 notes which are contained in the Class A-1 note trust deed and the Class A-1 note terms and conditions annexed to the Class A-1 notes;

    .  establishes the cash flow allocation;

    . sets out the mechanism for the acquisition from Commonwealth Bank and Colonial State Bank of the pool of housing loans and contains various representations and warranties by Commonwealth Bank in relation to the housing loans;

    . contains Commonwealth Bank's appointment as initial servicer of the housing loans and the various powers, discretions, rights, obligations and protections of Commonwealth Bank in this role; and

    . specifies a number of ancillary matters associated with the operation of the trust and the housing pool such as the arrangements regarding the operation of the collections account, the custody of the title documents in relation to the housing loans, the fees payable to the issuer trustee, the manager and the servicer, the perfection of the issuer trustee's title to the housing loans, the termination of the trust and the limitation on the issuer trustee's liability.

Other Trusts
      In addition to the Series 2001-1G Medallion Trust, two other trusts are established in relation to the issue of the Class A-1 notes as follows:

    . Class A-1 Trust. The Class A-1 note trustee acts as trustee of the Class A-1 trust under the Class A-1 note trust deed for the benefit of Class A-1 noteholders. Under the terms of the Class A-1 note trust deed the Class A-1 note trustee is able to enforce obligations of the issuer trustee for the benefit of the Class A-1 noteholders and will vote on behalf of Class A-1 noteholders, based on their directions, at meetings held under the terms of the master trust deed or the security trust deed, including upon an event of default and enforcement under the security trust deed.

    . Security Trust. The security trustee acts as trustee of the security trust for the benefit of noteholders, redraw bondholders and all other Secured Creditors under the terms of the security trust deed. The security trustee holds the charge over the assets of the trust granted by the issuer trustee under the security trust deed for the benefit of the Secured Creditors. If an event of default occurs under the security trust deed and the charge is enforced, the security trustee, or a receiver appointed by it, will be responsible for realizing the assets of the trust and the security trustee will be responsible for distributing the proceeds of realisation to Secured Creditors in the order prescribed under the security trust deed. The Class A-1 noteholders are Secured Creditors.

                     Description of the Assets of the Trust

Assets of the Trust
      The assets of the trust will include the following:

    .  the pool of housing loans, including all:

      . principal payments paid or payable on the housing loans at any time from and after the cut-off date; and

      . interest payments paid or payable on the housing loans before or after the cut-off date (other than the Accrued Interest Adjustment which is to be paid on the first monthly distribution date to Commonwealth Bank and Colonial State Bank as sellers of the housing loans);

    . rights under the mortgage insurance policies issued by PMI Mortgage Insurance Ltd, GE Mortgage Insurance Pty Ltd, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd and Housing Loans Corporation Pty Ltd and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

    .  rights under the mortgages in relation to the housing loans;

    . rights under collateral securities appearing on Commonwealth Bank's or Colonial State Bank's records as securing the housing loans;

    . amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collections account, and any instruments in which these amounts are invested; and

    .  the issuer trustee's rights under the transaction documents.

The Housing Loans
      The housing loans are secured by registered first ranking mortgages on properties located in Australia. The housing loans are from Commonwealth Bank's or Colonial State Bank's general residential mortgage product pool and have been originated by either Commonwealth Bank or Colonial State Bank in the ordinary course of its business. Each housing loan will be one of the types of products described in "Commonwealth Bank and Colonial State Bank Residential Loan Program--Commonwealth Bank and Colonial State Bank's Product Types." Each housing loan may have some or all of the features described in the "Commonwealth Bank and Colonial State Bank Residential Loan Program--Special Features of the Housing Loans." The housing loans are either fixed rate or variable rate loans. The mortgaged properties consist of one-to-four family owner-occupied properties and one-to-four family non-owner occupied properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.

Transfer and Assignment of the Housing Loans
      The housing loans assigned to the trust on the closing date will be specified in a sale notice from each seller, to the issuer trustee.

      Each seller will equitably assign the housing loans, the mortgages and any collateral securities from time to time appearing in its records as securing those housing loans, the mortgage insurance policies and its interest in any insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice. After this assignment, the issuer trustee will be entitled to the collections, subject to certain unrelated exceptions, on the housing loans.

      If the issuer trustee is actually aware of the occurrence of a Perfection of Title Event which is subsisting then, unless each rating agency confirms that a failure to perfect the issuer trustee's title to the housing loans will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the notes and redraw bonds, the issuer trustee must declare that a Perfection of Title Event has occurred and the issuer trustee and the manager must as soon as practicable take steps to perfect the issuer trustee's legal title to the housing loans. These steps will include the lodgement of transfers of the mortgages securing the housing loans with the appropriate land titles office in each Australian State and Territory. The issuer trustee will hold at the closing date irrevocable powers of attorney from the seller to enable it to execute such mortgage transfers.

      Each housing loan assigned to the issuer trustee is secured by an "all moneys" mortgage, which may also secure other financial indebtedness. Each seller will also assign these other loans to the issuer trustee which will hold these by way of a separate trust for Commonwealth Bank and Colonial State Bank, as appropriate, established under the series supplement and known as the CBA trust. The other loans are not assets of the Series 2001-1G Medallion Trust. The issuer trustee will hold the proceeds of enforcement of the related mortgage, to the extent they exceed the amount required to repay the housing loan, as trustee for the CBA trust, in relation to that other loan. The mortgage will secure the housing loan equitably assigned to the trust in priority to that other loan.

      Because each seller's standard security documentation usually secures all moneys owing by the provider of the security to the seller, it is possible that a security held by that seller in relation to other facilities provided by it could also secure a housing loan, even though in that seller's records the particular security was not taken for this purpose. Commonwealth Bank and Colonial State Bank will only assign to the issuer trustee in its capacity as trustee of the trust those securities that appear in its records as intended to secure the housing loans. Other securities which by their terms technically secure a housing loan but which were not taken for that purpose, will not be assigned for the benefit of the noteholders or redraw bondholders.

Representations, Warranties and Eligibility Criteria
      Commonwealth Bank will make various representations and warranties to the issuer trustee as of the cut-off date with respect to each housing loan being equitably assigned by each seller to the issuer trustee, including that:

    . at the time Commonwealth Bank or Colonial State Bank, as the case may be, entered into the related mortgage, the mortgage complied in all material respects with applicable laws;

    . at the time Commonwealth Bank or Colonial State Bank, as the case may be, entered into the housing loan, it did so in good faith;

    . at the time Commonwealth Bank or Colonial State Bank entered into the housing loan, the housing loan was originated in the ordinary course of that seller's business and since then that seller has dealt with the housing loan in accordance with its servicing procedures and servicing standards;

    . at the time Commonwealth Bank or Colonial State Bank entered into the housing loan, all necessary steps were taken to ensure that the related mortgage complied with the legal requirements applicable at that time to ensure that the mortgage was a first ranking mortgage, subject to any statutory charges, any prior charges of a body corporate, service company or equivalent, whether registered or not, and any other prior security interests which do not prevent the mortgage from being considered to be a first ranking mortgage in accordance with the servicing standards, secured over land, subject to stamping and registration in due course;

    . where there is a second or other mortgage in respect of the land the subject of the related mortgage and Commonwealth Bank or Colonial State Bank, as the case may be, is not the mortgagee of that second or other mortgage, that seller has ensured whether by a priority agreement or otherwise, that the mortgage ranks ahead in priority to the second or other mortgage on enforcement for at least the principal amount plus accrued but unpaid interest of the housing loan and such other amount determined in accordance with the servicing standards;

    . at the time the housing loan was approved, Commonwealth Bank or Colonial State Bank (as applicable) had received no notice of the insolvency or bankruptcy of the relevant borrower or any notice that the relevant borrower did not have the legal capacity to enter into the relevant mortgage;

    . Commonwealth Bank or Colonial State Bank is the sole legal and beneficial owner of the housing loan and the related securities assigned to the issuer trustee as trustee of the trust and, to its knowledge, subject to the above paragraph in relation to second mortgages in respect of which the seller is not the mortgagee, no prior ranking security interest exists in relation to its right, title and interest in the housing loan and related securities;

    . each of the relevant mortgage documents, other than any insurance policies in respect of land, which is required to be stamped with stamp duty has been duly stamped;

    . other than in respect of priorities granted by statute, the seller has not received notice from any person that it claims to have a security interest ranking in priority to or equal with the security interest held by that seller and constituted by the relevant mortgage;

    . each housing loan is, or will on the closing date be, insured under a mortgage insurance policy;

    . except in relation to fixed rate housing loans or those which can be converted to a fixed rate or a fixed margin relative to a benchmark and applicable laws, binding codes and competent authorities binding on the relevant seller or as may be otherwise provided in the corresponding mortgage documents, there is no limitation affecting, or consent required from a borrower to effect, a change in the interest rate under the housing loan; and

    . as of the cut-off date the housing loan satisfies the following eligibility criteria:

      . it is from Commonwealth Bank or Colonial State Bank's general housing loan pool;

      . it is secured by a mortgage over land which has erected on or within it a residential dwelling or unit and the terms of that mortgage require that dwelling or unit to be insured under a general home owner's insurance policy;

      . it has a loan-to-value ratio based on the outstanding balance of the housing loan and the most recent valuation of the mortgaged property, at the commencement of business on the cut-off date, less than or equal to 95%;

      . the amount outstanding, assuming all due payments have been made by the borrower, will not exceed A$750,000;

      . the borrower is required to repay that loan within 30 years of the cut-off date;

      . no payment from the borrower under the housing loan is in arrears for more than 30 consecutive days;

      . the housing loan is not of a type with only interest payable during the term and with "bullet" repayment of all principal at the end of its term;

      .  it is or has been fully drawn;

      . the borrower under the housing loan is not an employee of either Commonwealth Bank or Colonial State Bank who is paying a concessional rate of interest under the housing loan as a result of that employment; and

      .  it was advanced, and is repayable, in Australian dollars.

      The issuer trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the day to day administration of the trust has actual notice to the contrary.

Breach of Representations and Warranties
      If Commonwealth Bank, Colonial State Bank, the manager or the issuer trustee becomes actually aware that a representation or warranty from Commonwealth Bank relating to any housing loan or mortgage was incorrect when given, including that a housing loan not meeting the eligibility criteria has been included in the housing loan pool, it must notify the others within 5 Business Days, and provide to them sufficient details to identify the housing loan and the reasons for believing the representation or warranty is incorrect. None of Commonwealth Bank, Colonial State Bank, the manager or the issuer trustee is under any ongoing obligation to determine whether any representation or warranty is incorrect when given.

      If any representation or warranty is incorrect when given and notice of this is given not later than 5 Business Days prior to 120 days after the closing date, and Commonwealth Bank or Colonial State Bank does not remedy the breach to the satisfaction of the issuer trustee within 5 Business Days of the notice being given, the housing loan and its related securities will no longer form part of the assets of the trust and the issuer trustee will hold them for the CBA trust. The issuer trustee will, however, retain all collections received in connection with that housing loan from the cut-off date to the date of delivery of the notice. Commonwealth Bank must pay or procure payment to the issuer trustee the principal amount of, and interest accrued but unpaid under the housing loan as at the date of delivery of the relevant notice within 2 Business Days of that housing loan ceasing to form part of the trust.

      During the 120 days after the closing date, the issuer trustee's sole remedy for any of the representations or warranties being incorrect is the right to the above payment from Commonwealth Bank and neither seller has any other liability for any loss or damage caused to the issuer trustee, any noteholder or any other person, for any of the representations or warranties being incorrect.

      If the breach of a representation or warranty in relation to a housing loan is discovered after the last day for giving notices in the period 120 days after the closing date, Commonwealth Bank must pay damages to the issuer trustee which will be limited to the principal amount outstanding and any accrued but unpaid interest and any outstanding fees in respect of the housing loans. The amount of the damages must be agreed between the issuer trustee and Commonwealth Bank or, failing this, be determined by Commonwealth Banks' external auditors.

Substitution of Housing Loan Securities
      Under the series supplement, the servicer is empowered in relation to each housing loan to, amongst other things, substitute any corresponding mortgage, or collateral security appearing in Commonwealth Bank's or Colonial State Bank's records as intending to secure the housing loan, as long as this is done in accordance with the relevant mortgage insurance policy and the servicing guidelines.

Other Features of the Housing Loans
      The housing loans have the following features.

    .  Interest is calculated daily and charged in arrears.

    . Payments can be on a monthly, bi-weekly or weekly basis. Payments are made by borrowers using a number of different methods, including cash payments at branches, cheques and in most cases automatic transfer.

    . They are governed by the laws of one of the following Australian States or Territories:

      .  New South Wales;

      .  Victoria;

      .  Western Australia;

      .  Queensland;

      .  South Australia;

      .  Northern Territory;

      .  Tasmania; or

      .  the Australian Capital Territory.

Details of the Housing Loan Pool
      The information in the following tables sets forth in tabular format various details relating to the housing loans proposed to be sold to the trust on the closing date. The information is provided by Commonwealth Bank and Colonial State Bank as of the close of business on April 5, 2001. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

      Note that these details may not reflect the housing loan pool as of the closing date because a seller may add additional eligible housing loans or remove housing loans but any changes to the pool will be minor, as set out below.

      The sellers will not add or remove any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the table on page 18, unless a revised prospectus is delivered to prospective investors.

                            Housing Loan Information

                           Pool Profile by Originator

                                                                         Weighted
                                                                         Average
                                                       Weighted Weighted Term to
                                               % by    Average  Average  Maturity
                         No. of  Total Loan    Loan    Interest Current    (in
Originator               Loans  Balance (A$)  Balance  Rate (%) LTV (%)  months)
----------               ------ ------------- -------  -------- -------- --------
Commonwealth Bank....... 14,968 1,720,791,125  59.59%    7.15%   66.01%    294
Colonial State Bank.....  8,456 1,166,908,070  40.41%    6.97%   56.87%    308
                         ------ ------------- ------     ----    -----     ---
Total................... 23,424 2,887,699,195 100.00%    7.08%   62.32%    299
                         ====== ============= ======     ====    =====     ===

                        Year of Origination (Quarterly)

                                      Total                            Average
                                    Security                  Weighted  Loan    % by
                          No. of   Valuations    Total Loan   Average  Balance  Loan
  Year of Origination    Accounts     (A$)      Balance (A$)  LTV (%)   (A$)   Balance
------------------------ -------- ------------- ------------- -------- ------- -------
Pre 1996................      40     10,671,150     4,829,170  52.48%  120,729   0.17%
1996 Q1.................      10      1,859,000     1,128,279  67.73%  112,828   0.04%
1996 Q2.................      10      2,669,000     1,298,045  52.83%  129,805   0.04%
1996 Q3.................      19      4,913,500     2,115,159  51.92%  111,324   0.07%
1996 Q4.................      94     23,886,700    10,972,223  53.88%  116,726   0.38%
1997 Q1.................     217     52,555,533    25,404,226  57.28%  117,070   0.88%
1997 Q2.................     182     46,936,995    22,179,588  56.01%  121,866   0.77%
1997 Q3.................     187     49,403,758    22,728,545  56.90%  121,543   0.79%
1997 Q4.................     153     43,205,540    19,368,216  55.29%  126,590   0.67%
1998 Q1.................     241     63,858,100    30,266,220  56.61%  125,586   1.05%
1998 Q2.................     337     84,013,663    41,574,639  58.14%  123,367   1.44%
1998 Q3.................     418    100,016,989    49,606,167  58.83%  118,675   1.72%
1998 Q4.................     498    132,004,975    61,976,017  57.19%  124,450   2.15%
1999 Q1.................   1,228    278,553,635   140,068,483  57.08%  114,062   4.85%
1999 Q2.................   1,780    418,219,729   215,064,117  57.53%  120,823   7.45%
1999 Q3.................   1,884    454,507,689   232,765,919  57.44%  123,549   8.06%
1999 Q4.................   2,803    759,701,628   398,150,807  59.33%  142,045  13.79%
2000 Q1.................   2,175    483,476,625   277,481,178  63.47%  127,578   9.61%
2000 Q2.................   4,283    851,537,700   498,533,753  65.24%  116,398  17.26%
2000 Q3.................   4,481    884,610,716   531,744,040  67.62%  118,666  18.41%
2000 Q4.................   2,371    513,376,495   298,556,419  65.77%  125,920  10.34%
2001 Q1.................      13      3,243,000     1,887,985  62.30%  145,230   0.07%
                          ------  ------------- -------------  ------  ------- -------
                          23,424  5,263,222,120 2,887,699,195  62.32%  123,280 100.00%
                          ======  ============= =============  ======  ======= =======

                  Pool Profile by Geographic Distribution(/1/)

                                      Total
                                    Security                  Weighted               % by
                          No. of   Valuations    Total Loan   Average  Average Loan  Loan
Region                   Accounts     (A$)      Balance (A$)  LTV (%)  Balance (A$) Balance
------                   -------- ------------- ------------- -------- ------------ -------
Australian Capital
 Territory
Metro...................     475    104,786,143    57,779,105  62.21%    121,640      2.00%
New South Wales
Metro...................   5,086  1,761,196,179   844,691,029  55.84%    166,082     29.25%
Other...................   3,264    661,920,119   374,829,097  63.27%    114,837     12.98%
                          ------  ------------- -------------  -----     -------    ------
Queensland
Metro...................   1,030    185,879,963   118,093,880  73.84%    114,654      4.09%
Non Metro--Gold Coast...     568    125,339,460    66,349,700  62.46%    116,813      2.30%
Non Metro--Sunshine.....     161     30,690,115    18,360,489  68.72%    114,040      0.64%
Non Metro--Other........     426     55,353,904    41,560,665  81.53%     97,560      1.44%
                          ------  ------------- -------------  -----     -------    ------
Victoria
Metro...................   6,729  1,399,599,208   786,059,672  62.01%    116,817     27.22%
Other...................   1,068    151,420,876    91,237,262  66.01%     85,428      3.16%
                          ------  ------------- -------------  -----     -------    ------
Western Australia
Metro...................   2,487    461,910,760   285,451,589  68.05%    114,777      9.89%
Other...................     333     53,813,280    34,616,468  69.30%    103,953      1.20%
                          ------  ------------- -------------  -----     -------    ------
South Australia
Metro...................   1,079    170,777,392   104,213,811  66.82%     96,584      3.61%
Other...................     313     41,455,721    26,987,672  69.56%     86,223      0.93%
                          ------  ------------- -------------  -----     -------    ------
Northern Territory
Metro...................      79     15,607,050    10,062,728  68.63%    127,376      0.35%
Other...................      18      3,818,000     2,093,250  60.58%    116,292      0.07%
                          ------  ------------- -------------  -----     -------    ------
Tasmania
Metro...................     168     22,986,700    14,756,043  67.95%     87,834      0.51%
Other...................     140     16,667,250    10,556,735  68.15%     75,405      0.37%
                          ------  ------------- -------------  -----     -------    ------
Total...................  23,424  5,263,222,120 2,887,699,195  62.32%    123,280    100.00%
                          ======  ============= =============  =====     =======    ======

--------
(1) Geographic distributions are split by State or Territory and by metropolitan (metro) or country (other). Metro areas comprise the city and surrounding suburbs of the capital city of each State or Territory and Other comprise all other areas.

                      Pool Profile by Balance Outstanding

                                      Total
                                    Security                  Weighted               % by
Current Loan Balance      No. of   Valuations    Total Loan   Average  Average Loan  Loan
(A$)                     Accounts     (A$)      Balance (A$)  LTV (%)  Balance (A$) Balance
--------------------     -------- ------------- ------------- -------- ------------ -------
0.01 to 50,000..........     563     74,964,674    22,515,043  46.42%     39,991      0.78%
50,001 to 100,000.......  10,042  1,556,556,841   771,030,369  58.17%     76,781     26.70%
100,001 to 150,000......   7,310  1,558,009,795   899,103,688  64.72%    122,996     31.14%
150,001 to 200,000......   3,156    937,940,636   543,137,634  64.73%    172,097     18.81%
200,001 to 250,000......   1,188    455,701,023   265,741,931  63.52%    223,688      9.20%
250,001 to 300,000......     572    273,757,778   156,758,864  62.31%    274,054      5.43%
300,001 to 350,000......     263    153,473,300    84,987,388  61.51%    323,146      2.94%
350,001 to 400,000......     148     98,463,373    55,262,900  61.01%    373,398      1.91%
400,001 to 450,000......      63     45,848,000    26,588,250  61.64%    422,036      0.92%
450,001 to 500,000......      62     53,194,200    29,295,269  59.45%    472,504      1.01%
500,001 to 550,000......      24     20,790,500    12,620,452  62.68%    525,852      0.44%
550,001 to 600,000......      11     12,003,000     6,306,424  57.90%    573,311      0.22%
600,001 to 650,000......      12     12,084,000     7,498,354  62.70%    624,863      0.26%
650,001 to 700,000......       8      8,130,000     5,406,022  67.03%    675,753      0.19%
700,001 to 750,000......       2      2,305,000     1,446,608  64.92%    723,304      0.05%
                          ------  ------------- -------------  -----     -------    ------
Total...................  23,424  5,263,222,120 2,887,699,195  62.32%    123,280    100.00%
                          ======  ============= =============  =====     =======    ======

                   Pool Profile by Loan to Value Ratio (LTV)

                                      Total
                                    Security                  Weighted               % by
                          No. of   Valuations    Total Loan   Average  Average Loan  Loan
Current LTV (%)          Accounts     (A$)      Balance (A$)  LTV (%)  Balance (A$) Balance
---------------          -------- ------------- ------------- -------- ------------ -------
 0.00 to 5.00...........       8     12,716,000       476,533   3.86%     59,567      0.02%
 5.01 to 10.00..........      52     35,841,500     2,788,265   8.04%     53,620      0.10%
10.01 to 15.00..........     109     57,957,090     7,405,264  12.93%     67,938      0.26%
15.01 to 20.00..........     205     95,350,890    16,911,541  17.86%     82,495      0.59%
20.01 to 25.00..........     407    171,320,466    38,754,464  22.71%     95,220      1.34%
25.01 to 30.00..........     775    272,055,688    75,029,995  27.66%     96,813      2.60%
30.01 to 35.00..........     957    312,718,702   101,830,440  32.63%    106,406      3.53%
35.01 to 40.00..........   1,341    393,317,564   147,996,083  37.68%    110,362      5.13%
40.01 to 45.00..........   1,527    416,359,817   176,920,714  42.54%    115,862      6.13%
45.01 to 50.00..........   1,724    436,668,819   207,579,305  47.58%    120,406      7.19%
50.01 to 55.00..........   1,686    410,108,870   215,161,451  52.50%    127,617      7.45%
55.01 to 60.00..........   2,005    454,683,718   261,088,194  57.46%    130,219      9.04%
60.01 to 65.00..........   1,907    411,759,294   256,665,313  62.37%    134,591      8.89%
65.01 to 70.00..........   1,950    388,788,608   262,859,957  67.64%    134,800      9.10%
70.01 to 75.00..........   2,450    447,251,643   324,415,534  72.56%    132,415     11.23%
75.01 to 80.00..........   2,676    434,005,973   336,130,565  77.47%    125,609     11.64%
80.01 to 85.00..........     672     98,883,650    81,910,993  82.86%    121,891      2.84%
85.01 to 90.00..........   1,477    206,237,650   181,297,458  87.93%    122,747      6.28%
90.01 to 95.00..........   1,496    207,196,178   192,477,127  92.92%    128,661      6.67%
                          ------  ------------- -------------  -----     -------    ------
Total...................  23,424  5,263,222,120 2,887,699,195  62.32%    123,280    100.00%
                          ======  ============= =============  =====     =======    ======

                        Pool Profile by Year of Maturity

                                      Total
                                    Security                  Weighted               % by
                          No. of   Valuations    Total Loan   Average  Average Loan  Loan
Maturity Year            Accounts     (A$)      Balance (A$)  LTV (%)  Balance (A$) Balance
-------------            -------- ------------- ------------- -------- ------------ -------
2001....................       4      1,334,000       722,100  55.03%    180,525      0.03%
2002....................       4      1,258,000       540,897  45.30%    135,224      0.02%
2003....................       4        952,000       191,816  20.53%     47,954      0.01%
2004....................      21      4,970,900     2,062,170  49.33%     98,199      0.07%
2005....................      26      4,263,450     1,880,182  47.46%     72,315      0.07%
2006....................      27      6,377,000     2,299,115  43.53%     85,152      0.08%
2007....................      59     12,735,350     4,372,831  44.60%     74,116      0.15%
2008....................      76     14,406,295     5,935,787  45.91%     78,102      0.21%
2009....................     167     31,729,374    13,625,380  49.04%     81,589      0.47%
2010....................     315     56,204,007    25,603,734  51.65%     81,282      0.89%
2011....................     103     19,538,825     8,465,514  50.16%     82,189      0.29%
2012....................     186     36,535,959    17,158,160  54.64%     92,248      0.59%
2013....................     246     49,820,091    23,668,283  54.16%     96,213      0.82%
2014....................     423     88,266,557    42,361,901  53.52%    100,146      1.47%
2015....................     749    142,165,685    72,570,146  57.12%     96,889      2.51%
2016....................     225     43,147,685    22,690,410  59.08%    100,846      0.79%
2017....................     308     68,427,131    33,157,673  55.81%    107,655      1.15%
2018....................     370     80,569,202    40,331,678  56.68%    109,005      1.40%
2019....................     861    187,892,428    92,505,374  55.36%    107,439      3.20%
2020....................   1,348    270,686,381   147,789,269  59.96%    109,636      5.12%
2021....................     290     58,032,404    31,996,125  61.00%    110,331      1.11%
2022....................     505    113,866,730    58,612,405  58.73%    116,064      2.03%
2023....................     652    151,600,326    79,967,456  60.07%    122,649      2.77%
2024....................   1,409    335,937,457   173,884,364  58.38%    123,410      6.02%
2025....................   2,176    458,528,754   264,752,649  63.69%    121,669      9.17%
2026....................     457    109,782,500    57,228,129  61.72%    125,226      1.98%
2027....................     970    238,072,619   123,831,005  60.86%    127,661      4.29%
2028....................   1,342    333,246,935   177,443,815  61.37%    132,223      6.14%
2029....................   3,572    987,901,475   506,664,335  58.51%    141,843     17.55%
2030....................   6,312  1,305,919,577   824,342,821  69.93%    130,599     28.55%
2031....................     217     49,053,023    31,043,669  69.92%    143,058      1.08%
                          ------  ------------- -------------  -----     -------    ------
Total...................  23,424  5,263,222,120 2,887,699,195  62.32%    123,280    100.00%
                          ======  ============= =============  =====     =======    ======

                    Pool Profile by Property Ownership Type

                                   Total Security               Weighted                %by
                           No. of    Valuations    Total Loan   Average  Average Loan  Loan
Loan Purpose              Accounts      (A$)      Balance (A$)  LTV (%)  Balance (A$) Balance
------------              -------- -------------- ------------- -------- ------------ -------
Owner Occupied..........   18,908  3,975,093,628  2,230,389,576  63.55%    117,960     77.24%
Investment..............    4,516  1,288,128,492    657,309,619  58.14%    145,551     22.76%
                           ------  -------------  -------------  -----     -------    ------
Total...................   23,424  5,263,222,120  2,887,699,195  62.32%    123,280    100.00%
                           ======  =============  =============  =====     =======    ======

                          Pool Profile by Amortization

                                   Total Security               Weighted                %by
                           No. of    Valuations    Total Loan   Average  Average Loan  Loan
Payment Type              Accounts      (A$)      Balance (A$)  LTV (%)  Balance (A$) Balance
------------              -------- -------------- ------------- -------- ------------ -------
Principal and Interest..   23,123  5,157,336,498  2,831,586,490  62.33%    122,458     98.06%
Interest Only...........      301    105,885,622     56,112,705  61.81%    186,421      1.94%
                           ------  -------------  -------------  -----     -------    ------
Total...................   23,424  5,263,222,120  2,887,699,195  62.32%    123,280    100.00%
                           ======  =============  =============  =====     =======    ======

                         Mortgage Insurer Distribution

                                     Total Security               Weighted
                           Number      Valuations    Total Loan   Average  Average Loan  % By
Mortgage Insurer         of Accounts      ($A)      Balance ($A)   LTV(%)  Balance ($A) Balance
----------------         ----------- -------------- ------------- -------- ------------ -------
PMI.....................   19,288    4,662,236,514  2,382,182,163  57.20%    123,506     82.49%
HLIC INSURANCE (LMI)....       79       14,351,250      9,735,112  74.74%    123,229      0.34%
GEMICO (LMI)............      284       44,959,300     35,228,800  82.68%    124,045      1.22%
GEMI (LMI)..............    3,773      541,675,056    460,553,120  86.99%    122,065     15.95%
                           ------    -------------  -------------  -----     -------    ------
Total...................   23,424    5,263,222,120  2,887,699,195  62.32%    123,280    100.00%
                           ======    =============  =============  =====     =======    ======

                            Pool Profile by Product

                                      Total
                                    Security                  Weighted               % by
                          No. of   Valuations    Total Loan   Average  Average Loan  Loan
Loan Type                Accounts     (AS)      Balance (AS)  LTV (%)  Balance (A$) Balance
---------                -------- ------------- ------------- -------- ------------ -------
Standard Variable Rate
 Loan and Fixed Rate
 Loans
Variable rate...........   7,782  1,774,623,894   925,982,064  59.33%    118,990     32.07%
1 yr fixed..............     308     71,449,169    42,892,309  65.95%    139,261      1.49%
2 yr fixed..............     271     59,951,288    33,402,442  64.09%    123,256      1.16%
3 yr fixed..............   2,530    557,929,382   328,017,220  65.84%    129,651     11.36%
4 yr fixed..............   1,096    198,365,355   126,125,340  70.07%    115,078      4.37%
5 yr fixed..............   1,389    324,765,375   174,578,432  62.12%    125,686      6.05%
Economiser..............   5,867  1,023,126,608   636,454,191  68.37%    108,480     22.04%
Rate Saver..............   4,181  1,253,011,049   620,247,197  56.84%    148,349     21.48%
                          ------  ------------- -------------  -----     -------    ------
Total...................  23,424  5,263,222,120 2,887,699,195  62.32%    123,280    100.00%
                          ======  ============= =============  =====     =======    ======

                     Distribution by Current Interest Rates

                                      Total
                                    Security                  Weighted               % by
                          No. of   Valuations    Total Loan   Average  Average Loan  Loan
Current Rate (%)         Accounts     (A$)      Balance (A$)  LTV (%)  Balance (A$) Balance
----------------         -------- ------------- ------------- -------- ------------ -------
5.00 to 5.50............       3      1,385,000       773,490  56.97%    257,830      0.03%
5.51 to 6.00............     100     24,341,750    13,510,442  60.81%    135,104      0.47%
6.01 to 6.50............     676    176,009,616    93,554,601  59.80%    138,394      3.24%
6.51 to 7.00............  11,568  2,700,429,255 1,486,170,749  62.65%    128,473     51.47%
7.01 to 7.50............   7,472  1,612,856,176   852,313,630  59.78%    114,068     29.52%
7.51 to 8.00............   3,362    697,465,073   413,784,263  66.98%    123,077     14.33%
8.01 to 8.50............     223     45,504,750    25,503,292  63.35%    114,365      0.88%
8.51 to 9.00............      20      5,230,500     2,088,728  46.42%    104,436      0.07%
                          ------  ------------- -------------  -----     -------    ------
Total...................  23,424  5,263,222,120 2,887,699,195  62.32%    123,280    100.00%
                          ======  ============= =============  =====     =======    ======

                   Commonwealth Bank and Colonial State Bank
                            Residential Loan Program

Origination Process
      The housing loans to be assigned to the trust comprise a portfolio of variable and fixed rate loans which were originated by Commonwealth Bank or Colonial State Bank through loan applications from new and existing customers. Housing loan applications are sourced from Commonwealth Bank and Colonial State Bank's branch networks, their mobile sales forces, their telephone sales operations, approved mortgage brokers, in the case of Colonial State Bank and through the internet from Commonwealth Bank's website at "www.commbank.com.au."

Approval and Underwriting Process
      When a housing loan application is received it is processed in accordance with Commonwealth Bank or Colonial State Bank's approval policies (depending upon which entity received the application). These policies are monitored and are subject to continuous review by Commonwealth Bank and Colonial State Bank, who, like other lenders in the Australian residential housing loan market, do not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for their residential housing loans. In limited situations discounted interest rates are provided to retain existing borrowers or to attract certain high income individuals. All borrowers must satisfy the appropriate seller's approval criteria as described in this section.

      The approval process includes verifying the borrower's application details, assessing their ability to repay the housing loan and determining the valuation of the mortgaged property.

Verification of application details
      The verification process involves borrowers providing proof of identity, evidence of income and evidence of savings. For an employed applicant, it includes confirming employment and income levels by way of recent payslips or tax assessments. For a self-employed or business applicant it includes checking annual accounts and tax assessments. Where applicants are refinancing debts from another financial institution, a check of up to the last twelve months' statements of the existing loan is made to determine the regularity of debt payments. The credit history of any existing borrowings from Commonwealth Bank or Colonial State Bank is also checked.

Assessing ability to repay
      Based upon the application, once verified, an assessment is made of the applicant's ability to repay the housing loan. This is primarily based on the applicant's debt servicing to income commitment ratio along with any risk factors identified in verifying the applicant's income, savings or credit history. The credit decision is made using one the following processes.

      In relation to Commonwealth Bank's housing loans:

    . Credit scorecard. A credit scorecard system automatically and consistently applies Commonwealth Bank's credit assessment rules without relying on the credit experience of the inputting officer. The credit scorecard returns a decision to approve, reject or refer an application. An application is referred by the system if certain risk factors, such as loan size or a high commitment level, are present which require the application to be assessed by an experienced loan officer. The credit score determined by this system is based on historical performance data of Commonwealth Bank's housing loan portfolio.

      In relation to both the Commonwealth Bank and Colonial State Bank:

    . Credit approval authorities. Housing loan applications which are not credit scored and those which are referred by the credit scorecard are assessed by a loan officer. Each loan officer is allocated a credit approval authority based on their level of experience and past performance. Loans which have certain risk characteristics, such as loan size or a high commitment level, are assessed by more experienced loan officers. Both Commonwealth Bank and Colonial State Bank monitor the quality of lending decisions and conduct regular audits of approvals.

      In relation to Colonial State Bank's housing loans, results from a reference obtained from Credit Advantage, formerly known as the Credit Reference Association of Australia, are included in the evaluation process.

      Borrowers in respect of housing loans may be natural persons, corporations or trusts. Housing loans to corporations and trusts may be secured, if deemed necessary, by guarantees from directors. Guarantees may also be obtained in other circumstances.

Valuation of mortgaged property
      For applications which successfully pass the credit decision process, the maximum allowable loan-to-value ratio, being the ratio of the housing loan amount to the value of the mortgaged property, is calculated and an offer for finance is made conditional upon a satisfactory valuation of the mortgaged property and any other outstanding conditions being satisfied. The amount of the housing loan that will be approved for a successful applicant is based on an assessment of the applicant's ability to service the proposed housing loan and the loan-to-value ratio. For the purposes of calculating the loan-to-value ratio, the value of a mortgaged property in relation to housing loans to be assigned to the trust has been determined at origination by one of the following methods.

      In relation to Commonwealth Bank housing loans:

    . Valuation by valuer. Prior to March, 2000,valuations by qualified professional valuers were carried out when there was some attribute of the housing loan or its mortgaged property which, in accordance with the Commonwealth Bank's policies, required a professional valuer to undertake the assessment. These attributes include:

      .  mortgaged properties with a value in excess of A$1 million;

      . properties in areas which are subject to landslip, subsidence or flooding;

      . housing loans which are refinancing loans from another financial institution; and

      . housing loans where mortgage insurance is required upon origination, unless otherwise approved by a mortgage insurer.

    . Valuation on contract price or rates notice. If not valued by a valuer and for housing loan amounts of less than or equal to A$200,000 (prior to March 2000) and A$400,000 (from March 2000) or, for mortgaged properties in the Sydney, Melbourne or Brisbane metropolitan areas, A$300,000 (prior to March 2000) and A$500,000 (from March 2000) or less than A$300,000 in the central business district of Sydney, Melbourne or Brisbane, the value of the mortgaged property was based on the purchase price under a contract for the purchase by the borrower of the mortgaged property or on the value specified in a local government rates notice (that is, generally, the unimproved value of the land assessed by a government valuer) for the mortgaged property.

    . Valuation by bank officer (prior to March 2000). In all other cases, the value of the mortgaged property was assessed by an officer of Commonwealth Bank, who visited the mortgaged property and compared it with recent sales of similar properties in the same area.

    . Valuation by valuer. Housing loans originated during or after March 2000 which did not meet the above criteria were valued by a qualified professional valuer in accordance with Commonwealth Bank policy.

      In relation to Colonial State Bank housing loans:

    . Valuation by valuer. Valuation by qualified professional valuers were carried out when there was some attribute of the housing loan or its mortgaged property which, in accordance with Colonial State Bank's policies, required a professional valuer to undertake the assessment. These attributes include:

              .  mortgaged properties with a value in excess of A$750,000;

              . properties in areas which are subject to landslip, subsidence or flooding;

              . housing loans which are refinancing loans from another financial institution which do not have any local government rate notice or Valuer General's notice;

              . housing loans where mortgage insurance is required upon origination, unless otherwise approved by a mortgage insurer; and

              . geographic areas where Colonial State Bank does not accept the purchase price of a property, rates notice, Valuer General's notice or (in Queensland only) Department of Natural Resources notice.

    . Valuation based on purchase price, rates notice or other notices. In all other cases, the value of the mortgaged property was based on the purchase price, rates notice, Valuer General's notice and (in Queensland only) Department of Natural Resources notices.

      The Valuer General is a statutory office established in each state and territory of Australia for the valuation of property for land tax purposes.

      The maximum loan-to-value ratio that is permitted for any loan is determined according to Commonwealth Bank or Colonial State Bank's credit policy and is dependent on the size of the proposed loan, the nature and location of the proposed mortgaged property and other relevant factors. Where more than one mortgaged property is offered as security for a housing loan, the sum of the valuations for each mortgaged property is assessed against the housing loan amount sought.

      Once Commonwealth Bank or Colonial State Bank's formal loan offer has been accepted by the applicant, one of the relevant bank's loan processing centres prepares the loan security documentation and dispatches it to the borrower for execution. After execution, the documentation, together with signed acknowledgement that all non-documentary conditions of approval have been met, is returned by the business unit to the loan processing centre authorizing settlement and funding of the housing loan to proceed. In certain circumstances, settlement and funding are completed at the business unit level.

      One of the conditions of settlement is that the borrower establish and maintain full replacement general home owner's insurance on the mortgaged property. Some of the housing loans have home owner's insurance provided by Commonwealth Insurance Limited, a subsidiary of Commonwealth Bank. However, there is no ongoing monitoring of the level of home owner's insurance maintained by borrowers.

          Commonwealth Bank's and Colonial State Bank's Product Types

Standard Variable Rate Loan and Fixed Rate Loan
      These types of loan are the sellers' traditional standard mortgage products which consists of standard variable rate and fixed rate options. The standard variable rate product is not linked to any other variable rates in the market. However, it may fluctuate with market conditions. Borrowers may switch to a fixed interest rate at any time upon payment of a switching fee as described below in "Switching Interest Rates." Some of the housing loans will be subject to fixed rates for differing periods.

      In addition, some of these loans have an interest rate which is discounted by a fixed percentage to the standard variable rate or fixed rate. These discounts are offered to members of certain professional groups and to other high income individuals.

Economiser Home Loan and Rate Saver Home Loan
      These types of loans have a variable interest rate which is not linked to the standard variable rate product and which may fluctuate independently of this and other standard variable rates in the market. These types of loans were introduced by Commonwealth Bank and Colonial State Bank, respectively, to allow borrowers who did not require a full range of product features to reduce their interest rate. The interest rate for the Economiser Home Loan and Rate Saver Home Loan historically has been less than that for the standard variable rate product. Of the features described below, at present only those headed "Redraw and Further Advances," "Payment Holiday," "Interest Offset" and "Early Repayment" are available for Economiser Home Loans. To take advantage of other features borrowers with Economiser Home Loans must, with the agreement of the seller and upon payment of a fee, switch their housing loan to the Complete Home Loan product. However, these or other features may in the future be offered to borrowers with Economiser Home Loans. Currently, Rate Saver Home Loan offers all of the features outlined under "Special Features of the Housing Loans" below.

      Commonwealth Bank has announced its intention to convert Colonial State Bank's housing loans onto its housing loan administration system by September 2001. If this occurs, the product features and terms and conditions of Colonial State Bank's housing loans will be changed to conform to Commonwealth Bank's product features and terms and conditions.

Special Features of the Housing Loans
      Each housing loan may have some or all of the features described in this section. In addition, during the term of any housing loan, Commonwealth Bank or Colonial State Bank, as appropriate, may agree to change any of the terms of that housing loan from time to time at the request of the borrower.

Switching Interest Rates
      Borrowers may elect for a fixed rate, as determined by Commonwealth Bank or Colonial State Bank, as appropriate, to apply to their housing loan for a period of up to 10 years. These housing loans convert to the standard variable interest rate at the end of the agreed fixed rate period unless the borrower elects to fix the interest rate for a further period.

      Any variable rate converting to a fixed rate product will automatically be matched by an increase in the fixed rate swap to hedge the fixed rate exposure.

Substitution of Security
      A borrower may apply to the servicer to achieve the following:

    . substitute a different mortgaged property in place of the existing mortgaged property securing a housing loan; or

    .  release a mortgaged property from a mortgage.

      If the servicer's credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan. The servicer must obtain the consent of any relevant mortgage insurer to the substitution of security or a release of a mortgage where this is required by the terms of a mortgage insurance policy.

Redraws and Further Advances
      Each of the variable rate housing loans allows the borrower to redraw principal repayments made in excess of scheduled principal repayments during the period in which the relevant housing loan is charged a variable rate of interest. Redraws must be for at least A$2,000 per transaction. Borrowers may request a redraw at any time subject to meeting certain credit criteria at that time. The borrower may be required to pay a fee to Commonwealth Bank or Colonial State Bank, as appropriate, in connection with a redraw. Currently, neither Commonwealth Bank nor Colonial State Bank permits redraws on fixed rate housing loans. A redraw will not result in the related housing loan being removed from the trust.

      In addition, Commonwealth Bank or Colonial State Bank may agree to make a further advance to a borrower under the terms of a housing loan. Where a further advance does not result in the previous scheduled principal balance of the housing loan being exceeded by more than one scheduled monthly instalment, the further advance will not result in the housing loan being removed from the trust. Where a further advance does result in the previous scheduled principal balance of the housing loan being exceeded by more than one scheduled monthly instalment, Commonwealth Bank or Colonial State Bank must pay to the trust the principal balance of the housing loan and accrued and unpaid interest and fees on the housing loan. If this occurs the housing loan will be treated as being repaid and will cease to be an asset of the trust.

      A further advance to a borrower may also be made under the terms of another loan or as a new loan. These loans may share the same security as a housing loan assigned to the trust but will be subordinated upon the enforcement of that security to the housing loan.

Payment Holiday
      A borrower is allowed a payment holiday where the borrower has prepaid principal, creating a difference between the outstanding principal balance of the loan and the scheduled amortized principal balance of the housing loan. The borrower is not required to make any payments, including payments of interest, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled amortized principal balance. The failure by the borrower to make payments during a payment holiday will not cause the related housing loan to be considered delinquent.

Early Repayment
      A borrower will not incur break fees if an early repayment or partial prepayment of principal occurs under a variable rate housing loan contract.

      A borrower may incur break fees or receive break benefits if an early repayment or partial prepayment of principal occurs on a fixed rate housing loan. However, at present fixed rate loans allow for early repayment by the borrower of up to A$10,000 in any 12 month period without any break fees or break benefits being applicable.

Combination or "Split" Housing Loans
      A borrower may elect to split a housing loan into separate funding portions which may, among other things, be subject to different types of interest rates. Each part of the housing loan is effectively a separate loan contract, even though all the separate loans are secured by the same mortgage.

Interest Offset
      Each seller offers borrowers an interest offset product known as a mortgage interest saver account under which the interest accrued on the borrower's deposit account is offset against interest on the borrower's housing loan. Commonwealth Bank and Colonial State Bank do not actually pay interest to the borrower on the loan offset account, but simply reduce the amount of interest which is payable by the borrower under its housing loan. The borrower continues to make its scheduled mortgage payment with the result that the portion allocated to principal is increased by the amount of interest offset. Commonwealth Bank and Colonial State Bank will pay to the trust the aggregate of all interest amounts offset in respect of the housing loans for which it is the seller. These amounts will constitute Finance Charge Collections for the relevant period. The mortgage interest saver account must be in the same name as the housing loan.

      If, following a Perfection of Title Event, the trust obtains legal title to a housing loan, the relevant seller will no longer be able to offer an interest offset arrangement for that housing loan.

Interest Only Periods
      A borrower may also request to make payments of interest only on his or her housing loan for a period of up to 5 years. If Commonwealth Bank or Colonial State Bank agrees to such a request it does so conditional upon higher principal repayments applying upon expiry of the interest only period so that the housing loan is repaid within its original term.

Special Introductory Rates
      Commonwealth Bank or Colonial State Bank may offer borrowers introductory rates for periods of up to three years during which period the rate is either variable, capped or fixed. On the expiry of the introductory offer, these home loans automatically convert to the standard or base variable interest rate.

Additional Features
      Each seller may from time to time offer additional features in relation to a housing loan which are not described in the preceding section or may cease to offer features that have been previously offered and may add, remove or vary any fees or other conditions applicable to such features.

                        The Mortgage Insurance Policies

General
      The mortgage insurance policies consist of:

    . high LTV mortgage insurance policies in relation to individual housing loans which generally had a loan-to-value ratio of greater than around 80% at the time that they were originated; and

    . a master mortgage insurance policy to provide mortgage insurance in relation to the balance of the housing loans.

The High LTV Mortgage Insurance Policies
      High LTV mortgage insurance policies represent liabilities of Housing Loans Insurance Corporation, GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd.

      The high LTV mortgage insurance policies insure the issuer trustee against losses in respect of housing loans which generally had a loan-to-value ratio of greater than around 80% at the time of origination. The individual high LTV mortgage insurance policies were usually required to be taken out at the commencement of the housing loan and will be equitably assigned by each seller to the issuer trustee on the closing date. Each borrower paid a single upfront premium for their respective individual high LTV mortgage insurance policy. Certain housing loans originated by Colonial State Bank have high LTV mortgage insurance policies with limited insurance coverage. Those policies will be cancelled and the relevant housing loans will be insured under a master top-up insurance policy issued by GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd. The sellers will, prior to the closing date, pay a single upfront premium to GE Mortgage Insurance Pty Ltd, for high LTV loans insured by it and HLIC and will pay a single upfront premium to, GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd for high LTV loans insured by it which will insure the issuer trustee under the terms of the master top-up insurance policy against all losses in respect of those housing loans. No further premium is payable by either of the sellers or the issuer trustee.

Policies

Individual High LTV Mortgage Insurance Policies not requiring Top-up Cover

Period of Cover
      The issuer trustee has the benefit of the individual high LTV mortgage insurance policies from the closing date until the policy is cancelled by the mortgage insurer. An individual high LTV mortgage insurance policy may be cancelled by the mortgage insurer in the following circumstances:

    .  the issuer trustee, without the approval of the mortgage insurer:

      . approves any transfer or assignment of the mortgaged property without a full discharge of the corresponding mortgage and all moneys secured by that mortgage; or

      . takes possession of the mortgaged property, sells it, takes foreclosure action or appoints any receiver or manager over it;

      . where the insured is not a lender approved by the mortgage insurer, if at any time there is not a servicer approved by the mortgage insurer; or

      . where the mortgage is not a first mortgage, if the issuer trustee refuses or fails to take action required by the mortgage insurer to oppose any application by a prior mortgagee for foreclosure against the mortgagor and the issuer trustee.

Cover for Losses
      Under each individual high LTV mortgage insurance policy, the mortgage insurer insures the issuer trustee against loss if a default occurs in relation to the insured housing loan and if one of the events entitling a claim to be made occurs.

      No claim can be made for a loss unless:

    .  the issuer trustee has sold the mortgaged property;

    . the issuer trustee has become the absolute owner of the mortgaged property by foreclosure;

    . the relevant mortgagor has sold the mortgaged property with the express consent of the issuer trustee given with the prior written approval of the mortgage insurer;

    . the mortgaged property has been compulsorily acquired or sold by any government, semi-governmental or local government authority for public purposes;

    . where the mortgage is not a first mortgage, a prior mortgagee has sold or become absolute owner of the mortgaged property by foreclosure; or

    .  the mortgage insurer has agreed to pay a claim.

      The loss in respect of a housing loan insured under an individual high LTV mortgage insurance policy is calculated by:

    .  adding together:

      . the outstanding principal of the housing loan, after taking into account all amounts received by the issuer trustee as compensation for the compulsory acquisition of the mortgaged property or any rents, profits or proceeds from the mortgaged property and all amounts received by the issuer trustee under any insurance policy in relation to loss arising from destruction of or damage to the mortgaged property and not applied in restoration or repair at the earliest of:

             . the date of completion of the sale or compulsory acquisition of the mortgaged property;

             . the date upon which the issuer trustee became the absolute owner of the mortgaged property by foreclosure;

             .  the date upon which a claim is paid by the mortgage insurer;
                and

             . where the relevant mortgage is not a first mortgage and where a prior mortgagee has sold the mortgaged property or has taken foreclosure action, the date on which the issuer trustee receives from the prior mortgagee so much of the proceeds of that sale as are payable to the issuer trustee, or where no part of these proceeds is so payable, the date on which the issuer trustee becomes aware of completion of the sale or that the prior mortgagee has become the absolute owner of the mortgaged property;

      . interest paid in respect of the housing loan up to and including the earliest of the dates referred to in the previous 4 bullet points at the non-default rate specified in the housing loan;

      . amounts recoverable by the issuer trustee under the terms of the mortgage in respect of:

             . amounts properly paid or incurred by the issuer trustee in respect of the mortgaged property for premiums on general insurance policies, levies and other charges payable to a body corporate under the Australian strata title system, rates, taxes and other statutory charges up to a limit in respect of land tax as specified by the mortgage insurer;

             . reasonable and necessary legal and other fees and disbursements paid or incurred by the issuer trustee in enforcing or protecting its rights under the mortgage;

             . amounts not exceeding A$1,000 paid or incurred by the issuer trustee for repair, maintenance and protection of the mortgaged property or such greater amounts incurred with the prior approval of the mortgage insurer; and

             . costs related to the sale of the mortgaged property by the issuer trustee;

      . to the extent not otherwise included above, and the mortgage insurer determines that they should be included, unpaid fines, penalties, additional interest and other similar amounts which are properly incurred by the issuer trustee under the mortgage or in respect of the housing loan; and

    .  subtracting from the above the aggregate of:

      . all amounts received by the issuer trustee under any related collateral security;

      . where the issuer trustee has sold the mortgaged property, the sale price less any amount required to discharge any prior mortgage;

      . where the issuer trustee or a prior mortgagee has taken foreclosure action, the value of the issuer trustee's interest in the mortgaged property as agreed between the mortgage insurer and the issuer trustee; and

      .  any amount by which a claim may be reduced.

Reduction of Claims
      There are a number of restrictions imposed on the insured under individual high LTV each mortgage insurance policy which may entitle the mortgage insurer to refuse or reduce the amount of a claim with respect to a housing loan, including:

    .  the failure of the servicer to be approved by the mortgage insurer;

    . the failure of the housing loan contract to require that the related mortgaged property be insured under a general insurance policy;

    . the existence of an encumbrance or other interest which affects or has priority over the related mortgage;

    . the housing loan or related mortgage being materially altered or modified without the mortgage insurer's consent; and

    . the occurrence of other circumstances reducing the insured's rights under any insured housing loan or related mortgage.

Master Top-Up High LTV Mortgage Insurance Policy

Period of Cover
      The insurance under the master top-up high LTV mortgage insurance policy terminates on the earliest of the following:

    . the date the housing loan or the mortgage securing the housing loan is assigned, transferred or mortgaged to another party without the mortgage insurer's consent;

    .  the date the housing loan is repaid in full;

    . the date the housing loan ceases to be secured by the relevant mortgage other than where the mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purpose;

    . the date the master mortgage insurance policy is cancelled in respect of the housing loan in accordance with the terms of the master mortgage insurance policy; and

    . the maturity date set out in the certificate of insurance issued by the mortgage insurer in relation to the housing loan or as extended with the consent of the mortgage insurer or as varied by a court under the Australian Consumer Credit Code.

Cover for Losses
      If a loss date occurs in respect of a housing loan insured under the master top-up high LTV mortgage insurance policy, the mortgage insurer will pay to the issuer trustee the loss in respect of a housing loan.

      A loss date means:

    . if a default occurs under the insured loan and the mortgaged property is sold pursuant to enforcement proceedings, the date on which the sale is completed;

    . if a default occurs under the insured loan and the issuer trustee or a prior approved mortgagee becomes the absolute owner by foreclosure of the mortgaged property, the date on which this occurs;

    . if a default occurs under the insured loan and the mortgagor sells the mortgaged property with the prior approval of the issuer trustee and the mortgage insurer, the date on which the sale occurs;

    . if the mortgaged property is compulsorily acquired or sold by a government for public purposes and there is a default under the housing loan, or, where the mortgage has been discharged by the operation of the compulsory acquisition or sale and there is a failure in repayment of the housing loan which would have been a default but for the occurrence of that event, the later of the date of the completion of the acquisition or sale and 28 days after the date of the default; or

    . where the mortgage insurer has agreed to pay a claim under the master mortgage insurance policy, the date specified in that agreement.

      A "default" in respect of an insured housing loan means any event which triggers the issuer trustee's power of sale in relation to the mortgaged property.

      The loss payable by the mortgage insurer to the issuer trustee in respect of an insured loan is the amount outstanding, less the deductions referred to below, in relation to the housing loan, in each case calculated as at the loss date.

      The amount outstanding under a housing loan is the aggregate of the following:

    . the principal amount outstanding together with any interest, fees or charges outstanding as at the loss date;

    .  fees and charges paid or incurred by the issuer trustee;

    . amounts which the issuer trustee is entitled to recover under the housing loan or a related guarantee; and

    . other amounts, including fines or penalties, approved by the mortgage insurer.

      The mortgage insurer may make the following deductions:

    . where the mortgaged property is sold, the sale price or where the mortgaged property is compulsorily acquired, the amount of compensation, less, in either case, any amount required to discharge any approved prior mortgage;

    . where the foreclosure action occurs, the value of the issuer trustee's interest in the mortgaged property, including the interest of any unapproved prior mortgagee;

    . any amount received by the issuer trustee under any collateral security;

    . any amounts paid to the issuer trustee by way of rents, profits or proceeds in relation to the mortgaged property or under any insurance policy not applied in restoration or repair;

    . any interest that exceeds interest at the non-default interest rate payable in relation to the housing loan;

    .  any fees or charges other than:

      . premiums for general insurance policies, levies and other charges payable to a body corporate under the Australian strata titles system, rates, taxes and other statutory charges;

      . reasonable and necessary legal and other fees and disbursements of enforcing or protecting the issuer trustee's rights under the housing loan, up to a maximum of A$2,000, unless otherwise approved in writing by the mortgage insurer;

      . repair, maintenance and protection of the mortgaged property, up to a maximum amount of A$1,000, unless otherwise approved in writing by the mortgage insurer;

      . reasonable costs of the sale of the mortgaged property up to a maximum amount of A$1,000 plus selling agent's commission, unless otherwise approved in writing by the mortgage insurer; in addition, if any fees and charges exceed those recoverable under the Australian Consumer Credit Code less any amount that must be accounted for to the borrower or the relevant mortgagor they will be excluded;

      . loan establishment fees (if added to the initial amount advanced under the housing loan); and

      . all reasonable fees and costs incurred by the legal department of the Commonwealth Bank in relation to repayment of the insured housing loan and/or sale of the mortgaged property;

    .  losses arising out of damage to the mortgaged property other than:

      .  fair wear and tear; or

      . losses recovered and applied in the restoration or repair of the mortgaged property or losses recovered under a general insurance policy and applied to reduce the amount outstanding under the housing loan;

    . any amounts by which a claim may be reduced under the master top-up high LTV mortgage insurance policy; and

    .  any other amount specified in the policy.

Refusal or Reduction in Claim
      The mortgage insurer may refuse or reduce the amount of a claim with respect to a housing loan in certain circumstances, including:

    . the mortgaged property is not insured under a general home owner's insurance policy;

    .  there is not a servicer approved by the mortgage insurer;

    . the housing loan has not been duly registered with the Land Titles Office in the relevant Australian jurisdiction;

    . the issuer trustee does not comply with the obligation to seek the mortgage insurer's consent under certain circumstances; or

    . the issuer trustee does not comply with certain reporting obligations.

      The mortgage insurer may also reduce its liability or cancel the master top-up high LTV mortgage insurance policy in relation to a particular housing loan if the issuer trustee has failed to comply with its reporting obligations.

Exclusions
      The master top-up high LTV mortgage insurance policy does not cover any loss arising from:

    .  any war or warlike activities;

    . the use, existence or escape of nuclear weapons or nuclear contamination;

    . the existence or escape of any pollution or environmentally hazardous material;

    . the fact that the housing loan or any collateral security is void or unenforceable; and

    . where the Australian Consumer Credit Code applies to a loan, any failure of the housing loan or collateral security to comply with the requirements of the Australian Consumer Credit Code.

The Master Mortgage Insurance Policy

Cover
      The master mortgage insurance policy is provided by PMI Mortgage Insurance Ltd. The master mortgage insurance policy insures the issuer trustee against losses in respect of housing loans which are not insured under a high LTV mortgage insurance policy. The sellers will prior to the closing date pay a single upfront premium for the master mortgage insurance policy. No further premium is payable by the sellers or the issuer trustee.

Period of Cover
      The insurance under the mortgage insurance policy in respect of the housing loans terminates on the earliest of the following:

    .  repayment in full of the housing loan;

    . the expiry date of the mortgage insurance policy, however if before 14 days after the expiry date of the mortgage insurance policy notice is given of default under the housing loan, the mortgage insurance policy will continue solely for the purposes of a claim on that default;

    . the date of payment of a claim for loss under the mortgage insurance policy; or

    . cancellation of the mortgage insurance policy in accordance with the Insurance Contracts Act 1984 of Australia.

Cover for Losses
      Subject to the exclusions outlined below, PMI Mortgage Insurance Ltd must pay the insured's loss in respect of a housing loan being the aggregate of the following amounts owed to the insured:

    . the balance of the loan account (being the total of the relevant loan amount and interest on the loan amount outstanding under the insured housing loan) at the settlement date (being the day the sale of the relevant mortgaged property is completed);

    . interest on the balance of the loan account from the settlement date to the date of claim to a maximum of 30 days;

    .  costs incurred on sale of the mortgaged property which include:

      . costs properly incurred for insurance premiums, rates, land tax (calculated on a single holding basis) and other statutory charges on the mortgaged property and in respect of amounts payable to a body corporate, service company or equivalent in relation to the mortgaged property;

      . reasonable and necessary legal fees and disbursements incurred in enforcing or protecting rights under the insured mortgage including reasonable costs of the servicer's internal legal department;

      . reasonable agent's commission, advertising costs, valuation costs and other costs relating to the sale of the mortgaged property;

      . reasonable and necessary costs incurred in maintaining (but not restoring) the mortgaged property, provided that amounts exceeding A$1,500 will only be included if incurred by the insured with the prior written consent of PMI Mortgage Insurance Ltd;

      . any goods and services tax incurred by the insured on the sale or transfer of the mortgaged property to a third party in or towards the satisfaction of any debt that the borrower owes the insured under the loan account, including the amount of any goods and services tax included in such costs, fees, disbursements or commissions specifically identified under this section headed "costs incurred on sale of the mortgaged property which include"; and

      . any amounts applied with the prior written consent of PMI Mortgage Insurance Ltd to discharge a security interest having priority over the insured mortgage,

      less the following deductions:

      .  the gross proceeds of sale of the mortgaged property; and

      . the following amounts to the extent they have not already been applied to the credit of the loan account:

             . compensation received for any part of the mortgaged property or any collateral security that has been resumed or compulsorily acquired;

             . all rents collected and other profits received relating to the mortgaged property or any collateral security;

             . any sums received under any insurance policy relating to the mortgaged property not applied to restoration of the mortgaged property following damage or destruction;

             . all amounts recovered from exercising rights relating to any collateral security;

             . any other amount received relating to the insured mortgage or any collateral security including any amounts received from the borrower, any guarantor or prior mortgagee; and

             . the amount of any input tax credit to which the insured is entitled in respect of an acquisition which relates to any costs, fees, disbursements or commissions specifically identified under the section above headed "costs incurred on sale of the mortgaged property which include".

      Amounts owed to the insured for the purposes of the above calculations do not include the following amounts:

    .  interest charged in advance;

    .  default rate interest;

    .  early repayment fees;

    .  break funding costs;

    . any higher interest rate payable because of failure to make prompt payment;

    . fines, fees or charges debited to the loan account (except for any monthly account-keeping fee, switching fee or loan establishment fee);

    . costs of restoration following damage to or destruction of the mortgaged property;

    . costs of removal, clean up and restoration arising from contamination of the mortgaged property;

    . additional funds advanced to the borrower without PMI Mortgage Insurance Ltd's written consent (except where permitted);

    . amounts paid by the insured in addition to the loan amount to complete improvements;

    .  cost overruns; and

    . any civil or criminal penalties imposed on the insured under legislation including the Consumer Credit Code.

Reduction in a Claim
      The amount of a claim under the mortgage insurance policy may be reduced by the amount by which the insured's loss is increased due to the insured making a false or misleading statement, assurance or representation to the borrower or any guarantor, or the insured consenting to, without the written approval of PMI Mortgage Insurance Ltd:

    . the creation of any lease, licence, easement, restriction or other notification affecting the mortgaged property; or

    . an increase in or acceleration of the payment obligation of the borrower under any security interest having priority over the insured mortgage.

      Under the master mortgage insurance policy, the amount of a claim may also be reduced in other circumstances including where the relevant seller, the servicer, the trust manager or the issuer trustee do not comply with their duties of disclosure or the requirements of the master mortgage insurance policy.

      The master mortgage insurance policy does not cover losses resulting from a credit tribunal or court re-opening an unjust insured mortgage, collateral security or loan account under section 70 of the Consumer Credit Code or annulling or reducing any unconscionable interest rate change, fee or charge under section 72 of the Consumer Credit Code.

Submission for Payment of Claims
      The insured must submit a claim for loss providing all documents and information reasonably required by PMI Mortgage Insurance Ltd within 30 days of:

    .  settlement of the sale of the corresponding mortgaged property; or

    . notification by PMI Mortgage Insurance Ltd to submit a claim for loss.

Description of the Mortgage Insurers

PMI Mortgage Insurance Ltd
      PMI Mortgage Insurance Ltd ABN 70 000 511 071 has been providing lenders' mortgage insurance in Australia since 1965 and in New Zealand since 1988. It is currently Australia's second largest lenders' mortgage insurer.

      As at November 2000, PMI Mortgage Insurance Ltd had total assets of A$347 million, shareholder's equity of A$191 million and statutory reserves (claims equalisation reserve) of A$48 million. PMI Mortgage Insurance Ltd currently has a claims paying ability rating of AA- by Standard & Poor's, AA by Fitch and A1 by Moody's.

      PMI Mortgage Insurance Ltd's parent is the PMI Mortgage Insurance Co. PMI Mortgage Insurance Co. is a subsidiary of The PMI Group, Inc. PMI Mortgage Insurance Co. is a leading monoline mortgage insurer in the United States, holding the following claims paying ability ratings: AA+ by Standard & Poor's, Aa2 by Moody's and AA+ by Fitch.

      The business address of PMI Mortgage Insurance Ltd is Level 23, 50 Bridge Street, Sydney, NSW, 2000, Australia.

GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd
      GE Mortgage Insurance Pty Ltd ABN 61 071 466 334 is Australia's largest mortgage insurer and is an indirect wholly owned subsidiary of General Electric Company.

      GE Mortgage Insurance Pty Ltd currently has a claims paying ability rating of AAA by Standard & Poor's and Fitch and Aa1 by Moody's.

      As at December 31, 2000, GE Mortgage Insurance Pty Ltd had total assets of A$299,652,000 (unaudited), shareholder's equity of A$165,775,000 (unaudited) and statutory reserves (claims equalization reserve) of A$12,011,000 (unaudited).

      GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd ABN 52 081 488 440 commenced operations in March 1998. GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd currently has a claims paying ability rating of AA by Standard & Poor's and Fitch and Aa2 by Moody's.

      As at December 31, 2000 GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd had total assets of A$136,817,000 (unaudited), shareholder's equity of A$61,770,000 (unaudited) which included statutory reserves (claims equalization reserve) of A$2,435,000 (unaudited).

      GE Mortgage Insurance Pty Ltd's and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd's ultimate parent, General Electric Company, is a diversified industrial and financial services company with operations in over 100 countries. General Electric Company is rated AAA by Standard & Poor's and Fitch and Aaa by Moody's. General Electric Company is the indirect owner of lenders' mortgage insurance businesses in the United States, United Kingdom, Canada, New Zealand and Australia.

      The business address of GE Mortgage Insurance Pty Ltd and GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd is Level 23, AAP Tower, 259 George Street, Sydney, 2000, NSW, Australia.

Housing Loans Insurance Corporation
      Housing Loans Insurance Corporation was an Australian Commonwealth Government statutory authority established under the Housing Loans Insurance Act, 1965 of

Australia and was, prior to its abolition, Australia's leading lenders' mortgage insurer with approximately 50% of the Australian lenders' mortgage insurance market.

      In December 1997, the Commonwealth Government:

    . transferred the liabilities of the Corporation in relation to contracts of insurance entered into by the Corporation before 12 December 1997 to the Commonwealth Government;

    . appointed a new corporation, Housing Loans Insurance Corporation Limited, ACN 017 466 334, which has since changed its name to Housing Loans Insurance Corporation Pty Ltd, to manage these contracts of insurance on behalf of the Commonwealth of Australia; and

    . sold Housing Loans Insurance Corporation Pty Ltd to GE Capital Australia Limited, ACN 008 562 534, which is an indirect wholly owned subsidiary of the General Electric Company, a corporation chartered under the laws of the State of New York with its corporate headquarters in Fairfield, Connecticut. Housing Loans Insurance Corporation Pty Ltd changed its name to GE Mortgage Insurance Pty Ltd, as described above, as of February 14, 2000.

      The Commonwealth of Australia has a local currency rating of AAA by Standard & Poor's and Fitch and Aaa by Moody's.

                       Description of the Class A-1 Notes

General
      The issuer trustee will issue the Class A-1 notes on the closing date pursuant to a direction from the manager to the issuer trustee to issue the Class A-1 notes and the terms of the master trust deed, the series supplement, the Class A-1 note trust deed and the underwriting agreement. The Class A-1 notes will be governed by the laws of New South Wales. The following summary describes the material terms of the Class A-1 notes. The summary does not purport to be complete and is subject to the terms and conditions of the Class A-1 notes, which are attached as an appendix to this prospectus on page I-1, and to the terms and conditions of the Class A-1 note trust deed and the other transaction documents. The Class A-1 noteholders are bound by, and deemed to have notice of, all the provisions of the transaction documents. The Class A-1 note trust deed has been duly qualified under the Trust Indenture Act of 1939 of the United States.

Form of the Class A-1 Notes

Book-Entry Registration
      The Class A-1 notes will be issued only in permanent book-entry format in minimum denominations of US$100,000. While the notes are in book-entry format, all references to actions by the Class A-1 noteholders will refer to actions taken by the Depository Trust

Company, DTC, upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to Class A-1 noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the Class A-1 notes in accordance with DTC's procedures.

      Class A-1 noteholders may hold their interests in the Class A-1 notes through DTC, in the United States, or Clearstream Banking, societe anonyme, Clearstream, Luxembourg (previously named Cedelbank) or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will hold the Class A-1 notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

      DTC has advised the manager and the underwriters that it is:

    .  a limited-purpose trust company organized under the New York Banking
       Law;

    .  a "banking organization" within the meaning of the New York Banking
       Law;

    .  a member of the Federal Reserve System;

    . a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

    . a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

      DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

      Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that Business Day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date.

      However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

      Purchases of Class A-1 notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the Class A-1 notes on DTC's records. The ownership interest of each actual Class A-1 noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. Class A-1 noteholders will not receive written confirmation from DTC of their purchase. However, Class A-1 noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the Class A-1 noteholder entered into the transaction. Transfers of ownership interests in the Class A-1 notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the Class A-1 noteholders. Class A-1 noteholders will not receive notes representing their ownership interest in offered Class A-1 notes unless use of the book-entry system for the Class A-1 notes is discontinued.

      To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Class A-1 noteholders of the Class A-1 notes; DTC's records reflect only the identity of the DTC participants to whose accounts the Class A-1 notes are credited, which may or may not be the actual beneficial owners of the Class A-1 notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to Class A-1 noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote on behalf of the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee, the security trustee or the Class A-1 note trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the Class A-1 notes are credited on the record date, identified in a listing attached to the proxy.

      Principal and interest payments on the Class A-1 notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that distribution date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to Class A-1 noteholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the Class A-1 note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to Class A-1 noteholders is the responsibility of DTC participants and indirect participants.

      DTC may discontinue providing its services as securities depository for the Class A-1 notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

      According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

      Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars.

      Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 32 currencies, including U.S. dollars.

      The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear operator. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

      Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Distributions on the Class A-1 notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a Class A-1 noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in Class A-1 notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes
      Class A-1 notes issued in definitive form are referred to in this prospectus as "definitive notes." Class A-1 notes will be issued as definitive notes, rather than in book entry form to DTC or its nominee, only if one of the following events occurs:

    . DTC or any replacement clearing agency, advises the Class A-1 note trustee in writing that DTC or such replacement clearing agency is no longer willing or able to discharge properly its responsibilities as depository for the Class A-1 notes, and the manager is not able to locate a qualified successor;

    . the manager, at its option, advises the issuer trustee, the Class A-1 note trustee and DTC or any replacement clearing agency in writing that Class A-1 definitive notes are to be issued in replacement of the Class A-1 book-entry notes; or

    . an event of default under the security trust deed has occurred and is subsisting and the beneficial owners of Class A-1 notes with an aggregate Invested Amount of greater than 50% of the aggregate Invested Amount of all the Class A-1 notes, advise the issuer trustee, through DTC or any replacement clearing agency, that the continuation of a book-entry system is no longer in the best interests of the beneficial owners of the Class A-1 notes.

      If any of these events occurs, the issuer trustee, at the direction of the manager, must within 30 days of such event instruct DTC (or its replacement) to notify all of the beneficial owners of the Class A-1 notes of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the Class A-1 book-entry notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the Class A-1 note trustee will authenticate and deliver Class A-1 definitive notes of the same aggregate Invested Amount as those Class A-1 book-entry notes. Class A-1 notes will be serially numbered if issued in definitive form.

      No noteholder will be entitled to receive a Class A-1 definitive note representing its interest, except as described in the preceding paragraph.

      Definitive notes will be transferable and exchangeable at the specified offices of the Class A-1 note registrar. The Bank of New York, New York Branch is the initial Class A-1 note registrar and its initial specified offices are located at 101 Barclay Street, 21W, New York, New York, 10286 and c/o The Bank of New York, London Branch, One Canada Square, Corporate Trust Services, 48th Floor, London E14 5AL, U.K. The Class A-1 note registrar must at all times have specified offices in London and New York. The Class A-1 note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The Class A-1 note registrar will not be required to register the transfer or exchange of definitive notes within the thirty days preceding a quarterly distribution date or within a period, not exceeding thirty days, specified by the Class A-1 note trustee prior to any meeting which includes Class A-1 noteholders under the master trust deed or the security trust deed.

Distributions on the Notes
      Collections in respect of interest and principal will be received during each monthly collection period. Collections include the following:

    . payments of interest, principal, fees and other amounts under the housing loans, excluding any insurance premiums and related charges payable to Commonwealth Bank or Colonial State Bank;

    . proceeds from the enforcement of the housing loans and mortgages and other securities relating to those housing loans;

    .  amounts received under mortgage insurance policies;

    . amounts received from Commonwealth Bank or Colonial State Bank for breaches of representations or undertakings; and

    . interest on amounts in the collections account, other than certain excluded amounts, and income received on Authorized Short-Term Investments of the trust, other than certain excluded amounts.

      The issuer trustee will make its payments on a monthly and quarterly basis on each relevant distribution date, including payments to noteholders and redraw bondholders, from collections received during the preceding collection period, from amounts received under Support Facilities on or prior to the relevant monthly or quarterly distribution date and from accrued amounts retained as carryover amounts within the collections account or invested in Authorized Short-Term Investments. Certain amounts received by the issuer trustee are not distributed on a distribution date. These amounts include cash collateral lodged with the issuer trustee by a Support Facility provider or Commonwealth Bank and interest on that cash collateral.

Key Dates and Periods
      The following are the relevant dates and periods for the allocation of cashflows and their payments:

Accrual Period...................    means, in relation to the Class A-1 and
                                     Class B notes, each quarterly period
                                     commencing on and including a quarterly
                                     distribution date and ending on but
                                     excluding the next quarterly distribution date and in relation to any Class A-2 note or the redraw bonds, each monthly period commencing on, and including a monthly distribution date and ending on but excluding the next monthly distribution date. However, the first and last accrual periods are as follows:

                                     .  first: the period from and including
                                        the closing date to but excluding the
                                        first
                                        monthly or quarterly distribution
                                        date, as applicable; and

                                     .  last: the period from and including
                                        the applicable monthly or quarterly
                                        distribution date immediately
                                        preceding the date upon which the
                                        relevant notes or bonds are redeemed
                                        to but excluding the date upon which
                                        the relevant notes or bonds are
                                        redeemed.

Collection Period................    means, with respect to each determination
                                     date, the period commencing on and
                                     including the previous determination date and ending on but excluding that determination date. However, the first collection period is the period from and including the cut-off date to but excluding the first determination date.

Determination Date...............
                                     The first day of each calendar month. The first determination date is June 1, 2001.

Distribution Date................    In relation to the Class A-1 and Class B
                                     notes, the 18th day of each of August,
                                     November, February and May or, if the
                                     18th day is not a Business Day, then the next Business Day and in relation to Class A-2 notes and redraw bonds, the 18th day of each calendar month, or, if the 18th day is not a Business Day, then the next Business Day. The first monthly distribution date is June 18, 2001 and the first quarterly distribution date is August 18, 2001.

Example Calendar
      The following example calendar for a month or quarter assumes that all relevant days are Business Days:

     Monthly Collection Period:............................ May 1 to May 31
     Monthly Determination Date:........................... June 1
     Monthly Accrual Period:............................... May 18 to June 17
     Monthly Distribution Date:............................ June 18
     Monthly Collection Period:............................ June 1 to June 30
     Monthly Determination Date:........................... July 1
     Monthly Accrual Period:............................... June 18 to July 17
     Monthly Distribution Date:............................ July 18
     Monthly Collection Period:............................ July 1 to July 31
     Monthly Determination Date:........................... August 1
     Monthly Accrual Period:............................... July 18 to August 17
     Quarterly Accrual Period:............................. May 18 to August 17
     Monthly and Quarterly Distribution Date:.............. August 18

Calculation of Available Income Amount
      Payments of interest, fees and amounts otherwise of an income nature, including payments of interest on the notes and redraw bonds, are made from the available income amount.

      The Available Income Amount for a determination date and the following monthly or quarterly distribution date means the aggregate of:

    . the Finance Charge Collections for the preceding collection period which are the following amounts received by or on behalf of the issuer trustee during that collection period:

      . all amounts received in respect of interest, fees, government charges and other amounts due under the housing loans but not including principal and any insurance premiums or related charges payable to Commonwealth Bank or Colonial State Bank;

      . all amounts of interest in respect of the housing loans to the extent that the obligation to pay is discharged by a right of set-off or right to combine accounts; and

      . break costs but only to the extent that these are not paid to the fixed rate swap provider under the fixed rate swaps;

    . the Mortgage Insurance Income Proceeds for that determination date. These are amounts received by the issuer trustee under a mortgage insurance policy which the manager determines should be accounted for on that determination date in respect of a loss of interest, fees, charges and certain property protection and enforcement expenses on a housing loan;

    .  Other Income for that collection period which means:

      . certain damages or equivalent, including amounts paid by Commonwealth Bank in respect of breaches of representations or warranties in relation to the housing loans, in respect of interest or fees on the housing loans received from the servicer, Commonwealth Bank or Colonial State Bank during the collection period;

      . other damages received by the issuer trustee during the collection period from the servicer, Commonwealth Bank or Colonial State Bank or any other person and allocated by the manager as other income;

      . amounts received upon a sale of the housing loans in respect of interest or fees if the trust terminates as described under "Termination of the Trust";

      . interest, if any, on the collections account, other than interest in respect of cash collateral lodged by a Support Facility provider or Commonwealth Bank in the collections account, and amounts, if any, paid by the servicer representing interest on collections retained by the servicer for longer than 5 Business Days after receipt;

      . income earned on Authorized Short-Term Investments received during the collection period other than interest in respect of cash collateral lodged by a Support Facility provider or Commonwealth Bank in an account other than the collections account;

      .  certain tax credits; and

      . other receipts in the nature of income, as determined by the manager, received by the determination date;

    . the Income Carryover Amount from the preceding monthly distribution date to provide for the payment of quarterly expenses on the next quarterly distribution date;

    . any advance under the liquidity facility due to be made on that monthly distribution date in order to meet an income shortfall; and

    . any other amounts received from a Support Facility provider on or prior to that monthly distribution date which the manager determines should be included in the Available Income Amount. Based upon the margins payable by Commonwealth Bank on the basis swaps and the fixed rate swaps, and assuming that payments are made when due under the housing loans, it is expected that there will be sufficient Available Income Amount to cover all the known obligations of the trust on each distribution date, including interest on the notes, plus a buffer.

Liquidity Facility Advance
      If the manager determines on any determination date that there is an income shortfall, the manager must direct the issuer trustee to make a drawing under the liquidity facility in an amount equal to the lesser of the amount of the income shortfall and the unutilized portion of the liquidity limit, if any.

      An income shortfall is the amount by which the payments to be made from the Available Income Amount, excluding, on a monthly distribution date which is not also a quarterly distribution date, the Income Carryover Amount and, on a quarterly distribution date, reimbursement of principal charge-offs or payment to the residual unitholder, exceeds the aggregate of the Finance Charge Collections, the Mortgage Insurance Income Proceeds, Other Income and Income Carryover Amounts in relation to that determination date.

Distribution of the Available Income Amount on a Monthly Distribution Date (which is not also a Quarterly Distribution Date)
      On each monthly distribution date which is not also a quarterly distribution date, the Available Income Amount for that monthly distribution date is allocated in the following order of priority:

    . first, to payment of any taxes in relation to the trust including government charges paid by the servicer for the issuer trustee;

    .  second, payment of the issuer trustee's monthly fee;

    .  third, payment of the security trustee's monthly fee;

    .  fourth, payment to the manager of the monthly management fee;

    .  fifth, payment of the servicer's monthly fee;

    . sixth, payment of the monthly commitment fee payable under the liquidity facility;

    . seventh, rateably towards payment of any amounts due to a support facility provider under a Support Facility, including interest due on advances outstanding under the liquidity facility and payments under the fixed rate swaps and the basis swaps, but not including any payments under support facilities detailed above or below or which are properly payable from the Available Principal Amount;

    . eighth, payment of all costs, charges and expenses incurred by the issuer trustee in administering the trust, other than as detailed above or below or which are payable from the Available Principal Amount;

    . ninth, payment of the monthly commitment fee payable under the standby redraw facility;

    . tenth, repayment of any liquidity facility advance made on or prior to the previous monthly distribution date and then outstanding;

    . eleventh, while a currency swap remains in place for Class A-1 notes and provided that the aggregate of any Available Income Amount and unutilised amounts available under the liquidity facility would also be sufficient to cover the accrued interest entitlement of the Class A-1 notes, rateably between:

      .   payment of interest in relation to the Class A-2 notes for the accrual period ending on the relevant monthly distribution date and any unpaid interest in relation to the Class A-2 notes from prior monthly distribution dates and interest on that unpaid interest;

     . payment of interest in relation to the redraw bonds for the accrual period ending on that monthly distribution date and any unpaid interest in relation to the redraw bonds from prior monthly distribution dates and interest on that unpaid interest; and

      . payment of the interest due on the relevant monthly distribution date under the standby redraw facility and any interest remaining unpaid from prior monthly distribution dates and interest on that unpaid interest; and

    . twelfth, payment of any remaining Available Income Amount to be retained in the collections account or invested in Authorised Short-Term Investments as the Income Carryover Amount in the following collection period.

      The issuer trustee shall only make a payment under the bullet points above to the extent that any Available Income Amount remains from which to make the payment after amounts with priority to that payment have been distributed or provided for in the collections account.

      On the first monthly distribution date, prior to any allocation or payment described above, the issuer trustee will first apply the Available Income Amount to pay to each of Commonwealth Bank and Colonial State Bank its Accrued Interest Adjustment.

Distribution of the Available Income Amount on a Quarterly Distribution Date (also being a Monthly Distribution Date)
      On each quarterly distribution date which is also a monthly distribution date, the Available Income Amount for that quarterly distribution date is allocated in the following order of priority:

    . first, to payment of any taxes in relation to the trust including government charges paid by the servicer for the issuer trustee;

    .  second, payment of the issuer trustee's monthly fee;

    .  third, payment of the security trustee's monthly fee;

    .  fourth, payment to the manager of the monthly management fee;

    .  fifth, payment of the servicer's monthly fee;

    . sixth, payment of the monthly commitment fee payable under the liquidity facility;

    . seventh, rateably towards payment of any amounts due to a support facility provider under a Support Facility, including interest due on advances outstanding under the liquidity facility and payments under the fixed rate swaps and the basis swaps, but not including any payments under support facilities detailed above or below or which are properly payable from the Available Principal Amount;

    . eighth, payment of all costs, charges and expenses incurred by the issuer trustee in administering the trust, other than as detailed above or below or which are payable from the Available Principal Amount;

    . ninth, payment of the monthly commitment fee payable under the standby redraw facility;

    . tenth, repayment of any liquidity facility advance made on or prior to the previous monthly distribution date and then outstanding;

    . eleventh, while a currency swap remains in place for Class A-1 notes and payments are being made under it by the issuer trustee, rateably between themselves:

      . payment to the currency swap providers of the A$ Class A-1 Interest Amount in relation to that quarterly distribution date and any unpaid A$ Class A-1 Interest Amounts from prior quarterly distribution dates and interest on those unpaid amounts in return for which the currency swap providers will pay the principal paying agent for distribution to the Class A-1 noteholders as described in "The Currency Swap-Interest Payments" below;

      . payment of interest in relation to the Class A-2 notes for the monthly accrual period ending on that distribution date and any unpaid interest in relation to the Class A-2 notes from prior monthly distribution dates and interest on that unpaid interest; and

      . payment of interest in relation to the redraw bonds for the monthly accrual period ending on that distribution date and any unpaid interest in relation to the redraw bonds from prior monthly distribution dates and interest on that unpaid interest;

      . payment of the interest due on the monthly distribution date under the standby redraw facility and any interest remaining unpaid from prior monthly distribution dates and interest on that unpaid interest;

    . twelfth, while a currency swap remains in place for Class A-1 notes and payments are being made under it by the issuer trustee, on a quarterly distribution date payment of interest in relation to the Class B notes for the quarterly accrual period ending on that quarterly distribution date, including unpaid interest in relation to the Class B notes from prior quarterly distribution dates and interest on any unpaid interest;

    . thirteenth, while a currency swap remains in place for Class A-1 notes and payments are being made under it by the issuer trustee, to reimburse any principal charge-offs as an allocation to the Available Principal Amount on that quarterly distribution date;

    . fourteenth, while a currency swap remains in place for Class A-1 notes and payments are being made under it by the issuer trustee, payment to the manager of the quarterly arranging fee; and

    . fifteenth, while a currency swap remains in place for Class A-1 notes and payments are being made under it by the issuer trustee, to the residual unitholder.

      The issuer trustee shall only make a payment under the bullet points above to the extent that any Available Income Amount remains from which to make the payment after amounts with priority to that payment have been distributed or provided for in the collections account.

Interest on the Notes

Calculation of interest payable on the notes
      The period that any notes or redraw bonds accrue interest is divided into monthly accrual periods, for Class A-2 notes and redraw bonds and quarterly accrual periods, for Class A-1 notes and Class B notes. The first accrual period in respect of the notes commences on and includes the closing date and ends on but excludes the first monthly or quarterly distribution date thereafter, as appropriate. Each subsequent accrual period commences on and includes a monthly or quarterly distribution date, as appropriate, and ends on but excludes the following monthly or quarterly distribution date thereafter, as appropriate. The Class A-1 notes accrue interest from and including the closing date up to but excluding the day upon which the final quarterly accrual period ends. The final quarterly accrual period for the Class A-1 notes will end on, but exclude, the earlier of: the date upon which the Stated Amount of the Class A-1 notes is reduced to zero and all accrued but previously unpaid interest is paid in full; the date upon which the Class A-1 notes are redeemed, unless upon presentation payment is improperly withheld in which case interest will continue to accrue until the earlier of the day on which the noteholder receives all sums due in respect of the Class A-1 note or the seventh day after notice is given to the noteholder that, where this is required, upon presentation of the Class A-1 note such payment will be made, provided that payment is in fact made; and the date upon which the Class A-1 note is deemed to be redeemed.

      Up to, but excluding, the quarterly distribution date falling in August 2008, the interest rate for the Class A-1 notes for each quarterly accrual period will be equal to LIBOR for that accrual period plus 0.185%. If the issuer trustee has not redeemed or attempted to redeem all of the Class A-1 notes by the quarterly distribution date falling in August 2008, then subject to the following, the interest rate for each quarterly accrual period commencing on or after that date will be equal to LIBOR for that accrual period plus 0.37%.

      If the issuer trustee, at the direction of the manager, proposes to exercise its option to redeem the notes and redraw bonds on a quarterly distribution date in or after August 2008 at their Stated Amount rather than their Invested Amount, as described in "Optional Redemption of the Notes" below, but is unable to do so because, following a meeting of noteholders and redraw bondholders convened under the provisions of the security trust deed by the manager for this purpose, the noteholders and redraw bondholders have not approved by an Extraordinary Resolution the redemption of the notes and redraw bonds at their Stated Amounts, then the interest rate for the Class A-1 notes for each quarterly accrual period commencing on or after that quarterly distribution date will be equal to LIBOR for that accrual period plus 0.185%.

      The interest rates for the Class A-2 notes and the Class B notes for the relevant monthly or quarterly accrual period, as appropriate will be equal to the relevant Bank Bill Rate for that accrual period plus the relevant margin applicable to those notes. The margin applicable to the Class A-2 notes will increase from the monthly accrual period commencing on the monthly distribution date in August 2008 if the Class A-2 notes have not been redeemed by that date provided that the margin will not increase, or will revert to the lower margin on and from a monthly distribution date, if the issuer trustee is unable to exercise its option on that quarterly distribution date, as appropriate to redeem the notes and redraw bonds at their Stated Amounts as described in the preceding paragraph. If redraw bonds are issued the interest rate applicable to them will be equal to the relevant Bank Bill Rate plus a margin determined at the time of their issue. The interest rates for the Class A-2 notes, the Class B notes and the redraw bonds, if any, for each monthly or quarterly accrual period are calculated by the manager.

      With respect to any monthly or quarterly distribution date, as appropriate, interest on a note or any redraw bond will be calculated as the product of:

    . the Invested Amount of that note or redraw bond as of the first day of that monthly or quarterly accrual period, as appropriate, after giving effect to any payments of principal made with respect to such note or redraw bond on such day;

    . the interest rate for such note or redraw bond for that monthly or quarterly accrual period, as appropriate; and

    . a fraction, the numerator of which is the actual number of days in the monthly or quarterly accrual period, as appropriate and the denominator of which is 360 days for the Class A-1 notes, or 365 days for the Class A-2 notes, the Class B notes and any redraw bonds.

      Interest will accrue on any unpaid interest in relation to a note or redraw bond at the interest rate that applies from time to time to that note or redraw bond until that unpaid interest is paid.

Calculation of LIBOR
      On the second business day in London and New York before the beginning of each quarterly accrual period, the agent bank will determine LIBOR for the next quarterly accrual period.

Determination of the Available Principal Amount
      Payments of principal, including repayment of principal on the notes and redraw bonds, are made from the Available Principal Amount. The Available Principal Amount for a determination date and the following monthly or quarterly distribution date means the aggregate of:

    . the Principal Collections for the preceding collection period which are all amounts received during the collection period in respect of principal on the housing loans, except as described below, and includes principal to the extent that an obligation to pay principal on a housing loan is discharged by a right of set-off or right to combine accounts;

    . the Mortgage Insurance Principal Proceeds for the determination date which are all amounts received by the issuer trustee under a mortgage insurance policy which the manager determines should be accounted for on the determination date in respect of a loss of principal and certain property restoration expenses on a housing loan;

    . Other Principal Amounts which are amounts received in respect of principal on the housing loans including:

      . proceeds of the liquidation of a housing loan following enforcement, other than amounts included in Finance Charge Collections, received during the collection period;

      . principal prepayments under the housing loans received during the collection period;

      . certain damages or equivalent, including amounts paid by Commonwealth Bank in respect of breaches of representations or warranties in relation to the housing loans, in respect of principal received from the servicer or Commonwealth Bank or Colonial State Bank as a seller during the collection period;

      . other damages received by the issuer trustee during the collection period from the servicer, a seller or any other person and allocated by the manager as Other Principal Amounts;

      . amounts received upon a sale of the housing loans in respect of principal if the trust terminates as described under "Termination of the Trust";

      . in relation to the first determination date, the amount, if any, by which subscription proceeds of the notes exceed the aggregate of the principal outstanding on the housing loans as at the cut-off date;

      . any amount rounded down on payments of principal on the previous monthly distribution date; and

      . any other receipts in the nature of principal as determined by the manager which have been received by the determination date;

    . Principal Charge-Off Reimbursement which is the excess of the Available Income Amount for the determination date available to be applied towards unreimbursed principal charge-offs;

    . Standby Redraw Facility Advance which is any advance to be made under the standby redraw facility on that monthly distribution date; and

    . Redraw Bond Amount which is the total subscription proceeds of redraw bonds issued on the determination date or during the collection period, but after the immediately preceding determination date.

Distribution of the Available Principal Amount
      On each monthly or quarterly distribution date, the Available Principal Amount for that monthly or quarterly distribution date is allocated in the following order of priority:

    . first, repayment to Commonwealth Bank and Colonial State Bank of any redraws and further advances under the housing loans, other than further advances which cause the related housing loan to be removed from the trust, made during or prior to the collection period then ended and which are then outstanding;

    . second, repayment to the standby redraw facility provider of the principal outstanding under the standby redraw facility as reduced by any principal charge-offs or increased by any reimbursement of principal charge-offs on or prior to that monthly distribution date;

    . third, equally amongst the redraw bonds in order of their issue until their Stated Amounts are reduced to zero on the basis that a redraw bond receives no principal repayment until the Stated Amount of all earlier issued redraw bonds has been reduced to zero;

    . fourth, while a currency swap remains in place for Class A-1 notes and payments are being made under it by the issuer trustee; on a quarterly distribution date, to the currency swap providers in respect of principal payments on the Class A-1 Notes and to the Class A-2 notes and the Class B notes and on a monthly distribution date which is not also a quarterly distribution date, in the case of the Class A-1 notes and the Class B notes, to be retained in the collections account or invested in Authorized Short-Term Investments and in the case of the Class A-2 notes to the Class A-2 notes, all in the manner described below under the heading "Allocation of Principal to Class A Notes and Class B Notes"; and

    . fifth, while a currency swap remains in place for Class A-1 notes and payments are being made under it by the issuer trustee, to the residual unitholder.

      The issuer trustee shall only make a payment under the bullet points above to the extent that any Available Principal Amount remains from which to make the payment after amounts with priority to that payment have been distributed.

Allocation of Principal to Class A Notes and Class B Notes
      That part of the Available Principal Amount which is available on a monthly distribution date for repayment, or, in the case of the Class A-1 notes and Class B notes, to be retained in the collections account or invested in Authorized Short-Term Investments, on account of repayment, if that monthly distribution date is not also a quarterly distribution date, of the Stated Amount of the Class A and Class B notes is applied as follows.

      The amount available for repayment of the Stated Amount of the notes, under the fourth bullet point above, is divided between Net Principal Collections and Net Unscheduled Principal. The Net Principal Collections are the remaining Principal Collections available after prior applications in the preceding three bullet points and the Net Unscheduled Principal is the remaining Mortgage Insurance Principal Proceeds, Other

Principal Amounts, Principal Charge-off Reimbursement, Standby Redraw Facility Advance and Redraw Bond Amount after prior applications in the preceding three bullet points. This is determined on the basis that in applying the Available Principal Amount the issuer trustee first applies the Mortgage Insurance Principal Proceeds, the Other Principal Amounts, the Principal Charge-off Reimbursement, the Standby Redraw Facility Advance and the Redraw Bond Amount and then, only after these have been applied in full, applies the Principal Collections.

      The amount to be applied towards repayment of the Stated Amount of the Class A notes on a distribution date is determined as follows:

      The amount to be applied to repayment is:

                   SACAN             SACBN
      ((NPC+NUP) X -----   +   NUP X ----- X SP)
                    SAN               SAN

      where:

    .  NPC is the Net Principal Collections;

    .  NUP is the Net Unscheduled Principal;

    . SACAN is the aggregate of the Adjusted Stated Amount of the Class A-1 notes and the Stated Amount of the Class A-2 notes on the preceding determination date;

    . SACBN is the aggregate Adjusted Stated Amount of the Class B notes on the preceding determination date;

    . SAN is the aggregate Adjusted Stated Amount of Class A-1 notes and Class B notes and the Stated Amount of all Class A-2 notes on the preceding determination date; and

    .  SP is the Stepdown Percentage.

      The effect of the above calculation is that Class A noteholders are allocated their proportional share of the Net Principal Collections and the Net Unscheduled Principal, based upon the Stated Amounts or Adjusted Stated Amounts, as appropriate, of the notes, and are also allocated the Stepdown Percentage, which may vary between 0% and 100%, of the Class B noteholders' proportional share of the Net Unscheduled Principal. The remaining part of the Available Principal Amount is applied towards repayment of the Adjusted Stated Amount of the Class B notes on a quarterly distribution date. The effect of using the Adjusted Stated Amount is to ensure that the relative proportional entitlements of the Class A-1 and Class A-2 notes remain constant notwithstanding that Class A-2 notes receive principal distributions on a monthly rather than a quarterly basis.

      The amount to be allocated to the Class A noteholders on a monthly distribution date is applied rateably based upon the aggregate Adjusted Stated Amounts of the Class A-1 and Stated Amounts of the Class A-2 notes as follows:

    . if a monthly distribution date which is not also a quarterly distribution date to be retained, in the collections account or invested in Authorized Short-Term Investments) to form part of the Class A-1 Principal Carryover Amount and, on a quarterly distribution date, towards payment together with the Class A-1

       Principal Carryover Amount to the currency swap providers in respect of repayment of the Stated Amount of the Class A-1 notes; and

    . towards payment equally amongst the Class A-2 notes in reduction of the Stated Amount of the Class A-2 notes,

      until the Stated Amount of the Class A notes is reduced to zero.

      The balance of the Net Principal Collections and the Net Unscheduled Principal, on a monthly distribution date which is not a quarterly distribution date, is retained in the collections account or invested in Authorized Short-Term Investments to form part of the Class B Principal Carryover Amount and on a quarterly distribution date is applied together with the Class B Principal Carryover Amount equally amongst the Class B notes in reduction of the Stated Amount of the Class B notes until the Stated Amount of the Class B notes is reduced to zero.

Redraws and Further Advances
      Commonwealth Bank and Colonial State Bank may each make redraws and further advances to borrowers under the housing loans. Commonwealth Bank and Colonial State Bank are entitled to be reimbursed by the issuer trustee for redraws and further advances other than further advances which cause the related housing loan to be removed from the trust. Commonwealth Bank and Colonial State Bank will be reimbursed from the Available Principal Amount including proceeds of advances under the standby redraw facility and proceeds from the issue of redraw bonds.

Standby Redraw Facility
      If the manager determines that there is a redraw shortfall on a determination date, the manager may direct the issuer trustee in writing to make a drawing under the standby redraw facility on a monthly distribution date equal to the lesser of the redraw shortfall and the unutilized portion of the redraw limit, if any.

      A redraw shortfall is the amount by which the redraws and further advances to be repaid to the seller on that monthly distribution date exceed the aggregate of the Principal Collections, the Mortgage Insurance Principal Proceeds, the Other Principal Amounts and the Principal Charge-off Reimbursement in relation to that monthly distribution date.

Issue of Redraw Bonds
      If prior to a determination date the manager considers that the aggregate of the Principal Collections, the Mortgage Insurance Principal Proceeds, the Other Principal Amounts, the Principal Charge-off Reimbursement in relation to the determination date and the Standby Redraw Facility Advance that will be available to be made with respect to the following monthly distribution date are likely to be insufficient to pay in full the manager's estimate of:

    . the redraws and further advances to be repaid to Commonwealth Bank or Colonial State Bank on that monthly distribution date; and

    . the outstanding principal under the standby redraw facility as reduced by any principal charge-offs or increased by any reimbursement of principal charge-offs prior to that monthly distribution date, the manager may direct the issuer trustee to issue redraw bonds. The manager must not direct the issuer trustee to issue redraw bonds unless it considers that on the following monthly distribution date, taking into account that issue of redraw bonds and any repayments of principal and principal charge-offs or reimbursement of principal charge-offs on the redraw bonds expected on that monthly distribution date, the aggregate Stated Amount of all redraw bonds will not exceed on that monthly distribution date A$50,000,000 or such other amount agreed between the manager and the rating agencies and notified to the issuer trustee.

      Before issuing any redraw bonds, the issuer trustee must receive written confirmation from each rating agency that the proposed issue of redraw bonds will not result in a reduction, qualification or withdrawal of any credit rating assigned by that rating agency to a note or redraw bond. The redraw bonds will be denominated in Australian dollars and issued only in Australia.

Principal Charge-offs
      In certain circumstances, amounts which are unrecoverable under a housing loan will be absorbed by reducing the Stated Amount of a note or redraw bond or by reducing the principal outstanding in respect of the standby redraw facility. That reduction of the Stated Amount of a note or redraw bond or the principal outstanding of the standby redraw facility is referred to as a principal charge-off.

Application of Principal Charge-Offs
      If on a determination date preceding a quarterly distribution date, the manager determines that a principal loss should be accounted for in respect of a housing loan, after taking into account proceeds of enforcement of that housing loan and its securities, any relevant payments under a mortgage insurance policy or damages from the servicer, Commonwealth Bank or Colonial State Bank, that principal loss will be allocated in the following order:

    . first, equally amongst the Class B notes until the Stated Amount of the Class B notes is reduced to zero; and

    .  secondly, rateably as follows amongst the following:

      .  the Class A-1 notes according to their Adjusted Stated Amount;

      .  the Class A-2 notes at their Stated Amount;

      .  the redraw bonds at their Stated Amount; and

      .  the principal outstanding of the standby redraw facility,

      until the Stated Amount of the Class A-1 notes, and the Stated Amount of the Class A-2 notes and the redraw bonds, and the principal outstanding of the standby redraw facility is reduced to zero.

      To the extent allocated, the principal loss will reduce the Stated Amount of the notes and redraw bonds and will reduce the principal outstanding of the standby redraw facility as from the following quarterly distribution date. The principal loss allocated is an Australian dollar amount. Where this is allocated to a Class A-1 note, the Stated Amount of the Class A-1 note is reduced by an equivalent US dollar amount converted at the US$ Exchange Rate.

Reimbursements of Principal Charge-Offs
      Principal charge-offs may be reimbursed on a subsequent quarterly distribution date where there is excess income available after payment of all fees and expenses of the trust and interest on that quarterly distribution date. Reimbursement of principal charge-offs will only occur to the extent that there are unreimbursed principal charge-offs and will be allocated in the following order:

    . first rateably amongst the following according to their unreimbursed principal charge-offs converted, in the case of the Class A-1 notes, to Australian dollars at the A$ Exchange Rate:

      .  the Class A-1 notes;

      .  the Class A-2 notes;

      .  the redraw bonds; and

      .  the principal outstanding of the standby redraw facility,

      in reduction of their unreimbursed charge-offs until these are reduced to zero; and

    . second, equally amongst the Class B notes until the unreimbursed charge-offs of the Class B notes are reduced to zero.

      A reimbursement of a principal charge-off on a note or redraw bond will increase the Stated Amount of that note or redraw bond and a reimbursement of a principal charge-off on the standby redraw facility will increase the principal outstanding of the standby redraw facility but the actual funds allocated in respect of the reimbursement will be distributed as described in" Distribution of the Available Principal Amount" above.

      The amounts allocated for reimbursement of principal charge-offs are Australian dollar amounts. Where such an amount is allocated to a Class A-1 note, the Stated Amount of the Class A-1 note is increased by an equivalent U.S. dollar amount converted at the US$ Exchange Rate.

The Interest Rate Swaps

Purpose of the Interest Rate Swaps
      Collections in respect of interest on the variable rate housing loans will be calculated based on Commonwealth Bank and Colonial State Bank's, as appropriate, administered variable rates. Collections in respect of interest on the fixed rate housing loans will be calculated based on the relevant fixed rates. However, the payment obligations of the issuer trustee on the Class A-2 notes and the Class B notes and under the currency swaps are calculated by reference to a one month or three month Bank Bill Rate. To hedge these interest rate exposures, the issuer trustee will enter into two basis swaps with the basis swap provider and two fixed rate swaps with the fixed rate swap provider. The basis swaps and the fixed rate swaps will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by written confirmations in relation to each swap. The initial basis swap provider and fixed rate swap provider will be Commonwealth Bank of Australia, Level 7, 48 Martin Place, Sydney NSW 2000, Australia.

Basis Swaps
      On each monthly distribution date or quarterly distribution date, as the case may be, the issuer trustee will pay to the basis swap provider an amount calculated by reference to the interest payable by borrowers on the proportion of the variable rate housing loans referable to the Class A-2 notes or the Class A-1 notes and Class B notes, as the case may be, during the relevant preceding collection period and the income earned by the trust on the collections account and any Authorized Short-Term Investments during the collection period. In return the basis swap provider will pay to the issuer trustee on the relevant monthly or quarterly distribution date an amount calculated by reference to the aggregate principal amount outstanding of the relevant proportion of the variable rate housing loans as at the last day of the collection period preceding the previous monthly or quarterly distribution date and the respective one month or three month Bank Bill Rate plus a margin.

      The basis swaps will terminate if the interest rate on the Class A notes is increased following the quarterly distribution date in August 2008, provided that the weighted average of the variable rates charged on the housing loans is sufficient, assuming that all relevant parties comply with their obligations under the housing loans and the transaction documents, to ensure that the issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due. See "Description of the Transaction Documents--Servicing of the Housing Loans--Administer Interest Rates" in relation to the servicer's obligations with respect to interest rates on the variable rate housing loans if the basis swap is terminated.

Fixed Rate Swap
      On each monthly distribution date or quarterly distribution date, as the case may be, the issuer trustee will pay to the fixed rate swap provider an amount calculated by reference to the interest payable by borrowers on the proportion of the fixed rate housing loans referable to the Class A-2 notes or the Class A-1 and Class B notes, as the case may be, other than housing loans in relation to which the issuer trustee has entered into an individual fixed rate swap as described below, during the relevant preceding collection period and the income earned by the trust on the collections account and any Authorized Short-Term Investments during that collection period. In return the fixed rate swap provider will pay to the issuer trustee on the relevant monthly or quarterly distribution date an amount calculated by reference to the aggregate principal amount outstanding of the relevant proportion of the fixed rate housing loans as at the last day of the collection period preceding the previous monthly or quarterly distribution date and the respective one month or three month Bank Bill Rate plus a margin.

      In addition, if a borrower prepays a loan subject to a fixed rate of interest, or otherwise terminates a fixed rate period under a housing loan, the issuer trustee will normally be entitled to receive from the borrower a break cost or the issuer trustee will be required to pay to the borrower a break benefit.

      A break cost is currently payable by the borrower to the issuer trustee where the terminated fixed rate under the housing loan is greater than the current equivalent fixed rate product offered by Commonwealth Bank or Colonial State Bank, as appropriate, for the remaining term of the housing loan. Under each seller's current policies and procedures, prepayments of up to $10,000 in any 12 month period may be made by a borrower without incurring break costs, see "Commonwealth Bank and Colonial State Bank's Residential Loan Program-- Special Features of the Housing Loans--Early Repayment." A break benefit is payable by the issuer trustee to the borrower where the terminated fixed rate under the housing loan is less than the equivalent fixed rate product offered by Commonwealth Bank or Colonial State Bank (as appropriate) for the remaining term of the housing loan unless, under the seller's current policies and procedures, the prepayments are less than or equal to $10,000 in any 12 month period. If the break period is not a whole year an interpolated rate is used.

      While the fixed rate swaps are operating the net difference between break costs and break benefits for all housing loans for a collection period is either paid by the fixed rate swap provider, where the difference is a negative number, or paid to the fixed rate swap provider, where the difference is a positive number, on each relevant monthly or quarterly distribution date. While the fixed rate swaps are operating, break costs are not included within the Available Income Amount and break benefits are not considered to be expenses of the trust.

      The method for calculation of break costs and break benefits may change from time to time according to the business judgment of the servicer.

Other Swaps
      The issuer trustee and the fixed rate swap provider may agree to enter into separate fixed rate swaps in relation to one or more of the housing loans under which, on each monthly distribution date or quarterly distribution date as the case may be, the issuer trustee will pay to the fixed rate swap provider an amount calculated by reference to the fixed interest payable by borrowers on the proportion of the fixed rate housing loans referrable to the Class A-2 notes or the Class A-1 notes and the Class B notes, as the case may be. In return the fixed rate swap provider will pay to the issuer trustee an amount calculated by reference to the respective one month or three month Bank Bill rate plus a margin.

      In addition, if the servicer offers interest rate cap products to borrowers, the issuer trustee and the fixed rate swap provider will enter into swaps to hedge the issuer trustee's risks in relation to such interest rate caps.

Termination by the Basis Swap and Fixed Rate Swap Providers
      The basis swap and fixed rate swap providers will each have the right to terminate the basis swaps and the fixed rate swaps, respectively, in the following circumstances:

    . if the issuer trustee fails to make a payment under a swap within 10 days after notice of failure is given to the issuer trustee;

    . if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the basis swaps or the fixed rate swaps. However, only a swap affected by the illegality may be terminated and each party affected by the illegality must make efforts to transfer its rights and obligations to avoid this illegality; or

    . in the case of the basis swaps only, at any time at the election of the basis swap provider provided that at the date of termination the weighted average of the variable rates charged on the housing loans is sufficient, assuming that all relevant parties comply with their obligations under the housing loans and the transaction documents, to ensure that the issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due.

Termination by the Issuer Trustee
      The issuer trustee will have the right to terminate the basis swaps or the fixed rate swaps in the following circumstances:

    . if a swap provider fails to make a payment within 10 days after notice of failure is given to that swap provider; or

    . if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the basis swaps or the fixed rate swaps. However, only a swap affected by the illegality may be terminated and each party affected by the illegality must make certain efforts to transfer its rights and obligations to avoid this illegality.

Fixed Rate Swap Provider Downgrade
      If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, on any determination date a fixed rate swap provider does not have:

    . either a short term credit rating of at least A-1 or a long term credit rating of A by Standard & Poor's;

    .  a long term credit rating of at least A2 by Moody's; and

    . a short term rating of at least F1 by Fitch, that fixed rate swap provider must:

    . where it ceases to have a long term credit rating of at least A2 by Moody's or a short term credit rating of at least F1 by Fitch:

      . obtain a counterparty acceptable to the manager, the issuer trustee, and the rating agencies to enter into a swap with the issuer trustee on substantially the same terms as the relevant fixed rate swaps;

      . lodge cash collateral in an amount determined by the relevant rating agencies or, in certain circumstances, determined under the relevant fixed rate swaps; or

      . enter into other arrangements satisfactory to the issuer trustee and the manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds; and

    . where it ceases to have either a short term credit rating of at least A-1 or a long term credit rating of A from Standard & Poor's:

      . immediately seek to enter into, and enter into by no later than 60 days after the fixed rate swap provider ceases to have the relevant rating from Standard & Poor's, an agreement novating its rights and obligations under the fixed rate swap agreement in respect of the fixed rate swaps to a replacement counterparty which holds the relevant ratings and, if a transfer has not occurred within 30 days, lodge cash collateral in an amount determined in accordance with the fixed rate swap; or

      . if the fixed rate swap provider is unable to effect a transfer in accordance with the above bullet point within 60 days or if the fixed rate swap provider so elects, enter into such other arrangements in respect of the fixed rate swaps which are satisfactory to the manager and which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds.

      The fixed rate swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time.

Basis Swap Provider Downgrade
      If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, on any determination date a basis swap provider does not have:

    . either a short term credit rating of at least A-1 or a long term credit rating of A by Standard & Poor's;

    .  a short term credit rating of at least P-1 by Moody's; and

    . a short term rating of at least F1 by Fitch, that basis swap provider must:

    . prepay the amount that is expected to be due, as determined by the manager, from the basis swap provider to the issuer trustee on the next monthly or quarterly distribution date, as appropriate; or

    . enter into other arrangements satisfactory to the issuer trustee and the manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds.

      The basis swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in either of the above manners as it elects from time to time.

Termination Payments
      Upon termination of a fixed rate swap, a termination payment will be due from the issuer trustee to the fixed rate swap provider or from the fixed rate swap provider to the issuer trustee.

      The termination payment in respect of a fixed rate swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of that fixed rate swap.

      No termination payment will be payable in respect of the termination of the basis swap.

      If a basis swap terminates then, unless and until the issuer trustee has entered into a replacement basis swap or other arrangements which the rating agencies have confirmed will not result in a reduction, qualification or withdrawal of the credit ratings assigned to the notes or redraw bonds, the servicer must adjust the rates of interest on the mortgage interest saver accounts and, if necessary, the housing loans as described in "Description of the Transaction Documents--Servicing of the Housing Loans--Administer Interest Rates."

The Currency Swaps

Purpose of the Currency Swaps
      Collections on the housing loans and receipts under the basis swaps and the fixed rate swaps will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the Class A-1 notes are denominated in United States dollars. In addition, receipts by the issuer trustee under the basis swaps and the fixed rate swaps are calculated by reference to the Bank Bill Rate but the interest obligations of the issuer trustee with respect to the Class A-1 notes are calculated by reference to LIBOR. To hedge this currency and interest rate exposure, the issuer trustee, as trustee of various series trusts established under the master trust deed, will enter into a currency swap agreement with each currency swap provider. Each currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and a credit support annex, which together act as a separate agreement in respect of each series trust established under the master trust deed, and will be confirmed by a written confirmation.

Principal Payments
      On the closing date, the issuer trustee will pay the currency swap providers the U.S. dollar proceeds of issue of the Class A-1 notes. In return, the currency swap providers will pay to the issuer trustee the Australian dollar equivalent of the proceeds of issue of the Class A-1 notes converted at the US$ Exchange Rate.

      On each quarterly distribution date, the issuer trustee will pay to the currency swap providers the Australian dollar amount available to be applied towards repayment of the Stated Amount of the Class A-1 notes. In return, the currency swap providers will pay to the principal paying agent on behalf of the issuer trustee the U.S. dollar equivalent of that amount converted at the A$ Exchange Rate for distribution to the Class A-1 noteholders in accordance with the agency agreement in reduction of the Stated Amount of the Class A-1 notes.

Interest Payments
      On each quarterly distribution date, the issuer trustee will pay to the currency swap providers an aggregate amount, the A$ Class A-1 Interest Amount, calculated by reference to the Australian dollar equivalent of the aggregate Invested Amount of the Class A-1 notes as at the preceding quarterly distribution date converted at the US$ Exchange Rate and the three month Bank Bill Rate plus a margin.

      In return, the currency swap providers will pay to the principal paying agent on behalf of the issuer trustee amounts in aggregate equal to the interest due in respect of the Class A-1 notes on that quarterly distribution date for distribution to Class A-1 noteholders in accordance with the agency agreement.

      If the issuer trustee does not have sufficient funds under the series supplement to pay the full amount owing to the currency swap providers in respect of the above payment the currency swap providers are not required to make the corresponding payments to the principal paying agent and, after the applicable grace period, the currency swap providers may terminate the currency swaps. The manner of determining whether the issuer trustee will have sufficient funds to pay the currency swap providers that amount on a quarterly distribution date is described in "Distribution of the Available Income Amount" above. A failure of the issuer trustee to pay an amount owing under a currency swap, if not remedied within the applicable grace period, will be an event of default under the security trust deed.

Termination by a Currency Swap Provider
      A currency swap provider will have the right to terminate the relevant currency swap in the following circumstances:

    . if the issuer trustee fails to make a payment under the currency swap within 10 days after notice of failure is given to the issuer trustee;

    . if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain exchange controls by an Australian governmental body for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap. However, if the currency swap provider is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

    . if due to any action taken by a taxation authority or a change in tax law the currency swap provider is required to gross-up payments on account of a non-resident withholding tax liability or receive payments from which amounts have been withheld or deducted on account of tax. However, a currency swap provider will only have the right to terminate its currency swap if the Class A-1 note trustee is satisfied that all amounts owing to Class A-1 noteholders will be paid in full on the date on which the Class A-1 notes are to be redeemed. In addition, whether or not a currency swap provider can terminate its currency swap, following the occurrence of such an event, the currency swap provider may transfer the currency swap to another counterparty with, in certain circumstances, the consent of the standby swap provider, as to which see "Jointly Supported Obligations" below, provided that each rating agency has confirmed that this will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the Class A-1 notes; and

    . if an event of default occurs under the security trust deed and the security trustee has declared the Class A-1 notes immediately due and payable.

Termination by the Issuer Trustee
      The issuer trustee will have the right to terminate a currency swap in the following circumstances:

    . if the currency swap provider fails to make a payment under the currency swap within 10 days after notice of failure is given to the currency swap provider;

    . if certain bankruptcy related events occur in relation to the currency swap provider;

    . if the currency swap provider merges with, or otherwise transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the obligations of the currency swap provider under the currency swap;

    . if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain exchange controls by an Australian governmental body for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material provision of the currency swap. However, if the issuer trustee is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

    . if due to any action taken by a taxation authority or a change in tax law the issuer trustee is required to receive payments from which amounts have been withheld or deducted on account of tax and no entitlement to a corresponding gross-up arises other than as a result of its failure to perform certain tax covenants or, in certain circumstances, a breach of its tax representations;

    . if as a result of the currency swap provider merging with, or otherwise transferring all or substantially all of its assets to another entity, the issuer trustee is required to receive payments from which a deduction or withholding has been made on account of a non-resident withholding tax liability and no entitlement to a corresponding gross-up arises other than as a result of its failure to perform certain tax covenants, or, in certain circumstances, a breach of its tax representations;

    . if the currency swap provider fails to comply with its obligations described in "Currency Swap Provider Downgrade" below following a downgrade of its credit ratings, and that failure is not remedied within 10 Business Days of notice of the failure being given to the currency swap provider or such longer period as the issuer trustee and the manager agree and the rating agencies confirm will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the Class A-1 notes; and

    . if an event of default occurs under the security trust deed and the security trustee has declared the Class A-1 notes immediately due and payable.

      The issuer trustee may only terminate a currency swap with the prior written consent of the Class A-1 note trustee.

Termination by the Class A-1 Note Trustee
      If following an event that allows the issuer trustee to terminate a currency swap the issuer trustee does not terminate the currency swap, the Class A-1 note trustee may terminate the currency swap.

Currency Swap Provider Downgrade
      If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, the currency swap providers do not have:

    . either a long term joint credit rating of at least AA- by Standard & Poor's or a short term joint credit rating of at least A-1+ by Standard & Poor's;

    .  a long term joint credit rating of at least A2 by Moody's; and

    .  a long term joint credit rating of at least AA- by Fitch,

the currency swap providers must within:

    . 30 Business Days, if the currency swap providers still have a long term joint credit rating of at least A- by Standard & Poor's and a short term joint credit rating of at least A-1 by Standard & Poor's, and a long term joint credit rating of at least A3 by Moody's and a long term joint credit rating of at least A- by Fitch and a short term joint credit rating of at least F1+ by Fitch;

    .  5 Business Days, in any other case,

or, in either case, such greater period as is agreed to in writing by the relevant rating agency, at their cost and at their election:

    . if the short term joint credit rating by Standard & Poor's is greater than or equal to A-1 or the long term joint credit rating by Standard & Poor's is greater than or equal to A- and the long term joint credit rating by Fitch is greater than or equal to A-, lodge collateral as determined under the currency swap and the credit support annex;

    . enter into an agreement novating the currency swap to a replacement counterparty or standby swap provider acceptable to the relevant standby swap provider, as to which see "Jointly Supported Obligations" below, and the manager and which each rating agency has confirmed will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the Class A-1 notes; or

    . enter into other arrangements which each rating agency has confirmed will not result in there being a reduction, qualification or withdrawal of any credit rating assigned by it to the Class A-1 notes.

      A currency swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time.

      If a currency swap provider lodges cash collateral with the issuer trustee, any interest or income on that cash collateral will be paid to that currency swap provider.

Termination Payments
      Upon termination of a currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee.

      The termination payment in respect of a currency swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.

Replacement of a Currency Swap
      If a currency swap is terminated prior to its scheduled termination date, the issuer trustee may, at the direction of the manager, enter into one or more replacement currency swaps on terms and with a counterparty which the rating agencies confirm will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the Class A-1 notes. A termination payment received by the issuer trustee upon termination of a currency swap may be applied towards a premium payable to enter into a replacement currency swap and a premium received by the issuer trustee upon entering into a new currency swap may be applied towards a termination payment in respect of the terminated currency swap.

Currency Swap Providers
      The currency swap providers will be Citibank N.A. and Commonwealth Bank of Australia.

Citibank N.A.
      Citibank N.A. ("Citibank") was originally organised on June 16, 1812, and now is a United States national banking association organised under the National Bank Act of 1864. Citibank is a wholly-owned subsidiary of Citicorp, a Delaware corporation, and is Citicorp's principal subsidiary. Citicorp is a wholly-owned subsidiary of Citigroup Inc. ("Citigroup"), a Delaware holding company. The obligations of Citibank under the currency swaps will not be guaranteed by Citicorp or Citigroup.

      Citibank is a commercial bank that, along with its subsidiaries and affiliates, offers a wide range of banking and trust services to its customers throughout the United States and the world. As a United States national bank, Citibank is a regulated entity permitted to engage only in banking and activities incidental to banking. Citibank's earnings may be affected by certain monetary policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Citibank is primarily regulated by the Office of the Comptroller of the Currency (the "Comptroller"), which also examines its loan portfolios and reviews the sufficiency of its allowance for credit losses.

      Citibank's deposits at its U.S. branches are insured by the Federal Deposit Insurance Corporation (the "FDIC") and are subject to FDIC insurance assessments. The obligations under the currency swaps are not insured by the FDIC or any other regulatory agency of the United States or any other jurisdiction. Any FDIC-insured depository institution sharing common ownership with a failed FDIC-insured institution can be required to indemnify the FDIC for the FDIC's losses resulting from the insolvency of the failed FDIC-insured institution, even if such indemnification causes the affiliated institution also to become insolvent. As a result, Citibank may, under certain circumstances, be obligated for the liabilities of its affiliates that are FDIC-insured depository institutions.

      The Comptroller has issued guidelines that impose upon national banks risk-based capital and leverage standards. Failure to meet applicable capital guidelines could subject a national bank to a variety of enforcement remedies available to the federal regulatory authorities, including limitations on the ability to pay dividends, the issuance by the Comptroller of a directive to increase capital and, in severe cases, the termination of deposit insurance by the FDIC or the appointment of a receiver or conservator.

      Legislation enacted as part of the Omnibus Budget Reconciliation Act of 1993 provides that deposits in U.S. offices and certain claims for administrative expenses and employee compensation against a U.S. insured depository institution which has failed will be afforded a priority over other general unsecured claims, including deposits in non-U.S. offices and claims under non-depository contracts in all offices, against such an institution in the "liquidation or other resolution" of such an institution by any receiver. Such priority creditors (including the FDIC, as the subrogee of insured depositors) of such a FDIC-insured depository institution will be entitled to priority over unsecured creditors in the event of a "liquidation or other resolution" of such institution.

      As conservator or receiver for an insured depository institution, the FDIC also may disaffirm or repudiate any burdensome contract to which such institution is a party. The FDIC has not taken the position that such repudiation would impair the right of a holder of unsecured obligations, such as obligations under the currency swaps, to claim principal and interest accrued through the date of appointment of a conservator or receiver. (The amount paid on such a claim would depend on the amount of assets in the receivership and the relative priority of the claim.) Disaffirmance or repudiation could, at a minimum, expose holders of notes to reinvestment risk.

      As conservator or receiver, the FDIC is also empowered to enforce most types of contracts, including the currency swaps pursuant to their terms notwithstanding any acceleration provisions therein, and may transfer to a new obligor any of Citibank's assets or liabilities, including the currency swaps without the approval or consent of Citibank's creditors.

      The FDIC is authorized to settle all uninsured and unsecured claims in the insolvency of an insured bank by making a final settlement payment at a percentage rate reflecting an average of the FDIC's receivership recovery experience and constituting full payment and disposition of the FDIC's obligation to uninsured and unsecured creditors.

      Citibank does not publish audited financial statements. However, Citicorp publishes audited financial statements which include certain data relevant to Citibank and its consolidated subsidiaries, including an audited balance sheet of Citibank and its consolidated subsidiaries. The total assets of Citibank and its consolidated subsidiaries represented approximately 69% of the total assets of Citicorp and its consolidated subsidiaries at December 31, 2000. Although the activities of Citibank are similar to those of Citicorp, Citibank's earnings may differ significantly from those of Citicorp. The activities carried on by subsidiaries of Citicorp other than Citibank and its subsidiaries generally include certain consumer lending activities in the United States (including the credit card business, some residential mortgage lending, and secured and unsecured personal loans). As noted above under U.S. banking law, Citibank may become obligated for liabilities of its affiliates that are FDIC-insured depositary institutions.

      Citibank has a long-term rating of AA from Fitch, Aa2 from Moody's and AA- from Standard & Poor's, and a short-term rating of A-1+ from Standard & Poor's, P-1 from Moody's and F1+ from Fitch.

      As of December 31, 2000 Citicorp and its subsidiaries had total assets of $551,607 million, total liabilities of $503,742 million and total stockholder's equity of $47,865 million.

      The Annual Report on Form 10-K of Citicorp and its subsidiaries for the year ended December 31, 2000 (the "2000 10-K"), sets forth certain data relative to the consolidated financial position of Citibank and its subsidiaries as of September 30, 2000 and December 31, 2000.

      The Consolidated Balance Sheets of Citibank as of December 31, 2000 and as of December 31, 1999 are set forth on page F-7 of the 2000 10-K. Consolidated Balance Sheets of Citibank subsequent to December 31, 2000 will be included in the Form 10-Q's (quarterly) and Form 10-K's (annually) subsequently filed by Citicorp with the SEC, which will be filed not later than 45 days after the end of the calendar quarter or 90 days after the end of the calendar year to which the report relates or on Form 8-K with respect to certain interim events. For further information regarding Citibank, reference is made to the 2000 10-K and to any subsequent reports on Forms 10-K, 10-Q or 8-K filed by Citicorp with the SEC, which are incorporated herein by reference.

      In addition, Citibank submits quarterly to the Comptroller certain reports called "Consolidated Reports of Condition and Income for a Bank With Domestic and Foreign Offices" ("Call Reports"). The Call Reports are on file with and are publicly available at the Comptroller's offices at 250 E Street, S.W., Washington, D.C. 20219 and are also available on the web site of the FDIC (http://www.fdic.gov). Each Call Report consists of a Balance Sheet, Income Statement, Changes in Equity Capital and other supporting schedules at the end of and for the period to which the report relates. The Call Reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council. While the Call Reports are supervisory and regulatory documents, not primarily accounting documents, and do not provide a complete range of financial disclosure about Citibank, the reports nevertheless provide important information concerning the financial condition and results of the operations of Citibank.

      Citibank's Call Report as of the close of business on December 31, 2000 is incorporated herein by reference. Any subsequent Call Reports filed by Citibank with the Comptroller are incorporated herein by reference.

      Any of the above reports incorporated herein by reference are available upon request, without charge, by writing or calling Citigroup Document Services, 140 58th Street, Brooklyn, New York 11220, (718) 765-6460.

Commonwealth Bank
      The Commonwealth Bank of Australia was established in 1911 by an Act of Australia's Commonwealth Parliament as a government owned enterprise to conduct commercial and savings banking business. For a period it also operated as Australia's central bank until this function was transferred to the Reserve Bank of Australia in 1959. The process of privatization of the Commonwealth Bank was commenced by Australia's Commonwealth Government in 1990 and was completed in July 1996. The Commonwealth Bank is now a public company listed on the Australian Stock Exchange Limited. Its registered office is at Level 1, 48 Martin Place, Sydney, New South Wales, Australia.

      Commonwealth Bank is one of the four major banks in Australia and together with its subsidiaries provides a wide range of banking, financial and related services to approximately 10 million customers with a branch network of approximately 1,300 locations throughout Australia and internationally.

      Commonwealth Bank has a long term credit rating of AA from Fitch, Aa3 from Moody's and AA- from Standard & Poor's and a short term credit rating of A-1+ from Standard & Poor's, F1+ from Fitch and P-1 from Moody's.

      As at December 31, 2000 Commonwealth Bank and its subsidiaries, on a consolidated basis, had total assets of A$223.3billion, deposits of A$112.0 billion and total regulatory capital of A$12.4 billion. Operating profit after tax, abnormals and outside equity interests for the six months to December 31, 2000 was A$1.1 billion.

      On March 10, 2000, Commonwealth Bank and Colonial Limited, previously an Australian holding company which owned banking, insurance and funds management businesses, announced their intention to merge, with 7 Commonwealth Bank shares being offered for each 20 Colonial Limited shares. The merger received final approval from the Supreme Court of Victoria on May 31, 2000 and was completed on June 13, 2000.

      Following the merger with Colonial Limited, each of the rating agencies affirmed the above credit ratings of Commonwealth Bank.

      Commonwealth Bank currently files periodic reports with the Securities and Exchange Commission pursuant to the Exchange Act. The 2000 Annual Report of Commonwealth Bank on Form 20-F was filed with the Securities and Exchange Commission on December 21, 2000. Commonwealth Bank will provide without charge to each person to whom this prospectus is delivered, on the request of any such person, a copy of the Form 20-F referred to above. Written requests should be directed to: Commonwealth Bank of Australia, 599 Lexington Avenue, New York, NY 10022, Attention: Executive Vice President and General Manager Americas.

      The Australian banking activities of Commonwealth Bank come under the regulatory supervision of the Australian Prudential Regulation Authority. For a further description of the business operations of Commonwealth Bank, see "The Servicer."

Transfer by Commonwealth Bank of Currency Swap
      If an event beyond the control of Commonwealth Bank occurs so that it is impossible for Commonwealth Bank to convert Australian dollars to U.S. dollars through customary legal channels to fulfil its obligations under its currency swap, Commonwealth Bank may transfer all its rights and obligations as currency swap provider to Citibank N.A. and may terminate its obligations as standby swap provider. After that transfer, Commonwealth Bank will have no further obligations under the currency swap.

Jointly Supported Obligations
      The obligations of each currency swap provider under its currency swap are separate and several from the obligations of the other currency swap provider under the other currency swap.

      However, each currency swap provider will also act as a standby swap provider in respect of the other currency swap provider's currency swap. If a currency swap provider:

    . defaults in making a payment in respect of its currency swap, as described under "Principal Payments" and "Interest Payments" above; or

    . defaults in meeting its obligations following a downgrade of the currency swap providers' joint credit ratings, as described in "Currency Swap Provider Downgrade" above,

the issuer trustee must notify the standby swap provider and the standby swap provider must make good the default within prescribed periods. A remedy of a payment default must occur on the same day as the due date for the payment provided that the standby swap provider is notified of the default by the issuer trustee in the manner required by the relevant currency swap agreement.

      If a standby swap provider is required to make good a default, the defaulting currency swap provider must take certain actions, including reimbursing or indemnifying the standby swap provider, in relation to the default. If the defaulting currency swap provider does not take these actions within the prescribed periods then the rights and obligations of the defaulting currency swap provider under its currency swap will automatically transfer to the standby swap provider.

Partial Redemption of the Class A-1 Notes on Quarterly Distribution Dates
      On each quarterly distribution date until the Stated Amount of the Class A-1 notes is reduced to zero the issuer trustee must:

    . pay to the currency swap provider, in accordance with the directions of the manager, the Australian dollar amount allocated to repayment on that quarterly distribution date of principal on the Class A-1 notes as described in "Allocation of Principal to Class A Notes and Class B Notes";

    . direct the currency swap provider to pay on that quarterly distribution date the U.S. dollar equivalent of that Australian dollar amount, converted at the US$ Exchange Rate, to the principal paying agent; and

    . direct the principal paying agent to pay that amount received from the currency swap provider rateably to the Class A-1 noteholders towards repayment of the Stated Amounts of the Class A-1 notes in accordance with the agency agreement and the terms and conditions of the Class A-1 notes.

Withholding or Tax Deductions
      All payments in respect of the Class A-1 notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make such a withholding or deduction. In that event the issuer trustee or the paying agent, as the case may be, shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent nor the Class A-1 note trustee will be obligated to make any additional payments to holders of the Class A-1 notes with respect to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the issuer trustee will notify the Class A-1 note trustee, the principal paying agent and the Class A-1 noteholders.

Redemption of the Notes for Taxation or Other Reasons
      If the manager satisfies the issuer trustee and the Class A-1 note trustee, immediately before giving the notice to the Class A-1 noteholders as described in this section, that because of a change of law in Australia or any other jurisdiction to which the issuer trustee becomes subject either:

    . on the next quarterly distribution date the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of any class of notes or redraw bonds any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction; or

    . the total amount payable in respect of interest in relation to the housing loans for a collection period ceases to be receivable, whether or not actually received, by the issuer trustee during such collection period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction, and in each case such obligation cannot be avoided by the issuer trustee taking reasonable measures available to it, then the issuer trustee must, when so directed by the manager, at the manager's option, redeem all, but not some, of the notes and redraw bonds on any subsequent quarterly distribution date at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to but excluding the date of redemption. The issuer trustee may redeem the notes and redraw bonds at their Stated Amounts, instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of noteholders and redraw bondholders together.

      However, the manager will not direct the issuer trustee to, and the issuer trustee will not, redeem the notes or redraw bonds unless it is in a position on the relevant quarterly distribution date to repay the then Invested Amounts or Stated Amounts, as required, of the notes and the redraw bonds together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes or redraw bonds if the charge under the security trust deed were enforced.

      Class A-1 noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

      If a tax, duty or other amount described above applies only to the Class A-1 notes and the issuer trustee gives notice that it proposes to redeem the notes and the redraw bonds, the holders of 75% of the aggregate Invested Amount of the Class A-1 notes may elect, in accordance with the terms of the Class A-1 note trust deed, that they do not require the issuer trustee to redeem the Class A-1 notes. Upon being notified of such an election at least 21 days before the relevant quarterly distribution date upon which redemption was to occur the issuer trustee must not redeem the notes or redraw bonds.

Redemption of the Notes upon an Event of Default
      If an event of default occurs under the security trust deed the security trustee must, upon becoming aware of the event of default and subject to certain conditions, in accordance with an Extraordinary Resolution of Voting Secured Creditors and the provisions of the security trust deed, enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed.

Optional Redemption of the Notes
      The issuer trustee must, when directed by the manager, at the manager's option, redeem all of the notes and the redraw bonds at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to, but excluding, the date of redemption, on any quarterly distribution date falling on or after the earlier of:

    . the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans on April 2001; and

    .  the quarterly distribution date falling in August 2008.

      The issuer trustee may redeem the notes and redraw bonds at their Stated Amounts instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of noteholders and redraw bondholders together. However, the issuer trustee will not redeem the notes or redraw bonds unless it is in a position on the relevant quarterly distribution date to repay the then Invested Amounts or the Stated Amounts, as required, of the notes and the redraw bonds together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes or redraw bonds if the charge under the security trust deed were enforced. If the issuer trustee, at the direction of the manager, proposes to exercise its option to redeem the notes and redraw bonds on a quarterly distribution date during or after August 2008 at their Stated Amounts rather than their Invested Amounts, as described above, but is unable to do so because, following a meeting of noteholders and redraw bondholders convened under the provisions of the security trust deed by the manager for this purpose, the noteholders and redraw bondholders have not approved by an Extraordinary Resolution the redemption of the notes and redraw bonds at their Stated Amounts, then the margin for the Class A-1 notes for each accrual period commencing on or after that distribution date will remain at, or revert to, the margin applying at the closing date.

      Class A-1 noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

Final Maturity Date
      Unless previously redeemed, the issuer trustee must redeem the notes and redraw bonds by paying the Stated Amount, together with all accrued and unpaid interest, in relation to each note and redraw bond on or by the quarterly distribution date falling in August 2032. The failure of the issuer trustee to pay the Stated Amount, together with all accrued and unpaid interest, within 10 days of the due date for payment, other than amounts due to the Class B noteholders, will be an event of default under the security trust deed.

Redemption upon Final Payment
      Upon final distribution being made in respect of any notes or redraw bonds following termination of the trust or enforcement of the charge under the security trust deed, those notes or redraw bonds will be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest, the Stated Amount or the Invested Amount in relation to the notes or redraw bonds will be extinguished in full.

No Payments of Principal in Excess of Stated Amount
      No amount of principal will be repaid in respect of a note or redraw bond in excess of its Stated Amount or, in the case of an optional redemption or redemption for taxation reasons, its Invested Amount.

Termination of the Trust

Termination of Trust
      Following the issue of the notes, the trust may only terminate prior to the redemption of the notes if a Potential Termination Event occurs and:

    . the issuer trustee determines that the Potential Termination Event has or will have an Adverse Effect, upon which it must promptly notify the manager, the servicer, the security trustee and the Class A-1 note trustee;

    . the servicer, the issuer trustee and the manager consult and use their reasonable endeavours, in consultation with the security trustee, the Class A-1 note trustee, and, if necessary, the residual unitholder, to amend or vary the terms of the series supplement, any other relevant transaction document and the notes and redraw bonds in such a way so as to cure the Potential Termination Event or its Adverse Effect; and

    . such consultations do not result in the cure of the Potential Termination Event or its Adverse Effect, with the consent of the servicer, the issuer trustee, the manager, the security trustee and the Class A-1 note trustee, within 60 days of notice being given by the issuer trustee as described above.

      If this occurs then the issuer trustee, in consultation with the manager, must proceed to liquidate the assets of the trust in accordance with the series supplement.

Sale of Housing Loans Upon Termination
      Upon termination of the trust, the issuer trustee in consultation with the manager must sell and realise the assets of the trust within 180 days of the termination date. During this period the issuer trustee is not entitled to sell the housing loans and their related securities, mortgage insurance policies and other rights for less than the aggregate Fair Market Value of the housing loans. The issuer trustee is only entitled to sell the housing loans and their related securities, mortgage insurance policies and other rights to a person other than Commonwealth Bank if Commonwealth Bank, for itself and on behalf of Colonial State Bank, does not exercise its right of first refusal. The issuer trustee must not conclude a sale to a person other than Commonwealth Bank unless, among other things, any housing loans and their related securities, mortgage insurance policies and other rights are assigned in equity only, except if the issuer trustee already has legal title, and the sale is expressly subject to the servicer's right to be retained as servicer and subject to the rights of the CBA trust and to the rights of Commonwealth Bank and Colonial State Bank as beneficiaries of the CBA trust in respect of those housing loans and their related securities, mortgage insurance policies and other rights, as described in "Description of the Assets of the Trust-- Transfer and Assignment of the Housing Loans."

      If the issuer trustee is unable to sell the housing loans and their related securities and mortgage insurance policies for Fair Market Value and on those terms during the 180 day period, it may then sell them free of the restrictions and may perfect its legal title if necessary to obtain Fair Market Value for the housing loans. However upon such a sale the issuer trustee must use reasonable endeavours to include as a condition of the sale that a purchaser will agree to Commonwealth Bank or Colonial State Bank (as appropriate) taking second mortgages in order to retain second ranking security for the other loans secured by the mortgage and to entering into a priority agreement to give Commonwealth Bank or Colonial State Bank (as appropriate) second priority for its second mortgage and to use reasonable endeavours to obtain the consent of the relevant borrowers and security providers to the seller's second mortgage.

Seller's First Right of Refusal
      On the termination date of the trust, the issuer trustee is deemed to offer to sell the housing loans and their related securities, mortgage insurance policies and other rights to

Commonwealth Bank (for itself and Colonial State Bank) for at least the aggregate Fair Market Value of the housing loans.

      The issuer trustee must not sell the housing loans and their related securities, mortgage insurance policies and other rights unless Commonwealth Bank has failed to accept that offer within 90 days of the termination date of the trust or has failed to pay the purchase price within 180 days of the termination date of the trust.

Distributions
      The issuer trustee must deposit the proceeds of realization of the assets of the trust into the collections account and, following the realization of all the assets of the trust, must distribute them on a monthly or quarterly distribution date in accordance with the order of priority described in "Description of the Class A-1 Notes--Distribution of Available Income Amount" and "Description of the Class A-1 Notes--Distribution of Available Principal Amount." Upon final distribution being made, the notes will be deemed to be redeemed and discharged in full and the obligations of the issuer trustee with respect to the payment of principal, interest or any other amount on the notes will be extinguished.

Prescription
      A Class A-1 note will be void in its entirety if not surrendered for final payment within ten years of the relevant date in respect of that payment of principal or interest on the Class A-1 note which would have the effect of reducing the Stated Amount of, and all accrued but unpaid interest on, the Class A-1 note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the principal paying agent or the Class A-1 note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant Class A-1 note. After the date on which a Class A-1 note becomes void in its entirety, no claim may be made in respect of it.

Directions by Class A-1 Noteholders
      Under the Class A-1 note trust deed the Class A-1 note trustee may seek directions from the Class A-1 noteholders from time to time including following the occurrence of an event of default under the security trust deed.

      The Class A-1 note trustee will not be responsible for acting in good faith upon a direction given by Class A-1 noteholders holding Class A-1 notes with an Invested Amount of greater than 50% of the aggregate Invested Amount of all the Class A-1 notes.

      If the Class A-1 note trustee is entitled under the master trust deed or the security trust deed to vote at any meeting on behalf of Class A-1 noteholders the Class A-1 note trustee must vote in accordance with the directions of the Class A-1 noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of Class A-1 noteholders the Class A-1 note trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the

Class A-1 notes held by Class A-1 noteholders who have directed the Class A-1 note trustee to vote for or against that proposal.

      For the purposes of seeking any consent, direction or authorisation from Class A-1 noteholders the Class A-1 note trustee may by notice to the Class A-1 noteholders specify a date not earlier than the date of the notice upon which the persons who are the Class A-1 noteholders and the Invested Amount of the Class A-1 notes held by them will be determined based upon the details recorded in the Class A-1 note register as at 5.30 pm on that date.

Amendments to Class A-1 Notes and Class A-1 Note Trust Deed
      The issuer trustee, the manager and the Class A-1 note trustee, may alter, add to or revoke any provision of the Class A-1 note trust deed or the Class A-1 notes, without the consent or sanction of any Class A-1 noteholder, subject to the limitations described below, if the alteration, addition or revocation is not a Payment Modification and, in the opinion of the Class A-1 note trustee:

    . is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

    . is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any statutory authority;

    . is appropriate or expedient as a consequence of an alteration to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency or any decision of any court including an alteration, addition or revocation which is appropriate or expedient as a result of an alteration to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the trust or to the trust under the Class A-1 note trust deed;

    .  and the issuer trustee is otherwise desirable for any reason and:

      . is not in the opinion of the Class A-1 note trustee likely, upon coming into effect, to be materially prejudicial to the interests of the Class A-1 noteholders; or

      . if it is in the opinion of the Class A-1 note trustee likely, upon coming into effect, to be materially prejudicial to the interests of the Class A-1 noteholders, the consent is obtained of Class A-1 noteholders owning 75% of the aggregate Invested Amount of the Class A-1 notes, excluding notes beneficially owned by the issuer trustee or the manager or any person controlling or controlled by or under common control with the issuer trustee or the manager.

      Any alteration, addition or revocation must be notified to the rating agencies 5 Business Days in advance.

      The Class A-1 note trustee will be entitled to assume that any proposed alteration, addition or revocation, other than a Payment Modification, will not be materially prejudicial to the interests of Class A-1 noteholders if each of the rating agencies confirms in writing that the alteration, addition or revocation, if effected, will not lead to a reduction, qualification or withdrawal of the rating given to the Class A-1 notes by that rating agency.

      The issuer trustee, the manager and the Class A-1 note trustee may make or effect any Payment Modification to the Class A-1 note trust deed or the Class A-1 notes only if the consent has first been obtained of each Class A-1 noteholder to the Payment Modification.

      Payment Modification means any alteration, addition or revocation of any provision of the Class A-1 note trust deed, the Class A-1 notes, the master trust deed so far as it applies to the trust, the series supplement or the security trust deed which modifies:

    . the amount, timing, currency or manner of payment of principal or interest in respect of the Class A-1 notes, including, without limitation, any modification to the Stated Amount, Invested Amount, interest rate or maturity date of the Class A-1 notes or the orders of payment of the proceeds of the trust assets under the series supplement, the Class A-1 notes or the security trust deed or which would impair rights of Class A-1 noteholders to institute suit for enforcement of such payment;

    . the manner of determining whether Class A-1 noteholders owning 75% of the aggregate Invested Amount of the Class A-1 notes have provided a consent or direction or the circumstances in which such a consent or direction is required or to reduce the percentage of the aggregate Invested Amount of the Class A-1 notes required for such a consent or direction;

    . the provision of the security trust deed that prohibits the issuer trustee from creating or permitting to exist any security interest, other than the Prior Interest, over the assets of the trust; or,

    . the requirements for altering, adding to or revoking any provision of the Class A-1 note trust deed, the Class A-1 notes, including the Class A-1 Note Conditions.

      The issuer trustee must distribute to all Class A-1 noteholders a copy of any amendment made as soon as reasonably practicable after the amendment has been made.

Reports to Noteholders
      On the Business Day immediately prior to each quarterly distribution date, the manager will, in respect of the accrual period ending before that quarterly distribution date, deliver to the principal paying agent, the Class A-1 note trustee, the issuer trustee and the Class A-1 noteholders, a quarterly servicing report containing the following information:

    .  the Invested Amounts and the Stated Amounts of each class of notes;

    . the interest payments and principal distributions on each class of notes;

    .  the Available Income Amount;

    . the aggregate of all seller advances made during that quarterly collection period;

    .  the redraw shortfall, if any;

    .  the income shortfall, if any;

    . the liquidity facility advances, if any, for that quarterly distribution date, also being a monthly distribution date, together with all liquidity facility advances in relation to the preceding determination date;

    .  the Available Principal Amount;

    .  the Principal Collections;

    .  the Standby Redraw Facility Advance;

    .  the Redraw Bond Amount;

    . the principal charge-off in relation to the preceding determination date;

    .  the Other Principal Amounts;

    .  the Principal Charge-Off Reimbursement, if any;

    . the note factor for each class of notes, which with respect to a class of notes, means the aggregate of the Invested Amount of the class of notes less all principal payments on that class of notes to be made on that quarterly distribution date, also being a monthly distribution date, divided by the aggregate initial Invested Amount for all of that class of notes;

    . the principal charge-offs for each class of notes and the standby redraw facility principal;

    . the Principal Charge-Off Reimbursement for each class of notes and the standby redraw facility principal;

    . if required, the threshold rate at that quarterly distribution date, also being a monthly distribution date;

    .  the interest rates on the notes for the related accrual period;

    .  scheduled and unscheduled payments of principal on the housing loans;

    . aggregate outstanding principal balance of the fixed rate housing loans and the aggregate outstanding principal balance of the variable rate housing loans; and

    . delinquency, mortgagee in possession and loss statistics with respect to the housing loans.

      Unless and until definitive Class A-1 notes are issued, beneficial owners of the Class A-1 notes will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations or by way of information published on a Reuters Screen or the electronic information system made available to subscribers by Bloomberg L.P. or a similar electronic reporting service.

      Unless and until definitive Class A-1 notes are issued, periodic and annual unaudited reports containing information concerning the trust and the Class A-1 notes will be prepared by the manager and sent to DTC. DTC and its participants will make such reports available to holders of interests in the Class A-1 notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the Class A-1 notes are in book-entry form. Upon the issuance of Class A-1 notes in definitive form such reports will be sent directly to each Class A-1 noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

      The manager will file with the SEC such periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the manager expects that the obligation to file such reports will be terminated following the end of June 2002.

                    Description of the Transaction Documents

      The following summary describes the material terms of the transaction documents other than the underwriting agreement and the dealer agreement and except as already described above. The summary does not purport to be complete and is subject to the provisions of the transaction documents. The transaction documents are governed by the laws of New South Wales, Australia. A copy of the master trust deed and a form of each of the other transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

Collections Account and Authorized Short-Term Investments
      The issuer trustee will establish and maintain the collections account with an Eligible Depositary. The collections account will initially be established with Commonwealth Bank, which has a short term rating of F1+ from Fitch, P-1 from Moody's and A-1+ from Standard & Poor's, at its office at 48 Martin Place, Sydney, NSW 2000, Australia. The collections account shall be opened by the issuer trustee in its name and in its capacity as trustee of the trust. The collections account will not be used for any purpose other than for the trust. The account will be an interest bearing account.

      If the financial institution with which the collections account is held ceases to be an Eligible Depositary the issuer trustee must establish a new account with an Eligible Depositary as a replacement collections account. In addition, if the Eligible Depository has a short term credit rating of no higher than A-1 from Standard & Poor's the sum of the balance of the collections account and the value of Authorized Short-Term Investments with a short term rating of A-1 by Standard & Poor's must not exceed 20% of the aggregate Invested Amount of all notes.

      The manager shall have the discretion to propose to the issuer trustee, in writing, the manner in which any moneys forming part of the trust shall be invested in Authorized Short-Term Investments and what purchases, sales, transfers, exchanges, realizations or other dealings with assets of the trust shall be effected and when and how they should be effected. Provided that they meet certain requirements, the issuer trustee must give effect to the manager's proposals. Each investment of moneys required for the payment of liabilities of the trust shall be in Authorized Short-Term Investments that will mature on or before the due date for payment of those liabilities.

Modifications of the Master Trust Deed and Series Supplement
      The issuer trustee and the manager, with respect to the master trust deed, and the issuer trustee, the manager, the sellers and the servicer, with respect to the series supplement, may amend, add to or revoke any provision of the master trust deed or the series supplement, subject to the limitations described below, if the amendment, addition or revocation:

    . in the opinion of the issuer trustee is necessary to correct a manifest error or is of a formal, technical or administrative nature only;

    . in the opinion of the issuer trustee, or of a lawyer instructed by the issuer trustee, is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any statutory authority;

    . in the opinion of the issuer trustee is required by, a consequence of, consistent with or appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency including, an amendment, addition or revocation which in the opinion of the issuer trustee is appropriate or expedient as a result of an amendment to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Medallion Programme trusts;

    . in the case of the master trust deed, relates only to a Medallion Programme trust not yet constituted;

    . in the opinion of the issuer trustee, will enable the provisions of the master trust deed or the series supplement to be more conveniently, advantageously, profitably or economically administered; or

    . in the opinion of the issuer trustee is otherwise desirable for any reason.

      Any amendment, addition or revocation referred to in the last two of the above paragraphs which in the opinion of the issuer trustee is likely to be prejudicial to the interests of:

    . the residual unitholder, may only be effected with the consent of the residual unitholder;

    . a class of noteholders or redraw bondholders may only be effected if those noteholders or redraw bondholders pass a resolution by a majority of not less than 75% of the votes at a meeting approving the amendment, addition or revocation or all such noteholders or redraw bondholders sign a resolution approving the amendment, addition or revocation, subject to the following paragraph; or

    . all noteholders and redraw bondholders, may only be effected if the noteholders and redraw bondholders pass a resolution by a majority of not less than 75% of the votes at a meeting approving the amendment, addition or revocation or all noteholders and redraw bondholders sign a resolution approving the amendment, addition or revocation. A separate resolution will not be required in relation to any class of noteholders or redraw bondholders.

      The manager must advise the rating agencies no less than 10 Sydney business days prior to any amendment, addition or revocation of the master trust deed or the series supplement and must certify to the issuer trustee that no rating agency has advised that the amendment, addition or revocation will cause a withdrawal, downgrading or qualification of the credit ratings assigned to the notes or redraw bonds before the amendment, addition, or revocation is effected. The issuer trustee may not amend, add to or revoke any provision of the master trust deed or the series supplement if the consent of a party is required under a transaction document unless that consent has been obtained.

      Commonwealth Bank, Colonial State Bank, the manager or the issuer trustee may only amend, add to or revoke any provision of the series supplement in accordance with the master trust deed. Any amendment, addition or revocation that effects a Payment Modification may only be made with the consent of each Class A-1 noteholder.


The Issuer Trustee

General Duties of Issuer Trustee
      The issuer trustee is appointed as trustee of the trust on the terms set out in the master trust deed and the series supplement.

      Subject to the provisions of the master trust deed, the issuer trustee has all the powers in respect of the assets of the trust which it could exercise if it were the absolute and beneficial owner of the assets. The issuer trustee agrees to act in the interests of the residual unitholder, the noteholders and the redraw bondholders. If there is a conflict between the interests of the residual unitholder on the one hand and the noteholders and redraw bondholders on the other hand, the issuer trustee must act in the interests of the noteholders and the redraw bondholders.

      The issuer trustee must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavours to carry on and conduct its business in so far as it relates to the master trust deed and the series supplement in a proper and efficient manner and exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed, having regard to the interests of noteholders, redraw bondholders and the residual unitholder.

      The terms of the master trust deed and series supplement provide, amongst other things, that:

    . the obligations of the issuer trustee to the noteholders expressed in the master trust deed or the series supplement are contractual obligations only and do not create any relationship of trustee or fiduciary between the issuer trustee and the noteholders;

    . the issuer trustee has no duty, and is under no obligation, to investigate whether a Manager Default, a Servicer Default or a Perfection of Title Event has occurred in relation to the trust other than where it has actual notice;

    . unless actually aware to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate the accuracy of any calculation by a seller, the servicer or the manager under the series supplement, the amount or allocation of collections or the contents of any certificate provided to the issuer trustee by the servicer or manager under the series supplement;

    . the issuer trustee may obtain and act on the advice of experts, whether instructed by the issuer trustee or the manager, which are necessary, usual or desirable for the purpose of enabling the issuer trustee to be fully and properly advised and informed and will not be liable for acting in good faith on such advice; and

    . the issuer trustee will only be considered to have knowledge or awareness of, or notice of, a thing or grounds to believe anything by virtue of the officers of the issuer trustee who have day-to-day responsibility for the administration or management of the issuer trustee's obligations in relation to the trust, having actual knowledge, actual awareness or actual notice of that thing, or grounds to believe that thing.

Annual Compliance Statement
      The issuer trustee in its capacity as trustee of the trust does not intend to publish annual reports and accounts. The issuer trustee will deliver to the Class A-1 note trustee annually a written statement as to the fulfilment of the issuer trustee's obligations under the Class A-1 note trust deed including compliance with its material obligations under the transaction documents and whether an event of default or other matter which is required to be brought to the issuer trustee's attention has occurred.

Delegation
      In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may delegate any or all of the powers, discretions and authorities of the issuer trustee under the master trust deed or otherwise in relation to the trust, to a related company of the issuer trustee or otherwise in accordance with the master trust deed or series supplement, including, in respect of its payment obligations in respect of the Class A-1 notes, to the paying agents under the agency agreement. The issuer trustee at all times remains liable for the acts or omissions of such related company when acting as delegate.

Issuer Trustee Fees and Expenses
      The issuer trustee is entitled to a monthly fee payable in arrears on each monthly distribution date. The issuer trustee's fee is calculated to cover the fees payable to the Class A-1 note trustee and the agents which are paid by the issuer trustee from its own personal funds.

      The fee payable to the issuer trustee may be varied as agreed between the issuer trustee and the manager provided that each rating agency must be given 3 Business Days' prior notice of any variation and the fee must not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond.

      If the issuer trustee becomes liable to remit to a governmental agency an additional amount of Australian goods and services tax or is otherwise disadvantaged by a change in the Australian goods and services tax legislation in connection with the trust, the issuer trustee will not be entitled to any reimbursement from the assets of the trust. However, the fees payable to the issuer trustee may be adjusted, in accordance with the series supplement.

      At any time within 12 months after the abolition of or a change in the goods and services tax laws becomes effective, the issuer trustee or the manager may, by written notice to the other, require negotiations to commence to adjust the fees payable to the issuer trustee so that it is not economically advantaged or disadvantaged by the effect of the change in the goods and services tax. Any adjustment to fees will be subject to written confirmation from the rating agencies that the adjustment will not result in a reduction, qualification or withdrawal of the credit ratings then assigned to the notes.

      The issuer trustee will be indemnified and is entitled to be reimbursed out of the assets of the trust for costs, charges and expenses which it may incur in respect of and can attribute to the trust including, amongst other costs, disbursements in connection with the assets of the trust, the auditing of the trust, taxes payable in respect of the trust, legal costs and amounts in connection with the exercise of any power or discretion or the performance of any obligation in relation to the trust approved by the manager which approval is not to be unreasonably withheld.

Removal of the Issuer Trustee
      The issuer trustee is required to retire as issuer trustee following an Issuer Trustee Default. If the issuer trustee refuses to retire following an Issuer Trustee Default the manager may remove the issuer trustee immediately, or, if the Issuer Trustee Default relates only to a change in ownership or merger without assumption of the issuer trustee, upon 30 days' notice in writing.

      The manager must use reasonable endeavours to appoint a qualified substitute issuer trustee who is approved by the ratings agencies of all the Medallion Programme trusts within 30 days of the retirement or removal of the issuer trustee. Until a substitute issuer trustee is appointed, the manager must act as issuer trustee and will be entitled to receive the issuer trustee's fee.

      If after 30 days the manager is unable to appoint a qualified substitute issuer trustee who is approved by the ratings agencies, it must convene a meeting of all debt security holders, including the noteholders and redraw bondholders, and all beneficiaries, including the residual unitholder, of all the Medallion Programme trusts under the master trust deed at which a substitute issuer trustee may be appointed by resolution of not less than 75% of the votes at that meeting or by a resolution in writing signed by all debt security holders and beneficiaries.

Voluntary Retirement of the Issuer Trustee
      The issuer trustee may resign on giving to the manager not less than 3 months' notice in writing, or such lesser period as the manager and the issuer trustee may agree, of its intention to do so.

      Upon retirement, the issuer trustee must appoint a qualified substitute issuer trustee who is approved by the ratings agencies and the manager. If the issuer trustee does not propose a substitute issuer trustee at least one month prior to its proposed retirement, the manager may appoint a qualified substitute issuer trustee who is approved by the ratings agencies.

      If a substitute issuer trustee has not been appointed upon the expiry of the 3 month notice period, the manager will act as issuer trustee. If the manager is unable to appoint a qualified substitute issuer trustee within a further 30 days, it must convene a meeting of all debt security holders, including the noteholders and redraw bondholders, and all beneficiaries, including the residual unitholder, of all the Medallion Programme trusts under the master trust deed at which a substitute issuer trustee may be appointed by resolution of not less than 75% of the votes at that meeting or by a resolution in writing signed by all debt security holders and beneficiaries.

      The retiring issuer trustee must indemnify the manager and the substitute issuer trustee in respect of all costs incurred as a result of its removal or retirement.

Limitation of the Issuer Trustee's Liability
      The issuer trustee acts as trustee and issues the notes only in its capacity as trustee of the trust and in no other capacity. A liability incurred by the issuer trustee acting as trustee of the trust under or in connection with the transaction documents, except with respect to the following paragraph, is limited to and can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the trust out of which the issuer trustee is actually indemnified for the liability. Except in the circumstances described in the following paragraph, this limitation of the issuer trustee's liability applies despite any other provisions of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the notes, the redraw bonds, the master trust deed, the series supplement or any other transaction document. Noteholders, redraw bondholders and the parties to the transaction documents may not sue the issuer trustee in respect of liabilities incurred by it acting as trustee of the trust in any capacity other than as trustee of the trust and may not seek to appoint a liquidator or administrator to the issuer trustee or to appoint a receiver to the issuer trustee, except in relation to the assets of the trust and may not prove in any liquidation, administration or arrangements of or affecting the issuer trustee, except in relation to the assets of the trust.

      The limitation in the previous paragraph will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document or by operation of law there is a reduction in the extent of the issuer trustee's indemnification out of the assets of the trust as a result of the issuer trustee's fraud, negligence or wilful default or the fraud, negligence or wilful default of its officers, employees or agents or any person for whom the issuer trustee is liable under the terms of the transaction documents. For these purposes a wilful default does not include a default which arises as a result of a breach of a transaction document by any other person, other than any person for whom the issuer trustee is liable under the terms of the transaction documents, or which is required by law or a proper instruction or direction of a meeting of Secured Creditors of the trust or noteholders, bondholders or other debt security holders or beneficiaries of a Medallion Programme trust.

      In addition, the manager, the servicer, the agents, the Class A-1 note trustee and other persons are responsible for performing a variety of obligations in relation to the trust. An act or omission of the issuer trustee will not be considered to be fraudulent, negligent or a wilful default to the extent to which it was caused or contributed to by any failure by any such person to fulfil its obligations relating to the trust or by any other act or omission of such a person.

Rights of Indemnity of Issuer Trustee
      The issuer trustee is indemnified out of the assets of the trust for any liability properly incurred by the issuer trustee in performing or exercising any of its powers or duties. This indemnity is in addition to any indemnity allowed to the issuer trustee by law, but does not extend to any liabilities arising from the issuer trustee's fraud, negligence or wilful default.

      The issuer trustee is indemnified out of the assets of the trust against certain payments it may be liable to make under the Australian Consumer Credit Code. The servicer also indemnifies the issuer trustee in relation to such payments in certain circumstances and the issuer trustee is required to first call on the indemnity from the servicer before calling on the indemnity from the assets of the trust. See " Legal Aspects of the Housing Loans--Consumer Credit Code."

The Manager

Powers
      The manager's general duty is to manage the assets of the trust which are not serviced by the servicer. In addition, the manager has a number of specific responsibilities including making all necessary determinations to enable the issuer trustee to make the payments and allocations required on each monthly distribution date in accordance with the series supplement, directing the issuer trustee to make those payments and allocations, keeping books of account and preparing the tax returns of the trust and monitoring support facilities.

      The manager must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavours to carry on and conduct its business in so far as it relates to the master trust deed and the other transaction documents in a proper and efficient manner and exercise such prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed and the other transaction documents having regard to the interests of noteholders, redraw bondholders and the residual unitholder.

Delegation
      The manager may, in carrying out and performing its duties and obligations in relation to the trust, appoint any person as attorney or agent of the manager with such powers as the manager thinks fit including the power to sub-delegate provided that the manager may not delegate a material part of its duties and obligations in relation to the trust. The manager remains liable for the acts or omissions of such attorneys or agents to the extent that the manager would itself be liable.

Manager's Fees, Expenses and Indemnification
      The manager is entitled to a monthly management fee and a quarterly arranging fee payable in arrears on each monthly distribution date and quarterly distribution date respectively.

      The management fee payable to the manager by the issuer trustee out of the available income amount may be varied as agreed between the issuer trustee and the manager provided that each rating agency must be given 3 Business Days' prior notice of any variation and the fee must not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond.

      If the manager becomes liable to remit to a governmental agency an amount of Australian goods and services tax in connection with the trust, the manager will pay goods and services tax on its own account and will not be entitled to any reimbursement from the assets of the trust. However, the fees payable to the manager may be adjusted, in accordance with the series supplement.

      The manager will be indemnified out of the assets of the trust for any liability, cost or expense properly incurred by it in its capacity as manager of the trust.

Removal or Retirement of the Manager
      If the issuer trustee becomes aware that a Manager Default has occurred and is subsisting the issuer trustee must immediately terminate the appointment of the manager and must appoint a substitute manager in its place. The manager indemnifies the issuer trustee in respect of all costs incurred as a result of its replacement by the issuer trustee.

      The manager may retire on giving to the issuer trustee 3 months', or such lesser period as the manager and the issuer trustee may agree, notice in writing of its intention to do so. Upon its retirement, the manager may appoint another corporation approved by the issuer trustee as manager in its place. If the manager does not propose a replacement by the date one month prior to the date of its retirement the issuer trustee may appoint a replacement manager as from the date of the manager's retirement.

      Until a substitute manager is appointed, the issuer trustee must act as manager and will be entitled to receive the manager's fee.

Limitation of Manager's Liability
      The manager is not personally liable to indemnify the issuer trustee or to make any payments to any other person in relation to the trust except where arising from any fraud, negligence, wilful default or breach of duty by it in its capacity as manager of the trust. A number of limitations on the manager's liability are set out in full in the master trust deed and the other transaction documents. These include the limitation that the manager will not be liable for any loss, costs, liabilities or expenses:

    . arising out of the exercise or non-exercise of its discretions under any transaction document or otherwise in relation to the trust;

    . arising out of the exercise or non-exercise of a discretion on the part of the issuer trustee, a seller or the servicer or any act or omission of the issuer trustee, a seller or the servicer; or

    . caused by its failure to check any calculation, information, document, form or list supplied or purported to be supplied to it by the issuer trustee, a seller, the servicer or any other person,

except to the extent that they are caused by the manager's own fraud, negligence or wilful default.

Limits on Rights of Noteholders and Redraw Bondholders
      Apart from the security interest arising under the security trust deed, the noteholders and redraw bondholders do not own and have no interest in the trust or any of its assets. In particular, no noteholder or redraw bondholder is entitled to:

    . an interest in any particular part of the trust or any asset of the trust;

    .  require the transfer to it of any asset of the trust;

    . interfere with or question the exercise or non-exercise of the rights or powers of a seller, the servicer, the manager or the issuer trustee in their dealings with the trust or any assets of the trust;

    . attend meetings or take part in or consent to any action concerning any property or corporation in which the issuer trustee has an interest;

    . exercise any rights, powers or privileges in respect of any asset of the trust;

    . lodge a caveat or other notice forbidding the registration of any person as transferee or proprietor of or any instrument affecting any asset of the trust or claiming any estate or interest in any asset of the trust;

    . negotiate or communicate in any way with any borrower or security provider under any housing loan assigned to the issuer trustee or with any person providing a support facility to the issuer trustee;

    .  seek to wind up or terminate the trust;

    .  seek to remove the servicer, manager or issuer trustee;

    .  interfere in any way with the trust;

    . take proceedings against the issuer trustee, the manager, the seller or the servicer or in respect of the trust or the assets of the trust. This will not limit the right of noteholders and redraw bondholders to compel the issuer trustee, the manager and the security trustee to comply with their respective obligations under the master trust deed, the series supplement, the Class A-1 note trust deed and the security trust deed, in the case of the issuer trustee and the manager, and the security trust deed, in the case of the security trustee;

    . have any recourse to the issuer trustee or the manager in their personal capacity, except to the extent of fraud, negligence or wilful default on the part of the issuer trustee or the manager respectively; or

    . have any recourse whatsoever to a seller or to the servicer in respect of a breach by a seller or the servicer of their respective obligations and duties under the series supplement.

The Class A-1 Note Trustee

Appointment of Class A-1 Note Trustee
      The Bank of New York, New York Branch will serve as the Class A-1 note trustee. The Bank of New York is a banking corporation duly organized and existing under the laws of New York. The corporate trust office of the Class A-1 note trustee responsible for the administration of the Class A-1 note trustee's obligations in relation to the trust is located at 101 Barclay Street, 21W, New York, New York 10286.

Class A-1 Note Trustee's Fees and Expenses
      The issuer trustee must pay the Class A-1 note trustee's fees out of its personal funds, other than fees in respect of any additional duties outside the scope of the Class A-1 note trustee's normal duties under the transaction documents.

Delegation by Class A-1 Note Trustee
      The Class A-1 note trustee will be entitled to delegate its duties, powers, authorities, trusts and discretions under the Class A-1 note trust deed to any related company of the Class A-1 note trustee or to any other person in accordance with the Class A-1 note trust deed or as agreed by the manager.

Indemnity of Class A-1 Note Trustee
      The Class A-1 note trustee will be entitled to be indemnified from the assets of the trust against all liability, expense, costs, charges, taxes and stamp duties other than general overhead costs and expenses properly incurred by the Class A-1 note trustee, or its properly appointed agents or delegates, in the performance of its obligations under the Class A-1 note trust deed or any other transaction document.

      However, the Class A-1 note trustee will not be entitled to be indemnified against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of fraud or wilful default of which it may be guilty in relation to its duties under the Class A-1 note trust deed.

Qualifications of Class A-1 Note Trustee
      The Class A-1 note trustee is, and will at all times be, a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of US$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The Class A-1 note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

Removal of Class A-1 Note Trustee
      The Class A-1 note trustee will retire as note trustee if:

    . an Insolvency Event occurs in relation to the note trustee in its personal capacity or in respect of its personal assets and not in its capacity as trustee of any trust or in respect of any assets it holds as trustee;

    .  it ceases to carry on business;

    .  it ceases to be an Eligible Trust Corporation;

    . it is so directed by the Class A-1 noteholders holding no less than 75% of the aggregate Invested Amount of the Class A-1 notes;

    . when required to do so by the manager or the issuer trustee by notice in writing, it fails or neglects within 20 Business Days after receipt of such notice to carry out or satisfy any material duty imposed on it by the note trust deed or any transaction document; or

    . there is a change in ownership of 50% or more of the issued equity share capital of the Class A-1 note trustee from the position as at the date of the Class A-1 note trust deed or effective control of the Class A-1 note trustee alters from the position as at the date of the Class A-1 note trust deed unless in either case approved by the manager, whose approval must not be unreasonably withheld.

      If any of these events occurs and the Class A-1 note trustee refuses to retire, the manager may remove the Class A-1 note trustee from office immediately by notice in writing. On the retirement or removal of the Class A-1 note trustee:

    .  the manager must promptly notify the rating agencies; and

    . subject to any approval required by law, the manager must use reasonable endeavours to appoint in writing some other Eligible Trust Corporation approved by the rating agencies to be the substitute Class A-1 note trustee.

Class A-1 Note Trustee May Retire
      The Class A-1 note trustee may retire at any time on 3 months', or such lesser period as the manager, the issuer trustee and the Class A-1 note trustee agree, notice in writing to the issuer trustee, the manager and the rating agencies, without giving any reason and without being responsible for any liabilities incurred by reason of its retirement provided that the period of notice may not expire within 30 days before a quarterly distribution date. Upon retirement the Class A-1 note trustee, subject to any approval required by law, may appoint in writing any other Eligible Trust Corporation approved by the rating agencies and the manager, which approval must not be unreasonably withheld by the manager, as Class A-1 note trustee. If the Class A-1 note trustee does not propose a replacement at least one month prior to its proposed retirement, the manager may appoint a substitute Class A-1 note trustee, which must be an Eligible Trust Corporation approved by the rating agencies.

Appointment by Class A-1 Noteholders
      No retirement or removal of the Class A-1 note trustee will be effective until a substitute Class A-1 note trustee has been appointed.

      If a substitute Class A-1 note trustee has not been appointed at a time when the position of Class A-1 note trustee would, but for the foregoing requirement, become vacant, the issuer trustee must promptly advise the Class A-1 noteholders. A special majority of Class A-1 noteholders, being Class A-1 noteholders who hold not less than 75% of the aggregate Invested Amount of all Class A-1 notes, may appoint an Eligible Trust Corporation to act as Class A-1 note trustee.

The Security Trust Deed

General
      P.T. Limited of Level 7, 39 Hunter Street, Sydney, Australia is the security trustee. The issuer trustee will grant a floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets in favor of the security trustee. The floating charge will secure the Secured Moneys owing to the noteholders, the redraw bondholders, the servicer, the Class A-1 note trustee in its personal capacity and for and on behalf of the Class A-1 noteholders, each agent, the sellers, the liquidity facility provider, the standby redraw facility provider and each swap provider. These secured parties are collectively known as the Secured Creditors.

Nature of the Charge
      A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant chargee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

      A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of the trust subject to the floating charge except in accordance with the master trust deed, the series supplement or any other transaction document and the manager has agreed not to direct the issuer trustee to take any such actions. If, however, the issuer trustee disposes of any of the trust assets, including any housing loan, other than in accordance with the master trust deed, the series supplement or any other transaction document, the person acquiring the property may nevertheless take it free of the floating charge. The floating charge granted over the trust assets will crystallize, which means it becomes a fixed charge, upon the occurrence of an event of default or will become fixed over the affected assets in the case of certain events of default. On crystallization of the floating charge, the issuer trustee may not deal with the assets of the trust unless permitted in accordance with the master trust deed, the series supplement or any other transaction document.

The Security Trustee
      The security trustee is appointed to act as trustee on behalf of the Secured Creditors and holds the benefit of the charge over the trust assets in trust for each Secured Creditor on the terms and conditions of the security trust deed. If, in the security trustee's opinion, there is a conflict between the duties owed by the security trustee to any Secured Creditor or class of Secured Creditors and the interests of noteholders and redraw bondholders as a whole, the security trustee must give priority to the interests of the noteholders and redraw bondholders. In addition, the security trustee must give priority to the interests of the Class A noteholders and redraw bondholders if, in the security trustee's opinion, there is a conflict between the interests of Class A noteholders and redraw bondholders and the interests of the Class B noteholders.

Duties and Liabilities of the Security Trustee
      The security trustee's liability to the Secured Creditors is limited to the amount the security trustee is entitled to recover through its right of indemnity from the assets held on trust by it under the security trust deed. However, this limitation will not apply to the extent that the security trustee limits its right of indemnity as a result of its own fraud, negligence or wilful default.

      The security trust deed contains a range of other provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

    . the security trustee is not required to monitor whether an event of default has occurred or compliance by the issuer trustee or manager with the transaction documents or their other activities;

    . the security trustee is not required to do anything unless its liability is limited in a manner satisfactory to it;

    . the security trustee is not responsible for the adequacy or enforceability of any transaction documents;

    . except as expressly stated in the security trust deed, the security trustee need not give to the Secured Creditors information concerning the issuer trustee or the trust which comes into the possession of the security trustee;

    . the issuer trustee gives wide ranging indemnities to the security trustee in relation to its role as security trustee; and

    . the security trustee may rely on documents and information provided by the issuer trustee or manager.

Events of Default
      Each of the following is an event of default under the security trust deed:

    . the issuer trustee retires or is removed, or is required to retire or be removed, as trustee of the trust and is not replaced within 30 days and the manager fails within a further 20 days to convene a meeting of debt security holders and beneficiaries of the Medallion Programme trusts in accordance with the master trust deed;

    . the security trustee has actual notice or is notified by the manager or the issuer trustee that the issuer trustee is not entitled for any reason to fully exercise its right of indemnity against the assets of the trust to satisfy any liability to a Secured Creditor and the circumstances are not rectified to the reasonable satisfaction of the security trustee within 14 days of the security trustee requiring this;

    . the trust is not properly constituted or is imperfectly constituted in a manner or to an extent that is regarded by the security trustee acting reasonably to be materially prejudicial to the interests of any class of Secured Creditor and is incapable of being, or is not within 30 days of the discovery thereof, remedied;

    . an Insolvency Event occurs in respect of the issuer trustee in its capacity as trustee of the trust;

    . distress or execution is levied or a judgment, order or encumbrance is enforced, or becomes enforceable, over any of the assets of the trust for an amount exceeding A$1,000,000, either individually or in aggregate, or can be rendered enforceable by the giving of notice, lapse of time or fulfilment of any condition;

    .  the charge under the security trust deed:

      .  is or becomes wholly or partly void, voidable or unenforceable; or

      . loses its priority, subject only to the Prior Interest, as a first ranking charge, other than as mandatorily preferred by law or by an act or omission of the security trustee;

    . subject only to the Prior Interest, the issuer trustee attempts to create or allows to exist a security interest over the assets of the trust otherwise than in accordance with the master trust deed, the series supplement or the security trust deed;

    . the Australian Commissioner of Taxation, or its delegate, determines to issue a notice (under any legislation that imposes a tax) requiring any person obliged or authorised to pay money to the issuer trustee to instead pay such money to the Commissioner in respect of any tax or any fines and costs imposed on the issuer trustee; and

    . any Secured Moneys are not paid within 10 days of when due, other than amounts due to the Class B noteholders so long as any Secured Moneys relating to the Class A Notes remain outstanding.

      The security trustee may determine that any event that would otherwise be an event of default under the security trust deed will not be treated as an event of default, where this will not in the opinion of the security trustee be materially prejudicial to the interests of the Secured Creditors. However, it must not do so in contravention of any prior directions in an Extraordinary Resolution of Voting Secured Creditors. Unless the security trustee has made such an election, and providing that the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly and, in any event, within 2 Business Days, convene a meeting of the Voting Secured Creditors at which it shall seek at directions from the Voting Secured Creditors by way of Extraordinary Resolution regarding the action it should take as a result of that event of default.

Meetings of Voting Secured Creditors
      The security trust deed contains provisions for convening meetings of the Voting Secured Creditors to enable the Voting Secured Creditors to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. Meetings may also be held of a class or classes of Voting Secured Creditors under the security trust deed.

Voting Procedures
      Every question submitted to a meeting of Voting Secured Creditors shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote. A representative is a person or body corporate appointed as a proxy for a Voting Secured Creditor or a representative of a corporate Voting Secured Creditor under the Australian Corporations Law. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys shall have one vote. If at any meeting a poll is demanded, every person who is present shall have one vote for every A$10 of Secured Moneys owing to it, converted, in the case of the Class A-1 noteholders, to Australian dollars at either the A$ Exchange Rate or the spot rate used for the calculation of amounts payable on the early termination of the currency swap, whichever produces the lowest amount in Australian dollars.

      A resolution of all the Voting Secured Creditors, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Secured Creditors.

Enforcement of the Charge
      Upon a vote at a meeting of Voting Secured Creditors called following an event of default under the security trust deed, or by a resolution in writing signed by all Voting Secured Creditors, the Voting Secured Creditors may direct the security trustee by Extraordinary Resolution to do any or all of the following:

    .  declare all Secured Moneys immediately due and payable;

    . appoint a receiver over the trust assets and determine the remuneration to be paid to that receiver;

    . sell and realise the assets of the trust and otherwise enforce the charge; or

    . take any other action as the Voting Secured Creditors may specify in the terms of such Extraordinary Resolution.

      Any enforcement action taken by the security trustee will only relate to the same rights in relation to the assets of the trust as are held by the issuer trustee. This means that even after an enforcement, the security trustee's interest in the assets of the trust will remain subject to the rights of Commonwealth Bank and Colonial State Bank arising under the master trust deed and the series supplement.

      No Secured Creditor is entitled to enforce the charge under the security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the security trust deed.

The Class A-1 Note Trustee as Voting Secured Creditor
      If an event of default, or any event which, with the giving of notice or lapse of time or both, would constitute an event of default, under the security trust deed occurs and is continuing, the Class A-1 note trustee must deliver notice of that event to each Class A-1 noteholder within 10 days, or sooner if required by the rules of any stock exchange or listing authority on which the Class A-1 notes are listed, of becoming aware of that event provided that, except in the case of a default in payment of interest and principal on the Class A-1 notes, the note trustee may withhold such notice if it determines in good faith that withholding the notice is in the interests of the Class A-1 noteholders.

      The rights, remedies and discretion of the Class A-1 noteholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the Class A-1 note trustee on behalf of the Class A-1 noteholders except in limited circumstances as specified in the security trust deed. The security trustee may rely on any instructions or directions given to it by the Class A-1 note trustee as being given on behalf of the Class A-1 noteholders without inquiry about compliance with the Class A-1 note trust deed.

      If any of the Class A-1 notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A-1 notes, the Class A-1 note trustee must not vote under the security trust deed to dispose of the assets of the trust unless:

    . a sufficient amount would be realized to discharge in full all amounts owing to the Class A-1 noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the Class A-1 notes;

    . the Class A-1 note trustee is of the opinion, reached after considering at any time and from time to time the advice of a investment bank or other financial adviser selected by the Class A-1 note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph; or

    . the Class A-1 note trustee is so directed by the holders of 75% of the aggregate Invested Amount of the Class A-1 notes.

Limitations of Actions by the Security Trustee
      The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by an Extraordinary Resolution of the Voting Secured Creditors in accordance with the security trust deed, unless in the opinion of the security trustee the delay required to obtain such directions would be prejudicial to Secured Creditors as a class. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Secured Creditors and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

      If the security trustee convenes a meeting of the Voting Secured Creditors, or is required by an Extraordinary Resolution to take any action under the security trust deed, and advises the Voting Secured Creditors before or during the meeting that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Secured Creditors to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Secured Creditors refuse to grant the requested indemnity, and put the security trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Secured Creditors may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

Priorities under the Security Trust Deed
      The proceeds from the enforcement of the charge are to be applied in the following order of priority, subject to any statutory or other priority which may be given priority by law and subject to the application of proceeds of the termination of the currency swap as described in the next paragraph:

    . first, rateably to pay amounts owing or payable under the security trust deed to indemnify the security trustee against all loss and liability incurred by the security trustee or any receiver in acting under the security trust deed, except the receiver's remuneration, and in payment of the Prior Interest;

    . second, to pay rateably any fees and any liabilities, losses, costs, claims, expenses, actions, damages, demands, charges, stamp duties and other taxes due to the security trustee, the Class A-1 note trustee or any agent and the receiver's remuneration;

    . third, to pay rateably other outgoings and liabilities that the receiver, the security trustee or the Class A-1 note trustee have incurred in acting under the security trust deed, and, in the case of the Class A-1 note trustee, under the Class A-1 note trust deed;

    . fourth, to pay any security interests over the assets of the trust of which the security trustee is aware having priority to the charge under the security trust deed, other than the Prior Interest, in the order of their priority;

    . fifth, to pay the Class A-1 noteholders the proceeds, if any, of any termination payment received from a currency swap provider toward satisfaction of any Secured Moneys owing in relation to the Class A-1 notes;

    . sixth, to pay rateably the Class A-1 noteholders the balance, if any, of the Class A-1 Principal Carryover Amount toward satisfaction of any Secured Moneys owing in relation to the Class A-1 notes;

    . seventh, to pay rateably the Class A-1 noteholders the balance, if any, of the Income Carryover Amount as at the monthly distribution date immediately preceding enforcement of the charge, toward satisfaction of any accrued but unpaid interest on the Class A-1 notes;

    . eighth, to pay the liquidity facility provider any unutilized cash collateral lodged with the issuer trustee by the liquidity facility provider and any unpaid interest on that cash collateral;

    .  ninth, to pay rateably:

      . the sellers any unpaid Accrued Interest Adjustment and to Commonwealth Bank the then seller deposit; and

      . the fixed rate swap provider and the basis swap provider amounts in respect of collateral or prepayments owing under the fixed rate swaps or basis swaps;

    .  tenth, to pay rateably:

      . the Class A noteholders and redraw bondholders all other Secured Moneys owing in relation to the Class A notes and redraw bonds. For this purpose, the Secured Moneys owing in respect of the Class A notes and redraw bonds will be calculated based on a principal component of their Stated Amount and in the case of the Class A-1 notes will be converted from US dollars to Australian dollars at the A$ Exchange Rate or the spot exchange rate used for the calculation of any termination payment upon the termination of the currency swap, as determined by the security trustee in each case, which ever rate produces the lesser amount of Australian dollars. This will be applied:

             . first, rateably towards all unpaid interest on the Class A notes and redraw bonds; and

             . second, rateably to reduce the Stated Amount of the Class A notes and redraw bonds;

      .  any other Secured Moneys owing to the liquidity facility provider;

      . any Secured Moneys owing to the standby redraw facility provider provided that for this purpose the Secured Moneys owing in respect of the principal component of the standby redraw facility will exclude unreimbursed principal charge-offs;

      .  rateably all other Secured Moneys owing to each swap provider; and

      .  all unpaid redraws and further advances owing to each seller;

    . eleventh, to pay rateably to the Class A noteholders, the redraw bondholders and the standby redraw facility provider all unreimbursed principal charge-offs constituting remaining Secured Moneys owing in respect of the Class A notes, the redraw bonds and the standby redraw facility. For this purpose, the Secured Moneys in respect of the Class A-1 notes will be converted from US dollars to Australian dollars at the A$ Exchange Rate or the spot exchange rate used for the calculation of any termination payment upon the termination of the currency swap, as determined by the security trustee in each case, which ever rate produces the lesser amount of Australian dollars;

    . twelfth, if there are still Secured Moneys owing in respect of the Class A-1 notes, after the application of the preceding paragraphs, to pay the remaining Secured Moneys owing in relation to the Class A-1 notes;

    .  thirteenth, equally to the Class B noteholders;

    . fourteenth, to pay rateably to each Secured Creditor any monetary liabilities owing to that Secured Creditor under any transaction document and not satisfied under the preceding paragraphs;

    . fifteenth, to pay subsequent security interests over the assets of the trust of which the security trustee is aware, in the order of their priority; and

    . sixteenth, to pay any surplus to the issuer trustee to be distributed in accordance with the terms of the master trust deed and the series supplement. The surplus will not carry interest as against the security trustee.

      Any proceeds from the termination of the currency swap must be applied first in accordance with the fifth bullet point above, with any remaining proceeds to be applied in accordance with the order of priority set out above.

      Payments to Class A-1 noteholders will be effected in US$ obtained by the security trustee either from a US$ termination payment received from a currency swap provider or by converting the A$ available for such payments, based on the priority set out above, at the spot exchange rate.

      Upon enforcement of the security created by the security trust deed, the net proceeds may be insufficient to pay all amounts due on redemption to the noteholders and redraw bondholders. Any claims of the noteholders and redraw bondholders remaining after realization of the security and application of the proceeds shall be extinguished.

Security Trustee's Fees and Expenses
      The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee incurred in performing its duties under the security trust deed. The security trustee shall receive a monthly fee in the amount agreed from time to time by the issuer trustee, the security trustee and the manager provided that the rating agencies must be given prior notice of any variation of the fee and the fee may not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond.

Retirement and Removal of the Security Trustee
      The security trustee must retire if:

    .  an Insolvency Event occurs with respect to it;

    .  it ceases to carry on business;

    . the issuer trustee, where it is a related body corporate, retires or is removed from office and the manager requires the security trustee by notice in writing to retire;

    . the Voting Secured Creditors require it to retire by an Extraordinary Resolution;

    . it breaches a material duty and does not remedy the breach with 14 days notice from the manager or the issuer trustee; or

    . there is a change in ownership or effective control of the security trustee without the consent of the manager.

      If the security trustee is removed, the issuer trustee, or failing it the manager, may appoint a replacement security trustee which is an authorized trustee corporation under the Australian Corporations Law with the approval of the rating agencies.

      The security trustee may retire on 3 months notice. If the security trustee retires, it may appoint an authorized trustee corporation to act in its place with the approval of the manager, which must not be unreasonably withheld, and the rating agencies. If the security trustee does not propose a replacement by one month prior to the date of its retirement, the manager is entitled to appoint a substitute security trustee which must be an authorized trustee corporation approved by the rating agencies.

      If a substitute security trustee has not been appointed at a time when the position of security trustee becomes vacant, the manager must act as security trustee and must promptly convene a meeting of Voting Secured Creditors who may by Extraordinary Resolution appoint a replacement security trustee. While the manager acts as security trustee, it is entitled to the security trustee's fee.

Amendment
      The issuer trustee, the manager, the security trustee and the Class A-1 note trustee, may alter, add to or revoke any provision of the security trust deed, subject to the limitations described below, if the alteration, addition or revocation:

    . in the opinion of the security trustee is made to correct a manifest error or is of a formal, technical or administrative nature only;

    . in the opinion of the security trustee, or of a lawyer instructed by the security trustee, is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any statutory authority;

    . in the opinion of the security trustee is appropriate or expedient as a consequence of an alteration to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency or any decision of any court including an alteration, addition or revocation which is appropriate or expedient as a result of an alteration to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the trust under the security trust deed; or

    . in the opinion of the security trustee is otherwise desirable for any reason.

      If any alteration, addition or revocation referred to in the last bullet point above, in the opinion of the Class A-1 note trustee, affects the Class A-1 noteholders only or in a manner differently to Secured Creditors generally, alters the terms of the Class A-1 notes or is materially prejudicial to the interests of Class A-1 noteholders, the alteration, addition or revocation will not be effective unless the consent of Class A-1 noteholders owning 75% of the aggregate Invested Amount balance of the Class A-1 notes is obtained.

      Any alteration, addition or revocation must be notified to the rating agencies 5 Business Days in advance.

      The Class A-1 note trustee will be entitled to assume that any proposed alteration, addition or revocation will not be materially prejudicial to the interests of the Class A-1 noteholders if each of the rating agencies confirms in writing that if the alteration, addition or revocation is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the Class A-1 notes by the rating agency.

      If any alteration, addition or revocation referred to above effects or purports to effect a Payment Modification it will not be effective as against a given Class A-1 noteholder unless consented to by that Class A-1 noteholder.

The Liquidity Facility

Advances and Facility Limit
      Under the liquidity facility agreement, the liquidity facility provider agrees to make advances to the issuer trustee for the purpose of meeting shortfalls between the Finance Charge Collections, Mortgage Insurance Income Proceeds, Other Income and the Income Carryover Amount on a monthly distribution date and the payments to be made from the Available Income Amount, other than reimbursements of principal charge-offs or payments to the residual unitholder, on that monthly distribution date.

      The liquidity facility provider agrees to make advances to the issuer trustee up to the liquidity limit. The liquidity limit is equal to the least of:

    .  A$70 million;

    .  the Performing Housing Loans Amount at that time; and

    . the amount agreed by the liquidity facility provider, the manager and the rating agencies.

Conditions Precedent to Drawing
      The liquidity facility provider is only obliged to make an advance if:

    . no event of default under the liquidity facility exists or will result from the provision of the advance;

    . the representations and warranties by the issuer trustee and the manager in any transaction document are true and correct as of the date of the drawdown notice and the drawdown; and

    . other than statutory priorities, the liquidity facility provider has not received notice of any security interest ranking in priority to or equal with its security interest under the security trust deed.

Interest and fees under the Liquidity Facility
      Interest accrues daily on the principal outstanding under the liquidity facility at the one month Bank Bill Rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest is payable monthly in arrears on each monthly distribution date to the extent that funds are available for this purpose in accordance with the series supplement. Unpaid interest will be capitalized and will accrue interest from the date not paid.

      A commitment fee with respect to the unutilized portion of the liquidity limit accrues daily, calculated on the number of days elapsed and a 365 day year. The commitment fee is payable monthly in arrears on each monthly distribution date to the extent that funds are available for this purpose in accordance with the series supplement.

      The interest rate and the commitment fee under the liquidity facility may be varied by agreement between the liquidity facility provider, the issuer trustee and the manager. However, the rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a note or redraw bond.

Repayment of Liquidity Advances
      Advances under the liquidity facility are repayable on the following monthly distribution date from the funds available for this purpose in accordance with the series supplement.

Downgrade of Liquidity Facility Provider
      If the liquidity facility provider does not have short term credit ratings of at least A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch, it must within 5 Business Days, or longer if agreed by the rating agencies, deposit in the collections account an amount equal to the unutilized portion of the liquidity limit. Following this, all drawings under the liquidity facility will be made from that deposit. If the liquidity facility provider regains the required credit ratings, the unutilized portion of that deposit will be repaid to it.

Events of Default under the Liquidity Facility Agreement
      The following are events of default under the liquidity facility:

    . the issuer trustee fails to pay to the liquidity facility provider any amount owing to it under the liquidity facility agreement within 10 Business Days of its due date where funds are available for this purpose under the series supplement;

    . the issuer trustee alters the priority of payments under the transaction documents without the consent of the liquidity facility provider; and

    . an event of default occurs under the security trust deed and any enforcement action is taken under the security trust deed.

Consequences of an Event of Default
      At any time after an event of default under the liquidity facility agreement, the liquidity facility provider may do all or any of the following:

    . declare all moneys actually or contingently owing under the liquidity facility agreement immediately due and payable; and

    .  terminate the liquidity facility.

Termination
      The liquidity facility will terminate upon the earlier to occur of:

    .  the monthly distribution date in August 2032;

    . the date on which the liquidity facility provider declares the liquidity facility terminated following an event of default under the liquidity facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the liquidity facility;

    .  the date one month after all notes and redraw bonds are redeemed;

    . the monthly distribution date upon which the issuer trustee, as directed by the manager, appoints a replacement liquidity facility provider, provided that each rating agency has confirmed that this will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds; and

    . the date on which the liquidity limit is reduced to zero by agreement between the liquidity facility provider, the manager and the rating agencies.

Increased Costs
      If, by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary, or other governmental agency, the liquidity facility provider incurs new or increased costs, obtains reduced payments or returns or becomes liable to make any payment based on the amount of advances outstanding under the liquidity facility agreement, the issuer trustee must pay the liquidity facility provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

The Standby Redraw Facility

Advances and Facility Limit
      Under the standby redraw facility agreement, the standby redraw facility provider agrees to make monthly advances to the issuer trustee for the purpose of reimbursing redraws and further advances made by the seller to the extent that Principal Collections, Mortgage Insurance Principal Proceeds, Other Principal Amounts and Principal Charge-off Reimbursements are insufficient to fund such redraws and further advances on a monthly distribution date.

      The standby redraw facility provider agrees to make monthly advances to the issuer trustee up to the redraw limit. The redraw limit is equal to the lesser of:

    .  A$80 million; and

    .  the Performing Housing Loans Amount at that time,

or such greater or lesser amount agreed by the standby redraw facility provider, the manager and the rating agencies.

Conditions Precedent to Drawing
      The standby redraw facility provider is only obliged to make an advance if:

    . no event of default under the standby redraw facility exists or will result from the provision of the advance;

    . the representations and warranties by the issuer trustee in any transaction document are true and correct as of the date of the drawdown notice and the drawdown; and

    . other than statutory priorities, the standby redraw facility provider has not received notice of any security interest ranking in priority to or equal with its security under the security trust deed.

Interest and fees under the Standby Redraw Facility
      Interest accrues daily on the principal outstanding under the standby redraw facility, adjusted for principal charge-offs and principal charge-off reimbursements as described below, at the one-month Bank Bill Rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest is payable monthly in arrears on each monthly distribution date to the extent that funds are available for this purpose in accordance with the series supplement. Unpaid interest will be capitalized and will accrue interest from the date not paid.

      A commitment fee with respect to the unutilized portion of the redraw limit accrues daily, calculated on the number of days elapsed and a 365 day year. The commitment fee is payable monthly in arrears on each monthly distribution date to the extent that funds are available for this purpose in accordance with the series supplement.

      The interest rate and the commitment fee under the standby redraw facility may be varied by agreement between the standby redraw facility provider, the issuer trustee and the manager. However, the rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a note or redraw bond.

Repayment of Standby Redraw Advances
      Advances under the standby redraw facility are repayable on the following monthly distribution date from the funds available for this purpose in accordance with the series supplement.

      However, in certain circumstances, the principal outstanding under the standby redraw facility will be reduced by way of principal charge-off or increased by a reimbursement of principal charges-offs, as described in "Description of the Class A-1 Notes--Principal Charge-offs." The amount of principal to be repaid under the standby redraw facility on a monthly distribution date is the outstanding principal as reduced by any principal charge-offs or increased by any principal charge-off reimbursements.

Events of Default under the Standby Redraw Facility Agreement
     The following are events of default under the standby redraw facility:

    . the issuer trustee fails to pay to the standby redraw facility provider any amount owing under the standby redraw facility agreement within 10 Business Days of its due date where funds are available for this purpose under the series supplement;

    . the issuer trustee alters the priority of payments under the transaction documents without the consent of the standby redraw facility provider; and

    . an event of default occurs under the security trust deed and any enforcement action is taken under the security trust deed.

Consequences of an Event of Default
     At any time after an event of default under the standby redraw facility agreement, the standby redraw facility provider may do all or any of the following:

    . declare all moneys actually or contingently owing under the standby redraw facility agreement immediately due and payable; and

    .  terminate the standby redraw facility.

Termination
     The term of the standby redraw facility is 364 days from the date of the standby redraw facility agreement. The term may be renewed at the option of the standby redraw facility provider if it receives a request for an extension from the manager 60 days prior to the scheduled termination. If the standby redraw facility provider agrees to an extension, the term of the standby redraw facility will be extended to the date specified by the standby redraw facility provider, which must not be more than 364 days, subject to any further agreed extension.

     The standby redraw facility will terminate upon the earlier to occur of the following:

    . the date on which the standby redraw facility provider declares the standby redraw facility terminated following an event of default under the standby redraw facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the standby redraw facility; and

    . 364 days from the date of the standby redraw facility agreement or any extension as set out above.

Increased Costs
     If by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary or other governmental agency, the standby redraw facility provider incurs new or increased costs, obtains reduced payments or returns or becomes liable to any payment based on the amount of advances outstanding under the standby redraw facility agreement, the issuer trustee must pay the standby redraw facility provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

Servicing of the Housing Loans

Appointment and Obligations of Servicer
      Commonwealth Bank is appointed as servicer of the housing loans on the terms set out in the series supplement.

      The servicer is required to administer the housing loans in the following manner:

    .  in accordance with the series supplement;

    . in accordance with the servicer's procedures manual and policies as they apply to those housing loans, which are under regular review and may change from time to time in accordance with business judgment and changes to legislation and guidelines established by relevant regulatory bodies; and

    . to the extent not covered by the preceding paragraphs, in accordance with the standards and practices of a prudent lender in the business of originating and servicing retail home loans.

      The servicer's actions in servicing the housing loans are binding on the issuer trustee, whether or not such actions are in accordance with the servicer's obligations. The servicer is entitled to delegate its duties under the series supplement. The servicer at all times remains liable for the acts or omissions of any delegate to the extent that those acts or omissions constitute a breach of the servicer's obligations.

Powers
      The function of servicing the housing loans is vested in the servicer and it is entitled to service the housing loans to the exclusion of the issuer trustee. The servicer has a number of express powers, which include the power:

    . to release a borrower from any amount owing where the servicer has written-off or determined to write-off that amount or where it is required to do so by a court or other binding authority;

    . subject to the preceding paragraph, to waive any right in respect of the housing loans and their securities, except that the servicer may not increase the term of a housing loan beyond 30 years from its settlement date unless required to do so by a court or other binding authority;

    . to release or substitute any security for a housing loan in accordance with the relevant mortgage insurance policy;

    . to consent to subsequent securities over a mortgaged property for a housing loan, provided that the security for the housing loan retains priority over any subsequent security for at least the principal amount and accrued and unpaid interest on the housing loan plus any extra amount determined in accordance with the servicer's procedures manual and policies;

    . to institute litigation to recover amounts owing under a housing loan, but it is not required to do so if, based on advice from internal or external legal counsel, it believes that the housing loan is unenforceable or such proceedings would be uneconomical;

    . to take other enforcement action in relation to a housing loan as it determines should be taken; and

    . to compromise, compound or settle any claim in respect of a mortgage insurance policy or a general insurance policy in relation to a housing loan or a mortgaged property for a housing loan.

Undertakings by the Servicer
      The servicer has undertaken, among other things, the following:

    . upon being directed by the issuer trustee following a Perfection of Title Event, it will promptly take all action required or permitted by law to assist the issuer trustee to perfect the issuer trustee's legal title to the housing loans and related securities;

    . to make reasonable efforts to collect all moneys due under the housing loans and related securities and, to the extent consistent with the series supplement, to follow such normal collection procedures as it deems necessary and advisable;

    . to comply with its material obligations under each mortgage insurance policy;

    . it will notify the issuer trustee if it becomes actually aware of the occurrence of any Servicer Default or Perfection of Title Event;

    . it will obtain and maintain all authorizations, filings and registrations necessary to properly service the housing loans; and

    . subject to the provisions of the Australian Privacy Act and its duty of confidentiality to its clients, it will promptly make available to the manager, the auditor of the trust and the issuer trustee any books, reports or other oral or written information and supporting evidence of which the servicer is aware that they reasonably request with respect to the trust or the assets of the trust or with respect to all matters in respect of the activities of the servicer to which the series supplement relates.

Administer Interest Rates
      The servicer must set the interest rates to be charged on the variable rate housing loans and the monthly instalment to be paid in relation to each housing loan. Subject to the next paragraph, while Commonwealth Bank is the servicer, it must charge the same interest rates on the variable rate housing loans in the pool as it does for housing loans of the same product type which have not been assigned to the issuer trustee.

      If the basis swaps have terminated while any notes or redraw bonds are outstanding then, unless the issuer trustee has entered into a replacement basis swap or other arrangements which the rating agencies have confirmed will not result in a reduction, qualification or withdrawal of the credit ratings assigned to the notes or redraw bonds, the servicer must, subject to applicable laws, adjust the rates at which interest set-off benefits are calculated under the mortgage interest saver accounts to rates which produce an amount of income which is sufficient to ensure that the issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due. If rates at which such interest set-off benefits are calculated have been reduced to zero and the amount of income produced by the reduction of the rates on the mortgage interest saver accounts is not sufficient, the servicer must ensure that the weighted average of the variable rates charged on the housing loans is sufficient, subject to applicable laws, including the Australian Consumer Credit Code, assuming that all relevant parties comply with their obligations under the housing loans and the transaction documents, to ensure that issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due.

Collections
      The servicer will receive collections on the housing loans from borrowers. The servicer must deposit any collections into the collections account within 5 Business Days following its receipt. However if the collections account is permitted to be maintained with the servicer and:

    . the servicer has short term credit ratings of A-1+ from Standard & Poor's, P-1 from Moody's and F1+ from Fitch or, when the seller is the servicer, F1 from Fitch, it may retain collections until 10:00 am on the day which is 2 Business Days before the monthly distribution date following the end of the relevant collection period;

    . the servicer has short term credit ratings of no lower than A-1 from Standard & Poor's, P-1 from Moody's and F1 from Fitch, it may retain collections until 10.00 am on the Business Day which is the earlier of 30 days from receipt and 2 Business Days before the monthly distribution date following the end of the relevant collection period. However, while the sum of all collections held by the servicer and the value of any Authorized Short-Term Investments which are with, or issued by, a bank or financial institution which has a short-term credit rating of A-1 from Standard & Poor's, exceeds 20% of the aggregate of the Stated Amounts of the notes and redraw bonds, the servicer will only be entitled to retain any additional collections received for 2 Business Days following receipt;

    . the servicer has no credit ratings or has short term credit ratings of lower than A-1 from Standard & Poor's, lower than P-1 from Moody's or lower than F1 from Fitch, it may retain collections for 2 Business Days following receipt.

      After the applicable period referred to above, the servicer must deposit the collections into the collections account.

      If collections are retained by the servicer in accordance with the first two paragraphs above, the servicer may retain any interest and other income derived from those collections but must when depositing the collections into the collections account also deposit interest on the collections retained equal to the interest that would have been earned on the collections if they had been deposited in the collections account within 5 Business Days of their receipt by the servicer.

Servicing Compensation and Expenses
      The servicer is entitled to a monthly fee, payable in arrears on each monthly distribution date. The servicer's fee may be varied by agreement between the issuer trustee, the manager and the servicer provided that the rating agencies are notified and the servicer's fee is not varied if it would cause a reduction, qualification or withdrawal in the credit rating of a note or redraw bond.

      If the servicer becomes liable to remit to a governmental agency an amount of Australian goods and services tax in connection with the trust, the servicer will pay goods and services tax on its own account and will not be entitled to any reimbursement from the assets of the trust. However, the fees payable to the servicer may be adjusted, in accordance with the series supplement.

      The manager and the servicer may from time to time agree to adjust the servicing fee subject to written confirmation from the rating agencies that the adjustment will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by them to the notes.

      The servicer must pay from its own funds all expenses incurred in connection with servicing the housing loans except for certain specified expenses in connection with, amongst other things, the enforcement of any housing loan or its related securities, the recovery of any amounts owing under any housing loan or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers, which amounts are recoverable from the assets of the trust.

Liability of the Servicer
      The servicer will not be liable for any loss incurred by any noteholder, any redraw bondholder, any creditor of the trust or any other person except to the extent that such loss is caused by a breach by the servicer or any delegate of the servicer of the series supplement or any fraud, negligence or wilful default by the servicer. In addition, the servicer will not be liable for any loss in respect of a default in relation to a housing loan in excess of the amount outstanding under the housing loan at the time of default less any amounts that the issuer trustee has received or is entitled to receive under a mortgage insurance policy in relation to that housing loan.

Removal, Resignation and Replacement of the Servicer
      If the issuer trustee has determined that the performance by the servicer of its obligations under the series supplement is no longer lawful and there is no reasonable action that the servicer can take to remedy this, or a Servicer Default is subsisting, the issuer trustee must by notice to the servicer immediately terminate the rights and obligations of the servicer and appoint another bank or appropriately qualified organization to act in its place.

      A Servicer Default occurs if:

    . the servicer fails to remit any collections or other amounts received within the time periods specified in the series supplement and that failure is not remedied within 5 Business Days, or such longer period as the issuer trustee may agree, of notice of that failure given by the manager or the issuer trustee;

    . the servicer fails to prepare and transmit the information required by the manager by the date specified in the series supplement and that failure is not remedied within 20 Business Days, or such longer period as the issuer trustee may agree, of notice of that failure given by the manager or the issuer trustee and has or will have an Adverse Effect as reasonably determined by the issuer trustee;

    . a representation, warranty or certification made by the servicer in a transaction document or in any certificate delivered pursuant to a transaction document proves incorrect when made and has or will have an Adverse Effect as reasonably determined by the issuer trustee and is not remedied within 60 Business Days after receipt by the servicer of notice from the issuer trustee requiring remedy;

    .  an Insolvency Event occurs in relation to the servicer;

    . if the servicer is a seller and is acting as custodian, it fails to deliver all the mortgage documents to the issuer trustee following a document transfer event in accordance with the series supplement and does not deliver to the issuer trustee the outstanding documents within 20 Business Days of receipt of a notice from the issuer trustee specifying the outstanding documents;

    . the servicer fails to adjust the rates on the mortgage interest saver accounts or fails to maintain the required threshold rate on the housing loans following termination of the basis swap and that failure is not remedied within 20 Business Days of its occurrence; or

    . the servicer breaches its other obligations under a transaction document and that breach has or will have an Adverse Effect as reasonably determined by the issuer trustee and:

      . the breach is not remedied within 20 Business Days after receipt of notice from the trustee or manager requiring its remedy; and

      . the servicer has not paid satisfactory compensation to the issuer trustee.

      The servicer may voluntarily retire if it gives the issuer trustee 3 months's notice in writing or such lesser period as the servicer and the issuer trustee agree. Upon retirement the servicer may appoint in writing any other corporation approved by the issuer trustee, acting reasonably. If the servicer does not propose a replacement by one month prior to its proposed retirement, the issuer trustee may appoint a replacement.

      Pending the appointment of a new servicer, the issuer trustee will act as servicer and will be entitled to the servicer's fee.

      The appointment of a substitute servicer is subject to confirmation from the rating agencies that the appointment will not cause a reduction, qualification or withdrawal in the credit ratings of the notes or redraw bonds.

Seller Deposit
      If Commonwealth Bank, or Colonial State Bank has a short-term deposit credit rating by Moody's of less than P-1, or such other rating as is agreed between the issuer trustee, Commonwealth Bank, Colonial State Bank, the manager and Moody's, or has a long term deposit credit rating assigned by Standard & Poor's or Fitch of less than BBB, or such other rating as is agreed beteen the issuer trustee, Commonwealth State Bank, Colonial State Bank, the manager and Standard & Poor's or Fitch, as the case may be, Commonwealth Bank must in respect of set-off risk in relation to the trust:

    . deposit or maintain in an account, which may be the collections account provided it is held with an entity with a short term credit rating of A-1+ by Standard & Poor's, on each monthly distribution date, after giving effect to the payments to be made on that monthly distribution date, an amount being the higher of: the amount specified by Standard & Poor's from time to time; or the amount determined in accordance with the series supplement or otherwise agreed by Moody's or Fitch. This deposit may be utilized by the issuer trustee to meet any liabilities of Commonwealth Bank or Colonial State Bank, as appropriate, to the issuer trustee in relation to the exercise of set-off rights in relation to the housing loans, which Commonwealth Bank or Colonial State Bank, as appropriate, has not met within 20 Business Days of notice from the issuer trustee or the manager; or

    . enter into such other arrangement from time to time agreed between the seller and the relevant rating agency so as to ensure that rating agency does not reduce, qualify or withdraw any credit rating assigned by it to the notes or redraw bonds.

      The seller deposit will be calculated by reference to the balances of accounts held by borrowers with Commonwealth Bank or Colonial State Bank where the terms of that borrower's housing loan do not include a provision by which a borrower agrees to make all payments without set-off or counterclaim, unless prohibited by law. If all the housing loans include such a provision Commonwealth Bank will not be required to make any deposit and any existing seller deposit may be repaid.

Custody of the Housing Loan Documents

Document Custody
      The servicer will act as custodian in relation to all documents relating to the housing loans, a seller's securities and, where applicable, the certificates of title to property subject to those securities, until a transfer of the housing loan documents to the issuer trustee as described below.

      The servicer's duties and responsibilities as custodian include:

    . holding the housing loan documents in accordance with its standard safe keeping practices and in the same manner and to the same extent as it holds its own documents;

    . marking and segregating the security packages containing the housing loan documents in a manner to enable easy identification by the issuer trustee when the issuer trustee is at the premises where the housing loan documents are located with a letter provided by that seller explaining how those security packages are marked or segregated;

    .  maintaining reports on movements of the housing loan documents;

    . providing to the issuer trustee prior to the closing date and on each quarterly distribution date computer diskettes, as provided by each seller, containing certain information in relation to the storage of the housing loan documents and the borrower, mortgaged property and housing loan account number in relation to each housing loan; and

    . curing any deficiencies noted by the auditor in a document custody auditor report.

Audit
      The servicer will be audited by the auditor of the trust on an annual basis in relation to its compliance with its obligations as custodian of the housing loan documents and will be instructed to provide a document custody audit report. The document custody audit report will grade the servicer from "A" (good) to "D" (adverse). If the servicer receives an adverse document custody audit report, the issuer trustee must instruct the auditor to conduct a further document custody audit report.

Transfer of Housing Loan Documents
      If:

    . an adverse document custody audit report is provided by the auditor and a further report, conducted no earlier than one month nor later than two months after the first report, is also an adverse report;

    . the issuer trustee replaces Commonwealth Bank as the servicer when entitled to do so; or

    . the long term debt rating of the servicer is downgraded below BBB by Standard & Poor's or Fitch or Baa2 by Moody's or such other rating as is agreed between the manager, the servicer and the relevant rating agency, the servicer, upon notice from the issuer trustee, must transfer custody of the housing loan documents to the issuer trustee. This obligation will be satisfied if the servicer delivers the housing loan documents in relation to 90% by number of the housing loans within 5 Business Days of that notice and the balance within 10 Business Days of that notice.

      In addition, if:

    . the issuer trustee declares that a Perfection of Title Event has occurred other than a Servicer Default referred to in the next bullet point; or

    . the issuer trustee considers in good faith that a Servicer Default has occurred as a result of a breach of certain of the servicer's obligations which has or will have an Adverse Effect which is not remedied within the required period, and the issuer trustee serves a notice on the servicer identifying the reasons why it believes that has occurred, the servicer must, immediately following notice from the issuer trustee, transfer custody of the mortgage documents to the issuer trustee.

      The servicer, as custodian, is not required to deliver housing loan documents that are deposited with a solicitor, acting on behalf of the servicer, a land titles office, a stamp duty office or a governmental agency or lost but must provide a list of these to the issuer trustee and deliver them upon receipt or take steps to replace them, as applicable.

Reappointment of Servicer as Custodian
      The issuer trustee may, following a transfer of housing loan documents, reappoint the servicer as custodian of the housing loan documents provided that the rating agencies confirm that this will not cause a reduction, qualification or withdrawal in the credit rating of any note or redraw bond.

Clean-Up and Extinguishment
      Commonwealth Bank, for itself and on behalf of Colonial State Bank, will have certain rights to extinguish the issuer trustee's interest in the housing loans and their related securities, mortgage insurance policies and other rights, or to otherwise regain the benefit of the housing loans and their related securities, mortgage insurance policies and other rights, if:

    . the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans on April 5, 2001 has occurred or is expected to occur on or before the next quarterly distribution date; or

    .  both of the following events occur:

      . the next quarterly distribution date is the quarterly distribution date falling in August, 2008 or the issuer trustee will be entitled to redeem the notes and redraw bonds because of the imposition of a withholding or other tax; and

      . Commonwealth Bank has previously notified the manager that the Australian Prudential Regulation Authority will permit it to exercise on behalf of itself and Colonial State Bank its rights to extinguish the issuer trustee's interest in the housing loans notwithstanding that the total principal outstanding on the housing loans is greater than 10% of the total principal outstanding on the housing loans on April 5, 2001.

      Commonwealth Bank may only exercise those rights by paying to the issuer trustee on a quarterly distribution date the amount determined by the manager to be the aggregate of the Fair Market Value as at the last day of the immediately preceding accrual period of the housing loans. If any notes or redraw bonds are outstanding Commonwealth Bank will not be able to exercise those rights unless the amount to be paid by Commonwealth Bank to the issuer trustee will be sufficient to redeem the notes and redraw bonds in full. In addition, Commonwealth Bank may not exercise those rights where the issuer trustee's right to redeem the notes and redraw bonds arises from the imposition of a tax or duty applicable only to the Class A-1 notes and the holders of 75% of the aggregate Invested Amount of the Class A-1 notes have elected that they do not require the issuer trustee to redeem the Class A-1 notes.

                                  The Servicer

Servicing of Housing Loans
      Under the series supplement, Commonwealth Bank will be appointed as the initial servicer of the housing loans with a power to delegate to related companies within the Commonwealth Bank group. The day to day servicing of the housing loans will be performed by the servicer at Commonwealth Bank's loan processing centers, presently located in Sydney, Melbourne, Brisbane, Perth and Adelaide, and at Commonwealth Bank's and Colonial State Bank's retail branches and telephone banking and marketing centers. Servicing procedures undertaken by loan processing centres include partial loan security discharges, loan security substitutions, consents for subsequent mortgages and arrears management. Customer enquiries are dealt with by the retail branches and telephone banking and marketing centers. For a further description of the duties of the servicer, see "Description of the Transaction Documents--The Servicing of the Housing Loans." It is the intention of Commonwealth Bank to integrate Colonial State Bank's housing loans onto Commonwealth Bank's housing loan system by September 2001. Prior to this system integration, servicing of the housing loans is undertaken using Commonwealth Bank's system and process and servicing of Colonial State Bank's housing loans is undertaken using Colonial State Bank's system and process. Personnel employed by Commonwealth Bank perform the servicing of all housing loans.

Commonwealth Bank and Colonial State Bank--Collection and Enforcement
Procedures
      Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly instalment due date. A borrower may elect to make his or her repayments weekly or fortnightly so long as the equivalent of the minimum monthly repayment is received on or before the monthly instalment due date. Borrowers often select repayment dates to coincide with receipt of their salary or other income. In addition to payment to a retail branch by cash or cheque, housing loan repayments may be made by direct debit to a nominated bank account or direct credit from the borrower's salary by their employer. At present over 90% of scheduled repayments on Commonwealth Bank's housing loans are made by way of direct debits to a nominated bank account. Scheduled repayments on a large proportion of Colonial State Bank's housing loans are based on borrowers initiating payment via automatic funds transfer from a bank account or by cheque.

      Commonwealth Bank and Colonial State Bank credit repayments to an individual housing loan on the date of its receipt. Interest is accrued daily on the balance outstanding after close of business and charged monthly to each relevant housing loan account. If the interest rate on the housing loan increases, the monthly repayment due on the housing loan gets recalculated. Under Commonwealth Bank's process and system, the borrowers' direct debit payment gets adjusted automatically, while under Colonial State Bank's process and system, borrowers have to manually adjust their monthly payment amount or increase their auto funds transfer. Any amount remaining unpaid will be reflected as arrears in the system.

      With the system integration planned for September 2001, the payment process for Colonial State Bank's housing loans will be assessed and if possible, Commonwealth Bank's process will be adopted.

      A housing loan is subject to action in relation to arrears of payment whenever the monthly repayment is not paid by the monthly instalment due date. However, under the terms of the housing loans, borrowers may prepay amounts which are additional to their required monthly repayments to build up a "credit buffer," being the difference between the total amount paid by them and the total of the monthly repayments required to be made by them. If a borrower subsequently fails to make some or all of a required monthly repayment, the servicing system will apply the amount not paid against the credit buffer until the total amount of missed payments exceeds the credit buffer. The housing loan will be considered to be arrears only in relation to that excess. See "Commonwealth Bank and Colonial State Bank Residential Loan Program--Payment Holidays."

      Commonwealth Bank's and Colonial State Bank's automated collections system identifies all housing loan accounts which are in arrears and produces lists of those housing loans. The collection system allocates overdue loans to designated collection officers within Commonwealth Bank who take action in relation to the arrears.

      Actions taken by Commonwealth Bank and Colonial State Bank in relation to delinquent accounts will vary depending on a number of elements, including the following and, if applicable, with the input of a mortgage insurer:

    .  arrears history;

    .  equity in the property; and

    .  arrangements made with the borrower to meet overdue payments.

      If satisfactory arrangements cannot be made to rectify a delinquent housing loan, legal notices are issued and recovery action is initiated by Commonwealth Bank or Colonial State Bank, as applicable. This includes, if Commonwealth Bank or Colonial State Bank obtains possession of the mortgaged property, ensuring that the mortgaged property supporting the housing loan still has adequate general home owner's insurance and that the upkeep of the mortgaged property is maintained. Recovery action is arranged by experienced collections staff in conjunction with internal or external legal advisers. A number of sources of recovery are pursued including the following:

    .  voluntary sale by the mortgagor;

    .  guarantees;

    .  government assistance schemes;

    .  mortgagee sale; and

    .  claims on mortgage insurance.

      It should be noted that each of Commonwealth Bank and Colonial State Bank reports all actions that it takes on overdue housing loans to the relevant mortgage insurer where required in accordance with the terms of the mortgage insurance policies.

Commonwealth Bank and Colonial State Bank--Collection and Enforcement Process

Commonwealth Bank
      When a housing loan is more than 7 days delinquent, a call to the borrower is made to seek full and immediate clearance of all arrears. In the absence of successful call contact, arrears follow-up letters are sent to the borrower. If the housing loans have a direct debit payment arrangement, a sweep of the nominated account is made to rectify the arrears.

      When a housing loan reaches 60 days delinquent, a default notice is sent advising the borrower that if the matter is not rectified within a period of 30 days, Commonwealth Bank is entitled to commence enforcement proceedings without further notice. Normally a further notice will be issued to a borrower on an account which is 90 days delinquent advising the borrower that failure to comply within 30 days will result in Commonwealth Bank exercising its power of sale. At 120 days delinquent, a letter of demand and notice to vacate is issued to the borrower, followed by a statement of claim at 150 days delinquent.

Colonial State Bank
      Under Colonial State Bank's process, when a housing loan is more than 21 days delinquent, the collection system generates written correspondence seeking payment of arrears. The next action is then determined by the behavioural score allocated to the account, and will either be in a form of a further letter to the borrower or follow-up calls.

      When a housing loan reaches 90 days delinquent, a default notice is sent advising the borrower that if the arrears are not cleared in 30 days, Colonial State Bank is entitled to commence enforcement proceedings without further notice. Normally a further notice will be issued to any borrower who does not comply with the previous default notice, with Colonial State Bank seeking immediate clearance of the outstanding debt.

      At 150 days delinquent, a further notice will be issued advising the borrower that failure to comply within 30 days will result in Colonial State Bank exercising its power of sale. At 180 days delinquent, a letter of demand and notice to vacate is issued to the borrower, followed by a statement of claim at 210 days delinquent.

Procedure following Statement of Claim--Commonwealth Bank and Colonial State
Bank
      Once a statement of claim is served, Commonwealth Bank or Colonial State Bank (as appropriate) can then enter judgment in the Supreme Court. The borrower is given up to 40 days to file a notice of appearance and defense and, failing this, Commonwealth Bank or Colonial State Bank (as appropriate) will then have judgment entered and will apply for a writ of possession whereby the sheriff will set an eviction date. Appraisals and valuations are ordered and a reserve price is set for sale by way of auction or private treaty. These time frames assume that the borrower has either taken no action or has not honored any commitments made in relation to the delinquency to the satisfaction of the Commonwealth Bank or Colonial State Bank (as appropriate) and the mortgage insurers.

      It should also be noted that the mortgagee's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale.

      Since January 2001, there has been a gradual implementation of Commonwealth Bank's collection and enforcement process in relation to Colonial State Bank's housing loans. The collection and enforcement procedures may change from time to time in accordance with business judgment and changes to legislation and guidelines established by the relevant regulatory bodies.

Each Seller's Delinquency Experience
      The following table summarizes the delinquency and loss experience of Commonwealth Bank's and Colonial State Bank's home loan portfolio, including securitized loans. All loans were originated and are serviced by Commonwealth Bank or Colonial State Bank.

      This information is provided by Commonwealth Bank.


             Commonwealth Bank One-to-Four-Family Residential Loans

                       June 30 June 30 June 30 June 30 June 30 June 30 December 31
                        1995    1996    1997    1998    1999    2000      2000
                       ------- ------- ------- ------- ------- ------- -----------
Outstanding Balances
 ($m)                   26,690  30,335  35,833  40,196  44,974  50,536    52,178
Number of Loans        502,148 549,789 624,585 642,919 651,753 655,951   662,545
% Arrears by Number
30-59 days               0.54%   0.60%   0.61%   0.51%   0.40%   0.37%     0.35%
60-89 days               0.29%   0.29%   0.27%   0.20%   0.15%   0.14%     0.16%
90-119 days              0.18%   0.18%   0.14%   0.13%   0.08%   0.07%     0.08%
120+ days                0.60%   0.58%   0.41%   0.36%   0.23%   0.20%     0.20%
                       ------- ------- ------- ------- ------- -------   -------
Total                    1.61%   1.65%   1.43%   1.20%   0.86%   0.78%     0.79%
                       ------- ------- ------- ------- ------- -------   -------
% Arrears by Balances
30-59 days               0.62%   0.73%   0.74%   0.63%   0.45%   0.40%     0.40%
60-89 days               0.35%   0.37%   0.36%   0.25%   0.18%   0.16%     0.18%
90-119 days              0.22%   0.24%   0.19%   0.17%   0.11%   0.08%     0.08%
120+ days                0.76%   0.81%   0.58%   0.45%   0.29%   0.22%     0.22%
                       ------- ------- ------- ------- ------- -------   -------
Total                    1.95%   2.15%   1.87%   1.50%   1.03%   0.86%     0.88%
                       ------- ------- ------- ------- ------- -------   -------
Net Losses ($m)            6.4     5.1     8.6    10.0     8.8     7.6       1.7
Net Losses as % of
 Average Balances       0.026%  0.018%  0.026%  0.026%  0.021%  0.016%    0.007%
                       ======= ======= ======= ======= ======= =======   =======

            Colonial State Bank One-to-Four-Family Residential Loans

                       December 31 December 31 December 31 December 31 December 31
                          1996        1997        1998        1999        2000
                       ----------- ----------- ----------- ----------- -----------
Outstanding Balances
 ($m)                     7,677       7,939       8,140       8,700       9,674
Number of Loans          89,505      86,344      82,677      79,819      80,045
% Arrears by Number
30-59 days                0.49%       0.70%       0.60%       1.04%       1.45%
60-89 days                0.21%       0.35%       0.24%       0.34%       0.50%
90-119 days               0.10%       0.19%       0.12%       0.04%       0.24%
120+ days                 0.82%       0.90%       0.76%       0.64%       0.59%
                         ------      ------      ------      ------      ------
Total                     1.62%       2.14%       1.72%       2.04%       2.78%
                         ------      ------      ------      ------      ------
% Arrears by Balances
30-59 days                0.61%       0.86%       0.71%       1.18%       1.83%
60-89 days                0.23%       0.40%       0.30%       0.38%       0.57%
90-119 days               0.14%       0.20%       0.15%       0.03%       0.32%
120+ days                 0.80%       0.86%       0.77%       0.77%       0.71%
                         ------      ------      ------      ------      ------
Total                     1.78%       2.33%       1.94%       2.37%       3.43%
                         ------      ------      ------      ------      ------
Net Losses ($m)             1.7         2.1         1.8         2.7         2.0
Net Losses as % of
 Average Balances        0.022%      0.027%      0.022%      0.032%      0.022%
                         ======      ======      ======      ======      ======

      Loan losses for each period are net of recoveries including claims under mortgage insurance policies in respect of loans with an LTV of greater than 80%. Percentage losses are calculated based on the average outstanding balance for the period.

      The sellers do not have available details of its foreclosure experience. It is the servicer's policy on behalf of the sellers on enforcement of a housing loan to enter into possession of the mortgaged property as mortgagee in possession rather than to foreclose on the mortgage. See "The Servicer-- Collection and Enforcement Process". The servicer has undertaken to collect details of its mortgagee in possession experience for the housing loans in the pool on an ongoing basis.

      There can be no assurance that the delinquency and loss experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and loss experience of the servicer and Colonial State Bank's mortgage portfolio set forth in the foregoing tables. The statistics shown in the preceding tables represent the delinquency and loss experience for the total residential mortgage portfolio for each of the years presented, whereas the aggregate delinquency and loss experiences on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans comprising the housing loan pool. Moreover, if the residential real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and losses could be significantly higher than those previously experienced by the servicer and Colonial State Bank. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, bankruptcies and losses with respect to the housing loan pool. You should note that Australia experienced a period of relatively low interest rates during the period covered in the preceding tables. If interest rates were to rise significantly, it is likely that the rate of delinquencies and losses would increase. See "The Servicer--Commonwealth Bank and Colonial State Bank--Collection and Enforcement Procedures" and "--Collection and Enforcement Process" for a description of the different servicing procedures of Commonwealth Bank and Colonial State Bank.

                      Prepayment and Yield Considerations

      The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

General
      The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by the seller. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

Prepayments
      Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

    .  refinancing by mortgagors with other financiers;

    . receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

    . receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

    . repurchase by Commonwealth Bank or Colonial State Bank as a result of a breach by it of certain representations, if any;

    . repurchase by Commonwealth Bank or Colonial State Bank upon a further advance being made which exceeds the then scheduled balance of the housing loan by more than one scheduled monthly installment;

    . repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

    . receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; and

    . receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either

      .  repurchased by Commonwealth Bank under its right of first refusal;
         or

      .  sold to a third party.

      The prepayment amounts described above are reduced by repayment to the seller of redraws and further advances as described in "Commonwealth Bank and Colonial State Bank Residential Loan Programme--Special Features of the Housing Loans--Redraws and Further Advances."

      Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

    .  the degree to which a note is purchased at a discount or premium; and

    . the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

      A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

Weighted Average Lives
      The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each dollar in respect of principal repayable under the note is reduced to zero.

      Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

      The following tables are based on a constant prepayment rate model. Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. Constant prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. Neither the sellers nor the manager believe that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

      The following tables are based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the tables. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the tables indicate.

      For the purpose of the following tables, it is assumed that:

    .  the housing loan pool consists of fully-amortizing housing loans;

    .  the cut-off date is the close of business on April 5, 2001;

    .  closing date for the notes is April 20, 2001;

    . payments on the Class A-1 and Class B notes are made on the quarterly payment date, regardless of the day on which payment actually occurs, commencing in August 2001 and payments on the Class A-2 notes are made on the monthly payment date, regardless of the day on which payment actually occurs, commencing in June 1, 2001, in all cases made in accordance with the priorities described in this prospectus;

    . the housing loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

    . the scheduled monthly payments of principal and interest on the housing loans will be timely delivered on the first day of each month commencing in May 2001;

    . there are no redraws, substitutions or payment holidays with respect to the housing loans;

    . all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the prepayment, commencing in April 2001;

    . principal collections are distributed according to the rules of distribution set forth in this prospectus;

    .  all payments under the swaps are made as scheduled;

    . the manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except with respect to the line titled "Weighted Average Life--To Call (Years)"; and

    .  the exchange rate is US$0.4852 = A$1.00

      The tables indicate the projected weighted average life of the notes and set forth the percentage of the initial aggregate principal balance of the notes that is projected to be outstanding after each of the payment dates shown at specified CPR percentages. The tables also assume that (i) the housing loans have an aggregate principal balance of A$2,891,106,347.90 as of the cut-off date, and (ii) the housing loans have been aggregated into two hypothetical pools with all of the housing loans within each such pool having the characteristics described below:

                                                        Weighted Average Remaining
                                                             Term to Maturity
 Current Balance        Weighted Average Rate                  (in months)
 ---------------        ---------------------           --------------------------
$1,722,821,460.72               7.155                              294
$1,168,284,887.18               6.969                              308

      It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

      In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

    . multiplying the amount of each payment of principal thereof by the number of months from the date of issuance to the related payment date,

    .  summing the results, and

    . dividing the sum by the aggregate distributions of principal referred to in the first clause above, expressing the result in years, and rounding to three decimal places.

      The source of the information in the following table is Commonwealth Bank and Colonial State Bank.

    Percent of Initial Principal Outstanding at the Following Percentages of
                            Constant Prepayment Rate

Date                      0.0%  5.0%  10.0% 15.0% 20.0% 22.5% 25.0% 35.0% 45.0%
----                      ----- ----- ----- ----- ----- ----- ----- ----- -----
Initial Percent..........   100   100  100   100   100   100   100   100   100
April 18, 2002...........    99    95   90    86    82    80    77    69    59
April 18, 2003...........    97    88   80    72    64    60    57    43    32
April 18, 2004...........    95    82   70    60    50    46    42    28    17
April 18, 2005...........    94    77   62    50    39    35    31    18     9
April 18, 2006...........    92    71   55    41    31    26    22    11     5
April 18, 2007...........    89    66   48    34    24    20    16     7     2
April 18, 2008...........    87    61   42    28    19    15    12     4     1
April 18, 2009...........    85    56   37    23    15    11     9     3     0
April 18, 2010...........    82    52   32    19    11     8     6     2     0
April 18, 2011...........    79    48   28    16     9     6     4     1     0
April 18, 2012...........    76    43   24    13     7     5     3     0     0
April 18, 2013...........    73    39   21    10     5     3     2     0     0
April 18, 2014...........    69    36   18     8     4     2     2     0     0
April 18, 2015...........    66    32   15     7     3     2     1     0     0
April 18, 2016...........    62    28   13     5     2     1     1     0     0
April 18, 2017...........    57    25   10     4     2     1     0     0     0
April 18, 2018...........    53    22    9     3     1     1     0     0     0
April 18, 2019...........    48    19    7     2     1     0     0     0     0
April 18, 2020...........    42    16    5     2     1     0     0     0     0
April 18, 2021...........    37    13    4     1     0     0     0     0     0
April 18, 2022...........    30    10    3     1     0     0     0     0     0
April 18, 2023...........    24     8    2     1     0     0     0     0     0
April 18, 2024...........    17     5    1     0     0     0     0     0     0
April 18, 2025...........     9     3    1     0     0     0     0     0     0
April 18, 2026...........     3     1    0     0     0     0     0     0     0
April 18, 2027...........     0     0    0     0     0     0     0     0     0
April 18, 2028...........     0     0    0     0     0     0     0     0     0
April 18, 2029...........     0     0    0     0     0     0     0     0     0
April 18, 2030...........     0     0    0     0     0     0     0     0     0
April 18, 2031...........     0     0    0     0     0     0     0     0     0
April 18, 2032...........     0     0    0     0     0     0     0     0     0
April 18, 2033...........     0     0    0     0     0     0     0     0     0
Weighted Average Life -
 to
Maturity (yrs)........... 16.10 10.41 7.21  5.33  4.13  3.69  3.31  2.31  1.71
Weighted Average Life -
 to
Call (yrs)...............  6.87  5.78 4.87  4.13  3.52  3.25  3.01  2.12  1.57

                                Use of Proceeds

      The net proceeds from the sale of the Class A-1 notes, after being exchanged pursuant to the currency swap at the US$ Exchange Rate, will amount to A$2,267,106,347.90 and will be used by the issuer trustee, along with the proceeds from the issue of the Class A-2 notes and the Class B notes, to acquire from the sellers equitable title to the housing loans and related securities.

                       Legal Aspects of the Housing Loans

      The following discussion is a summary of the material legal aspects of Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory. Laws may differ between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales (except where it expressly provides otherwise), without referring to any specific legislation of that State.

General
      There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority in respect of the mortgaged property over all other mortgages granted by the relevant borrower or guarantor and over all unsecured creditors of the borrower or guarantor, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of Commonwealth Bank or Colonial State Bank, as appropriate.

Nature of Housing Loans as Security
      There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title."

      "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.

      Ordinarily the relevant certificate of title, or any registered plan referred to in it, will reveal the position and dimensions of the land, the present owner, and any leases, mortgages, registered easements and other dealings to which it is subject. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

      Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title," "stratum title" or "residential Crown leasehold."

Strata title and Stratum title
      "Strata title" and "stratum title" were developed to enable the creation of, and dealings with, apartment units which are similar to condominiums in the United States, and are governed by the legislation of the State or Territory in which the property is situated. Under both strata title and stratum title, each proprietor has title to, and may freely dispose of, their apartment unit. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by a "body corporate" or a "service company" for the benefit of the individual proprietors. All proprietors are members of the body corporate or service company, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors. In general, the body corporate or service company will have a charge, either registered or created by statute, over the units of its members to secure fees payable by the members or will have rights enforceable against any assignee of a member. This charge, or those rights as a matter of practice, will take priority over the mortgage securing the housing loan.

      Only Torrens title land can be the subject of strata or stratum title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata or stratum proprietor.

Residential Crown Leasehold
      All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as Crown leasehold. Mortgaged residential property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

    . cannot have a term exceeding 99 years, although the term can be extended in effect under a straightforward administrative process, whereby the existing lease is surrendered and a new lease is granted for a term not exceeding 99 years, unless the Commonwealth or Australian Capital Territory Government considers that the land is required for a public purpose; and

    .  is subject to a nominal rent of 5 cents per annum on demand.

      As with other Torrens title land, the mortgagor's leasehold interest in the land is entered in a central register and, subject to some exceptions, the mortgagor may deal with its residential leasehold interest, including granting a mortgage over the property, without consent from the government.

      In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

      Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

Taking Security Over Land
      The law relating to the granting of securities over real property is made complex by the fact that each State and Territory has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

      Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens mortgage operates as a statutory charge. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

      In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

      In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

      Once the mortgagor has repaid his or her debt, a discharge executed by the mortgagee is lodged with the relevant registrar by the mortgagor or the mortgagee and the mortgage is noted as having been released.

Commonwealth Bank and Colonial State Bank as Mortgagee
      Commonwealth Bank or Colonial State Bank, as applicable, is, and until a Perfection of Title Event occurs, intends to remain, the registered mortgagee of all the mortgages originated by it. The borrowers will not be aware of the equitable assignment of the housing loans and mortgages to the issuer trustee.

      Prior to any Perfection of Title Event, Commonwealth Bank, as servicer, will undertake any necessary enforcement action with respect to defaulted housing loans and mortgages. Following a Perfection of Title Event, the issuer trustee is entitled, under an irrevocable power of attorney granted to it by each Seller, to be registered as mortgagee of the mortgages. Until that registration is achieved, the issuer trustee or the manager is entitled to lodge caveats on the register publicly to notify its interest in the mortgages (and must do so if it has not commenced to take all necessary steps to perfect its legal title within 30 Business Days of its declaration that a Perfection of Title Event has occurred).

Enforcement of Registered Mortgages
      Subject to the discussion in this section, if a borrower defaults under a housing loan, the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

    . The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

    . The mortgagee may, in limited circumstances, lease the property to third parties.

    . The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

    . The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

    . The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

      A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Australian Consumer Credit Code is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

Penalties and Prohibited Fees
      Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. A default interest rate will not be a penalty if the amount payable on default is a genuine pre-estimate of the loss that the lender will suffer as a result of the default. The Australian Consumer Credit Code does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Law, where a company is being wound up, a loan is voidable if it is an unfair loan. A loan will only be unfair if the interest or charges on the loan were extortionate when the loan was made or have become extortionate because of a variation.

      The Australian Consumer Credit Code requires that certain fees or charges to be levied by the lender must be provided for in the contract, otherwise they cannot be levied. The regulations under the Australian Consumer Credit Code may also from time to time prohibit certain fees and charges. There are none currently so prohibited. The Australian Consumer Credit Code also requires that establishment fees, early termination fees and prepayment fees must not be unconscionable otherwise they may be reduced or set aside.

Bankruptcy and Insolvency
      The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

    .  the disposition was made to defraud creditors; or

    . the disposition was made by an insolvent debtor within a prescribed period and that disposition had the effect of giving a creditor a preference, priority or advantage over other creditors.

      The insolvency of a company is governed by the Australian Corporations Law. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a housing loan or a mortgage which is voidable under the Corporations Law because it is an uncommercial transaction, or an unfair preference to a creditor and that transaction occurs:

    . when the company is insolvent, or an act is done, or an omission is made, to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of, or because of matters including, the entering into of the transaction or the doing of an act, or the making of an omission, to give effect to the transaction; and

    . within a prescribed period prior to the commencement of the winding up of the company.

      A liquidator may also avoid a housing loan if it is an unfair loan being a loan in relation to which an extortionate interest rate or charges are levied.

Environmental
      Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the states. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some states expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, lenders are expressly excluded from the definitions of one or more of these categories.

      Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

      Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

Insolvency Considerations
      The current transaction is intended to mitigate insolvency risk. For example, the equitable assignment of the housing loans by Commonwealth Bank and Colonial State Bank to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of Commonwealth Bank or Colonial State Bank in the event of an insolvency of Commonwealth Bank or Colonial State Bank. Similarly, the assets in the trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of the insolvency of the issuer trustee.

      If any Insolvency Event occurs with respect to the issuer trustee in its capacity as trustee of the trust, the security trust deed may be enforced by the security trustee at the direction of the Voting Secured Creditors. See "Description of the Transaction Documents--Security Trust Deed--Enforcement of the Charge." The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed or is a creditor of the trust with a right of subrogation to the issuer trustee's lien over the assets of the trust. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents--The Security Trust Deed--Priorities under the Security Trust Deed." If the proceeds from enforcement of the security trust deed are not sufficient to redeem the Class A-1 notes in full, some or all of the Class A-1 noteholders will incur a loss.

Tax Treatment of Interest on Australian Housing Loans
      Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate taxable income are generally allowable as tax deductions.

Consumer Credit Code
      Under the Australian Consumer Credit Code, a borrower has the right to apply to a court to do the following, among other things:

    . vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

    . reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

    . have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

    . obtain an order for a civil penalty against Commonwealth Bank or Colonial State Bank, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

    . obtain restitution or compensation from the seller in relation to breaches of the Consumer Credit Code in relation to a housing loan.

      The issuer trustee will become liable for compliance with the Australian Consumer Credit Code if it acquires legal title to the housing loans. It will take this legal title subject to any breaches of the Australian Consumer Credit Code by the seller. In particular, once the issuer trustee acquires legal title it may become liable to orders of the type referred to in the last two bullet points listed above in relation to breaches of the Consumer Credit Code. Any order under the Australian Consumer Credit Code may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the Class A-1 notes. The servicer will indemnify the issuer trustee against any liability under the Australian Consumer Credit Code in relation to the trust where the events giving rise to that liability occur before a Perfection of Title Event and against any such liability where the events giving rise to that liability occur after a Perfection of Title Event to the extent that they arise from a Servicer Default or a failure of the servicer to comply with its obligations under any transaction document.

                    United States Federal Income Tax Matters

Overview
      The following is a summary of all material United States federal income tax consequences of the purchase, ownership and disposition of the Class A-1 notes by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown & Platt, special United States federal tax counsel for the manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

      Mayer, Brown & Platt has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss all material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the Class A-1 notes. However, the following discussion does not discuss and Mayer, Brown & Platt is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the Class A-1 notes by investors that are given special treatment under the United States federal income tax laws, including:

    .  banks and thrifts;

    .  insurance companies;

    .  regulated investment companies;

    .  dealers in securities;

    . investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

    .  foreign investors;

    .  trusts and estates; and

    . pass-through entities, the equity holders of which are any of the foregoing.

      Additionally, the discussion regarding the Class A-1 notes is limited to the United States income tax consequences to the initial investors and not to a purchaser in a secondary market and is limited to investors who will hold the Class A-1 notes as "capital assets" within the meaning of Section 1221 of the Code.

      It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A-1 notes, including the advisability of making any election discussed under "Market Discount."

      The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the trust. Also, based on the representation of the manager that the trust does not and will not have an office in the United States, and that the trust is not conducting, and will not conduct any activities in the United States, other than in connection with its issuance of the Class A-1 notes, in the opinion of Mayer, Brown & Platt, the issuer trustee will not be subject to United States federal income tax.

      We will agree, and if you purchase Class A-1 notes, you will agree by your purchase of the notes, to treat the Class A-1 notes as debt for United States Federal, State and local income and franchise tax purposes. In the opinion of Mayer, Brown & Platt, for United States Federal income tax purposes, the Class A-1 notes will be characterized as debt of the issuer trustee. Each noteholder, by the acceptance of an offered note, will agree to treat the Class A-1 notes as indebtedness for Federal income tax purposes.

General
      Original Issue Discount, Indexed Securities, etc. The discussion below assumes that all payments on the Class A-1 notes are denominated in U.S. dollars, and that the offered notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the Class A-1 notes meets the requirements for "qualified stated interest" under Treasury regulations, called the "OID Regulations," relating to original issue discount, or "OID." This discussion assumes that any original issue discount on the Class A-1 notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the offered notes will have original issue discount to the extent the principal amount of the Class A-1 notes exceeds their issue price. Further, if the Class A-1 notes have any original issue discount, it will be de minimis if it is less than 1/4% of the principal amount of the offered notes multiplied by the number of full years included in their term.

Interest Income on the Class A-1 Notes
      Based on the above assumptions, except as discussed below, the Class A-1 notes will not be considered issued with original issue discount. If you buy Class A-1 notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of original issue discount, you must include this original issue discount in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code, discussed below.

Sale of Notes
      Mayer, Brown & Platt is of the opinion that if you sell a Class A-1 note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the Class A-1 note. Your adjusted tax basis in a note will equal your cost for the Class A-1 note, decreased by any amortized premium and any payments other than interest made on the Class A-1 note and increased by any market discount or original issue discount previously included in income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the Class A-1 note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income.

Market Discount
      In the opinion of Mayer, Brown & Platt, you will be considered to have acquired a Class A-1 note at a "market discount" to the extent the remaining principal amount of the note exceeds your tax basis in the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

      In the case of a sale or other disposition of a Class A-1 note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

      In the case of a partial principal payment of a Class A-1 note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

      Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more instalments, such as the Class A-1 notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This conference committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

    . for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

    . for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

      Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a Class A-1 note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

      Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

      Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

Premium
      In the opinion of Mayer, Brown & Platt, you will generally be considered to have acquired a Class A-1 note at a premium if your tax basis in the note exceeds the remaining principal amount of the note. In that event, if you hold a Class A-1 note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more instalments, like the Class A-1 notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

Backup Withholding
      Mayer, Brown & Platt is of the opinion that, backup withholding taxes will be imposed on payments to you at the rate of 31% on interest paid, and original issue discount accrued, if any, on the Class A-1 notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding taxes. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the Class A-1 notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

                             Australian Tax Matters

      The following statements with respect to Australian taxation are the material tax consequences to the Class A-1 noteholders of purchasing, holding or disposing of the Class A-1 notes and are based on factual advice received by the manager and represent the opinions of Clayton Utz, Australian Tax Counsel for Commonwealth Bank and Colonial State Bank. It is suggested that purchasers of Class A-1 notes should consult their own tax advisers concerning the consequences, in their particular circumstances under Australian tax laws and the laws of any other taxing jurisdiction, of the ownership of or any dealing in the Class A-1 notes.

Payments of Principal, Premiums and Interest
      Under existing Australian tax law in the opinion of Clayton Utz, Australian Tax Counsel for the Commonwealth Bank and Colonial State Bank, non-resident holders of notes or interests in any global note, other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax on payments of interest or amounts in the nature of interest, other than interest withholding tax, which is currently 10%, on interest or amounts in the nature of interest paid on the notes.

      Australian residents who hold such securities or interests as part of a business carried on, at or through a permanent establishment in a country outside Australia are also subject to interest withholding tax, and may also be subject to Australian income tax, on payments of interest or amounts in the nature of interest.

      Pursuant to section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia, an exemption from Australian interest withholding tax applies provided all prescribed conditions are met. Where the section 128F exemption applies, the income ceases to be subject to Australian income tax.

      These conditions in section 128F are:

    . the issuer trustee is a company, which for section 128F purposes incudes a company acting as a trustee of an Australian trust estate, provided that all the beneficiaries are companies, that is a resident of Australia when it issues the notes and when interest, as defined in section 128A(1AB) of the Income Tax Assessment Act, is paid; and

    . the notes, or a global bond or note or interests in such a global bond or note, were issued in a manner which satisfied the public offer test as prescribed under section 128F of the Income Tax Assessment Act 1936.

      The issuer trustee will seek to issue the Class A-1 notes and interests in any global Class A-1 note in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the Income Tax Assessment Act 1936 including by listing the Class A-1 notes.

      The public offer test will not be satisfied if the issuer trustee knew or had reasonable grounds to suspect that the Class A-1 notes were being or would later be acquired directly or indirectly by an associate of the issuer trustee within the meaning of that section, other than in the capacity of a dealer, manager or underwriter in relation to the placement of a note. "Associate" for these purposes is widely defined and means, generally speaking, in relation to an issuer acting in the capacity of a trustee, its associated companies, the beneficiaries of the trust, and any "associates" of those beneficiaries. Thus the relevant associates of the issuer trustee in the present case will be the associates of Perpetual Trustee Company Limited, in its capacity as trustee, that is, Commonwealth Bank as the residual unitholder of the trust and the associates of Commonwealth Bank and the other beneficiaries of the trust, if any, from time to time.

      In the opinion of Clayton Utz, the exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an associate of the issuer trustee within the meaning of section 128F of the Income Tax Assessment Act 1936, which, as discussed, would be an associate of the residual unitholder, if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an associate of the issuer trustee.

      If, for any reason, the interest paid by the issuer trustee is not exempt from interest withholding tax, the treaty titled "Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income" between the United States and Australia or a similar treaty between Australia and another country apart from the United States may apply. The treaty between the United States and Australia provides that interest which has its source in Australia, and to which a United States resident, as defined in the treaty and who is entitled to the benefit of the treaty, is beneficially entitled, may be taxed in Australia, but that any tax charged shall not exceed 10% of the gross amount of interest. However, this provision will not apply where the indebtedness giving rise to the interest entitlement is effectively connected with:

    . the United States resident beneficial owner's permanent establishment, at or through which it carries on business in Australia; or

    . the United States resident beneficial owner's fixed base, situated in Australia, from which it performs independent personal services.

      If a Class A-1 noteholder is an Australian resident withholding tax of 48.5% must be deducted, unless that Class A-1 noteholder supplies the issuer trustee with its Australian Business Number or Tax File Number. An Australian resident that is a Class A-1 noteholder may also be subject to Australian income tax in respect of interest derived from the notes.

Profit on Sale
      Under existing Australian law, in the opinion of Clayton Utz, non-resident holders of notes will not be subject to Australian income tax on profits derived from the sale or disposal of the notes provided that:

    . the notes are not held, and the sale or disposal does not occur, as part of a business carried on, at or through a permanent establishment in Australia; and

    .  the profits do not have an Australian source.

      The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit would not be expected to have an Australian source.

      However, there are specific withholding tax rules that can apply to treat a portion of the sale price of notes as interest for withholding tax purposes and which amounts are not covered by the exemption conditions in section 128F of the Income Tax Assessment Act. These rules can apply when:

    . notes are sold for any amount in excess of their issue price prior to maturity to a purchaser who is either a resident who does not acquire the notes in the course of carrying on business in a country outside Australia at or through a permanent establishment in that country or a non-resident that acquires the notes in the course of carrying on a business in Australia at or through a permanent establishment in Australia; or

    . notes are sold to an Australian resident or to a non-resident in connection with a business carried on, at or through a permanent establishment in Australia by the non-resident in connection with a "washing arrangement" as defined in section 128A(1AB) of the Income Tax Assessment Act.

Goods and Services Tax
      From 1 July, 2000, a goods and services tax is payable by all entities which make taxable supplies in Australia. If an entity, such as the issuer trustee, makes any taxable supply on or after July 1, 2000, it will have to pay goods and services tax equal to 1/11th of the total value of the consideration that it received for that supply. However, on the basis of the current goods and services tax legislation and regulations, in the opinion of Clayton Utz, the issue of the Class A-1 notes and the payment of interest or principal on the Class A-1 notes to you will not be taxable supplies.

      If the supply is

    . "GST free," the issuer trustee does not have to remit goods and services tax on the supply and can obtain input tax credits for goods and services taxes included in the consideration provided for acquisitions relating to the making of this supply; or

    . "input taxed," which includes financial supplies, the issuer trustee does not have to remit goods and services tax on the supply, but will not be able to claim input tax credits for goods and services tax included in any expenses in making this supply, unless the expenses are eligible for a reduced input tax credit.

      The services which are provided to the issuer trustee are expected to be taxable supplies for goods and services tax purposes. Where this is the case, it will be the service provider who is liable to pay goods and services tax in respect of that supply. The service provider must rely on a contractual provision to recoup the amount of that goods and services tax from the issuer trustee. Under the series supplement, the issuer trustee's fee will only be able to be increased by reference to the issuer trustee's goods and services tax liability, if any, if:

    . the issuer trustee and the manager agree or, failing agreement, the issuer trustee's goods and services tax liability is determined by an expert; and

    . the increase will not result in the reduction, qualification or withdrawal of the credit rating of any notes or redraw bonds.

      The manager and the servicer may agree to adjust the manager's fee and the servicer's fee provided that the adjustment will not result in the reduction, qualification or withdrawal of the credit rating of any notes or redraw bonds.

      If amounts payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation or are increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may be restricted in its ability to claim an input tax credit for that increase and the expenses of the trust will increase, resulting in a decrease in the funds available to the trust to pay you.

      However, the issuer trustee may be entitled to a reduced input tax credit for some of the supplies made to the issuer trustee by service providers where the acquisition relates to the making of financial supplies. Where available, the amount of the reduced input tax credit is currently 75% of the GST which is payable by the service provider on the taxable supplies made to the issuer trustee. The availability of reduced input tax credits will reduce the extent to which the expenses of the trust will increase.

      The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of each seller's loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

      The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces a security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. The issuer trustee will have to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of existing residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee may still have to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

    .  the property is no longer being used as a residence; or

    . the property is used as commercial residential premises such as a hostel or boarding house; or

    . the borrower is the first vendor of the property--the borrower built the property; or

    .  the borrower has undertaken substantial renovation of the property;
       or

      .the mortgaged property has not been used predominantly as a residence.

      Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to the trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

Tax Reform Proposals
      The trust has been structured in a manner so that, based on the opinion of Clayton Utz, Australian tax counsel for the manager, of Australian tax law and the rulings and approach of the Australian Commissioner of Taxation, and subject to certain assumptions regarding the operation of the trust, neither the trust nor the issuer trustee, in its capacity as trustee of the trust, will be liable to Australian income tax. However, we note the following proposed reforms.

Entity Taxation
      The Treasurer has released exposure draft legislation which taxes "non-fixed trusts" on an entity basis (New Business Tax System (Entity Taxation) Bill 2000).

      However, on February 27, 2001 the Treasurer withdrew this proposed legislation. Further consultation is expected to take place as well as discussions with the Board of Taxation to prevent tax abuse in the trust area. At this stage, we are unable to comment as to what alternative approach may be used, if any, to tax non-fixed trusts as companies.

Consolidation
      The Treasurer has recently released exposure draft legislation on a proposed new consolidation regime (New Business Tax System (Consolidation) Bill
2000). In a press release dated March 22, 2001, it was stated by the Treasurer that this new regime is intended to be effective from July 1, 2002.

      The new consolidation regime will repeal the existing group taxation provisions. It will be replaced by a system where, although elective, groups will have to consolidate to maintain group taxation benefits.

      Consolidation is made at the election of an Australian head entity. The consolidated group will consist of the head entity and all of its wholly owned Australian resident subsidiaries including trusts, provided all members are 100% wholly owned by the head entity. An election to consolidate will consolidate the entire Australian resident group, not merely selected entities.

      If an election is made to consolidate, under the draft legislation the Trust is likely to become part of the group, which under current proposals is likely to be the Commonwealth Bank and its subsidiaries. This will have significant tax consequences. There are to be specific rules dealing with the recovery of income tax owing by the head entity of the consolidated group, where the head entity defaults on its primary obligation for the income tax debts of the consolidated group. These rules are not contained in the released exposure draft legislation.

      We note that the legislation is presently only in draft form and is incomplete. Furthermore, amendments are likely to be made. Due to this, it would be premature to take any action based upon the draft legislation.

Redefinition of debt/equity
      On February 21, 2001 the Treasurer released the New Business Tax System (Thin Capitalisation and Other Measures) Bill 2001 exposure draft legislation that is intended to be effective from July 1, 2001. This proposed Bill addresses the classification of arrangements as either debt or equity. If enacted in their current form we consider that these proposed amendments should not affect the Trust.

      In respect of securitisation trusts, the Explanatory Memorandum to the above exposure draft legislation states:

        "Investors are entitled to a return of the issue price of each
  security plus interest   thereon. The investors' rights are limited to the
  pool of debt interests. However, the
    investors have the benefit of a credit enhancement arrangement that
  insures against   the risk of default in respect of the pool of debt
  interests.

        Each security issued by the entity would give rise to a debt interest.

        Regulations can be made under subsection 960-207(2) of the ITAA 1997
  to   provide further clarification of what constitutes an effectively non-
  contingent   obligation for the purpose of securitisation arrangements."

      In any event, the current proposals will only apply to companies and therefore not apply to this Trust.

Other Taxes
      No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the Class A-1 notes. Furthermore, a transfer of, or agreement to transfer, notes executed outside of Australia will not be subject to Australian stamp duty.

                 Enforcement of Foreign Judgments in Australia

      Each of Securitisation Advisory Services Pty Limited and Perpetual Trustee Company Limited is an Australian proprietary company registered with limited liability under the Corporations Law. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of either Securitisation Advisory Services Pty Limited or Perpetual Trustees Australia Limited in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against either Securitisation Advisory Services Pty Limited or Perpetual Trustees Australia Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

    . the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

    . the judgment is contrary to the public policy of the relevant Australian jurisdiction;

    . judgment was obtained by fraud or duress or was based on a clear mistake of fact;

    .  the judgment is a penal or revenue judgment; or

    . there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

      A judgment by a court may be given in some cases only in Australian dollars. Each of Securitisation Advisory Services Pty Limited and Perpetual Trustees Australia Limited expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Securitisation Advisory Services Pty Limited has appointed Commonwealth Bank of Australia, 599 Lexington Avenue, New York, New York 10022, as its agent upon whom process may be served in any such action. Perpetual Trustees Australia Limited has appointed CT Corporation, 111 Eighth Avenue, New York, NY 10011, USA, as its agent upon whom process may be served in any such action.

      All of the directors and executive officers of Securitisation Advisory Services Pty Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the Class A-1 notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Securitisation Advisory Services Pty Limited has been advised by its Australian counsel Clayton Utz, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States. Perpetual Trustees Australia Limited has been advised by its Australian counsel, Mallesons Stephen Jaques, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                       Exchange Controls and Limitations

      Under temporary Australian foreign exchange controls, which may change in the future, payments by an Australian resident to, or on behalf of the following payees may only be made with Reserve Bank of Australia approval:

    .  the Government of Iraq or its agencies or nationals;

    . the authorities of the Federal Republic of Yugoslavia (Serbia and Montenegro); or

    . the Government of Libya or any public authority or controlled entity of the Government of Libya;

    . the Taliban, also called the Islamic Emirate of Afghanistan, or any undertaking owned or controlled, directly or indirectly, by the Taliban; or

    . the National Union for the Total Independence of Angola (UNITA) or senior officials, or adult members of the immediate families of senior officials of UNITA.

                              ERISA Considerations

      Subject to the considerations discussed in this section, the Class A-1 notes are eligible for purchase by employee benefit plans.

      Section 406 of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh plans and any entity deemed to hold the "plan assets" of the foregoing (each, a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also imposes certain duties on fiduciaries of a Benefit Plan subject to ERISA including those of loyalty and prudence.

      Some transactions involving the purchase, holding or transfer of the Class A-1 notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described herein would constitute a "substantial equity feature", the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features, such as additional variable interest or conversion rights, that are incidental to the instrument's primary fixed obligation. Although there can be no assurances in this regard, it appears, at the time of their initial issuance that the Class A-1 notes should not be treated as an equity interest for purposes of the regulation. The debt characterization of the Class A-1 notes could change after their initial issuance (i.e. they could be treated as equity) if the trust incurs losses or the rating of the Class A-1 notes changes.

      However, without regard to whether the Class A-1 notes are treated as an equity interest for these purposes, the acquisition or holding of the Class A-1 notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, the manager, the Class A-1 note trustee, the seller, any holder of 50% or more of any equity interests in the trust, any of the swap providers, the underwriters or the security trustee is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

    . Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

    . Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

    . Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

    . Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

    . Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

      There can be no assurance that any of these, or any other exemption, will be available with respect to any transaction involving the Class A-1 notes. By your acquisition of a Class A-1 note, you shall be deemed to represent and warrant that either (x) you are not acquiring the Class A-1 note with the assets of a benefit plan or (y) your purchase and holding of the Class A-1 note will not result in a non-exempt prohibited transaction under ERISA or the Code or any substantially similar applicable law.

      Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements but may be subject to state or other laws that are substantially similar to ERISA or the Code.

      If you are a plan fiduciary considering the purchase of any of the Class A-1 notes, you should consult your tax and legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                        Legal Investment Considerations

      The Class A-1 notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 under United States Federal law, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the Class A-1 notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Class A-1 notes as legal investments for you.

                             Available Information

      Securitisation Advisory Services Pty Limited, as manager, has filed with the SEC a registration statement under the Securities Act with respect to the Class A-1 notes offered pursuant to this prospectus. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov."

                              Ratings of the Notes

      The issuance of the Class A-1 and Class A-2 notes will be conditioned on obtaining a rating of AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch. The issuance of the Class B notes will be conditioned on obtaining a rating of AA- by Standard & Poor's, and AA by Fitch. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the Class A-1 notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the Class A-1 notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the Class A-1 and A-2 notes, the availability of excess interest collections after payment of interest on the notes and the trust's expenses, the mortgage insurance policies, the availability of the Liquidity Facility, the creditworthiness of the swap providers and the mortgage insurer. None of the rating agencies have been involved in the preparation of this prospectus.

                              Plan of Distribution

Underwriting
      Under the terms and subject to the conditions contained in the underwriting agreement among Commonwealth Bank, Colonial State Bank, the issuer trustee, the manager and Salomon Smith Barney Inc. as the representative of the underwriters, the issuer trustee has agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase the principal amount of the Class A-1 notes set forth opposite its name below (the "Underwritten Class A-1 notes"):

                                                             Principal Amount of
                                                                  Class A-1
                         Underwriters                            Notes (US$)
                         ------------                        -------------------
   Salomon Smith Barney Inc. ...............................    $800,000,000
   Chase Securities Inc. ...................................    $100,000,000
   Credit Suisse First Boston Corporation...................    $100,000,000
   Deutsche Banc Alex. Brown Inc. ..........................    $100,000,000

      The underwriting agreement provides that the underwriters are obligated, subject to certain conditions in the underwriting agreement, to purchase all of the Class A-1 notes if any are purchased. In certain circumstances, the underwriting agreement may be terminated if there is a default by an underwriter. The issuer trustee will pay all fees and expenses payable in accordance with the underwriting agreement from funds subscribed by Commonwealth Bank for the residual unit in the trust.

      The underwriters propose to initially offer the Class A-1 notes at the public offering price on the cover page of this prospectus and to selling group members at the public offering price less a concession not in excess of the amount set forth in the following table, expressed as a percentage of the relative principal balance. The underwriters and selling group members may reallow a discount not in excess of the amount set forth in the following table to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.

                                                           Selling   Reallowance
                                                         Concessions  Discount
                                                         ----------- -----------
      Class A-1 notes...................................    0.10%       0.10%

      Commonwealth Bank estimates that the out-of-pocket expenses for this offering will be approximately US$1,415,000.

      Salomon Smith Barney Inc. has informed Commonwealth Bank and the manager that the underwriters do not expect discretionary sales by them to exceed 5% of the principal balance of the Class A-1 notes.

      Commonwealth Bank and the manager have agreed to indemnify the underwriters against civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

      The representative, on behalf of the underwriters, may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A-1 notes. The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

    . Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

    . Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

    . Syndicate covering transactions involve purchases of the Class A-1 notes in the open market after the distribution has been completed in order to cover syndicate short positions;

    . Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A-1 notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

      Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A-1 notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

      Commonwealth Bank of Australia is not registered as a broker-dealer in the United States, will not participate in the distribution of the Class A-1 notes in the United States and will only offer the Class A-1 notes purchased by it in the United Kingdom.

      Pursuant to the underwriting agreement, the manager, Commonwealth Bank and the issuer trustee have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to certain payments which the underwriters may be responsible for.

      In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with Commonwealth Bank and its affiliates.

      Salomon Smith Barney Inc. is an affiliate of Citibank N.A., one of the currency swap providers.

Offering Restrictions

United Kingdom
      Each underwriter has severally represented and agreed with the issuer trustee that:

    . it has not offered or sold and will not offer or sell any Class A-1 notes to persons in the United Kingdom prior to admission of the Class A-1 notes to listing in accordance with Part IV of the Financial Services Act, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended) or the Financial Services Act;

    . it has complied and will comply with all applicable provisions of the Financial Services Act with respect to anything done by it in relation to the Class A-1 notes in, from or otherwise involving the United Kingdom; and

    . it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A-1 notes, other than any document which consists of or of any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Financial Services Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

Australia
      Each underwriter has agreed that it will not sell Class A-1 notes to, or invite or induce offers for the Class A-1 notes from, any person identified as an associate of the issuer trustee, Commonwealth Bank, Colonial State Bank or the manager on a list provided, or from time to time specified in writing to the relevant underwriter, by the issuer trustee, Commonwealth Bank, Colonial State Bank and the manager respectively.

Other Jurisdictions
      Other than in the United States of America, and save for obtaining the approval of the prospectus by the UK Listing Authority in accordance with Part IV of the Financial Services Act no person has taken or will take any action that would permit a public offer of the Class A-1 notes in any country or jurisdiction. The Class A-1 notes may be offered non-publicly in other jurisdictions. The Class A-1 notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations.

                        Listing and General Information

Listing
      An application has been made to the Financial Services Authority in its capacity as competent authority under the Financial Services Act 1986 (the "UK Listing Authority") to admit the Class A-1 notes to the official list of the UK Listing Authority (the "Official List") and to the London Stock Exchange plc (the "London Stock Exchange") for the Class A-1 notes to be admitted to trading on the London Stock Exchange's market for listed securities. This prospectus, including Appendix I, constitutes listing particulars with regard to the issuer trustee and the Class A-1 notes, in accordance with the listing rules made under Part IV of the Financial Services Act 1986. Copies of the prospectus have been delivered to the Registrar of Companies in England and Wales for registration in accordance with Section 149 of the Financial Services Act 1986.

      The admission of the Class A-1 notes to the Official List and their admission to trading on the London Stock Exchange will be expressed as a percentage of their principal amount, exclusive of accrued interest. It is expected that admission of the Class A-1 notes to the Official List will be granted and the Class A-1 notes will be admitted to trading on the London Stock Exchange on or about April 20, 2001, subject to the issuance of the Class A-1 notes. The Class A-1 notes will be issued in the form of one or more book-entry notes.

      In May 1998, the European Commission presented to the Council of Ministers of the European Union a proposal for a Directive on the taxation of savings income which would oblige member states to adopt either a "withholding tax system" or an "information reporting system" in relation to interest, discounts and premiums. The "withholding tax system" would require a paying agent established in a member state to withhold tax from any interest, discount or premium paid to an individual resident in another member state unless such an individual presents an appropriate certificate obtained from the tax authorities of the member state in which he is resident confirming that those authorities are aware of the payment due to that individual. The "information reporting system" would require a member state to supply to other member states details of any payments of interest, discounts or premiums made by paying agents within its jurisdiction to individuals resident in another member state. For these purposes the term "paying agent" is widely defined and includes an agent who collects interest, discounts or premiums on behalf of an individual beneficially entitled thereto.

      In June 2000, new proposals for the Directive were adopted at a meeting of the Council of Ministers of Finance and Economics in Feira. At a further Council of Ministers of Finance and Economics meeting in Brussels in November 2000, these proposals were refined and then approved. The principal points arising from the proposals include the following:

    (a) exchange of information (that is, an information reporting system) should be the ultimate objective of the European Union, in order to ensure that all citizens resident in a member state pay the tax due on all their savings income;

    (b) there may however be an interim period (not to exceed seven years from implementation of the Directive) during which member states may either exchange information on savings income with other member states or operate a withholding tax (currently expected to be at the rate of 15 per cent for the first three years of the interim period and 20 per cent for the remainder of the interim period);

    (c) discussions are to be held with key non-European Union countries to promote the adoption of equivalent measures in those countries, and member states are to promote the adoption of the same measures in their dependent or associated territories;

    (d) subject to a satisfactory outcome of the discussions described in paragraph (c), the Council of Ministers of Finance and Economics will decide on the implementation.

Authorization
      The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Class A-1 notes. The issue of the Class A-1 notes has been authorized by the resolutions of the board of directors of Perpetual Trustee Company Limited passed on April 10, 2001.

Legal
      The issuer trustee is not, and has not been, involved in any legal or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such legal or arbitration proceedings pending or threatened.

Euroclear and Clearstream, Luxembourg
      The Class A-1 notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg with the following CUSIP numbers and ISIN Common
Codes:

                                                                        ISIN
                                                            CUSIP   Common Code
                                                          --------- ------------
      Class A-1.......................................... 81751TAA5 US81751TAA51

Transaction Documents Available for Inspection
      Copies of the following transaction documents may be inspected during normal business hours on any weekday, excluding Saturdays, Sundays and public holidays, at the offices of The Bank of New York, London Branch, One Canada Square, 48th Floor, London E14 5AL, U.K. during the period of fourteen days from the date of this prospectus:

    .  the constitution documents of the issuer trustee;

    . the master trust deed among the issuer trustee and the manager, dated October 8, 1997 as amended by a deed dated October 17, 1997;

    . the following, which, prior to the closing date, will be in draft form:

      . the series supplement among the issuer trustee, the manager, the sellers and the servicer, dated April 5, 2001;

      . the security trust deed among the issuer trustee, the manager, the security trustee and the Class A-1 note trustee, dated April 5, 2001;

      . the draft version of the Class A-1 note trust deed among the issuer trustee, the manager and the Class A-1 note trustee, to be dated April 10, 2001;

      . the draft version of the agency agreement among the issuer trustee, the manager, the Class A-1 note trustee, the principal paying agent, the agent bank, the Class A-1 note registrar and the paying agent to be dated April 10, 2001;

      . the standby redraw facility agreement among the issuer trustee, the manager and the standby redraw facility provider, dated April 5, 2001;

      . the liquidity facility agreement among the issuer trustee, the manager and the liquidity facility provider, dated April 5, 2001;

      . the basis swaps and fixed rate swaps among the issuer trustee, the manager, the basis swap provider and the fixed rate swap provider, together with the related schedule dated April 10, 2001 and confirmations, to be dated April 20, 2001;

      . the currency swaps between the issuer trustee, the manager, the standby swap providers and the currency swap providers, together with the related schedules, credit support annexes and confirmations, dated April 10, 2001;

      . the draft version of the mortgage insurance policy among Commonwealth Bank, the issuer trustee and PMI Mortgage Insurance Ltd;

      . the powers of attorney from Commonwealth Bank, dated November 17, 1997;

      . the powers of attorney from Colonial State Bank, dated March 28, 2001;

      . the underwriting agreement among Commonwealth Bank, the manager, the issuer trustee and the underwriters, dated April 10, 2001;

      .  the opinions of Clayton Utz dated March 30, 2001; and

      .  the opinions of Mayer, Brown & Platt dated March 30, 2001.

Consents to Opinions
      Mayer, Brown & Platt has given and not withdrawn its written consent to the inclusion in this prospectus of its opinion in the form and context in which it is included on pages 20 and 171 through 175 and has authorized the contents of that part of the Listing Particulars for the purposes of section 152(1)(e) of the Financial Services Act.

      Clayton Utz, Australian counsel to Commonwealth Bank and the manager, has given and not withdrawn its written consent to the inclusion in the prospectus of its opinion in the form and context in which it is included on pages 175 through 181 and has authorized the content of its opinion for the purposes of section 152(1)(e) of the Financial Services Act.

                                  Announcement

      By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

    . the Class A-1 notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

    . in connection with the issue, DTC will confer rights in the Class A-1 notes to the noteholders and will record the existence of those rights; and

    . as a result of the issue of the Class A-1 notes in this manner, these rights will be created.

                                 Legal Matters

      Mayer, Brown & Platt, New York, New York, will pass upon some legal matters with respect to the Class A-1 notes, including the material U.S. federal income tax matters, for Commonwealth Bank and Securitisation Advisory Services Pty Limited. Clayton Utz, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the Class A-1 notes for Commonwealth Bank and Securitisation Advisory Services Pty Limited, Brown & Wood LLP. New York, New York, will pass upon some legal matters for the underwriters.

                                    Glossary

 A$ Class A-1 Interest Amount.....  see page 102.


 A$ Exchange Rate.................  means a rate of A$1.00 = US$0.4852

 Accrued Interest Adjustment......  means the amount of interest accrued on the housing loans for, and any fees in relation
                                    to the housing loans falling due for
                                    payment during, the period commencing on
                                    and including the date on which interest is
                                    debited to the relevant housing loan
                                    accounts by the servicer for that housing
                                    loan immediately prior to the cut-off date
                                    and ending on but excluding the closing
                                    date and any accrued interest and fees due
                                    but unpaid in relation to the housing loan
                                    prior to the date that interest is debited
                                    to the relevant housing loan accounts.

 Adjusted Stated Amount...........  means, in relation to a Class A-1 note, the
                                    A$ equivalent (based on the A$ Exchange
                                    Rate) of the Stated Amount of that Class A-
                                    1 note less the A$ equivalent of any Class
                                    A-1 Principal Carryover Amount and in
                                    relation to a Class B note, the Stated
                                    Amount of that Class B Note less any Class
                                    B Principal Carryover Amount.

 Adverse Effect...................  means any event which, determined by the manager unless specifically provided
                                    otherwise, materially and adversely affects
                                    the amount or timing of any payment due to
                                    any noteholder or redraw bondholder.

 Authorized Short-Term
   Investments....................  means:

                                    .   bonds, debentures, stock or treasury
                                        bills issued by or notes or other
                                        securities issued by the Commonwealth
                                        of Australia or the government of any
                                        State or Territory of the Commonwealth
                                        of Australia;
                                    .   deposits with, or the acquisition of
                                        certificates of deposit issued by, an
                                        Australian bank;
                                    .   bills of exchange, which at the time of
                                        acquisition have a maturity date of not
                                        more than 200 days accepted, drawn on
                                        or endorsed with recourse by an
                                        Australian bank; or


                                    .   debentures or stock of any public
                                        statutory body constituted under the
                                        laws of the Commonwealth of Australia
                                        or any State or Territory of the
                                        Commonwealth where the repayment of the
                                        principal secured and the interest
                                        payable on that principal is guaranteed
                                        by the Commonwealth or the State or
                                        Territory.

 Available Income Amount..........  see page 84.

 Available Principal Amount.......  see page 90.

 Average Delinquent Percentage....
                                    in relation to a determination date means
                                    the amount (expressed as a percentage)
                                    calculated as follows:

                                    ADP = SDP
                                          ---
                                          12

                                    where:

                                    ADP = the Average Delinquent Percentage;
                                    and

                                    SDP = the sum of the Delinquent Percentages for the 12 collection periods immediately preceding or ending (as the case may be) on the determination date, there has not yet been 12 collection periods the Average
                                    Delinquent Percentage in relation to that determination date means the amount
                                    (expressed as a percentage) calculated as follows:

                                    ADP = SDP
                                          ---
                                           N

                                    where:

                                    ADP = the Average Delinquent Percentage;

                                    SDP = the sum of the Delinquent Percentages for all of the collection periods preceding or ending, as the case may be, on the determination date; and

                                    N = the number of collection periods
                                    preceding the determination date.


 Bank Bill Rate...................  in relation to an accrual period means the rate appearing at approximately 10.00 am
                                    Sydney time on the first day of that
                                    accrual period on the Reuters Screen page
                                    "BBSW" as being the average of the mean
                                    buying and selling rates appearing on that
                                    page for a bill of exchange having a tenor
                                    of one month (in relation to a monthly
                                    distribution date) or of three months (in
                                    relation to a quarterly distribution date).


                                    If:

                                    .  on the first day of an accrual period
                                       fewer than 4 banks are quoted on the
                                       Reuters Screen page "BBSW"; or

                                    .  for any other reason the rate for that
                                       day cannot be determined in accordance
                                       with the foregoing procedures,

                                    then the "Bank Bill Rate" means such rate as is specified by the Manager having regard to comparable indices then available. Notwithstanding the foregoing, the Bank Bill Rate for the initial Accrual
                                    Period will be determined by straight line interpolation between the Bank Bill Rate determined as above for a bill of exchange having, in the case of a quarterly Accrual
                                    Period, a tenor of 3 and 4 months and, in the case of a monthly Accrual Period, the Bank Bill Rate determined as above for a bill of exchange having a tenor of 1 and 2 months.

 Business Day.....................  means any day on which banks are open for business in Sydney, New York City and
                                    London other than a Saturday, a Sunday or a
                                    public holiday in Sydney, New York City or
                                    London.

 Class A-1 Principal Carryover      Any Available Principal Amounts allocated
   Amount.........................  to Class A-1 notes on a monthly distribution date which is not also a
                                    quarterly distribution date and deposited
                                    in the collections account.

 Class B Available Support........  in relation to a determination date means an amount (expressed as a percentage)
                                    calculated as follows:

                                    CBAS =    SAB
                                           ----------
                                           ASA + SRFL

                                    where:

                                    CBAS = the Class B Available Support;

                                    SAB = the aggregate Adjusted Stated Amount
                                             for the Class B notes on that
                                             determination date;

                                    ASA = the aggregate of the Adjusted Stated
                                             Amounts of the Class A-1 notes
                                             converted to Australian dollars at
                                             the A$ Exchange Rate, the Stated
                                             Amounts for the Class A-2 notes
                                             and the Adjusted Stated Amount of
                                             the Class B notes on that
                                             determination date; and

                                    SRFL = the redraw limit under the standby
                                             redraw facility on that
                                             determination date.

 Class B Principal Carryover        Any Available Principal Amounts allocated
   Amount.........................  to Class B notes on a monthly distribution date which is not also a quarterly
                                    distribution date and deposited in the
                                    collections account.

 Class B Required Support.........  in relation to a determination date means the amount (expressed as a percentage)
                                    calculated as follows:

                                    CBRS =  IIA
                                            ----
                                            AIIA

                                    where:

                                    CBRS = the Class B Required Support;

                                    IIA =   the aggregate Invested Amount of
                                            the Class B notes upon the issue of
                                            the Class B notes; and

                                    AIIA =  the aggregate of the initial
                                            Invested Amounts of the Class A-1
                                            notes upon the issue of the Class
                                            A-1 notes converted to Australian
                                            dollars at the A$ Exchange Rate and
                                            the initial Invested Amounts of all
                                            other notes and redraw bonds, on
                                            that determination date.

Consumer Credit Code.........    means, as applicable, the Consumer Credit
                                 Code set out in the Appendix to the Consumer
                                 Credit (Queensland) Act 1995 as in force or applied as a law of any jurisdiction in Australia, the provisions of the Code set out in the Appendix to the Consumer Credit
                                 (Western Australia) Act 1996 or the
                                 provisions of the Code set out in the
                                 Appendix to the Consumer Credit (Tasmania)
                                 Act 1996 provided that in relation to
                                 Colonial State Bank all references to the Consumer Credit Code shall include any predecessor legislation applicable at the time of acquisition by Colonial State Bank of the relevant Housing Loan.

Delinquent Percentage........    in relation to a collection period means the
                                 amount (expressed as a percentage) calculated as follows:

                                               DMLP
                                          DP = ----
                                               AMLP

                                 where:

                                 DP= the Delinquent Percentage;

                                 DMLP = the aggregate, on the last day of the
                                         collection period, of the principal
                                         outstanding with respect to those
                                         housing loans in relation to which a
                                         payment due from the borrower has
                                         been in arrears (on that day) by more
                                         than 60 days; and

                                 AMLP = the aggregate principal outstanding in
                                         relation to the housing loans on the
                                         last day of the collection period.

Eligible Depository..........    means a financial institution which has
                                 assigned to it short term credit ratings equal to or higher than A-1 by Standard &
                                 Poor's, P-1 by Moody's and F1+ by Fitch and includes the servicer to the extent that:

                                 .  it is rated in this manner; or

                                 .  the rating agencies confirm that the
                                    rating of the servicer at a lower level
                                    will not result in a reduction,
                                    qualification or withdrawal of the ratings given by the rating agencies to the notes or redraw bonds.

Eligible Trust Corporation...
                                 means any person eligible for appointment as an institutional trustee under an indenture to be qualified pursuant to the Trust Indenture Act of 1939 of the United States of America as prescribed in section 310(a) of the Trust Indenture Act.

Extraordinary Resolution.....    in relation to Voting Secured Creditors or a
                                 class of Voting Secured Creditors means a resolution passed at a duly convened meeting of the Voting Secured Creditors or a class of Voting Secured Creditors under the security trust deed by a majority consisting of not less than 75% of the votes of such Voting
                                 Secured Creditors or their representatives present and voting or, if a poll is demanded, by such Voting Secured Creditors holding or representing between them Voting Entitlements comprising in aggregate not less than 75% of the aggregate number of votes comprised in the Voting Entitlements held or represented by all the persons present and voting at the meeting or a written resolution signed by all the Voting Secured Creditors or the class of Voting Secured Creditors, as the case may be.

Fair Market Value............    in relation to a housing loan means the fair
                                 market value for that housing loan determined by the relevant seller's external auditors and which value reflects the performing or non-performing status, as determined by the servicer, of that housing loan and any benefit which the intended purchaser will have in respect of such housing loan under any relevant Support Facility.

Finance Charge Collections...    see page 84.

HLIC.........................
                                 means Housing Loans Insurance Corporation Pty Ltd.

GEMICO.......................    means GE Capital Mortgage Insurance
                                 Corporation (Australia) Pty Ltd.

Income Carryover Amount......
                                 see page 87.

Insolvency Event.............    means, in relation to:

                                 .  the issuer trustee in its capacity as
                                    trustee of the trust:

                                     .  an application is made and not
                                        dismissed or stayed on appeal within
                                        30 days or an order is made that the
                                        issuer trustee be wound up or
                                        dissolved;

                                     .  an application for an order is made
                                        and not dismissed or stayed on appeal
                                        within 30 days appointing a
                                        liquidator, a provisional liquidator,
                                        a receiver or a receiver and manager
                                        in respect of the issuer trustee or
                                        one of them is appointed;

                                     .  except on terms approved by the
                                        security trustee, the issuer trustee
                                        enters into, or resolves to enter
                                        into, a scheme of arrangement, deed of
                                        company arrangement or composition
                                        with, or assignment for the
                                       benefit of, all or any class of its
                                       creditors, or it proposes a
                                       reorganisation, moratorium or other
                                       administration involving any of them;

                                    .  the issuer trustee resolves to wind
                                       itself up, or otherwise dissolve
                                       itself, or gives notice of intention to
                                       do so, except to reconstruct or
                                       amalgamate while solvent on terms
                                       approved by the security trustee or is
                                       otherwise wound up or dissolved;

                                    .  the issuer trustee is or states that it
                                       is unable to pay its debts when they
                                       fall due;

                                    .  as a result of the operation of section
                                       459F(1) of the Australian Corporations
                                       Law, the issuer trustee is taken to
                                       have failed to comply with a statutory
                                       demand; or

                                    .  anything analogous or having a
                                       substantially similar effect to any of
                                       the events specified above happens
                                       under the law of any applicable
                                       jurisdiction;

                                .  any other body corporate and the issuer
                                   trustee in its personal capacity, each of the following events:

                                    .  the issuer trustee is or makes a
                                       statement from which it may be
                                       reasonably deduced by the security
                                       trustee that the issuer trustee is, the
                                       subject of an event described in
                                       section 459C(2)(b) or section 585 of
                                       the Australian Corporations Law;

                                    .  the issuer trustee takes any step to
                                       obtain protection or is granted
                                       protection from its creditors, under
                                       any applicable legislation or an
                                       administrator is appointed to the
                                       issuer trustee or the board of
                                       directors of the issuer trustee propose
                                       to appoint an administrator to the
                                       issuer trustee or the issuer trustee
                                       becomes aware that a person who is
                                       entitled to enforce a charge on the
                                       whole or substantially the whole of the
                                       issuer trustee's property proposes to
                                       appoint an administrator to the issuer
                                       trustee;

                                     .  an order is made that the body
                                        corporate be wound up;

                                     .  a liquidator, provisional liquidator,
                                        controller or administrator is
                                        appointed in respect of the body
                                        corporate or a substantial portion of
                                        its assets whether or not under an
                                        order;

                                     .  except to reconstruct or amalgamate on
                                        terms reasonably approved by the
                                        issuer trustee (or in the case of a
                                        reconstruction or amalgamation of the
                                        issuer trustee, on terms reasonably
                                        approved by the manager), the body
                                        corporate enters into, or resolves to
                                        enter into, a scheme of arrangement,
                                        deed of company arrangement or
                                        composition with, or assignment for
                                        the benefit of, all or any class of
                                        its creditors;

                                     .  the body corporate resolves to wind
                                        itself up, or otherwise dissolve
                                        itself, or gives notice of its
                                        intention to do so, except to
                                        reconstruct or amalgamate on terms
                                        reasonably approved by the issuer
                                        trustee (or in the case of a
                                        reconstruction or amalgamation of the
                                        issuer trustee, except on terms
                                        reasonably approved by the manager) or
                                        is otherwise wound up or dissolved;

                                     .  the body corporate is or states that
                                        it is insolvent;

                                     .  as a result of the operation of
                                        section 459F(1) of the Australian
                                        Corporations Law, the body corporate
                                        is taken to have failed to comply with
                                        a statutory demand;

                                     .  the body corporate takes any step to
                                        obtain protection or is granted
                                        protection from its creditors, under
                                        any applicable legislation;

                                     .  any writ of execution, attachment,
                                        distress or similar process is made,
                                        levied or issued against or in
                                        relation to a substantial portion of
                                        the body corporate's assets and is not
                                        satisfied or withdrawn or contested in
                                        good faith by the body corporate
                                        within 21 days; or

                                     .  anything analogous or having a
                                        substantially similar effect to any of
                                        the events specified above happens
                                        under the law of any applicable
                                        jurisdiction.

Invested Amount.............    means in relation to a note or a redraw bond,
                                the principal amount of that note or redraw bond upon issue less the aggregate of all principal payments made on that note or redraw bond.

Issuer Trustee Default......    means:

                                .  the issuer trustee fails within 20 Sydney
                                   Business Days, or such longer period as the manager may agree to, after notice from the manager to carry out or satisfy any material duty or obligation imposed on the issuer trustee by the master trust deed or any other transaction document in respect of a Medallion Programme trust;

                                . an Insolvency Event occurs with respect to the issuer trustee in its personal capacity;

                                .  the issuer trustee ceases to carry on
                                   business;

                                . the issuer trustee merges or consolidates into another entity, unless approved by the manager, which approval will not be withheld if, in the manager's reasonable opinion, the commercial reputation and standing of the surviving entity will not be less than that of the issuer trustee prior to such merger or consolidation, and unless the surviving entity assumes the obligations of the issuer trustee under the transaction documents in respect of a Medallion Programme trust; or

                                . there is a change in the ownership of 50 per cent or more of the issued equity share capital of the issuer trustee from the position as at the date of the master trust deed, or effective control of the issuer trustee alters from the position as at the date of the master trust deed, unless in either case approved by the manager, which approval
                                    will not be withheld if, in the manager's reasonable opinion, the change in ownership or control of the issuer trustee will not result in a lessening of the commercial reputation and standing of the issuer trustee.

LIBOR........................    means:

                                 .  the rate for three-month deposits in US
                                    dollars which appears on Telerate Page
                                    3750 as of 11.00 am, London time on the
                                    second London and New York Business Day
                                    before the beginning of the accrual
                                    period;

                                 .  if that rate does not appear, the USD-
                                    LIBOR-BBA for that accrual period will be determined as if the issuer trustee and the agent bank had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivates Association, Inc.

                                 The USD-LIBOR-BBA for the first accrual
                                 period will be determined by linear
                                 interpolation calculated with reference to the duration of the first accrual period.

Manager Default..............    means:

                                 . an Insolvency Event occurs in relation to the manager;

                                 . the manager does not instruct the issuer trustee to pay the required amounts to the noteholders within the time periods specified in the series supplement and that failure is not remedied within 10 Business Days, or such longer period as the issuer trustee may agree, of notice of failure being delivered to the manager by the issuer trustee;

                                 . the manager does not prepare and transmit to the issuer trustee the monthly or quarterly certificates or any other reports required to be prepared by the manager and such failure is not remedied within 10 Business Days, or such longer period as the issuer trustee may agree, of notice being delivered to the manager by the issuer trustee. Such a failure by the manager does not constitute a Manager Default if it is as a result of a Servicer Default referred to in the second paragraph of the definition of that term provided that, if the servicer subsequently provides the information to the manager, the manager prepares and submits to the issuer trustee the outstanding monthly or quarterly certificates or other reports within 10 Business Days, or such longer period as the issuer trustee may agree to, of receipt of the required information from the servicer;

                                 .  any representation, warranty,
                                    certification or statement made by the
                                    manager in a transaction document or in
                                    any document provided by the manager under or in connection with a transaction document proves to be incorrect when made or is incorrect when repeated, in a manner which as reasonably determined by the issuer trustee has an Adverse Effect and is not remedied to the issuer trustee's reasonable satisfaction within 60 Business Days of notice to the manager by the issuer trustee; or

                                 .  the manager has breached its other
                                    obligations under a transaction document or any other deed, agreement or arrangement entered into by the manager under the master trust deed and relating to the trust or the notes or redraw bonds, other than an obligation which depends upon information provided by, or action taken by, the servicer and the servicer has not provided the information or taken the action, and that breach has had or, if continued, will have an Adverse Effect as reasonably determined by the issuer trustee, and either:

                                     .  such breach is not remedied so that it
                                        no longer has or will have to such an
                                        Adverse Effect, within 20 Business
                                        Days of notice delivered to the
                                        manager by the issuer trustee; or

                                     .  the manager has not within 20 Business
                                        Days of receipt of such notice paid
                                        compensation to the issuer trustee for
                                        its loss from such breach in an amount
                                        satisfactory to the issuer trustee
                                        acting reasonably.

                                 The issuer trustee must, in such notice, specify the reasons why it believes an Adverse Effect has occurred, or will occur, as the case may be.

Mortgage Insurance Income
Proceeds.....................
                                 see page 84.

Mortgage Insurance Principal
Proceeds.....................
                                 see page 90.

Net Principal Collections....    see page 92.

Net Unscheduled Principal....    see page 92.

Other Income.................    see page 85.

Other Principal Amounts......    see page 91.

Payment Modification.........    see page 117.

Perfection of Title Event....    means:

                                 .  the seller makes any representation or
                                    warranty under a transaction document that proves to be incorrect when made, other than a representation or warranty in respect of which damages have been paid or for which payment is not yet due, for breach, or breaches any covenant or undertaking given by it in a transaction document, and that has or, if continued will have, an Adverse Effect and:

                                     .  the same is not satisfactorily
                                        remedied so that it no longer has or
                                        will have, an Adverse Effect, within
                                        20 Business Days of notice being
                                        delivered to the seller by the manager
                                        or the issuer trustee; or

                                     .  if the preceding paragraph is not
                                        satisfied, the seller has not within
                                        20 Business Days of such notice paid
                                        compensation to the issuer trustee for
                                        its loss from that breach in an
                                        amount satisfactory to the issuer
                                        trustee acting reasonably. Such
                                        compensation cannot exceed the
                                        aggregate of the principal amount
                                        outstanding in respect of the
                                        corresponding housing loan and any
                                        accrued or unpaid interest in respect
                                        of the housing loan, calculated in
                                        both cases at the time of payment of
                                        the compensation.

                                 The issuer trustee must, in such notice, specify the reasons why it believes an Adverse Effect has occurred, or will occur;

                                 .  if the seller is the servicer, a Servicer
                                    Default occurs;

                                 . an Insolvency Event occurs in relation to the seller;

                                 . if the seller is the swap provider under a fixed rate swap or an interest rate basis cap, the seller fails to make any payment due under a swap or cap and that failure:

                                 .  has or will have an Adverse Effect as
                                    reasonably determined by the issuer
                                    trustee; and

                                 .  is not remedied by the seller within 20
                                    Business Days, or such longer period as
                                    the issuer trustee agrees, of notice to
                                    the seller by the manager or the issuer
                                    trustee;

                                 . a downgrading in the long term debt rating of the seller below BBB by Standard & Poor's, Baa2 by Moody's or BBB by Fitch or such other rating in respect of the seller as is agreed between the manager, the seller and the rating agency which had assigned the relevant rating.

Performing Housing Loans
Amount.......................    means the aggregate of the following:

                                 . the amount outstanding under housing loans under which no payment due from the borrower has been in arrears by more than 90 days; and

                                 . the amount outstanding under housing loans under which a payment due from the borrower has been in arrears by more than 90 days and which are insured under a mortgage insurance policy.

PMI..........................    means PMI Mortgage Insurance Ltd.

Potential Termination
Event........................     means:

                                 .  as a result of the introduction,
                                    imposition or variation of any law it is or becomes unlawful for the issuer trustee, and would also be unlawful for any new issuer trustee, to carry out any of its obligations under the series supplement, the master trust deed (in so far as it relates to the trust), the Class A-1 note trust deed, the Class A-1 notes or the security trust deed; or

                                 . all or any part of the series supplement, the master trust deed (in so far as it relates to the trust) the Class A-1 note trust deed, the Class A-1 notes or the security trust deed is or has become void, illegal, unenforceable or of limited force and effect.

Principal Charge-Off
Reimbursement................    see page 91.

Principal Collections........    see page 90.

Prior Interest...............    means the issuer trustee's lien over, and
                                 right of indemnification from, the assets of the trust calculated in accordance with the master trust deed for fees and expenses payable to the issuer trustee, other than the Secured Moneys and the arranging fees payable to the manager, which are unpaid, or paid by the issuer trustee but not reimbursed to the issuer trustee from the assets of the trust.

Redraw Bond Amount...........    see page 91.

Secured Creditors............    see page 130.

Secured Moneys...............    means the aggregate of all moneys owing to
                                 the security trustee or to a Secured Creditor under any of the transaction documents whether such amounts are liquidated or not or are contingent or presently accrued due, and including rights sounding in damages only, provided that the amount owing by the issuer trustee in relation to the principal component of a note or redraw bond is to be calculated by reference to the Invested
                                 Amount of that note or redraw bond, the
                                 amount owing by the issuer trustee in
                                 relation to the principal component of the standby redraw facility will include any unreimbursed principal charge-offs in respect of the standby redraw facility and the Secured Moneys do not include any fees or value added tax payable to the Class A-1 note trustee or an agent for which the issuer trustee is personally liable.

Servicer.....................    means Commonwealth Bank of Australia or if
                                 Commonwealth Bank of Australia is removed or retires as Servicer, any then Substitute
                                 Servicer, and includes:

                                 (a)  the Trustee when acting as Servicer in
                                      accordance with clause 18.7 of the
                                      Series Supplement; and

                                 (b) a related body corporate of Commonwealth Bank of Australia when acting as a delegate of the Servicer pursuant to clause 16.30 of the Series Supplement, or (if the context requires) to the extent to which a related body corporate of Commonwealth Bank of Australia serviced mortgage loans prior to their assignment to the Trustee.

Servicer Default.............    see page 149.

Standby Redraw Facility
Advance......................    see page 91.

Stated Amount................    for a note or a redraw bond means:

                                 .  the principal amount of that note or
                                    redraw bond upon issue; less

                                 .  the aggregate of principal payments
                                    previously made on that note or redraw
                                    bond; less

                                 .  the aggregate of all then unreimbursed
                                    principal charge-offs on that note or
                                    redraw bond.

Stepdown Conditions..........    are satisfied on a determination date if:

                                 .  the following applies:

                                     .  the Class B Available Support on the
                                        determination date is equal to or
                                        greater than two times the Class B
                                        Required Support on the determination
                                        date;

                                     .  the aggregate Adjusted Stated Amount
                                        for the Class B notes on the
                                        determination date is equal to or
                                        greater than 0.25% of the aggregate
                                        Invested Amount of all the notes upon
                                        the issue of the Class B notes;

                                     .  either:

                                          .  the Average Delinquent Percentage
                                             on the determination date does
                                             not exceed 2% and the aggregate
                                             of all unreimbursed principal
                                             charge-offs on the determination
                                             date does not exceed 30% of the
                                             aggregate of the Invested Amounts
                                             of the Class B notes upon the
                                             issue of the Class B notes; or

                                          .  the Average Delinquent Percentage
                                             on the determination date does
                                             not exceed 4% and the aggregate
                                             of all unreimbursed principal
                                             charge-offs on the determination
                                             date does not exceed 10% of the
                                             aggregate of the Invested Amounts
                                             of the Class B notes upon the
                                             issue of the Class B notes; and

                                     .  the total principal outstanding on the
                                        housing loans is not, and is not
                                        expected to be on or prior to the next
                                        monthly distribution date, less than
                                        10% of the total principal outstanding
                                        on the housing loans on April 5, 2001;
                                        or

                                 .  the following applies:

                                     .  the determination date falls on or
                                        after the fifth anniversary of the
                                        closing date;

                                     .  the Average Delinquent Percentage on
                                        the determination date does not exceed
                                        2%;

                                     .  the Stated Amount of the aggregate of
                                        all outstanding notes (or the Adjusted
                                        Stated Amount, as the case may be) is
                                        greater than 10% of the original
                                        issued amount;

                                     .  the aggregate Adjusted Stated Amount
                                        for the Class B notes on the
                                        determination date is equal to or
                                        greater than 0.25% of the aggregate
                                        Invested Amount of all the notes upon
                                        the issue of the Class B notes; and

                                     .  the aggregate of all unreimbursed
                                        principal charge-offs on the
                                        determination date does not exceed, if
                                        the determination date falls on or
                                        after the:

                                          .  fifth but prior to the sixth
                                             anniversary of the closing date,
                                             30% of the aggregate of the
                                             initial Invested Amounts of the
                                             Class B notes;

                                          .  sixth but prior to the seventh
                                             anniversary of the closing date,
                                             35% of the aggregate of the
                                             initial Invested Amounts of the
                                             Class B notes;

                                          .  seventh but prior to the eighth
                                             anniversary of the closing date,
                                             40% of the aggregate of the
                                             initial Invested Amounts of the
                                             Class B notes;

                                          .  eighth but prior to the ninth
                                             anniversary of the closing date,
                                             45% of the aggregate of the
                                             initial Invested Amounts of the
                                             Class B notes; or

                                          .  ninth anniversary of the closing
                                             date, 50% of the aggregate of the
                                             initial Invested Amounts of the
                                             Class B notes.

Stepdown Percentage..........    on a determination date is determined as
                                 follows:

                                 If the Stepdown Conditions are not satisfied on that determination date, the Stepdown Percentage is 100%.

                                 If the Stepdown Conditions are satisfied on that determination date, the Stepdown Percentage is 100% unless the following apply:

                                 . if the determination date falls prior to the third anniversary of the closing date the Stepdown Percentage is 50%;

                                 .  if:

                                     .  the determination date falls on or
                                        after the third anniversary of the
                                        closing date but prior to the tenth
                                        anniversary of the closing date; and

                                     .  the Class B Available Support on the
                                        determination date is equal to or
                                        greater than two times the Class B
                                        Required Support on the determination
                                        date;

                                     the Stepdown Percentage is 0%;

                                 .  if:

                                     .  the preceding 3 bullet points do not
                                        apply;

                                     .  the determination date falls on or
                                        after the fifth anniversary of the
                                        closing date but prior to the tenth
                                        anniversary of the closing date; and

                                     .  the Class B Available Support on the
                                        determination date is equal to or
                                        greater than the Class B Required
                                        Support on the determination date;

                                     then if the determination date falls on
                                        or after the:

                                     .  fifth but prior to the sixth
                                        anniversary of the closing date, the
                                        Stepdown Percentage is 70%;

                                     .  sixth but prior to the seventh
                                        anniversary of the closing date, the
                                        Stepdown Percentage is 60%;

                                     .  seventh but prior to the eighth
                                        anniversary of the closing date, the
                                        Stepdown Percentage is 40%;

                                     .  eighth but prior to the ninth
                                        anniversary of the closing date, the
                                        Stepdown Percentage is 20%;

                                     .  ninth but prior to the tenth
                                        anniversary of the closing date, the
                                        Stepdown Percentage is 0%; or

                                 .  if the determination date falls on or
                                    after the tenth anniversary of the closing date, the Stepdown Percentage is 0%.

Support Facility.............    means the currency swap, the basis swaps, the
                                 fixed rate swaps, the liquidity facility, the standby redraw facility and the mortgage insurance policies.

US$ Exchange Rate............    means a rate of US$1.00 = A$2.061.

Voting Entitlements..........    on a particular date means the number of
                                 votes which a Voting Secured Creditor would be entitled to exercise if a meeting of Voting Secured Creditors were held on that date, being the number calculated by dividing the Secured Moneys owing to that Voting
                                 Secured Creditor by 10 and rounding the
                                 resultant figure down to the nearest whole number. If the Class A-1 note trustee is a Voting Secured Creditor it will have a Voting
                                 Entitlement equal to the aggregate Voting
                                 Entitlement for all Class A-1 noteholders.

                                 Secured Moneys in respect of the Class A-1 notes will be converted to Australian dollars from US dollars at either the A$ Exchange Rate or the spot rate used for the calculation of amounts payable on the early termination of the currency swap, whichever produces the lowest amount in Australian dollars.

Voting Secured Creditors.....    means:

                                 . for so long as the Secured Moneys of the noteholders, converted, in the case of the Class A-1 notes, to Australian dollars in the manner described in the definition of "Voting Entitlements" and the redraw bondholders are 75% or more of the then total Secured Moneys:

                                     .  if any Class A-1 note then remains
                                        outstanding, the Class A-1 note
                                        trustee, or, if the Class A-1 note
                                        trustee has become bound to notify, or
                                        seek directions from, the Class A-1
                                        noteholders or take steps and/or to
                                        proceed under the Class A-1 note trust
                                        deed and fails to do so when required
                                        by the Class A-1 note trustee and such
                                        failure is continuing, the Class A-1
                                        noteholders; if any Class A-2 notes
                                        remain outstanding, the Class A-2
                                        noteholders; and if any redraw bonds
                                        remain outstanding, the redraw
                                        bondholders; or

                                     .  if none of the above securities then
                                        remain outstanding, the Class B
                                        noteholders; and otherwise

                                 . if any Class A-1 note remains outstanding, the Class A-1 note trustee, or, if the Class A-1 note trustee has become bound to take steps and/or to proceed under the Class A-1 note trust deed and fails to do so when required by the Class A-1 note trustee and such failure is continuing, the Class A-1 noteholders; and

                                 .  each other then Secured Creditor other
                                    than the Class A-1 note trustee and the
                                    Class A-1 noteholders.

                                   APPENDIX I

                  Terms and Conditions of the Class A-1 Notes

        This Appendix I constitutes an integral part of this prospectus

      The following, subject to amendments, are the terms and conditions of the Class A-1 Notes, substantially as they will appear on the reverse of any Class A-1 Notes. Class A-1 Notes will initially be issued in book entry form. Class A-1 Notes in definitive form will only be issued in limited circumstances. While the Class A-1 Notes remain in book entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class A-1 Notes in definitive form. A summary of the provisions applicable to the Class A-1 Notes while in book entry form, including the circumstances in which Class A-1 Notes in definitive form will be issued, is set out in "Description of the Class A-1 Notes--Form of the Class A-1 Notes" of this prospectus.

      Sections in italics are included by way of explanation only and do not constitute part of the terms and conditions of the Class A-1 Notes.

1. General

      The issue of the US$1,100,000,000 Class A-1 Mortgage Backed Floating Rate Notes due August 2032 (the "Class A-1 Notes"), the A$585,000,000 Class A-2 Mortgage Backed Floating Rate Notes due August 2032 (including any Class A-2 Tranche, the "Class A-2 Notes") and together with the Class A-1 Notes, the "Class A Notes", and the A$39,000,000 Class B Mortgage Backed Floating Rate Notes due August 2032 (the "Class B Notes") (together the "Notes") by Perpetual Trustee Company Limited ABN 42 000 001 007, ("Perpetual") in its capacity as trustee of the Series 2001-1G Medallion Trust (the "Series Trust") (Perpetual in such capacity, the "Issuer") was authorised by a resolution of the board of directors of Perpetual passed on April 10, 2001.

      The Class A-1 Notes: (a) are constituted by a Class A-1 Note Trust Deed (the "Class A-1 Note Trust Deed") dated on or about April 10, 2001 made between the Issuer, Securitisation Advisory Services Pty Limited, ABN 88 064 133 946, (the "Manager") and The Bank of New York, New York Branch (the "Class A-1 Note Trustee") as trustee for the several persons who are for the time being registered holders of the Class A-1 Notes (each a "Class A-1 Noteholder" and together the "Class A-1 Noteholders"); and (b) are issued subject to, and with the direct or indirect benefit of, amongst other things (i) a Master Trust Deed (the "Master Trust Deed") dated 8 October 1997 made between the Manager and Perpetual, as amended from time to time; (ii) a Series Supplement (the "Series Supplement") dated on or about April 5, 2001 made between Commonwealth Bank of Australia, ABN 48 123 123 124 (generally the "Bank" and in its respective capacities under the Series Supplement "a Seller" and the initial "Servicer"), Colonial State Bank ("a Seller"), the Manager and the Issuer; (iii) a Security Trust Deed (the "Security Trust Deed") dated on or about April 5, 2001 made between the Issuer, the Manager, the Class A-1 Note Trustee and P.T. Limited, ABN 67 004 454 666 (the "Security Trustee"); (iv) the

Class A-1 Note Trust Deed; (v) these terms and conditions (the "Conditions"); and (vi) the Agency Agreement (as defined below).

      Certain provisions of these Conditions (including the definitions herein) are summaries of the Transaction Documents (as defined in Condition 3) and are subject to the detailed provisions of the Transaction Documents, a copy of which may be inspected as indicated in Condition 3.

      Payments of interest and principal, and the calculation of certain amounts and rates, under these Conditions in respect of the Class A-1 Notes will be made pursuant to an Agency Agreement (the "Agency Agreement") dated on or about April 10, 2001 made between the Issuer, the Class A-1 Note Trustee, the Manager, The Bank of New York, New York Branch, as the initial principal paying agent (the "Principal Paying Agent") (together with any other paying agent appointed from time to time under the Agency Agreement, the "Paying Agents"), as the initial agent bank (the "Agent Bank") and as the initial Class A-1 note registrar (the "Class A-1 Note Registrar") and The Bank of New York, London Branch as an initial paying agent.

      The Issuer has entered into ISDA Master Agreements (each a "Currency Swap Agreement") with Citibank N.A., and Commonwealth Bank of Australia (each a "Currency Swap Provider" and together, the "Currency Swap Providers") and the Manager, each together with a schedule and a credit support annex and a confirmation relating thereto in respect of the Class A-1 Notes (each such confirmation documenting a "Class A-1 Currency Swap").

      The Class A-1 Notes will on issue be listed on the Official List of the United Kingdom Listing Authority (the "UKLA") and admitted to trading on the London Stock Exchange plc.

      "US$" means the lawful currency for the time being of the United States of America and "A$" means the lawful currency for the time being of the Commonwealth of Australia.

2. Definitions and Interpretation

  2.1 Incorporated Definitions and other Provisions

      Where in these Conditions there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression, to that other Transaction Document or to that provision (as the case may be) will be of no effect for the purposes of these Conditions unless and until the amendment: (a) if it does not effect a Payment Modification (as defined in Condition 10.3) is either: (i) if the Class A-1 Note Trustee is of the opinion that the amendment will not be materially prejudicial to the interests of the Class A-1 Noteholders, consented to by the Class A-1 Note Trustee; or (ii) otherwise, approved by a Special Majority (as defined in Condition 10.3) of the Class A-1 Noteholders under the Class A-1 Note Trust Deed; or (b) if the amendment does effect a Payment Modification (as defined in Condition 10.3), is consented to by each Class A-1 noteholder.

  2.2 Interpretation

      In these Conditions, unless the context otherwise requires: (a) a reference to a party includes that party's executors, administrators, successors, substitutes and assigns, including any person replacing that party by way of novation; (b) a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder; (c) subject to Condition 2.1, a reference to any document or agreement is a reference to such document or agreement as amended, varied, supplemented or replaced from time to time; (d) words importing the singular include the plural (and vice versa); (e) words denoting a given gender include all other genders; and (f) headings are for convenience only and do not affect the interpretation of these Conditions.

  2.3 Calculations

      Except as expressly provided otherwise in these Conditions, all calculations in a given currency under these Conditions will be rounded down to the nearest cent in that currency and all other calculations and percentages determined hereunder will be rounded down to the nearest 4 decimal places.

3. Class A-1 Noteholders Bound

      The Class A-1 Noteholders are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents. A copy of each Transaction Document is available for inspection during normal business hours on New York Business Days at the registered office for the time being of the Class A-1 Note Trustee (which is, at the date of these Conditions, 101 Barclay Street, 21W, New York, New York, 10286).

      "Transaction Documents" means the Master Trust Deed in so far as it relates to the Series Trust, the Series Supplement, the Currency Swap Agreements, the Interest Rate Swap Agreement, the Liquidity Facility Agreement, the Standby Redraw Facility Agreement, the PMI Mortgage Insurance Policy, the Security Trust Deed, the Dealer Agreement, the Underwriting Agreement, the Class A-1 Note Trust Deed, these Conditions, the Agency Agreement and any other document which is agreed by the Manager and the Issuer to be a Transaction Document in relation to the Series Trust.

      "Dealer Agreement", "PMI Mortgage Insurance Policy", "Interest Rate Swap Agreement", "Liquidity Facility Agreement", "Standby Redraw Facility Agreement" and "Underwriting Agreement" have the same respective meanings as in the Series Supplement. Further details of these documents are contained in "The Mortgage Insurance Policies", "Description of the Class A-1 Notes--The Interest Rate Swaps", "Description of the Transaction Documents--The Liquidity Facility,--The Standby Redraw Facility", "Plan of Distribution" and "Listing and General Information--Transaction Documents Available for Inspection" of this prospectus.

4. Form, Denomination and Title of and to, and the Issue of Definitive, Class A-1 Notes

  4.1 Form and Denomination

      The Class A-1 Notes will be issued in registered form, without interest coupons, in minimum denominations of US$100,000 and integral multiples of US$10,000 in excess thereof. The initial principal amount of each Class A-1 note (the "Initial Invested Amount" in relation to that Class A-1 note) will be stated on its face.

  4.2 Title

      Title to the Class A-1 Notes will only be shown on, and will only pass by registration in, the register (the "Class A-1 Note Register") maintained by the Class A-1 Note Registrar in accordance with the Agency Agreement. Class A-1 Notes may be transferred, or may be exchanged for other Class A-1 Notes in any authorised denominations and a like Invested Amount (as defined in Condition 6.4), upon the surrender of the Class A-1 Notes to be transferred or exchanged duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed (with such execution guaranteed by an eligible guarantor institution) and the provision of such other documents as the Class A-1 Note Registrar may reasonably require, to a specified office of the Class A-1 Note Registrar (as set out at the end of these Conditions or otherwise notified to Class A-1 Noteholders) subject to and in accordance with the Agency Agreement. No service charge may be made for any transfer or exchange, but the Class A-1 Note Registrar may require payment by the Class A-1 noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Notes. The Class A-1 Note Registrar need not register transfers or exchanges of Class A-1 Notes for a period of 30 days preceding the due date for any payment with respect to the Class A-1 Notes or for a period, not exceeding 30 days, specified by the Class A-1 Note Trustee prior to any meeting, which includes Class A-1 Noteholders, under the Master Trust Deed or the Security Trust Deed. The Issuer, the Class A-1 Note Trustee, the Manager, the Agent Bank and each Paying Agent may accept the correctness of the Class A-1 Note Register and any information provided to it by the Class A-1 Note Registrar and is not required to enquire into its authenticity. None of the Issuer, the Class A-1 Note Trustee, the Manager, the Agent Bank, any Paying Agent or the Class A-1 Note Registrar is liable for any mistake in the Class A-1 Note Register or in any purported copy except to the extent that the mistake is attributable to its own fraud, negligence or wilful default.

5. Status, Security and Relationship between the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Redraw Bonds

  5.1 Status of the Securities

      The Notes and the Redraw Bonds (as defined in Condition 5.6) (together the "Securities") are direct, secured (as described in Condition 5.2) limited recourse (as described in Condition 5.3) obligations of the Issuer.

  5.2 Security

      The obligations of the Issuer under the Securities are (amongst the other payment obligations of the Issuer comprising the Secured Moneys (as defined below)) secured, pursuant to the Security Trust Deed, in favour of the Security Trustee as trustee for the Secured Creditors (as defined below), by a floating charge (the "Charge") over all of the assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, of the Series Trust (the "Charged Property"). The Charged Property includes an equitable interest in certain mortgage loans, and related mortgages, acquired by the Issuer from a Seller. The Charge is a first ranking security, subject only to the Prior Interest in the Charged Property.

      Further details regarding the Charged Property are contained in "Description of the Assets of the Trust" of this prospectus.

      "Class A-2 Tranche" means any Class A-2 tranche issued pursuant to the Master Trust Deed and Series Supplement.

      "Class A Noteholders" means the Class A-1 Noteholders and the Class A-2 Noteholders (as defined in the Series Supplement).

      "Invested Amount" in relation to a Class A-1 note is defined in Condition
6.4 and in relation to a Class A-2 note, Class B note or Redraw Bond means (as defined in the Series Supplement) A$100,000 less the aggregate of all amounts previously paid in relation to that note or Redraw Bond on account of principal pursuant to clause 10.3(c) of the Series Supplement.

      "Issue Date" in relation to a Class A-1 Note, means the Closing Date as specified in the Series Supplement.

      "Prior Interest" means the lien over, and right of indemnification from, the Charged Property held by the Issuer under, and calculated in accordance with, the Master Trust Deed for the fees, costs, charges and expenses incurred by or payable to the Issuer (in its capacity as trustee of the Series Trust) in accordance with the Master Trust Deed and the Series Supplement (other than the Secured Moneys and other than the Arranging Fees (as defined in the Series Supplement) payable to the Manager) which are unpaid or paid by the Issuer but not reimbursed to the Issuer from the assets and property of the Series Trust.

      "Secured Creditors" means the Class A-1 Note Trustee (in its personal capacity and as trustee of the Class A-1 Trust established under the Class A-1 Note Trust Deed), each Agent, each Securityholder, each Hedge Provider (as defined in the Series Supplement), the Liquidity Facility Provider (as defined in the Series Supplement), the Standby Redraw Facility Provider (as defined in the Series Supplement), the Servicer and the Sellers.

      "Secured Moneys" means, without double counting, the aggregate of all moneys owing to the Security Trustee or to a Secured Creditor under any of the Transaction Documents, whether such amounts are liquidated or not or are contingent or presently accrued due, and includes all rights sounding in damages only provided that:

  (a) the amount owing by the Issuer in relation to the principal component of a Security is to be calculated by reference to the Invested Amount of that Security;

  (b) the amount owing by the Issuer in relation to the principal component of the Standby Redraw Facility Agreement is to be calculated by reference to the aggregate of the Standby Redraw Facility Principal and the Unreimbursed Principal Charge-offs in relation to the Standby Redraw Facility Principal; and

  (c) the Secured Moneys do not include any fees or value added tax payable to the Class A-1 Note Trustee or an Agent referred to in clause 12.7 of the Class A-1 Note Trust Deed or Clause 12.6 of the Agency Agreement.

      "Securityholders" means the Class A Noteholders, the Class B Noteholders (as defined in the Series Supplement) and the Redraw Bondholders (as defined in the Series Supplement).

  5.3 Limited Recourse

      The liability of the Issuer to make interest and principal payments on the Class A-1 Securities is limited, except in certain circumstances described in Condition 12, to the assets and property of the Series Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Series Supplement (prior to enforcement of the Charge) or the Security Trust Deed (following enforcement of the Charge).

      The net proceeds of realisation of the assets and property of the Series Trust (including following enforcement of the Charge) may be insufficient to pay all amounts due to the Class A-1 Noteholders and any other amounts ranking in priority to or equally with amounts due to the Class A-1 Noteholders. Except in the limited circumstances described in Condition 12, the assets of Perpetual held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished. The assets of Perpetual held in its capacity as trustee of any other trust (including any other series trust established pursuant to the Master Trust Deed) will not in any circumstances be available to pay any amounts due to Class A-1 Noteholders.

      None of the Bank, the Manager, the Class A-1 Note Trustee, the Security Trustee, any Agent, each Currency Swap Provider or the Managers (as defined in the Underwriting Agreement), amongst others, has any obligation to any Class A-1 noteholder for payment of any amount owed by the Issuer in respect of the Class A-1 Notes.

  5.4 Ranking Class A-1 Notes

      The Class A-1 Notes rank equally and rateably and without any preference or priority among themselves as regards payment of interest and principal.

  5.5 Ranking of Class A-1 and Class A-2 Notes

  (a) Prior to the enforcement of the Charge, under the Series Supplement and subject to Condition 5.5(a)(ii):

    (i) The Class A-1 Notes and Class A-2 Notes will rank equally and rateably in relation to the allocation and payment of interest and principal. The amounts payable by the Issuer under the Series Supplement in relation to the Class A-1 Notes will be calculated by reference to the applicable Australian dollar amounts payable by the Issuer to the Currency Swap Providers, which rank equally and rateably with amounts payable in respect of the Class A-2 Notes, which in turn will be applied to meet the payment of interest and the repayment of principal (as applicable) on the Class A-1 Notes as explained, respectively, in Conditions 6.9 and 7.2.

    (ii) On a Monthly Distribution Date which is not also a Quarterly Distribution Date, payments of certain expenses and interest due on the Class A-1 Notes will only be made by the Issuer in accordance with the Series Supplement if, on the Determination Date preceding that Monthly Distribution Date, the aggregate of any Available Income Amount and any unutilised portion of the Liquidity Facility Limit (or, if the Determination Date falls during the Liquidity Cash Advance Deposit Period, the unutilised portion of the Liquidity Cash Advance Deposit) exceeds the A$ Equivalent of interest accrued but unpaid in relation to the Class A-1 Notes.

  (b) Following enforcement of the Charge, under the Security Trust Deed and subject the Condition 5.5(b)(ii):

    (i) The payment of amounts owing in relation to the Class A-1 Notes and the Class A-2 Notes will rank rateably (the amounts owing in respect of the Class A-1 Notes will, for the purposes of determining distributions to, and allocations between, the Class A-1 Noteholders, the Class A-2 Noteholders and the other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed).

    (ii) Any Class A-1 Principal Carryover Amount and any Income Carryover Amount determined in accordance with the Series Supplement and available to the Security Trustee will be paid to the Class A-1 Noteholders rateably up to the Stated Amount of the relevant Class A-1 Note.

      "Available Income Amount", "Liquidity Facility Limit", "Liquidity Cash Advance Deposit Period", "Liquidity Cash Advance Deposit", "Class A-1 Principal Carryover Amount" and "Income Carryover Amount" have the same respective meanings as set out in the Series Supplement and the Liquidity Facility Agreement (as appropriate).

  5.6 Issue of Redraw Bonds

      Under the Series Supplement, the Issuer is entitled to issue debt securities ("Redraw Bonds") from time to time at the direction of the Manager. If prior to a Determination Date, the Manager considers that the aggregate of:

  (a) the Principal Collections, the Principal Charge-Off Reimbursements (as defined in Condition 7.10) and the Other Principal Amounts for the Collection Period ending on the Determination Date; and

  (b) the Standby Redraw Facility Advance (as hereinafter defined) (if any) to be made on the next Monthly Distribution Date,

  as estimated by the Manager are likely to be insufficient to meet in full the aggregate of:

  (c)  the Seller Advances; and

  (d)  the Standby Redraw Facility Principal,

that the Manager estimates will be outstanding on the Determination Date, the Manager may direct the Issuer to issue Redraw Bonds for a principal amount specified in the direction. The maximum Stated Amount (as hereinafter defined) of the Redraw Bonds outstanding on any Monthly Distribution Date (after taking into account any expected repayment of principal on the Redraw Bonds on that Monthly Distribution Date) must not exceed the Redraw Bond Principal Limit.

      "Collection Period", "Determination Date", "Monthly Distribution Date", "Other Principal Amount", "Principal Collections", "Redraw Bond Principal Limit", "Seller Advance", "Standby Redraw Facility Advance", "Standby Redraw Facility Principal" and "Stated Amount" in relation to the Redraw Bonds have the same respective meanings as in the Series Supplement. For a description of these, see "Description of the Class A-1 Notes--Key Dates and Periods,-- Determination of the Available Principal Amount and--Redraws" and "Glossary" of this prospectus.

      Prior to the enforcement of the Charge, under the Series Supplement: (i) the payment of interest on the Redraw Bonds will rank equally and rateably with the payment of interest on the Class A Notes (or, in the case of the Class A-1 Notes, equally and rateably with the payment of the relevant A$ amount by the Issuer to the Currency Swap Providers which in turn will be applied to meet the payment of interest on the Class A-1 Notes as explained in Condition 6.9); and
(ii) the repayment of principal on the Redraw Bonds will rank ahead of the repayment of principal on the Class A Notes (or, in the case of the Class A-1 Notes, ahead of the payment of the relevant A$ amount by the Issuer to the Currency Swap Providers which in turn will be applied to meet the repayment of principal on the Class A-1 Notes as explained in Condition 7.2).

      Following the enforcement of the Charge, under the Security Trust Deed the payment of amounts owing in relation to the Redraw Bonds will rank rateably with the payment of amounts owing in relation to the Class A Notes (the amounts owing in respect of the Class A-1 Notes will, for the purposes of determining distributions to, and allocations between, the Class A-1 Noteholders and Redraw Bondholders and other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed).

  5.7 Subordination of Class B Notes

      Prior to the enforcement of the Charge, the payment of interest in relation to the Class B Notes is subordinated to, amongst other things, the payment of interest on the Class A Notes and the Redraw Bonds in accordance with the Series Supplement; and the repayment of the principal on the Class B Notes is, to a certain extent, subordinated to, amongst other things, the repayment of the principal on the Class A Notes and the Redraw Bonds in accordance with the calculations to be made of the amounts to be paid by the Issuer under the Series Supplement (in the case of the Class A-1 Notes, the subordination of the Class B Notes is in respect of the relevant A$ amounts payable by the Issuer to the Currency Swap Providers which in turn will be applied to meet the payment of interest and the repayment of principal on the Class A-1 Notes as explained, respectively, in Conditions 6.9 and 7.2.). For a description of the order of application of available proceeds under the Series Trust, the consequent subordination of the payment of interest and repayment of principal on the Class B Notes, see "Description of the Class A-1 Notes-- Distribution of the Available Income Amount,--Distribution of the Available Principal Amount and--Allocation of Principal to Class A Notes and Class B Notes" of this prospectus.

      Following the enforcement of the Charge, in the distribution of the net proceeds (if any) arising from the enforcement of the Charge, any payment in relation to the Class B Notes will be subordinated to, amongst other things, payment of all amounts due in relation to the Class A Notes and the Redraw Bonds (the amounts owing in respect of the Class A-1 Notes will, for the purposes of determining distributions to, and allocations between, the Class A-1 Noteholders, and Class B Noteholders and other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed). For a description of the order of application of the proceeds of the enforcement of the Charge under the Security Trust Deed, see "Description of the Transaction Documents--The Security Trust Deed--Priorities under the Security Trust Deed" of this prospectus.

      The Security Trust Deed contains provisions requiring the Security Trustee, subject to other provisions of the Security Trust Deed, to give priority to the interests of the Class A Noteholders and the Redraw Bondholders if there is a conflict between the interests of the Class A Noteholders and the Redraw Bondholders (on the one hand) and any other Secured Creditor, including the Class B Noteholders (on the other hand). In determining the interests of the Class A-1 Noteholders, the Security Trustee may rely on a determination of the Class A-1 Note Trustee.

  5.8 The Securities Rank Equally Except as Provided in the Transaction
     Documents

      The Securities enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction Documents.

6. Interest

  6.1 Period of Accrual

      Each Class A-1 note accrues interest from (and including) April 2001 and ceases to accrue interest on (but excluding) the earliest of:

  (a) the date on which the Stated Amount (as hereinafter defined) of the Class A-1 note is reduced to zero and all accrued but previously unpaid interest, is paid in full;

  (b) the date on which the Class A-1 note is redeemed or repaid in full in accordance with Condition 7 (other than Condition 7.6) unless, upon presentation, payment is improperly withheld or refused in which case the Class A-1 note will continue to bear interest in accordance with this Condition 6 (both before and after judgment) until (but excluding) whichever is the earlier of:

    (i) the day on which all sums due in respect of the Class A-1 note up to that day are received by or on behalf of the Class A-1 noteholder; and

    (ii) the seventh day after notice is given to the Class A-1 noteholder (either in accordance with Condition 11.1 or individually) that, where required by Condition 8.2, upon presentation thereof being duly made, such payment will be made, provided that upon such presentation payment is in fact made; and

  (c) the date on which the Class A-1 note is deemed to be redeemed in accordance with Condition 7.6.

      "Stated Amount" in relation to:

  (a) a Class A-1 note at any given time means the Initial Invested Amount of that Class A-1 note less the sum of:

    (i) the aggregate of all amounts previously paid in relation to that Class A-1 note on account of principal pursuant to Condition 7.2(c); and

    (ii) the aggregate of all then Unreimbursed Principal Charge-offs (as defined in Condition 7.10) in relation to that Class A-1 note; and

  (b) any other Security at any given time means (as defined in the Series Supplement) A$100,000 less the sum of:

    (i) the aggregate of all amounts previously paid in relation to that A$ Security on account of principal pursuant to clause 10.3 of the Series Supplement; and

    (ii) the aggregate of all then Unreimbursed Principal Charge-Offs (as defined in the Series Supplement) in relation to that A$ Security.

      For a description of how the Stated Amount is determined for the Securities see "Description of the Class A-1 Notes--Distribution of the Available Principal Amounts--Allocations of Principal to Class A Notes and Class B Notes and--Principal Charge-Off" and "Glossary" of this prospectus.

  6.2 Accrual Periods

      The period that a Class A-1 note accrues interest in accordance with Condition 6.1 is divided into periods (each an "Accrual Period"). The first quarterly Accrual Period for a Class A-1 note commences on (and includes) the Closing Date and ends on (but does not include) the first Quarterly Distribution Date thereafter. Each succeeding quarterly Accrual

Period for a Class A-1 note commences on (and includes) a Quarterly Distribution Date and ends on (but does not include) the next Quarterly Distribution Date. The final quarterly Accrual Period for a Class A-1 note ends on (but does not include) the date on which interest ceases to accrue on the Class A-1 note pursuant to Condition 6.1.

      "Business Day" means any day on which banks are open for business in Sydney, New York City and London other than a Saturday, a Sunday or a public holiday in Sydney, New York City or London.

      "Quarterly Distribution Date" means the 18th day of August, November, February and May in each year (or, if such a day is not a Business Day, the next Business Day). The first Quarterly Distribution Date is August 18, 2001 (or, if that day is not a Business Day, the next Business Day).

  6.3 Interest Rate for the Class A-1 Notes

      The rate of interest ("Interest Rate") payable from time to time in respect of a Class A-1 note and a quarterly Accrual Period is the aggregate of USD-LIBOR-BBA (as hereinafter defined) for that quarterly Accrual Period and the Issue Margin (as hereinafter defined) in relation to the Class A-1 note.

      "USD-LIBOR-BBA" for an Accrual Period will be calculated by the Agent Bank in accordance with paragraph (a) (or, if applicable, paragraph (b)) below (subject, in the case of the first quarterly Accrual Period, to paragraph (c) below):

  (a) on the second Banking Day before the beginning of the quarterly Accrual Period (a "Rate Set Date") the Agent Bank will determine the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA Definitions") being the rate applicable to any Accrual Period for three-month deposits in US dollars in the London inter-bank market which appears on the Rate Page (as hereinafter defined) as of 11.00am, London time, on the Rate Set Date;

  (b) if such rate does not appear on the Rate Page at that time, the USD-LIBOR-BBA for that quarterly Accrual Period will be determined as if the Issuer and the Agent Bank had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. For this purpose "USD-LIBOR-Reference Banks" means that the rate for a quarterly Accrual Period will be determined on the basis of the rates at which deposits in US dollars are offered by the Reference Banks (being four major banks in the London interbank market determined by the Agent Bank) at approximately 11.00am, London time, on the Rate Set Date to prime banks in the London interbank market for a period of three months commencing on the first day of the quarterly Accrual Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the USD-LIBOR-BBA for that quarterly Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the USD-LIBOR-BBA for that quarterly Accrual Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Agent Bank and the Currency Swap Providers, at approximately 11.00am, New York City time, on that Rate Set Date for loans in US dollars to leading European banks for a period of three months commencing on the first day of the quarterly Accrual Period and in a Representative Amount. If no such rates are available in New York City, then the USD-LIBOR-BBA for such quarterly Accrual Period will be the most recently determined rate in accordance with paragraph (a); and

  (c) the USD-LIBOR-BBA for the first quarterly Accrual Period will be the rate determined by linear interpolation calculated in accordance with paragraph (a) or, if applicable, paragraph (b) above with reference to the duration of the first quarterly Accrual Period.

      "Banking Day" means any day on which banks are open for business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

      "Rate Page" means Telerate Page 3750 or, if Telerate Page 3750 ceases to quote the relevant rate, such other page, section or part of Telerate as quotes the relevant rate and is selected by the Agent Bank or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the Agent Bank and approved by the Class A-1 Note Trustee.

      "Issue Margin" in relation to a Class A-1 note means, subject to the following:

  (a) for the period from, and including, the Closing Date to, but excluding, the Call Date (as defined in Condition 7.3), 0.185% per annum; and

  (b) for the period from, and including, the Call Date to, but excluding, the date on which that Class A-1 note ceases to accrue interest in accordance with Condition 6.1, 0.37% per annum.

      If on or after the Call Date the Issuer, at the direction of the Manager, proposes to exercise its option to redeem the Securities at their Stated Amount in accordance with Condition 7.3 on a Quarterly Distribution Date but is unable to do so because, following a meeting of Securityholders convened under the provisions of the Security Trust Deed by the Manager for this purpose, the Securityholders have not approved by an Extraordinary Resolution (as defined in Condition 9.1) the redemption of the Securities at their Stated Amount, then the Issue Margin in relation to each Class A-1 note from, and including, that Quarterly Distribution Date to, but excluding, the date on which that Class A-1 note ceases to accrue interest in accordance with Condition 6.1, is 0.185% per annum.

      There is no maximum or minimum Interest Rate for the Class A-1 Notes.

  6.4 Calculation of Interest on the Class A-1 Notes

      Interest on each Class A-1 note for an Accrual Period (the "Class A-1 Interest Amount") is calculated by applying the Interest Rate for that Class A-1 note for that quarterly Accrual Period to the Invested Amount of that Class A-1 note on the first day of the quarterly Accrual Period (after taking into account any reductions in the Invested Amount of that Class A-1 note on that day), by then multiplying such product by the actual number of days in the quarterly Accrual Period divided by 360 and rounding the resultant figure down to the nearest cent.

      "Invested Amount" in relation to a Class A-1 note means the Initial Invested Amount of that Class A-1 note less the aggregate of all amounts previously paid in relation to that Class A-1 note on account of principal pursuant to Condition 7.2(c).

  6.5 Determination of Interest Rate and Class A-1 Interest Amount

      The Agent Bank will, as soon as practicable after 11.00am (London time or, if applicable, New York City time) on each Rate Set Date, determine the Interest Rate in relation to the Class A-1 Notes, and calculate the Class A-1 Interest Amount, for the immediately succeeding quarterly Accrual Period in accordance with, respectively, Conditions 6.3 and 6.4. The determination of the Interest Rate, and the calculation of the Class A-1 Interest Amount, by the Agent Bank in accordance with, respectively, Conditions 6.3 and 6.4 will (in the absence of manifest error, wilful default or bad faith) be final and binding upon all parties.

  6.6 Notification and Publication of Interest Rate and Class A-1 Interest
     Amount

      The Agent Bank will cause the Interest Rate and the Class A-1 Interest Amount for each quarterly Accrual Period, and the date of the next Quarterly Distribution Date, to be notified to the Issuer, the Manager, the Class A-1 Note Trustee, the Currency Swap Providers, the Paying Agents and the UKLA (for so long as the Class A-1 Notes are listed on the Official List of the UKLA) on or as soon as practical after the Agent Bank has determined the Interest Rate and calculated the Class A-1 Interest Amount or on such earlier date as the UKLA may require (for so long as the Class A-1 Notes are listed on the Official List of the UKLA) and will cause the same to be published in accordance with Condition 11.2 as soon as practical after that notification. The Class A-1 Interest Amount and the Quarterly Distribution Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the quarterly Accrual Period. If following the occurrence of an Event of Default (as defined in Condition 9.1), the Security Trustee declares in accordance with the Security Trust Deed that the Class A-1 Notes are immediately due and payable, the Class A-1 Interest Amount and the Interest Rate in respect of the Class A-1 Notes will nevertheless continue to be calculated by the Agent Bank in accordance with this Condition, but no publication of the Class A-1 Interest Amount or the Interest Rate so calculated or the Quarterly Distribution Dates needs to be made unless, in the case of the Class A-1 Interest Amount or the Interest Rate, the Class A-1 Note Trustee otherwise requires.

      For a description of the expression "Event of Default" see "Description of the Transaction Documents--The Security Trust Deed" and "Glossary" of this prospectus.

  6.7 Determination or Calculation by the Class A-1 Note Trustee

      If the Agent Bank at any time for any reason does not determine the Interest Rate in respect of the Class A-1 Notes, or calculate the Class A-1 Interest Amount, in accordance with this Condition 6, the Class A-1 Note Trustee will do so and each such determination or calculation by the Class A-1 Note Trustee will be as if made by the Agent Bank. In doing so, the Class A-1 Note Trustee will apply the foregoing provisions of this Condition 6, with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

  6.8 Agent Bank

      The Issuer will procure that, for so long as any of the Class A-1 Notes remain outstanding, there will at all times be an Agent Bank. The Issuer, at the direction of the Manager, may with the prior written approval of the Class A-1 Note Trustee, terminate the appointment of the Agent Bank immediately on the occurrence of certain events specified in the Agency Agreement in relation thereto or, otherwise, by giving not less than 60 days' notice in writing to, amongst others, the Agent Bank. Notice of that termination will be given by the Issuer to the Class A-1 Noteholders in accordance with Condition 11.1. If any person is unable or unwilling to continue to act as the Agent Bank, or if the appointment of the Agent Bank is terminated, the Issuer, at the direction of the Manager, will appoint a successor Agent Bank to act as such in its place, provided that neither the resignation nor removal of the Agent Bank will take effect until a successor approved by the Class A-1 Note Trustee has been appointed and notice of the appointment of the successor has been given by the Issuer to the Class A-1 Noteholders in accordance with Condition 11.1. The initial Agent Bank and its specified office are set out at the end of these Conditions.

  6.9 Payment of the Class A-1 Interest Amount

  (a) The Class A-1 Interest Amount for each quarterly Accrual Period in relation to a Class A-1 Note is payable in arrear in US$ on the Quarterly Distribution Date which is the last day of the quarterly Accrual Period. On each Quarterly Distribution Date prior to the enforcement of the Charge, the Issuer must:

    (i) to the extent that there are funds available for this purpose in accordance with the Series Supplement pay, in accordance with the directions of the Manager, the A$ Class A-1 Interest Amount and any A$ Class A-1 Unpaid Interest Amount in relation to that Quarterly Distribution Date rateably to the Currency Swap Providers in accordance with the Class A-1 Currency Swaps;

    (ii) direct each Currency Swap Provider (which direction may be contained in the relevant Class A-1 Currency Swap) to pay the Class A-1 Interest Payments on each Quarterly Distribution Date to the Principal Paying Agent in accordance with the Agency
         Agreement; and

    (iii) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class A-1 Interest Payments received by it from the Currency Swap Providers on a Quarterly Distribution Date rateably amongst the Class A-1 Notes based on their Stated Amounts towards the Class A-1 Interest Amount in relation to each Class A-1 Note in relation to the quarterly Accrual Period ending on that Quarterly Distribution Date and any then Class A-1 Unpaid Interest Amount (as defined in Condition 6.10) in relation to each Class A-1 Note (to the extent included in the Class A-1 Interest Payment) in accordance with, and subject to, these Conditions and the Agency Agreement.

  (b) On each Monthly Distribution Date that is not also a Quarterly Distribution Date any surplus Available Income, after paying expenses due on that Monthly Distribution Date as specified in the Series Supplement, is retained in the Collections Account or invested in Authorised Short-Term Investments as the Income Carryover Amount in accordance with the Series Supplement. The Income Carryover Amount forms part of Available Income to be distributed on the next Determination Date in accordance with the Series Supplement.

      "A$ Class A-1 Interest Amount", "A$ Class A-1 Unpaid Interest Amount", "Authorised Short-Term Investments", "Class A-1 Interest Payment" and "Collections Account" have the same respective meanings as in the Series Supplement. The method for calculating these, the order of application of available funds for payment of the $A Class A-1 Interest Amount and $A Class A-1 Unpaid Interest Amount on a Quarterly Distribution Date and other payments ranking in priority to or equally with payment of those amounts on a Quarterly Distribution Date under the Series Supplement are explained in "Description of the Class A-1 Notes--Distribution of the Available Income Amount and--the Currency Swap--Interest Payments" of this prospectus.

  6.10 Interest on Unpaid Interest Amounts

      If interest is not paid in respect of a Class A-1 note on the date when due and payable, that unpaid interest will itself bear interest at the Interest Rate in relation to the Class A-1 Notes applicable from time to time until (but excluding the date of payment) the unpaid interest, and interest on it, is paid in accordance with Condition 6.9 (the unpaid interest and interest on that unpaid interest, in relation to a Class A-1 note, is a "Class A-1 Unpaid Interest Amount").

7. Redemption of the Class A-1 Notes

  7.1 Final redemption of the Class A-1 Notes

      Unless previously redeemed (or deemed to be redeemed) in full, the Issuer will redeem the Class A-1 Notes at their then Stated Amount, together with all then accrued but unpaid interest, on the Quarterly Distribution Date occurring in August 2032 (the "Scheduled Maturity Date").

  7.2 Part Redemption of Class A-1 Notes

      Subject to Conditions 7.3, 7.4 and 7.6:

  (a) on each Quarterly Distribution Date prior to the enforcement of the Charge until the Stated Amount of the Class A-1 Notes is reduced to zero the Issuer must:

    (i) pay, in accordance with the directions of the Manager, the A$ Class A-1 Principal Amount (if any) in relation to that Quarterly Distribution Date to the Currency Swap Providers in accordance with the Class A-1 Currency Swaps;

    (ii) direct the Currency Swap Providers (which instruction may be contained in the relevant Class A-1 Currency Swap) to pay on each Quarterly Distribution Date to the Principal Paying Agent in accordance with the Agency Agreement the US$ Equivalent of the amount of the A$ Class A-1 Principal Amount (such US$ Equivalent of the A$ Class A-1 Principal Amount being the "Class A-1 Principal Amount") received by the Currency Swap Providers from the Issuer on that Quarterly Distribution Date; and

    (iii) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay Class A-1 Principal Amount received from the Currency Swap Providers equally amongst the Class A-1 Notes towards the repayment of the Stated Amount on the Class A-1 Notes in accordance with, and subject to, these Conditions and the Agency Agreement. Such a payment of the Stated Amount on a Class A-1 Note will constitute a redemption of the Class A-1 Note in part to the extent of such repayment and, upon such repayment, the obligation of the Issuer with respect to the Class A-1 Note will be discharged to the extent of such repayment; and

  (b) on each Monthly Distribution Date that is not also a Quarterly Distribution Date any principal allocated to the Class A-1 Notes is retained in the Collections Account or invested in Authorised Short-Term Investments and form part of the Class A-1 Principal Carryover Amount determined in accordance with the Series Supplement and to be distributed to the Class A-1 Noteholders on the next Quarterly Distribution Date in accordance with this condition 7.2(b) and the Series Supplement.

      "A$ Class A-1 Principal Amount" and "US$ Equivalent" have the same respective meanings as in the Series Supplement. The method for calculating these and the other payments ranking in priority to or equally with the payment of the A$ Class A-1 Principal Amount on a Quarterly Distribution Date under the Series Supplement are described in "Description of Class A-1 Notes-- Distribution of the Available Principal Amount,--Allocation of Principal to Class A Notes and Class B Notes and--The Currency Swap--Principal Payments of this prospectus.

  7.3 Call Option

      The Issuer will, subject to the other provisions of this Condition 7 and prior to the enforcement of the Charge, when directed by the Manager (at the Manager's option), redeem all, but not some only, of the Securities at their then Invested Amount, subject to the following, together with all accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, on any Quarterly Distribution Date falling on or after the earlier of:

  (a) the date on which the aggregate Mortgage Loan Principal (as defined in the Series Supplement) expressed as a percentage of the aggregate Mortgage Loan Principal at the beginning of business (Sydney time) on April 5, 2001 falls below 10%; and

  (b) the Quarterly Distribution Date falling in August 2008 (the "Call
      Date").

      Notwithstanding the foregoing, the Issuer may redeem the Securities at their Stated Amount, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in Condition 9.1) of the Securityholders together.

      The Manager will not direct the Issuer to, and the Issuer will not, so redeem the Securities on such a Quarterly Distribution Date unless the Issuer is in a position on the Quarterly Distribution Date to repay in respect of the Securities their then Invested Amount or Stated Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Securities of all classes if the Charge were enforced.

      The Issuer will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the relevant Quarterly Distribution Date on which a proposed redemption under this Condition 7.3 will occur to the Sellers, the Class A-1 Note Trustee, the Principal Paying Agent, the Agent Bank and to the Class A-1 Noteholders in accordance with Condition 11.1.

  7.4 Redemption for Taxation or Other Reasons

      If the Manager satisfies the Issuer and the Class A-1 Note Trustee immediately prior to giving the notice referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Issuer becomes subject (or the application or official interpretation thereof) (a "Relevant Jurisdiction") from that in effect on the Closing Date, either:

  (a) on the next Quarterly Distribution Date the Issuer will be required to deduct or withhold from any payment of principal or interest in respect of the Class A-1 Notes or any other class of the Securities any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

  (b) the total amount payable in respect of interest in relation to any of the Mortgage Loans (as defined in the Series Supplement) for a Collection Period ceases to be receivable (whether or not actually received) by the Issuer during such Collection Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction, and, in each case, such obligation cannot be avoided by the Issuer taking reasonable measures available to it, the Issuer must, when so directed by the Manager (at the Manager's option), redeem all, but not some only, of the Securities on any subsequent Quarterly Distribution Date at their then Invested Amount, subject to the following, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption. Notwithstanding the foregoing, the Issuer may redeem the Securities at their Stated Amount, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in Condition 9.1) of the Securityholders together.

      The Manager will not direct the Issuer to, and the Issuer will not, so redeem the Securities unless the Issuer is in a position on such Quarterly Distribution Date to repay in respect of the Securities their then Invested Amount or Stated Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Securities of all classes if the Charge were enforced.

      The Issuer will give not more than 60 nor less than 45 days' notice (which will be irrevocable) of the Quarterly Distribution Date on which a proposed redemption under this Condition 7.4 will occur to the Class A-1 Note Trustee, the Sellers, the Principal Paying Agent, the Class A-1 Note Registrar, the Agent Bank and the Class A-1 Noteholders in accordance with Condition 11.1.

      If an event referred to in paragraph (a) of this Condition 7.4 occurs in respect of only the Class A-1 Notes (and not any other Securities) and as a result thereof the Issuer gives notice in accordance with this Condition 7.4 that it proposes to redeem all of the Securities on the Quarterly Distribution Date referred to in that notice, the Class A-1 Noteholders may by a Special Majority (as defined in Condition 10.3) in accordance with the Class A-1 Note Trust Deed elect that they do not require the Issuer to redeem the Class A-1 Notes. If the Class A-1 Noteholders make such an election they (or the Class A-1 note Trustee on their behalf) must notify the Issuer and the Manager not less than 21 days before the proposed Quarterly Distribution Date for the redemption of the Class A-1 Notes. Upon receipt of such a notice, the Issuer must not so redeem the Securities.

  7.5 Certification

      For the purpose of any redemption made under Condition 7.3 or 7.4, the Issuer and the Class A-1 Note Trustee may rely on any certificate of an Authorised Officer (as defined in the Master Trust Deed) of the Manager that the Issuer will be in a position to repay in respect of the Securities their then Invested Amount or Stated Amount, as applicable, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Security Trust Deed to be paid in priority to or equally with the Securities if the Charge were enforced.

  7.6 Redemption on Final Payment

      Upon a final distribution being made in respect of the Class A-1 Notes under clause 26.12 of the Series Supplement or clause 13.1 of the Security Trust Deed, the Class A-1 Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid Class A-1 Interest Amount or any Class A-1 Unpaid Interest Amount or any then unpaid Invested Amount, Stated Amount or other amounts in relation to the Class A-1 Notes will be extinguished in full.

      For a description of the circumstances in which a final distribution will be made in respect of the Class A-1 Notes see "Description of the Class A-1 Notes--Termination of the Trust" and "Description of the Transaction Documents--The Security Trust Deed" of this prospectus.

  7.7 Cancellation

      All Class A-1 Notes redeemed in full (or deemed to be redeemed in full) pursuant to the above Conditions will be cancelled and may not be resold or reissued.

  7.8 No Payment in excess of Stated Amount

      Subject to Conditions 7.3 and 7.4, no amount of principal will be repaid in respect of a Class A-1 note in excess of the Stated Amount of the Class A-1 note.

  7.9 Application of Principal Charge-offs

      If on a Determination Date immediately prior to a Quarterly Distribution Date (as hereinafter defined) any Principal Charge-off is allocated to the Class A-1 Notes in accordance with the Series Supplement, it will reduce the Stated Amount of the Class A-1 Notes (equally and rateably according to their Stated Amount) by an amount equal to the US$ Equivalent of the amount so allocated until the Stated Amount of the Class A-1 Notes is reduced to zero. A reduction in the Stated Amount of a Class A-1 Notes in accordance with the foregoing will take effect on the next Quarterly Distribution Date.

      "Determination Date" and "Principal Charge-off" have the same respective meanings as in the Series Supplement. These expressions, the method of calculating a Principal Charge-off and the application of a Principal Charge-off amongst the Securities (and others) are explained in "Description of the Class A-1 Notes--Key Dates and Periods and--Principal Charge-offs" of this prospectus.

  7.10 Principal Charge-offs Reimbursement

      If on a Determination Date immediately prior to a Quarterly Distribution Date any Principal Charge-off Reimbursement is allocated to the Class A-1 Notes in accordance with the Series Supplement, it will reduce the Unreimbursed Principal Charge-offs of the Class A-1 Notes (rateably according to their amount of Unreimbursed Principal Charge-offs) by an amount equal to the US$ Equivalent of the amount so allocated until the Unreimbursed Principal Charge-offs in respect of the Class A-1 Notes are reduced to zero. A reduction in the Unreimbursed Principal Charge-offs in respect of the Class A-1 Notes in accordance with the foregoing, and the resultant increase in the Stated Amount of the Class A-1 Notes, will take effect on the next Quarterly Distribution Date.

      "Adjusted Stated Amount" means in relation to the Class A-1 Notes, the aggregate of the A$ Stated Amount of the Class A-1 Notes less the A$ Class A-1 Principal Carryover Amount.

      "Principal Charge-off Reimbursement" has the same meaning as in the Series Supplement. This expression, the method of calculating a Principal Charge-off Reimbursement and the allocation of a Principal Charge-off Reimbursement amongst the Securities (and others) is explained in "Description of the Class A-1 Notes--Principal Charge-offs" of this prospectus.

      "Unreimbursed Principal Charge-offs" in relation to a Class A-1 note at any time means the aggregate of the US$ Equivalent of the Principal Charge-offs up to and including that time allocated to the Class A-1 note in accordance with Condition 7.9 less the aggregate of the US$ Equivalent of the Principal Charge-off Reimbursements prior to that time allocated to the Class A-1 note in accordance with this Condition 7.10.

  7.11 Calculation of Class A-1 Principal Amounts, Stated Amounts and other amounts

  (a) No later than two Business Days prior to each Quarterly Distribution Date, the Manager will determine: (i) the amount of any Class A-1 Principal Amount payable in respect of each Class A-1 note on that Quarterly Distribution Date; (ii) the Stated Amount and Invested Amount of each Class A-1 note as at the first day of the Accrual Period commencing on that Quarterly Distribution Date (after deducting any Class A-1 Principal Amounts due to be paid in respect of such Class A-1 note on that Quarterly Distribution Date and after making any other adjustments to the Stated Amount or the Invested Amount (as the case may be) of the Class A-1 note in accordance with these Conditions on or with effect from that Quarterly Distribution Date); (iii) the Class A-1 Note Factor (as defined below) as at that Quarterly Distribution Date; and (iv) the amount of the Class A-1 Interest Payment to be made on the Quarterly Distribution Date applicable to each Class A-1 Note.

  (b) The Manager will notify the Issuer, the Class A-1 Note Trustee, the Principal Paying Agent, the Agent Bank, the Class A-1 Note Registrar and the UKLA (for so long as the Class A-1 Notes are listed on the Official List of the UKLA) as soon as practical (and in any event by not later than two Business Days prior to the Quarterly Distribution Date or on such earlier date as the UKLA may require (for so long as the Class A-1 Notes are listed on the Official List of the UKLA)) of each determination of an amount or percentage referred to in Condition 7.11(a) and will cause details of each of those determinations to be published in accordance with Condition 11.2 as soon as practical after that notification. If no Class A-1 Principal Amount is due to be paid on the Class A-1 Notes on any Quarterly Distribution Date the Manager will cause a notice to be given in accordance with Condition 11.2 as soon as practicable (and in any event by no later than the relevant Quarterly Distribution Date).

  (c) If the Manager does not at any time for any reason make one or more of the determinations referred to in Condition 7.11(a) the Agent Bank (or, failing the Agent Bank, the Class A-1 Note Trustee) must make such determinations in accordance with this Condition (but based on the information in its possession) and each such determination will be deemed to have been made by the Manager.

      "Class A-1 Note Factor" at a given time means the percentage calculated as follows:
                             CA1NF =   A
                                       -
                                       B

      where:

    CA1NF = the Class A-1 Note Factor;

    A = the aggregate Invested Amount of the Class A-1 Notes on the last day of the just ended quarterly Accrual Period; and

    B =      the aggregate Initial Invested Amount of the Class A-1 Notes.

8. Payments

  8.1 Method of Payment

      Any instalment on account of interest or principal payable on any Class A-1 note which is punctually paid or duly provided for by or on behalf of or at the direction of the Issuer to the Principal Paying Agent on the applicable Quarterly Distribution Date shall be paid to the person in whose name such Class A-1 note is registered on the relevant Record Date (as defined below), by wire transfer in immediately available funds to the account designated by such person or, if such person so requests in writing, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Class A-1 Note Register on such Record Date.

      "Record Date" in relation to a Quarterly Distribution Date or any other date for any payment to be made in respect of a Class A-1 note means the day which is the last day of the prior calendar month.

  8.2 Surrender on Final Payment

      Prior to a final distribution being made in respect of the Class A-1 Notes under clause 26.12 of the Series Supplement or clause 13.1 of the Security Trust Deed the Class A-1 Note Trustee must notify the persons in whose names the Class A-1 Notes are registered on the relevant Record Date of the date upon which the Class A-1 Note Trustee expects that final distribution to be made and specify if that such final distribution will be payable only upon surrender of the relevant Class A-1 note to a Paying Agent at its specified office. No such final distribution will be made other than upon the surrender of the relevant Class A-1 Notes and none of the Issuer, the Class A-1 Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any Class A-1 noteholder as a result of any delay in payment due to a Class A-1 note not having been surrendered in accordance with this Condition 8.2.

      For a description of the circumstances in which a final distribution will be made in respect of the Class A-1 Notes see "Description of the Class A-1 Notes--Termination of the Trust" and "Description of the Transaction Documents--The Security Trust Deed" of this prospectus.

  8.3 Paying Agents

      The initial Paying Agents and their respective specified offices are set out at the end of these Conditions.

      The Issuer, at the direction of the Manager, may with the prior written approval of the Class A-1 Note Trustee terminate the appointment of the Principal Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a Paying Agent having a specified office in London and New York City. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with Condition 11.1.

  8.4 Taxation

      All payments in respect of the Class A-1 Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer or any Paying Agent is required by any applicable law to make such a withholding or deduction. In that event the Issuer or that Paying Agent (as the case may be) will, after making such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer nor any Paying Agent nor the Class A-1 Note Trustee will be obliged to make any additional payments in respect of the relevant Class A-1 Notes in relation to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer will notify the Class A-1 Note Trustee, the Principal Paying Agent and the Class A-1 Noteholders in accordance with Condition 11.1, thereof.

  8.5 Prescription

      A Class A-1 note will become void in its entirety unless surrendered for payment within a period of 10 years from the Relevant Date in respect of any payment of principal or interest thereon the effect of which would be to reduce the Stated Amount of, and all accrued but unpaid interest on, that Class A-1 note to zero. After the date on which a Class A-1 note becomes void in its entirety, no claim can be made in respect of it.

      "Relevant Date" in respect of a Class A-1 note means the date on which a payment in respect thereof first becomes due or (if the full amount of the moneys payable in respect of the Class A-1 Notes due on or before that date has not been duly received by the Principal Paying Agent or the Class A-1 Note Trustee on or prior to such date) the date on which, the full amount of such moneys having been so received and notice to that effect is duly given to the Class A-1 Noteholders in accordance with Condition 11.1.

  8.6 Notify Late Payments

      In the event of the unconditional payment to the Principal Paying Agent or the Class A-1 Note Trustee of any sum due in respect of the Class A-1 Notes or any of them being made after the due date for payment thereof, the Issuer will forthwith give or procure to be given notice to the Class A-1 Noteholders in accordance with Condition 11.1 that such payment has been made.

  8.7 Rounding of Payments

      All payments in respect of the Class A-1 Notes will be rounded down to the nearest cent.

9. Enforcement following occurrence of Event of Default

  9.1 Enforcement

      The Security Trust Deed provides that at any time after the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee will (subject to Condition 10.4 and subject to being appropriately indemnified), if so directed by an Extraordinary Resolution of the Voting Secured Creditors, declare the Securities immediately due and payable (in which case, subject to Condition 12, the Stated Amount of, and all accrued but unpaid interest in relation to, the Class A-1 Notes will become immediately due and payable) and enforce the Charge.

      Subject to being indemnified in accordance with the Security Trust Deed and to the provisions of Condition 9.2, the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.

      "Event of Default", "Extraordinary Resolution" and "Voting Secured Creditors" have the same respective meanings as in the Security Trust Deed. For a description of these expressions, see "Description of the Transaction Documents--The Security Trust Deed" and "Glossary" of this prospectus.

  9.2 Security Trustee May Enforce Charge Without Direction

      After the Security Trustee becomes actually aware of the occurrence of an Event of Default, provided that it has been indemnified to its satisfaction in accordance with the Security Trust Deed, the Security Trustee must enforce the Security Trust Deed without an Extraordinary Resolution of the Voting Secured Creditors if in its opinion, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of the Secured Creditors as a class.

  9.3 Priority of Payments from Proceeds from the enforcement of the Charge

      Following the enforcement of the Charge, all moneys received in connection with the Security Trust Deed by the Security Trustee or by any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed are to be applied, subject to the Security Trust Deed, in accordance with the order of priority contained in the Security Trust Deed. For a description of the order of priority contained in the Security Trust Deed and the payment of amounts that rank in priority to or equally with the Class A-1 Notes, see "Description of the Transaction Documents--The Security Trust Deed--Priorities under the Security Trust Deed" of this prospectus.

  9.4 Security Trustee and Class A-1 Note Trustee Not Liable for Loss on Enforcement

      Except in the case of fraud, negligence or wilful default (in the case of the Security Trustee) and, subject to the mandatory provisions of the Trust Indenture Act, fraud, negligence (except as specifically provided in the Trust Indenture Act), wilful default or breach of trust (in the case of the Class A-1 Note Trustee), neither the Class A-1 Note Trustee nor the Security Trustee is liable for any decline in the value, nor any loss realised upon any sale or other disposition made under the Security Trust Deed of any Charged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer or any third party in respect of the Issuer or the Class A-1 Notes or relating in any way to the Charged Property. Without limitation, neither the Class A-1 Note Trustee nor the Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it based on advice received by it in accordance with the applicable requirements of the Class A-1 Note Trust Deed (and the Trust Indenture Act) or the Security Trust Deed, as the case may be.

      "Trust Indenture Act" means the Trust Indenture Act 1939 of the United States of America as in force at the date of the Class A-1 Note Trust Deed.

  9.5 Directions from Class A-1 Noteholders to Class A-1 Note Trustee following Event of Default

      If an Event of Default or Potential Event of Default has occurred and is known to the Class A-1 Note Trustee, the Class A-1 Note Trustee must: (a) notify each Class A-1 noteholder of the Event of Default or Potential Event of Default, as the case may be, within

10 days (or such shorter period as may be required by the rules of the UKLA, if the Class A-1 Notes are listed on the Official List of the UKLA, or the rules of any other stock exchange on which the Class A-1 Notes are listed) after becoming aware of the Event of Default or Potential Event of Default, provided that except in the case of a default in payment of principal or interest on any Class A-1 note, the Class A-1 Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its authorised officers under the Class A-1 Note Trust Deed in good faith determine that withholding the notice is in the interest of Class A-1 Noteholders; (b) if a meeting of Voting Secured Creditors is to be held under the Security Trust Deed, determine whether it proposes to seek directions from Class A-1 Noteholders as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from the Class A-1 Noteholders; and (c) vote at any meeting of Voting Secured Creditors held under the Security Trust Deed in accordance, where applicable, with the directions of the Class A-1 Noteholders (whether or not solicited and whether or not all Class A-1 Noteholders have provided such directions) and otherwise in its absolute discretion. In acting in accordance with the directions of Class A-1 Noteholders the Class A-1 Note Trustee must exercise its votes for or against any proposal to be put to a meeting of Voting Secured Creditors under the Security Trust Deed in the same proportion as that of the aggregate Invested Amounts of the Class A-1 Notes held by Class A-1 Noteholders who have directed the Class A-1 Note Trustee to vote for or against such a proposal.

      If any of the Class A-1 Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A-1 Notes, the Class A-1 Note Trustee must not vote at a meeting of Voting Secured Creditors under the Security Trust Deed, or otherwise direct the Security Trustee, to dispose of the Charged Property unless: (a) a sufficient amount would be realised to discharge in full all amounts owing to the Class A-1 Noteholders in respect of the Class A-1 Notes and any other amounts owing by the Issuer to any other person ranking in priority to or with the Class A-1 Notes; (b) the Class A-1 Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of an investment bank or other financial adviser selected by the Class A-1 Note Trustee, that the cash flow receivable by the Issuer (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer, to discharge in full in due course all the amounts referred to in paragraph (a); or (c) the Class A-1 Note Trustee is so directed by a Special Majority (as defined in Condition 10.3) of Class A-1 Noteholders.

      Subject to the mandatory provisions of the Trust Indenture Act and provisions in the Class A-1 Note Trust Deed relating to the deemed receipt of notices, the Class A-1 Note Trustee will only be considered to have knowledge or awareness of, or notice of, an Event of Default or Potential Event of Default by virtue of the officers of the Class A-1 Note Trustee (or any related body corporate of the Class A-1 Note Trustee) which have the day to day responsibility for the administration or management of the Class A-1 Note Trustee's (or a related body corporate of the Class A-1 Note Trustee's) obligations in relation to the Series

Trust, the trust created under the Class A-1 Note Trust Deed or the Class A-1 Note Trust Deed, having actual knowledge, actual awareness or actual notice of the occurrence of the events or circumstances constituting an Event of Default or Potential Event of Default, as the case may be, or grounds or reason to believe that such events or circumstances have occurred.

      "Potential Event of Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

  9.6 Only Security Trustee May Enforce Charge

      Only the Security Trustee may enforce the Charge and neither the Class A-1 Note Trustee nor any Class A-1 noteholder (nor any other Secured Creditor) is entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of the Security Trust Deed, the Class A-1 Note Trust Deed, the Class A-1 Notes or any other applicable Transaction Document, except as provided for in the Security Trust Deed, the Class A-1 Note Trust Deed, the Master Trust Deed and the Series Supplement. The Security Trustee is not required to act in relation to the enforcement of the Charge unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Charged Property or the Security Trustee receives from the Voting Secured Creditors an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) and is put in funds to the extent necessary.

  9.7 Exercise of Class A-1 Noteholder Rights by Class A-1 Note Trustee

      The rights, remedies and discretions of the Class A-1 Noteholders under the Security Trust Deed including all rights to vote or to give an instruction or consent can only be exercised by the Class A-1 Note Trustee on behalf of the Class A-1 Noteholders in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Class A-1 Note Trustee as being given on behalf of the Class A-1 Noteholders from time to time and need not inquire whether any such instructions or directions are in accordance with the Class A-1 Note Trust Deed, whether the Class A-1 Note Trustee or the Class A-1 Noteholders from time to time have complied with any requirements under the Class A-1 Note Trust Deed or as to the reasonableness or otherwise of the Class A-1 Note Trustee.

10. Meetings of Voting Secured Creditors, directions of Class A-1 Noteholders, modifications, consents, waivers and indemnities

  10.1 Meetings of Voting Secured Creditors

      The Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors to, among other things, enable the Voting Secured Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed; for example to enable the Voting Secured Creditors, following the occurrence of an

Event of Default, to direct the Security Trustee to declare the Securities immediately due and payable and/or to enforce the Charge.

  10.2 Directions of Class A-1 Noteholders

      Under the Class A-1 Note Trust Deed the Class A-1 Note Trustee may seek directions from the Class A-1 Noteholders from time to time including following the occurrence of an Event of Default. The Class A-1 Note Trustee will not be responsible for acting in good faith upon a direction given, or purporting to be given, by Class A-1 Noteholders holding Class A-1 Notes with an Invested Amount of greater than 50% of the aggregate Invested Amount of all the Class A-1 Notes.

      If the Class A-1 Note Trustee is entitled under the Master Trust Deed or the Security Trust Deed to vote at any meeting on behalf of Class A-1 Noteholders the Class A-1 Note Trustee must vote in accordance with the directions of the Class A-1 Noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of Class A-1 Noteholders the Class A-1 Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the Class A-1 Notes held by Class A-1 Noteholders who have directed the Class A-1 Note Trustee to vote for or against that proposal.

      For the purposes of seeking any consent, direction or authorisation from Class A-1 Noteholders the Class A-1 Note Trustee may by notice to the Class A-1 Noteholders specify a date, not earlier than the date of the notice, upon which the persons who are the Class A-1 Noteholders and the Invested Amount of the Class A-1 Notes held by them will be determined based upon the details recorded in the Class A-1 Note Register as at 5.30 pm on that date.

10.3 Amendments to Class A-1 Note Trust Deed and the Class A-1 Notes

      Pursuant, and subject, to the Class A-1 Note Trust Deed and subject to any approval required by law, the Class A-1 Note Trustee, the Manager and the Issuer may together agree, without the consent or sanction of any Class A-1 noteholder, by way of supplemental deed to alter, add to or revoke (each a "modification") any provision of the Class A-1 Note Trust Deed or the Class A-1 Notes (including these Conditions) so long as such modification is not a Payment Modification (as defined below) and such modification in the opinion of the Class A-1 Note Trustee:

  (a) is necessary or expedient to comply with the provisions of any statute or regulation or with the requirements of any governmental agency;

  (b) is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

  (c) is appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any governmental agency or any decision of any court (including, without limitation, a modification which is in the opinion of the Class A-1 Note Trustee appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Series Trust or the trust constituted under the Class A-1 Note Trust Deed); or

  (d)  and the Issuer is otherwise desirable for any reason and:

    (i) is not in the opinion of the Class A-1 Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A-1 Noteholders; or

    (ii) if it is in the opinion of the Class A-1 Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class A-1 Noteholders the consent of a Special Majority (as hereinafter defined) of Class A-1 Noteholders is obtained.

      For the purpose of determining whether a Special Majority of Class A-1 Noteholders has consented to a modification, Class A-1 Notes which are beneficially owned by the Issuer or the Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Manager, will be disregarded. The Manager must give the Rating Agencies 5 Business Days' prior notice of any such modification. The Class A-1 Note Trustee will be entitled to assume that any proposed modification, other than a Payment Modification, will not be materially prejudicial to the interest of Class A-1 Noteholders if each of the Rating Agencies confirms in writing that if the modification is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the Class A-1 Notes by that Rating Agency.

      Pursuant to the Class A-1 Note Trust Deed, the Class A-1 Note Trustee may concur with the Issuer and the Manager in making or effecting any Payment Modification if and only if the consent has first been obtained of each Class A-1 noteholder to such Payment Modification.

      Any supplemental deed that effects any such modifications must conform to the requirements of the Trust Indenture Act and copies of any such supplemental deed must be distributed by the Issuer to the Class A-1 Noteholders in accordance with Condition 11.1 as soon as reasonably practicable after the modifications have been made.

      "Payment Modification" means any alteration, addition or revocation of any provision of the Class A-1 Note Trust Deed or the Class A-1 Notes (including the Conditions) which modifies: (a) the amount, timing, place, currency or manner of payment of principal or interest in respect of the Class A-1 Notes including, without limitation, any modification to the Stated Amount, Invested Amount, Interest Rate or Scheduled Maturity Date in respect of the Class A-1 Notes or to Conditions 6.9 and 7.2, clause 10 of the Series Supplement or clause 13 of the Security Trust Deed or which would impair the rights of Class A-1 Noteholders to institute suit for enforcement of such payment on or after the due date for such payment; (b) the definition of the term "Special Majority", clause 21.4 of the

Class A-1 Note Trust Deed or the circumstances in which the consent or direction of a Special Majority of Class A-1 Noteholders is required; (c) clause 6.1(a) of the Security Trust Deed; or (d) the requirements for altering, adding to or revoking any provision of the Class A-1 Note Trust Deed or the Class A-1 Notes (including the Conditions).

      "Rating Agency" has the same meaning as in the Series Supplement.

      "Special Majority" in relation to the Class A-1 Noteholders means Class A-1 Noteholders holding Class A-1 Notes with an aggregate Invested Amount of no less than 75% of the aggregate Invested Amount of all the Class A-1 Notes.

      For a further description of the modifications which constitute a Payment Modification see "Description of the Class A-1 Notes--Amendments to Class A-1 Notes and Class A-1 Note Trust Deed" of this prospectus.

  10.4 Waivers, etc.

      The Security Trustee may, in accordance with the Security Trust Deed and without the consent or sanction of the Voting Secured Creditors (but not in contravention of an Extraordinary Resolution of the Voting Secured Creditors), waive or authorise any breach or proposed breach or determine that any event that would otherwise be an Event of Default will not be treated as such if and in so far as in its opinion the interests of the Secured Creditors will not be materially prejudiced. Any such waiver, authorisation or determination shall be binding on the Secured Creditors and, if, but only if, the Security Trustee so requires, any such waiver, authorisation or determination will be notified to the Secured Creditors by the Manager in accordance with the Security Trust Deed.

      The Class A-1 Note Trustee may, and if directed to do so by a Majority of Class A-1 Noteholders must, on such terms and conditions as it may deem reasonable, without the consent of any of the Class A-1 Noteholders, and without prejudice to its rights in respect of any subsequent breach, agree to any waiver or authorisation of any breach or proposed breach of any of the terms and conditions of the Transaction Documents by the Issuer, the Manager or any other person which, unless the Class A-1 Note Trustee is acting on the direction of a Majority of Class A-1 Noteholders, is not, in the opinion of the Class A-1 Note Trustee, materially prejudicial to the interests of the Class A-1 Noteholders as a class. No such waiver, authorisation or determination may be made in contravention of any prior directions by a Majority (as hereinafter defined) of the Class A-1 Noteholders. Any such waiver, authorisation or determination will, if the Class A-1 Note Trustee so requires, be notified to the Class A-1 Noteholders in accordance with Condition 11.1 by the Issuer as soon as practicable after it is made.

      "Majority" in relation to the Class A-1 Noteholders means Class A-1 Noteholders holding Class A-1 Notes with an aggregate Invested Amount of greater than 50% of the aggregate Invested Amount of all the Class A-1 Notes.

  10.5 Indemnification and Exoneration of the Class A-1 Note Trustee and the Security Trustee

      The Class A-1 Note Trust Deed and the Security Trust Deed contain provisions for the indemnification of the Class A-1 Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the Securities unless indemnified to their satisfaction. Each of the Class A-1 Note Trustee and the Security Trustee is entitled, subject in the case of the Class A-1 Note Trustee to the mandatory provisions of the Trust Indenture Act, to enter into business transactions with the Issuer and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

      Subject to the mandatory provisions of the Trust Indenture Act, the Class A-1 Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Charged Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collections Account (as defined in the Series Supplement) from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, negligence, wilful default or breach of trust of the Class A-1 Note Trustee. The Security Trustee is not, nor is any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed, liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Security Trust Deed except for fraud, negligence or wilful default.

      Except in the case of fraud, negligence (except as specifically provided in the Trust Indenture Act), wilful default or breach of trust, and subject to the mandatory provisions of the Trust Indenture Act, the Class A-1 Note Trustee may act on the opinion or advice of, or information obtained from, any lawyer, valuer, banker, broker, accountant or other expert appointed by the Class A-1 Note Trustee, or by a person other than Class A-1 Note Trustee, where that opinion, advice or information is addressed to the Class A-1 Note Trustee or by its terms is expressed to be capable of being relied upon by the Class A-1 Note Trustee. Except as provided above, the Class A-1 Note Trustee will not be responsible to any Class A-1 noteholder, amongst others, for any loss occasioned by so acting in reliance on such advice. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Class A-1 Note Trustee will not be liable to any Class A-1 noteholder, amongst others, for acting on any opinion, advice or information conforming with any applicable requirements of the Class A-1 Note Trust Deed or the Trust Indenture Act and purporting to be conveyed by such means even though it contains some error which is not a manifest error or is not authentic.

11. Notices

  11.1 General

      All notices, other than notices given in accordance with the following paragraph and Condition 11.2, to Class A-1 Noteholders will be deemed given if in writing and mailed, first-class, postage prepaid to each Class A-1 noteholder, at his or her address as it appears on the Class A-1 Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A-1 Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A-1 noteholder will affect the sufficiency of such notice with respect to other Class A-1 Noteholders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

      A notice may be waived in writing by the relevant Class A-1 noteholder, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Class A-1 Noteholders will be filed with the Class A-1 Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

      Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

      In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Class A-1 Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer directs the Class A-1 Note Trustee will be deemed to be a sufficient giving of such notice.

  11.2 Class A-1 Note Information

      Any notice specifying a Quarterly Distribution Date, an Interest Rate in relation to the Class A-1 Notes, a Class A-1 Interest Amount, a Class A-1 Principal Amount (or the absence of a Class A-1 Principal Amount), an Invested Amount, a Stated Amount, a Class A-1 Note Factor in relation to the Class A-1 Notes, or any other matter permitted to be given in accordance with this Condition 11.2, will be deemed to have been duly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the electronic information system made available to its subscribers by Bloomberg, L.P. or another similar electronic reporting service approved by the Class A-1 Note Trustee in writing and notified to Class A-1 Noteholders pursuant to Condition 11.1 (the "Relevant Screen"). Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition will be given in accordance with Condition 11.1.

  11.3 Quarterly Servicing and Other Reports

      The Manager must deliver a Quarterly Servicing Report for each Accrual Period to the Class A-1 Note Trustee, the Principal Paying Agent, the Issuer and each Class A-1 noteholder on the Business Day preceding the Quarterly Distribution Date on the last day of the Accrual Period in accordance with Condition 11.1 and, for so long as the Class A-1

Notes are listed on the Official List of the UKLA file each Quarterly Servicing Report with the UKLA as and when required by the rules of the UKLA.

      The Issuer and the Manager must, to the extent required by the rules and regulation of the Securities and Exchange Commission, forward to Class A-1 Noteholders, and such other persons as are required by the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Issuer or the Manager in accordance with the Securities and Exchange Act 1934 of the United States of America or the rules and regulations of the Securities and Exchange Commission.

      "Quarterly Servicing Report" in relation to a quarterly Accrual Period and the Quarterly Distribution Date at the end of that quarterly Accrual Period means a report which contains the following information:

    . the aggregate Invested Amounts and the aggregate Stated Amounts of each class of Securities on the first day of the relevant quarterly Accrual Period;

    . the amounts to be applied towards payment of interest and principal on each class of Securities on the relevant Quarterly Distribution Date;

    . the Available Income Amount (as defined in the Series Supplement) on the relevant Quarterly Distribution Date;

    . the aggregate of all Seller Advances made during the preceding Collection Period;

    . the Redraw Shortfall (as defined in the Standby Redraw Facility Agreement) in relation to the preceding Determination Date;

    . the Income Shortfall (as defined in the Series Supplement) in relation to the preceding Determination Date;

    . the Liquidity Facility Advance (as defined in the Series Supplement) in relation to that relevant Quarterly Distribution Date and the Liquidity Facility Principal (as defined in the Series Supplement) in relation to the preceding Determination Date;

    . the Available Principal Amount (as defined in the Series Supplement) in relation to that relevant Quarterly Distribution Date;

    . the Principal Collections in relation to that relevant Quarterly Distribution Date;

    .   the Standby Redraw Facility Advance in relation to that Distribution
        Date;

    . the Redraw Bond Amount (as defined in the Series Supplement) in relation to the preceding Determination Date;

    .   the Principal Charge-Off in relation to the preceding Determination
        Date;

    . the Other Principal Amounts (as defined in the Series Supplement) in relation to the preceding Determination Date;

    . the Principal Charge-Off Reimbursement in relation to the preceding Determination Date;

    . the Principal Charge-offs allocated to each class of Securities and the Standby Redraw Facility Principal with effect from that relevant Quarterly Distribution Date;

    . the Principal Charge-off Reimbursement allocated to each class of Securities and the Standby Redraw Facility Principal with effect from that relevant Quarterly Distribution Date;

    . the Class A-1 Note Factor and the Note Factor (as defined below) for each other class of Securities;

    . if the Basis Swap (as defined in the Series Supplement) has terminated, the Threshold Rate (as defined in the Series Supplement) on the preceding Determination Date;

    . the Interest Rate Swap (as defined in the Series Supplement with respect to the Class A-2 Notes, the Class B Notes and the Redraw Bonds) applying to each class of Securities for that quarterly Accrual Period;

    . scheduled payments of principal and prepayments of principal received on the Mortgage Loans forming part of the Assets of the Series Trust during the preceding Collections Period;

    . aggregate outstanding principal balance of the Mortgage Loans forming part of the Assets of the Series Trust being charged a fixed rate of interest and the aggregate outstanding principal balance of the Mortgage Loans forming part of the Assets of the Series Trust being charged a variable rate of interest as at opening of business on the preceding Determination Date; and

    . delinquency, mortgagee in possession and loss statistics, as determined by the Manager, with respect to the Mortgage Loans forming part of the Assets of the Series Trust as at opening of business on the preceding Determination Date.

      "Note Factor" in relation to a class of Securities and a Quarterly Distribution Date, means the aggregate of the Invested Amount of the class of Securities less all principal payments on that class of Securities to be made on that Quarterly Distribution Date, divided by the aggregate initial Invested Amount of that class of Securities.

      Further details of the cashflows of the Series Trust and the manner of determination of the defined terms relevant to those cashflows and set out in the Quarterly Servicing Report are contained in "Description of the Class A-1 Notes" of this prospectus.

  11.4 Consents in Writing

      All consents and approvals in these Conditions must be given in writing.

12. Limitation of liability of the Issuer

  (a) The Issuer enters into the Transaction Documents, and issues the Class A-1 Notes, only in its capacity as trustee of the Series Trust and in no other capacity (except where the Transaction Documents provide otherwise). A liability arising under or in connection with the Class A-1 Notes, the Transaction Documents or the Series Trust is limited to and can be enforced against the Issuer only to the extent to which it can be satisfied out of the assets and property of the Series Trust out of which the Issuer is actually indemnified for the liability. This limitation of the Issuer's liability applies despite any other provision of the Transaction Documents (other than paragraph (c) below) and extends to all liabilities and obligations of the Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents, the Class A-1 Notes or the Series Trust.

  (b) No person may sue the Issuer in respect of liabilities incurred by the Issuer in its capacity as trustee of the Series Trust other than as trustee of the Series Trust or seek the appointment of a receiver (except under the Security Trust Deed), a liquidator, an administrator or any similar person to the Issuer or prove in any liquidation, administration or similar arrangements of or affecting the Issuer (except in relation to the assets or property of the Series Trust).

  (c) The provisions of this Condition 12 will not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer's indemnification or exoneration out of the assets or property of the Series Trust as a result of the Issuer's fraud, negligence or wilful default.

  (d) The Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Series Trust. No act or omission of the Issuer (including any related failure to satisfy its obligations under the Transaction Documents or the Class A-1 Notes) will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Issuer under any Transaction Document (other than a person whose acts or omissions the Issuer is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of a Relevant Party or any other such person.

  (e) In exercising their powers under the Transaction Documents, each of the Security Trustee, the Class A-1 Note Trustee and the Class A-1 Noteholders must ensure that no attorney, agent, delegate, receiver or receiver and manager appointed by it in accordance with a Transaction Document has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (c).

  (f) The Issuer is not obliged to enter into any commitment or obligation under these Conditions or any other Transaction Document (including incur any further liability) unless the Issuer's liability is limited in a manner which is consistent with this Condition 12 or otherwise.

in a manner satisfactory to the Issuer in its absolute discretion. "Relevant Parties" means each of the Manager, the Sellers, the Servicer, the Agent Bank, each Paying Agent, the Class A-1 Note Trustee and the Hedge Providers (as those parties, which are not defined in these Conditions, are defined in the Series Supplement).

      The expression "fraud, negligence or wilful default" is to be construed in accordance with the Security Trust Deed.

      A summary of the definition of "wilful default" and further details of the manner in which the Issuer's liability is limited in relation to the Class A-1 Notes and the Series Trust are contained in "Description of the Transaction Documents--The Issuer Trustee" of this prospectus.

13. Governing Law

      The Class A-1 Notes and the Transaction Documents are governed by, and will be construed in accordance with, the laws of the State of New South Wales of the Commonwealth of Australia, except for the Underwriting Agreement and each credit support annex to the Currency Swap Agreements which are governed by, and will be construed in accordance with, New York law. Each of the Issuer and the Manager has in the Class A-1 Note Trust Deed irrevocably agreed for the benefit of the Class A-1 Note Trustee and the Class A-1 Noteholders that the courts of the State of New South Wales are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Class A-1 Note Trust Deed and the Class A-1 Notes.

                                     Agents

Principal Paying           The Bank of New York, New York Branch
Agent:                     Global Structured Finance
                           101 Barclay Street, 21W
                           New York, New York, 10286

Class A-1 Note Registrar:  The Bank of New York, New York Branch
                           Global Structured Finance
                           101 Barclay Street, 21W
                           New York, New York, 10286

                           or

                           c/o The Bank of New York, London Branch
                           Global Structured Finance
                           Corporate Trust Servicer
                           48th Floor
                           One Canada Square
                           London E14 5AL

Agent Bank:                The Bank of New York, New York Branch
                           101 Barclay Street, 21W
                           New York, New York, 10286

Paying Agent:              The Bank of New York, London Branch
                           Global Structured Finance
                           Corporate Trust Servicer
                           48th Floor
                           One Canada Square
                           London E14 5AL

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                         Series 2001-1G Medallion Trust

                                US$1,100,000,000

                                Mortgage Backed
                              Floating Rate Notes

                           [LOGO OF MEDALLION TRUST]

                               ----------------

                                   PROSPECTUS

                               ----------------

                              Salomon Smith Barney
                         Commonwealth Bank of Australia
                           Credit Suisse First Boston
                           Deutsche Banc Alex. Brown
                                    JPMorgan

                                 April 12, 2001

      You should rely only on the information contained in this prospectus. No one has been authorised to provide you with any other, or different information.

      The securities are not being offered in any state or jurisdiction where the offer is not permitted.

      Until July 12, 2001 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

      The Class A-1 notes will be offered by the underwriters, subject to prior sale, if and when they are issued to and accepted by them. The underwriters reserve the right to reject an order in whole or in part and to withdraw, cancel or modify the offer without notice. Delivery of the Class A-1 notes in book-entry form only will be made on or about April 20, 2001.

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